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Prudential Municipal Series Fund
--------------------------------

STATEMENT OF ADDITIONAL INFORMATION
DATED NOVEMBER 3, 2000

----------------------------------------------------------------
Prudential Municipal Series Fund (the Fund) is an open-end, management investment company, or mutual fund, consisting of eleven series--the Connecticut Money Market Series, the Florida Series, the Massachusetts Series, the Massachusetts Money Market Series, the New Jersey Series, the New Jersey Money Market Series, the New York Series, the New York Money Market Series, the North Carolina Series, the Ohio Series and the Pennsylvania Series (collectively, the Series). The objective of each series, other than the Connecticut Money Market Series, the Massachusetts Money Market Series, the New Jersey Money Market Series and the New York Money Market Series (collectively, the money market series), is to maximize current income that is exempt from federal and applicable state income taxes and, in the case of the New York Series, also New York City income taxes, consistent with the preservation of capital, and, in conjunction therewith, the series may invest in debt obligations with the potential for capital gain. The objective of the money market series is to provide the highest level of current income that is exempt from federal and applicable state income taxes and, in the case of the New York Money Market Series, also New York City income taxes, consistent with liquidity and the preservation of capital. There can be no assurance that any series' investment objective will be achieved. See "Description of the Fund, Its Investments and Risks."

The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, and its telephone number is (800) 225-1852.

This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectuses of each series of the Fund dated
November 3, 2000, copies of which may be obtained from the Fund upon request.

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MF117B
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                               TABLE OF CONTENTS

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                                                                PAGE
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
Fund History................................................     B-1
Description of the Fund, Its Investments and Risks..........     B-1
Investment Restrictions.....................................    B-33
Management of the Fund......................................    B-35
Control Persons and Principal Holders of Securities.........    B-38
Investment Advisory and Other Services......................    B-39
Brokerage Allocation and Other Practices....................    B-47
Capital Shares, Other Securities and Organization...........    B-49
Purchase, Redemption and Pricing of Fund Shares.............    B-50
Shareholder Investment Account..............................    B-59
Net Asset Value.............................................    B-64
Performance Information.....................................    B-65
Taxes, Dividends and Distributions..........................    B-70
  Distributions.............................................    B-70
  Federal Taxation..........................................    B-71
  State Taxation............................................    B-74
Description of Tax-Exempt Security Ratings..................    B-79
Financial Statements........................................      B-
Report of Independent Accountants...........................      B-
Appendix I..................................................     I-1
Appendix II.................................................    II-1
Appendix III................................................   III-1

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                                  FUND HISTORY

    Prudential Municipal Series Fund (the Fund) was organized under the laws of Massachusetts on May 18, 1984 as an unincorporated business trust, a form of organization that is commonly known as a Massachusetts business trust. The Fund consists of eleven separate series: the Connecticut Money Market Series, the Florida Series, the Massachusetts Series, the Massachusetts Money Market Series, the New Jersey Series, the New Jersey Money Market Series, the New York Series, the New York Money Market Series, the North Carolina Series, the Ohio Series and the Pennsylvania Series. A separate Prospectus has been prepared for each series. This Statement of Additional Information is applicable to all series.

    The Board of Trustees has recently approved proposals in which each of the
(i) Connecticut Money Market Series and Massachusetts Money Market Series will merge into Prudential Tax-Free Money Fund, Inc. and (ii) Massachusetts Series, North Carolina Series and Ohio Series will merge into Prudential National Municipals Fund, Inc. The proposals are subject to approval by the shareholders of the respective series. The shareholders' meeting with respect to the Massachusetts Series, North Carolina Series and Ohio Series is scheduled to occur on December 7, 2000. If approved, each of the Massachusetts Series, North Carolina Series and Ohio Series mergers is anticipated to occur on December 15, 2000. The shareholders' meeting with respect to the Connecticut Money Market Series and Massachusetts Money Market Series is anticipated to occur in March 2001. If approved, each of the Connecticut Money Market Series and Massachusetts Money Market Series is anticipated to occur in late March 2001. As of the close of business of the New York Stock Exchange on the date each respective merger is consummated, (i) shareholders of Connecticut Money Market Series and Massachusetts Money Market Series will receive the number of full and fractional Class A shares of Prudential Tax-Free Money Fund, Inc. that is equal in value to the net asset value of their shares of Connecticut Money Market Series or Massachusetts Money Market Series, as applicable, on that date, and
(ii) shareholders of Massachusetts Series, North Carolina Series and Ohio Series will receive the number of full and fractional Class A shares of National Municipals Fund, Inc. that is equal in value to the net asset value of their Class A, Class B or Class C shares of Massachusetts Series, North Carolina Series and Ohio Series, as applicable, on that date. On that date, Class Z shareholders of Massachusetts Series will receive the number of full and fractional Class Z shares of National Municipals Fund, Inc. that is equal in value to the net asset value of their Class Z shares. Each series that is merged into Prudential Tax-Free Money Fund, Inc. or Prudential National Municipals Fund Inc., as applicable, will cease to exist.

               DESCRIPTION OF THE FUND, ITS INVESTMENTS AND RISKS

    (a) CLASSIFICATION. The Fund is an open-end management investment company under the Investment Company Act of 1940, as amended (the Investment Company
Act). Each series is diversified except the Florida Series and the money market series, other than the New York Money Market Series.

    (b) AND (c) INVESTMENT STRATEGIES, POLICIES AND RISKS. The investment objective of each series and the principal investment policies and strategies for seeking to achieve the series' objective are set forth in the series' respective Prospectus. This section provides additional information on the principal investment policies and strategies of the series, as well as information on certain non-principal investment policies and strategies. There can be no assurance that any series will achieve its objective or that all income from any series will be exempt from all federal, state or local income taxes.

    Each series of the Fund, other than the money market series, will invest at least 70% of its total assets in "investment grade" tax-exempt securities which on the date of investment are rated within the four highest ratings of Moody's Investors Service (Moody's), currently Aaa, Aa, A, Baa for bonds, MIG 1, MIG 2, MIG 3, MIG 4 for notes, and Prime-1 for commercial paper, of Standard & Poor's Ratings Group (S&P), currently AAA, AA, A, BBB for bonds, SP-1, SP-2 for notes and A-1 for commercial paper or comparable ratings of another nationally recognized statistical rating organization (NRSRO). The Florida Series, Massachusetts Series, New Jersey Series, New York Series, North Carolina Series, Ohio Series and Pennsylvania Series each may invest up to 30% of its total assets in municipal obligations rated below Baa by Moody's or below BBB by S&P or comparable ratings of another NRSRO. The money market series will invest in securities which, at the time of purchase, have an effective remaining maturity of thirteen months or less and are of "eligible quality." "Eligible quality" for this purpose means a security: (i) rated in one of the two highest short-term rating categories by at least two

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NRSROs or, if only one NRSRO has rated the security, so rated by that NRSRO;
(ii) rated in one of the three highest long-term rating categories by at least two NRSROs or, if only one NRSRO has rated the security, so rated by that NRSRO; or (iii) if unrated, of comparable quality as determined in the manner described below. Each series may invest in tax-exempt securities which are not rated if, based upon a credit analysis by the investment adviser under the supervision of the Trustees, the investment adviser believes that such securities are of comparable quality to other municipal securities that the series may purchase. A description of the ratings is set forth under the headings "Description of Security Ratings" in each series' prospectus (other than the money market series) and "Description of Tax-Exempt Security Ratings" in this Statement of Additional Information. The ratings of Moody's and S&P and other NRSRO's represent the respective opinions of such firms of the qualities of the securities each undertakes to rate and such ratings are general and are not absolute standards of quality. In determining suitability of investment in a particular unrated security, the investment adviser will take into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, credit enhancement by virtue of letter of credit or other financial guaranty deemed suitable by the investment adviser and other general conditions as may be relevant, including comparability to other issuers.

    Under normal market conditions, each series will attempt to invest substantially all and, as a matter of fundamental policy, will invest at least 80% of the value of its assets in securities the interest on which is exempt from state and federal income taxes or the series' assets will be invested so that at least 80% of the income will be exempt from state and federal income taxes, except that, as a matter of fundamental policy, during normal market conditions the Florida Series', the New Jersey Series' and the New Jersey Money Market Series' assets will be invested so that at least 80% of their total assets will be invested in Florida Obligations (as defined in the Florida Series' Prospectus) and New Jersey Obligations (as defined in the New Jersey Series' and the New Jersey Money Market Series' Prospectuses), respectively, and except that, as a matter of fundamental policy, during normal market conditions the Connecticut Money Market Series' and the Massachusetts Money Market Series' assets will be invested so that at least 80% of their total assets will be invested in municipal securities which pay income exempt from federal income taxes. These latter securities primarily will be Connecticut Obligations (as defined in the Connecticut Money Market Series' Prospectus) and Massachusetts Obligations (as defined in the Massachusetts Money Market Series' Prospectus), respectively, unless the investment adviser is unable, due to the unavailability of sufficient or reasonably priced Connecticut Obligations and Massachusetts Obligations, respectively, that also meet the Series' credit quality and average weighted maturity requirements, to purchase Connecticut Obligations and Massachusetts Obligations, respectively. Each series will continuously monitor the 80% tests to ensure that either the asset investment or the income test is met at all times, except for temporary defensive measures during abnormal market conditions.

    As described above, each series except for the Florida Series and the money market series, other than the New York Money Market Series, is classified as a "diversified" investment company under the Investment Company Act. This means that with respect to 75% of these series' assets, (1) no series may invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government obligations) and (2) no series may own more than 10% of the outstanding voting securities of any one issuer. For purposes of calculating these 5% or 10% ownership limitations, the series will consider the ultimate source of revenues supporting each obligation to be a separate issuer. For example, even though a state hospital authority or a state economic development authority might issue obligations on behalf of many different entities, each of the underlying health facilities or economic development projects will be considered as a separate issuer. These investments are also subject to the limitations described in the remainder of this section.

    Because securities issued or guaranteed by states or municipalities are not voting securities, there is no limitation on the percentage of a single issuer's securities which a series may own so long as, with respect to 75% of the assets of each series other than the Florida Series and the money market series (except for the New York Money Market Series), it does not invest more than 5% of its total assets in the securities of such issuer (except obligations issued or guaranteed by the U.S. Government). As for the other 25% of a series' assets not subject to the limitation described above, there is no limitation on the amount of these assets that may be invested in a minimum number of issuers. Because of the relatively smaller number of issuers of investment-grade tax-exempt securities (or, in the case of the New York Money Market Series, high quality tax-exempt securities) in any one of these states, a series is more likely to use this ability to invest its assets in the securities of a single issuer than is an investment company which invests in a broad range of tax-exempt securities. Such concentration involves an increased risk of loss to a series should the issuer be unable to make interest or principal payments thereon or should the market value of such securities decline.

    From time to time, a series may own the majority of a municipal issue. Such majority-owned holdings may present additional market and credit risks.

    Each series will treat an investment in a municipal bond refunded with escrowed U.S. Government securities as U.S. Government securities for purposes of the Investment Company Act's diversification requirements provided: (i) the escrowed securities are "government securities" as defined in the Investment Company Act, (ii) the escrowed securities are irrevocably pledged only to payment of debt service on the refunded bonds, except to the extent there are amounts in excess of funds necessary for such debt service, (iii) principal and interest on the escrowed securities will be sufficient to satisfy all scheduled principal, interest and any premiums on the refunded bonds and a verification report prepared by a party acceptable to an NRSRO, or counsel to the holders of the refunded bonds, so verifies, (iv) the escrow agreement provides that the issuer of the refunded bonds grants and assigns to the escrow agent, for the equal and ratable benefit of the holders of the refunded bonds, an express first lien on, pledge of and perfected security interest in the escrowed securities and the interest income thereon, and (v) the escrow agent had no lien of any type with respect to the escrowed securities for payment of its fees or expenses except to the extent there are excess securities, as described in (ii) above.

    The Fund expects that normally no series will invest 25% or more of its total assets in any one sector of the municipal obligations market.

    A portion of the dividends and distributions paid on the shares of each series of the Fund may be treated as a preference item for purposes of the alternative minimum tax for individuals and corporations. Such treatment may cause certain investors, depending upon other aspects of their individual tax situation, to incur some federal income tax liability. In addition, corporations are subject to an alternative minimum tax which treats as a tax preference item 75% of a corporation's adjusted current earnings. A corporation's adjusted current earnings would include interest paid on municipal obligations and dividends paid on shares of the Fund. See "Taxes, Dividends and Distributions."

TAX-EXEMPT SECURITIES

    Tax-exempt securities include notes and bonds issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies and instrumentalities and the District of Columbia, the interest on which is exempt from federal income tax (except for possible application of the alternative minimum tax) and, in certain instances, applicable state or local income and personal property taxes. Such securities are traded primarily in the over-the-counter market.

    For purposes of diversification and concentration under the Investment Company Act, the identification of the issuer of tax-exempt bonds or notes depends on the terms and conditions of the obligation. If the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the obligation is backed only by the assets and revenues of the subdivision, such subdivision is regarded as the sole issuer. Similarly, in the case of an industrial development revenue bond or pollution control revenue bond, if the bond is backed only by the assets and revenues of the nongovernmental user, the nongovernmental user is regarded as the sole issuer. If in either case the creating government or another entity guarantees an obligation, the guaranty may be regarded as a separate security and treated as an issue of such guarantor.

    TAX-EXEMPT BONDS. Tax-exempt bonds are issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets, water and sewer works, and gas and electric utilities. Tax-exempt bonds also may be issued in connection with the refunding of outstanding obligations, to obtain funds to lend to other public institutions, or for general operating expenses.

    The two principal classifications of tax-exempt bonds are "general obligation" and "revenue." General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Private activity bonds that are municipal bonds are in most cases revenue bonds and do not generally constitute the pledge of the credit of the issuer of such bonds. The credit quality of private activity revenue bonds is usually directly related to the credit standing of the industrial user involved. There are, in addition, a variety of hybrid and special types of municipal obligations as well as numerous differences in the security of municipal bonds, both within and between the two principal classifications described above.

    Industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide various privately-operated facilities for business, manufacturing, housing, sports and pollution control and for airport, mass transit, port and parking facilities. The Internal Revenue Code restricts the types of industrial development bonds (IDBs) which qualify to pay interest exempt from federal income tax, and interest on certain IDBs issued after August 7, 1986 is subject to the alternative minimum tax. Although IDBs are issued by municipal authorities, they are generally secured by the revenues derived from payments of the industrial user. The payment of the principal and interest on IDBs is dependent solely on the ability of the user of the facilities financed by the bonds to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

    The interest rates payable on certain municipal bonds and municipal notes are not fixed and may fluctuate based upon changes in market rates. Municipal bonds and notes of this type are called "variable rate" obligations. The interest rate payable on a variable rate obligation is adjusted either at predesignated intervals or whenever there is a change in the market rate of interest on which the interest rate payable is based. Other features may include the right whereby the Fund may demand prepayment of the principal amount of the obligation prior to its stated maturity (a demand feature) and the right of the issuer to prepay the principal amount prior to maturity. The principal benefit of a variable rate obligation is that the interest rate adjustment minimizes changes in the market value of the obligation. As a result, the purchase of variable rate obligations should enhance the ability of a series to maintain a stable NAV per share and to sell an obligation prior to maturity at a price approximating the full principal amount of the obligation. For further discussion, see "Floating Rate and Variable Rate Securities" below.

    TAX-EXEMPT NOTES. Tax-exempt notes generally are used to provide for short-term capital needs and generally have maturities of one year or less. Tax-exempt notes may include:

        1. TAX ANTICIPATION NOTES. Tax Anticipation Notes are issued to finance working capital needs of municipalities. Generally, they are issued in anticipation of various seasonal tax revenues, such as income, sales, use and business taxes, and are payable from these specific future taxes.

        2. REVENUE ANTICIPATION NOTES. Revenue Anticipation Notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Programs.

        3. BOND ANTICIPATION NOTES. Bond Anticipation Notes are issued to provide interim financing until long-term financing can be arranged. In most cases, the long-term bonds then provide the money for the repayment of the Notes.

        4. CONSTRUCTION LOAN NOTES. Construction Loan Notes are sold to provide construction financing. Permanent financing, the proceeds of which are applied to the payment of Construction Loan Notes, is sometimes provided by a commitment by the Government National Mortgage Association (GNMA) to purchase the loan, accompanied by a commitment by the Federal Housing Administration to insure mortgage advances thereunder. In other instances, permanent financing is provided by commitments of banks to purchase the loan.

    FLOATING RATE AND VARIABLE RATE SECURITIES; INVERSE AND SECONDARY INVERSE FLOATERS. Each series may invest in floating rate and variable rate securities, including participation interests therein, subject to the requirements of the amortized cost valuation rule and other requirements of the Securities and Exchange Commission (the Commission) with respect to the money market series. Each series other than money market series may invest in inverse floaters and secondary inverse floaters. Floating rate securities normally have a rate of interest which is set as a specific percentage of a designated base rate, such as the rate on Treasury Bonds or Bills or the prime rate at a major commercial bank. The interest rate on floating rate securities changes

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whenever there is a change in the designated base interest rate. Variable rate securities provide for a specific periodic adjustment in the interest rate based on prevailing market rates and generally would allow the series to demand payment of the obligation on short notice at par plus accrued interest, which amount may, at times, be more or less than the amount the series paid for them. Some floating rate and variable rate securities have maturities longer than 397 calendar days but afford the holder the right to demand payment at dates earlier than the final maturity date. Such "long term" floating rate and variable rate securities will be treated as having maturities equal to the demand date or the period of adjustment of the interest rate whichever date is longer.

    An inverse floater is a debt instrument with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. A secondary inverse floater is an asset-backed security, generally evidenced by a trust or custodial receipt, the interest rate on which moves in the opposite direction of the interest rate on another security or the value of an index. Changes in the interest rate on the other security or index inversely affect the residual interest rate paid on such instruments. Generally, income from inverse floating rate bonds will decrease when short-term interest rates increase, and will increase when short-term interest rates decrease. Such securities have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes, as an illustration, in market interest rates at a rate that is a multiple (typically two) of the rate at which fixed-rate, long-term, tax-exempt securities increase or decrease in response to such changes. As a result, the market values of such securities generally will be more volatile than the market values of fixed-rate tax-exempt securities. To seek to limit the volatility of these securities, a series may, but is not required to, purchase inverse floating obligations with shorter-term maturities or which contain limitations on the extent to which the interest rate may vary. Inverse floaters represent a flexible portfolio management instrument that allows us to vary the degree of investment leverage relatively efficiently under different market conditions. The market for inverse floaters is relatively new.

    Each series may invest in participation interests in variable rate tax-exempt securities (such as certain IDBs) owned by banks. A participation interest gives a series an undivided interest in the tax-exempt security in the proportion that a series' participation interest bears to the total principal amount of the tax-exempt security and generally provides that the holder may demand repurchase within one to seven days. Participation interests frequently are backed by an irrevocable letter of credit or guarantee of a bank that the investment adviser, under the supervision of the Trustees, has determined meets the prescribed quality standards for a series. A series generally has the right to sell the instrument back to the bank and draw on the letter of credit on demand, on seven days' notice, for all or any part of a series' participation interest in the par value of the tax-exempt security, plus accrued interest. Each series intends to exercise the demand under the letter of credit only
(1) upon a default under the terms of the documents of the tax-exempt security,
(2) as needed to provide liquidity in order to meet redemptions or (3) to maintain a high quality investment portfolio. Banks will retain a service and letter of credit fee and a fee for issuing repurchase commitments in an amount equal to the excess of the interest paid by the issuer on the tax-exempt securities over the negotiated yield at which the instruments were purchased from the bank by a series. The investment adviser will monitor the pricing, quality and liquidity of the variable rate demand instruments held by each series, including the IDB's supported by bank letters of credit or guarantees, on the basis of published financial information, reports of rating agencies and other bank analytical services to which the investment adviser may subscribe. Participation interests will be purchased only if, in the opinion of counsel, interest income on such interests will be tax-exempt when distributed as dividends to shareholders.

    TAX-EXEMPT COMMERCIAL PAPER. Issues of tax-exempt commercial paper typically represent short-term, unsecured, negotiable promissory notes. These obligations are issued by agencies of state and local governments to finance seasonal working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, tax-exempt commercial paper is backed by lines of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions and is actively traded.

SPECIAL CONSIDERATIONS REGARDING INVESTMENTS IN TAX-EXEMPT SECURITIES

    From time to time, proposals have been introduced to limit the use, or tax and other advantages, of tax-exempt securities which, if enacted, could adversely affect each series' NAV and investment practices. Such proposals could also adversely affect the secondary market for high yield (junk) municipal securities, the financial condition of issuers of these securities and the value of outstanding high yield (junk) municipal securities. Reevaluation of each series' investment objective and structure might be necessary in the future due to market conditions which may result from future changes in state or federal law.

    Unlike many issues of common and preferred stock and corporate bonds which are traded between brokers acting as agents for their customers on securities exchanges, such securities are customarily purchased from or sold to dealers who are selling or buying for their own account. Most tax-exempt securities are not required to be registered with or qualified for sale by federal or state securities regulators. Since there are large numbers of tax-exempt securities of many different issuers, most issues do not trade on any single day. On the other hand, most issues are always marketable, since a major dealer will normally, on request, bid for any issue, other than obscure ones. Regional municipal securities dealers are frequently more willing to bid on issues of municipalities in their geographic area.

    The structure of the tax-exempt securities market introduces its own element of risk; a seller may find, on occasion, that dealers are unwilling to make bids for certain issues that the seller considers reasonable. If the seller is forced to sell, he or she may realize a capital loss that would not have been necessary in different circumstances. Because the net asset value of a series' shares reflects the degree of willingness of dealers to bid for tax-exempt securities, the price of a series' shares may be subject to greater fluctuation than shares of other investment companies with different investment policies.

    The following is a discussion of the general factors that might influence the ability of the issuers in the various states to repay principal and interest when due on the obligations contained in the portfolio of each series. Such information constitutes only a brief summary, does not purport to be a complete description, is derived from sources that are generally available to investors and is believed to be accurate, but has not been independently verified and may not be complete. General factors may not affect local issuers, such as counties or municipalities, or issuers of revenue bonds. Furthermore, the creditworthiness of general obligations of a state generally is unrelated to the creditworthiness with respect to the state's revenue obligations, obligations of local issuers in the state or obligations of other issuers.

    In August 1996, legislation reforming the welfare system was passed by Congress. In essence, it eliminated the federal guarantee of welfare benefits and leaves the determination of eligibility to the states. The federal government will provide block grants to the states for their use in the funding of benefits. Although states are not obligated to absorb any of the reductions, they may choose to do so. The consequences of such generosity may be adverse in the event of an economic downturn or a swelling in the ranks of beneficiaries. If a state feels compelled to offset lost benefits, the net effect is merely a shifting of the burden to the state and may affect its rating over time.

  CONNECTICUT

    Connecticut is a highly developed state with one of the highest per capital income levels in the country. According to projections made by the U.S. Department of Commerce through the year 2045, Connecticut is expected to continue to rank first in the nation in state per capita income throughout the projected period. During the past ten years, Connecticut's economy has become more diverse. Manufacturing employment in Connecticut has steadily decreased since the mid 1980s, while non-manufacturing employment has recovered most of its losses from its peak in the late 1980s. The export sector of manufacturing in Connecticut has assumed an increasingly important role. Connecticut's export of goods grew from 1993 to 1998 at an average annual rate of 5.2%. During the early 1990s, the State's unemployment rate rose from a low of 3% to approximately 7.5% during 1992. Since 1992, as the economy steadily improved, Connecticut's unemployment rate steadily declined to a low of 3.0% for 1999, which rate is below the national average of 4.2%.

    In 1992, the State constitution was amended to provide that the amount of general budget expenditures authorized for any fiscal year shall not exceed the estimated amount of revenue for such fiscal year. This amendment also provides for a cap on budget expenditures. Except for a declared state of emergency, the General Assembly is precluded from authorizing an increase in general budget expenditures for any fiscal year above the amount of general budget expenditures authorized for the previous fiscal year by a percentage that exceeds the greater of the percentage increase in personal income or the percentage increase in inflation.

    In 1992, the State acted to reduce the volatility of its budgetary operations by raising revenues, reducing expenditures and establishing a broader revenue base. Chief among these actions were the implementation of a 4.5% personal income tax. These actions permitted the State to achieve modest surpluses for fiscal years 1992 through 1999. In 1998 and 1999, a portion of the surpluses were used to provide cash rebates to Connecticut taxpayers.

    The adopted budget for fiscal year 1999-2000 anticipates unrestricted General Fund revenues of $10,646.0 million and General Fund expenditures of $10,581.6 million, resulting in a projected surplus of $64.4 million. The state Comptroller's General Fund financial statements released February 1, 2000, however, estimate an operating surplus for fiscal year 1999-2000 of $241.1 million. The adopted budget for fiscal year 2000-01 anticipates unrestricted General Fund revenues of $10,958.9 million and General Fund expenditures of $11,085.2 million, resulting in a projected surplus of $4.8 million for the fiscal year 2000-01.

    The adopted budget reflects the implementation of significant tax changes in 1998 and 1999 aimed at increasing corporate investment in various enterprise zones in Connecticut, including the allowance of tax credits for loans to employees and investments in affordable and low income housing and historic rehabilitation projects. To improve the business climate in the State and stimulate long-term job growth, legislation was also enacted to reduce Connecticut's corporate tax rate from the rate of 11.25% in 1995 to 7.5% by January 1, 2000 and to phase out corporate level tax on S corporations by the year 2001.

    As of October 27, 2000, Connecticut general obligations were rated AA by S&P.

  FLORIDA

    In 1980, Florida ranked seventh in population among the fifty states, having a population of 9.7 million people. The State has grown dramatically since 1980 and, as of April 1, 1998, Florida ranked fourth in the nation, with a population of 15 million. The service and trade sectors constitute Florida's largest employment sectors, with services currently accounting for 36% and trade accounting for 25.5% of the State's total non-farm employment. Florida's manufacturing jobs exist in the high-tech and high value-added sectors, such as electrical and electronic equipment, as well as printing and publishing. Since 1992, Florida's non-farm jobs have increased 24.6% while U.S. non-farm jobs have increased 15.9%. Florida's unemployment rate was consistently below that of the nation throughout the economic expansion of the 1980's. Because of the recession in the early 1990's, the pattern reversed. In the current economic expansion, Florida's unemployment rate has again been mostly below the nation's. In 1998, Florida's unemployment rate was 4.3%, compared to 4.5% for the U.S.

    South Florida, because of its location and involvement with foreign trade, tourism and investment capital, is particularly susceptible to international trade and currency imbalances and economic dislocations in Central and South America. The central and northern portions of the State are affected by problems in the agricultural sector, particularly in the citrus and sugar industries. Short-term adverse economic conditions may be experienced by the central and northern section of Florida, and in the State as a whole, due to crop failures, severe weather conditions such as hurricanes or other agriculture-related problems. In addition, the State economy has historically been somewhat dependent on the tourism and construction industries and is therefore sensitive to trends in those sectors.

    Under the State Constitution and applicable statutes, the State budget as a whole, and each separate fund within the State budget, must be kept in balance from currently available revenues during each State fiscal year (July 1 through June 30). Estimated General Revenue plus Working Capital and Budget Stabilization funds available total $20,604.9 million for 1990-00, an increase of 5.2% over revenues for 1998-99. Estimated Revenue of $18,758.6 million for fiscal year 1990-00 represents an increase of 4.8% over 1998-99. Estimated Revenues for fiscal year 2000-2001 of $19,320.7 million represent an increase of 3.1% over fiscal year 1999-00.

    Pursuant to a constitutional amendment which was ratified by the voters on November 8, 1994, the rate of growth in state revenues in a given fiscal year is limited to no more than the average annual growth rate in Florida personal income over the previous five years. Revenues collected in excess of the limitation are to be deposited into the Budget Stabilization Fund unless 2/3 of the members of both houses of the Legislature vote to raise the limit. The revenue limit is determined by multiplying the average annual growth rate in Florida personal income over the previous five years by the maximum amount of revenue permitted under the cap for the previous year. State revenues are defined as taxes, licenses, fees and charges for services imposed by the Legislature as well as revenue from the sale of lottery tickets. Included among the categories of revenues which are exempt from the proposed revenue limitation are revenues pledged to State Bonds.

    As of August 1, 2000, general obligations of the State of Florida were rated Aa2 by Moody's, AA+ by Standard & Poor's Rating Service and AA by Fitch, Inc. (Fitch).

    Many factors, including national, economic, social and environmental policies and conditions, most of which are not within the control of the State or local government, could affect or adversely impact on the State's financial condition.

  MASSACHUSETTS

    Massachusetts is a densely populated urban state with a well-educated population, comparatively high income levels, low rates of unemployment and a relatively diversified economy. The Massachusetts services sector is the largest sector in the Massachusetts economy, with significant concentrations in health care, information technology, knowledge creation, and financial services. According to the Bureau of Labor Statistics, as of July 2000 service occupations constituted approximately 36.3% of the total nonagricultural work force. Other industries that account for a significant share of employment in the Commonwealth are plastics, textile and apparel, industrial machinery and equipment, paper and paper related products, fabricated metals, and tourism. In August 2000, the unemployment rate was 2.4%, well below the national rate of 4.1%.

    The recession of the early 1990s had serious adverse effects on Massachusetts' financial operations and led to a massive accumulated deficit of $1.45 billion at the close of fiscal year 1990. In order to regain fiscal solvency, the Commonwealth sold a total of $1.4 billion in dedicated tax bonds secured by a portion of the Commonwealth's income tax proceeds as well as the full faith and credit general obligation pledge of the Commonwealth. In addition, since 1990, Massachusetts has adopted more conservative revenue forecasting procedures and has moderated spending growth, resulting in the achievement of budget surpluses in the eight consecutive years from 1992 to 1999. After a deposit of $229.1 million for fiscal year 1999, the Commonwealth's Stabilization Fund had a balance of $1.39 billion.

    In January 2000, citing the Commonwealth's economic growth, strong financial position and progress in reducing unfunded pension liabilities, S&P affirmed its "AA-" rating on outstanding debt issued by and for Massachusetts. In the same month, Moody's raised the Commonwealth's debt rating to "Aa2".

    The budget for fiscal year 2000, which was approved in November 1999, provided for anticipated tax revenues of $14.8 billion and total appropriations of approximately $20.77 billion. In July, the Commissioner of Revenue announced that preliminary tax revenues for fiscal year 2000, subject to a final audit, were $15.7 billion, up 9.9% from fiscal year 1999. Income and sales tax revenues exhibited strong growth, increasing 12.6% and 9.0%, respectively.

    In January 2000, Governor Cellucci submitted a budget of $21.3 billion for fiscal year 2001, an increase of 2.8% over fiscal year 2000 spending, with no major changes in spending priorities. The budget finally adopted in July 2000 provides for total spending of $21.6 billion.

    In early February 2000, the Massachusetts Turnpike Authority (MTA) announced that unforeseen cost overruns had increased the cost estimate for the Central Artery/Tunnel Project by $1.4 billion, to a total of $12.2 billion. A subsequent federal audit raised the estimate of total overruns to $1.9 billion. In May 2000, the Legislature adopted an emergency appropriation of $2.4 billion to cover the overruns and provide funding for other parts of the Commonwealth's road and bridge program. The plan is funded in part by reinstating motor vehicle registration fees and retaining driver's license fees that had been scheduled to be abolished. Additional funding will come by using capital funds and the budget surplus to pay down high-interest debt, generating an estimated $800 million.

    Governor Cellucci has been working actively to cut the Commonwealth's personal income tax rate to 5%, the rate in effect prior to the 1990s recession. An initiative will be on the ballot in November 2000 that, if approved, would roll back the rate over three years. Two other tax-cutting initiatives will also be submitted to voters in November, one granting tax credits for tolls and auto excise taxes, and the other making charitable contributions deductible for state tax purposes. The cost of the three tax cuts is estimated at $1.9 billion annually.

    In November 1980, voters in the Commonwealth approved a state-wide tax limitation initiative petition, commonly known as Proposition 2 1/2, to constrain levels of property taxation and to limit the charges and fees imposed on cities and towns by certain government entities, including county governments. The law is not a constitutional provision and accordingly is subject to amendment or repeal by the Legislature. Proposition 2 1/2 limits the property taxes that a Massachusetts city or town may assess in any fiscal year to the lesser of (i) 2.5% of the full and fair cash value of real estate and personal property therein and (ii) 2.5% over the previous fiscal year's levy limit plus any growth in the base from certain new construction and parcel subdivisions. In addition, Proposition 2 1/2 limits any increase in the charges and fees assessed by certain governmental entities, including county governments, on cities and towns to the sum of (i) 2.5% of the total charges and fees imposed in the preceding fiscal year, and (ii) any increase in charges for services customarily provided locally or services obtained by the city or town. The law contains certain override provisions and, in addition, permits certain debt servicings and expenditures for identified capital projects to be excluded from the limits by a majority vote, in a general or special election.

  NEW JERSEY

    During the past year a continuation of the national expansion, a strong business climate in New Jersey and positive developments in surrounding metropolitan areas were major sources of State economic growth. The State is enjoying a record long period of economic expansion which has generated strong consumer spending, job growth, and income increases, all of which are expected to continue. Personal income grew 5.8 percent in 1999, better than the
5.7 percent growth in 1998. The State's unemployment rate as of September 2000 was 3.8 percent, making it 36 consecutive months that the New Jersey rate has been below 5 percent. 1999 was a record setting year for the State in consumer spending. Sales exceeded $93.4 billion, representing a nearly 7 percent increase over 1998. The outlook for retailing remains robust and is forecast to increase by 4.8 percent in 2000 and 5.0 percent in 2001, as the economic expansion continues and inflation remains subdued.

    The principal sources of State revenue are sales, corporate and personal income taxes. The Constitution of the State prohibits the expenditure of funds in excess of the State's revenues and reserves. As a result, since the Constitution was adopted in 1947, New Jersey has always had a positive undesignated fund balance in its general fund at the end of the year.

    The favorable economy in New Jersey has been producing strong revenue growth. In 2000, for the fourth year in a row, the State Treasury reacted to the strong economic growth and increased its midyear revenue estimates above the amounts certified in the appropriations act. New Jersey estimates that it will finish fiscal year 2000 with total revenue of $19.766 billion, an increase of $1.56 billion over the total revenue collected during fiscal year 1999. The three largest taxes, Gross Income, Sales and Corporate Business Tax comprised over 72 percent of the State's revenue for fiscal year 1999 and are forecasted to yield $14.001 billion in revenue in fiscal year 2000.

    The State Treasury anticipates $20.927 billion in revenue during fiscal year 2001, a $1.61 billion increase (5.9 percent) over projections for fiscal year 2000. Much of this growth is attributable to robust growth in revenues collected through gross income tax, sales tax and the transfer inheritance tax. In addition, the Gross State Product increased to $327.3 billion in 1999, an increase of 5.9%. The New Jersey Council of Economic Advisors forecasts that the Gross State Product will continue this pace with increases of 5.4 percent in 2000 and 5.9 percent in 2001.

    The State budget for fiscal year 2001 is $21.431 billion, 7.4 percent higher than the adjusted appropriation level for fiscal year 2000. Anticipated revenues to support the fiscal year 2001 budget are estimated to be $21,125 billion, some $306 million less than recommended spending. The difference, or "structural deficit," would be made up by applying $306 million from this year's projected $1.176 billion year-end surplus toward next year's budget. The remaining
$870 million of the surplus would be carried as a budgeted surplus for the fiscal year 2001. The $870 million fiscal year 2001 surplus recommendation represents a higher surplus target than any previous proposed or enacted New Jersey budget. Of this surplus, approximately $720 million will be placed in the State's Surplus Revenue Fund (Rainy Day Fund).

    Through the end of the first quarter of 2000, the State's general obligation bonds were rated Aa1 by Moody's and AA+ by both S&P and Fitch.

  NEW YORK

    New York State is the third most populous state in the nation (behind California and Texas) and has a relatively high level of personal wealth and a diverse economy. It has the tenth largest economy in the world with a gross state product of nearly $600 billion. A declining proportion of the State's work force is engaged in manufacturing and an increasing proportion of its work force is engaged in service industries. This transition reflects a national trend.

    According to the Comptroller's 2000 Report on the Financial Condition of New York State, dated September 2000 (the Comptroller's Report), the State has experienced tremendous economic growth in New York City and the downstate region over the past few years which has fueled sizeable State year-end surpluses and some strengthening of its financial condition. The slower and much more modest growth in the rest of the State continues to be of concern, but the State's resources continue to be strong enough to afford investments that should help improve the business climate throughout the State. In 2000, the State's personal income is expected to rise by 2.91% (from $618 billion to $636 billion), according to the Comptroller's Report. The State's per person income continues to be higher than that of the national average, with the State ranking fourth highest in personal income per person in 1999, the same position it has held since 1993. From the first half of 1992--which marked the beginning of the current economic expansion--to the first half of 2000, the number of jobs in New York State grew by 11%, just over half of the 21.1 gain nationwide. The pace of State employment growth has however, picked up in recent years, according to the Comptroller's Report. The State's unemployment rate has improved from 5.3% to 4.3% as of June 2000, slightly higher than the national unemployment rate of 4.2%, although New York City continues to experience higher unemployment at 5.4%. For the six months ended June 2000, the State gained an average of 175,000 jobs, or 2.1%, compared to the same period in 1999, while the United States gained an average of 2,959,000 jobs or 2.3%, according to the Comptroller's Report. Most of New York's job growth occurred in the service industries, while manufacturing continued to lose jobs. According to the Comptroller's Report, the State's economy and tax base continues to be overly dependent on the financial services sector.

    For fiscal year 1999-2000, New York's General Fund had an operating surplus of $2.229 billion, according to the State of New York Comprehensive Annual Financial Report for fiscal year ended March 31, 2000 (the Annual Report). As a result, the General Fund reported an accumulated surplus of $3.925 billion at March 31, 2000, according to the Comptroller's Report. However, without the benefit of $4.7 billion of New York Local Government Assistance Corporation net bond proceeds between 1991 and 1995 and the use of $300 million of Dormitory Authority bond proceeds in 1996, the General Fund would have accumulated a deficit of $401 million, according to the Annual Report.

    According to the Annual Report, the State completed its fiscal year ended March 31, 2000 with a combined Governmental Funds operating surplus of $3.030 billion as compared to a combined Governmental Funds operating surplus for the preceding fiscal year of $1.323 billion. Governmental Funds account for most of the State's operations, including the General Fund, Federal programs, debt service and capital construction. The combined 1999-2000 operating surplus of $3.030 billion included operating surpluses in the General Fund of $2.229 billion, Special Revenue Funds of $665 million, Debt Service Funds of $38 million and Capital Projects

Funds of $98 million. As of March 31, 2000, the State had a balance in its Governmental Funds of $7.994 billion represented by liabilities of $15.916 billion and by assets available to liquidate such liabilities of $23.910 billion.

    According to the Comptroller's Report, the State's 2000 spending totaled $73.6 billion, a 3.6% increase of $2.6 billion from 1999. The 2000-01 budget provides for total state spending of $77.9 billion, an increase of 6.2% over 1999-2000 budgeted spending, which is more than twice the rate of inflation.

    As of October 31, 2000, S&P rates New York's outstanding general obligation bond rating of A+. Moody's Investors Service rates the state A2.

  NORTH CAROLINA

    The State is located on the Atlantic seacoast and is bordered by the states of South Carolina, Georgia, Tennessee and Virginia. The State has a land area, exclusive of waterways and lakes, of 48,718 square miles. During the period from 1980 to 1990 the State experienced a 12.9% increase in population, growing to 6,655,455 persons and maintaining its position as the tenth most populous state. According to the North Carolina Office of State Planning, the State's estimated population as of July 1999 was 7,658,145 and it estimated this population would reach 7,756,517 by July 2000. The State has six municipalities with populations in excess of 100,000.

    The economic profile of the State consists of a combination of industry, agriculture and tourism. Nonagricultural wage and salary employment accounted for approximately 3,866,100 jobs in 1999. Non-agricultural wage and salary employment accounted for approximately 3,666,800 jobs in 1997. The largest segment of jobs was approximately 802,700 in manufacturing. Based on July 1997 data from the United States Bureau of Labor Statistics, the State ranked tenth among the states in non-agricultural employment and eighth among the states in manufacturing employment. During the period from 1990 to 1998, per capita income in the State grew from $16,674 to $24,036, an increase of 44.2%. The Employment Security Commission estimated the seasonally adjusted unemployment rate in August 2000 to be 3.5% of the labor force, as compared with an unemployment rate of 4.1% nationwide. According to the Employment Security Commission, the labor force has grown from 2,855,200 in 1980 to 3,953,500 in 2000, an increase of 38.5%.

    North Carolina's economy continues to benefit from a vibrant manufacturing sector. Manufacturing firms employ approximately 21% of the total non-agricultural workforce. North Carolina has the fourth highest percentage of manufacturing workers in the nation. The State's annual value of manufacturing shipments totaled $156 billion in 1997, ranking the State eighth in the nation. The State leads the nation in the production of textiles, tobacco products, and furniture and is among the largest producers of electronics and other electrical equipment and industrial and commercial machinery and computer equipment.

    In 1998, the State ranked fourth in the nation after Michigan, California, Ohio, and New York in new corporate locations and expansions, with 1,044 announced new facilities and expansions. The State also ranked first in both new jobs and new location projects per one million residents for 1996-1998.

    In 1998 there was an unprecedented $8 billion in new corporate investment in the State, led by Nucor Corporation and Federal Express, with investments of approximately $300 million each. Total manufacturing investments increased 18.8 percent to 4.7 billion over 1997, and non-manufacturing investments more than doubled at $3.1 billion over 1997.

    More than 734 international firms have established a presence in the State. Charlotte is the second largest financial center in the country, based on assets of banks headquartered there. Bank of America, N.A., the nation's largest bank, is based in Charlotte. The strength of the State's manufacturing sector also supports the growth in exports. Foreign-owned firms invested more than $1 billion in the State in 1998, and created 7,173 new jobs. The 1997 annual statistics showed $18.0 billion in exports, tenth among the States in export trade.

    Agriculture is a basic element in the economy of the State. Gross agricultural income reached over $8.3 billion in 1997, placing the State eighth in the nation in gross agricultural income. The poultry industry is the leading source of agricultural income in the State, accounting for approximately 31% of gross agricultural income. The pork industry provides approximately 18% of the gross agricultural income. The tobacco industry remains important to the State providing approximately 14% of gross agricultural income. In 1997, the State also ranked third in the nation in net farm income.

    The diversity of agriculture in North Carolina and a continuing emphasis on marketing efforts have protected farm income from some of the wide variations that have been experienced in other states where most of the agricultural economy is dependent on a small number of agricultural commodities. North Carolina has the third most diversified agricultural economy in the nation.

    According to the State Commissioner of Agriculture, the State ranks first in the nation in the production of all tobacco, flue-cured tobacco, turkeys and sweet potatoes and second in hog production, trout and the production of Christmas trees and cucumbers for pickles. The State ranks third in poultry and egg products. In 1998 there were approximately 58,000 farms in the State. A strong agribusiness sector also supports farmers with farm inputs (agricultural chemicals and fertilizer, farm machinery and building supplies) and processing of commodities produced by farmers (vegetable canning and cigarette manufacturing). North Carolina's agricultural industry, including food, fiber and forest, contributes over $46 billion annually to the State's economy, accounts for nearly 25% of the State's income and employs approximately 22% of the State's work force.

    As stated in the August 27, 1999 Official Statement of the Department of State Treasurer relating to the State of North Carolina General Obligation Bonds, on November 23, 1998, 46 states' Attorneys General and the major tobacco companies signed a proposed settlement that reimburses states for smoking-related medical expenses paid through Medicaid and other health care programs. North Carolina could receive approximately $4.6 billion over the next 25 years. The settlement was approved in North Carolina by a Consent Decree in December 1998. On March 16, 1999, the General Assembly enacted a law approving the establishment of a foundation, to comply with the Consent Decree, to help communities in North Carolina hurt by the decline of tobacco farming. The court must review the law for compliance with the intent outlined in the Consent Decree. The foundation would receive 50 percent of the settlement. A trust fund for tobacco farmers and quota holders and a second trust fund for health programs, both to be created by the General Assembly, would each get twenty-five percent of the settlement.

    North Carolina is also one of the 14 states that has entered into a major settlement agreement with several cigarette manufacturers on behalf of tobacco growers and allotment holders. Approximately $1.9 billion of settlement payments (under the National Tobacco Growers Settlement Trust) are expected to be paid to North Carolina tobacco growers and allotment holders under this settlement agreement. Payments of this amount are expected to average $155 million per year over a 12-year period which began in 1999.

    The North Carolina Department of Commerce, Division of Tourism, Film and Sports Development, indicates that travel and tourism is increasingly important to the State's economy. Forty-four million visitors in 1999 contributed to the $11.9 billion travel and tourism economic impact for the state, a 5.8% increase over 1998. The North Carolina travel and tourism industry directly supports 198,200 jobs. Without these jobs generated by travel, North Carolina's unemployment rate would have been 5.2 percent higher.

    Moody's rates North Carolina general obligation bonds as Aaa (confirmed August 18, 2000) and S&P's rates such bonds as AAA (confirmed August 21, 2000).

  OHIO

    Generally, the creditworthiness of Ohio obligations of local issuers is unrelated to that of obligations of the State itself, and the State has no responsibility to make payments on those local obligations.

    As of October 31, 2000, Ohio general obligations were rated Aa1 by Moody's and AA+ by both Fitch and S&P.

    There may be specific factors that at particular times apply in connection with investment in particular Ohio obligations or in those obligations of particular Ohio issuers. It is possible that the investment may be in particular Ohio obligations, or in those of particular issuers, as to which those factors apply. However, the information below is intended only as a general summary, and is not intended as a discussion of any specific factors that may affect any particular obligation or issuer.

    While diversifying more into the service and other non-manufacturing areas, the Ohio economy continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity, as in many other industrially-developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the economy, with over half the State's area devoted to farming and approximately 16% of total employment in agribusiness.

    In prior years, the State's overall unemployment rate was commonly somewhat higher than the national figure. However, for most recent years the State average monthly rates were below the national rates (4.3% versus 4.5% in 1998). The rates were, however, 4.3% for the State in 1999 compared to a 4.2% national rate. The unemployment rate and its effects vary among geographic areas of the State.

    The State operates on the basis of a fiscal biennium for its appropriations and expenditures, and is precluded by law from ending its July 1 to June 30 fiscal year or fiscal biennium in a deficit position. Most State operations are financed through the General Revenue Fund (GRF), for which the personal income and sales-use taxes are the major sources. Growth and depletion of GRF ending fund balances show a consistent pattern related to national economic conditions, with the ending fiscal year balance reduced during less favorable and increased during more favorable economic periods. The State has well-established procedures for, and has timely taken, necessary actions to ensure resource/expenditure balances during less favorable economic periods. Those procedures included general and selected reductions in appropriations spending.

    The GRF appropriations acts for the 2000-01 biennium were passed in June 1999 and promptly signed (after selective vetoes) by the Governor. All necessary GRF appropriations for State debt service and lease rental payments then projected for the biennium were included in that act.

    The State's incurrence or assumption of debt without a vote of the people is, with limited exceptions, prohibited by current State constitutional provisions. The State may incur debt, limited in amount to $750,000, to cover casual deficits or failures in revenues or to meet expenses not otherwise provided for. The Constitution expressly precludes the State from assuming the debts of any local government or corporation. ( An exception is made in both cases for any debt incurred to repel invasion, suppress insurrection or defend the State in war.)

    By 16 constitutional amendments approved from 1921 to date (the latest adopted in 1999) Ohio voters authorized the incurrence of State debt and the pledge of taxes or excises to its payment. At October 5, 2000, $1.2 billion (excluding certain highway bonds payable primarily from highway use receipts) of this debt was outstanding or awaiting delivery. The only such State debt at that date still authorized to be incurred were portions of the highway bonds, and the following: (a) up to $100 million of obligations for coal research and development may be outstanding at any one time ($29.6 million outstanding);
(b) obligations for local infrastructure improvements, no more than $120 million of which may be issued in any calendar year (over $1.07 billion outstanding); and (c) up to $200 million in general obligation bonds for parks, recreation and natural resource purposes which may be outstanding at any one time ($131.4 million outstanding, with no more than $50 million to be issued in any one year).

    A constitutional amendment approved by the voters in 1999 authorizes State general obligation debt to pay costs of facilities for a system of common schools throughout the State ($130.1 million outstanding as of October 5, 2000) and facilities for state supported and assisted institutions of higher education ($150 million outstanding, with an additional $150 million in the process of sale).

    That 1999 amendment also provided that State general obligation debt and other debt represented by direct obligations of the State (including that authorized by the Ohio Public Facilities Commission and Ohio Building Authority, and some authorized by the Treasurer), may not be issued if future FY total debt service on those direct obligations to be paid from the GRF or net lottery proceeds exceeds 5% of total estimated revenues of the State for the GRF and from net State lottery proceeds during the FY of issuance.

    The Constitution also authorizes the issuance of State obligations for certain purposes, the owners of which do not have the right to have excises or taxes levied to pay debt service. Those special obligations include obligations issued by the Ohio Public Facilities Commission and the Ohio Building Authority, and certain obligations issued by the State Treasurer, over $5 billion of which were outstanding at October 5, 2000.

    State and local agencies issue obligations that are payable from revenues from or relating to certain facilities (but not from taxes). By judicial interpretation, these obligations are not "debt" within constitutional provisions. In general, payment obligations under lease-purchase agreements of Ohio public agencies (in which certificates of participation may be issued) are limited in duration to the agency's fiscal period, and are renewable only upon appropriations being made available for the subsequent fiscal period.

    Local school districts in Ohio receive a major portion (state-wide aggregate less than 50% in recent years) of their operating moneys from State subsidies, but are dependent on local property taxes, and in 127 districts (as of October 5, 2000) on voter-authorized income taxes, for significant portions of their budgets. Litigation, similar to that in other states, has been pending questioning the constitutionality of Ohio's system of school funding and compliance with the constitutional requirement that the State provide a "thorough and efficient system of common schools." In May 2000 the Ohio Supreme Court in a 4-3 decision concluded, as it had in 1997, that the State, even after crediting significant gubernatorial and legislative steps in recent years, did not comply with that requirement. It set as general base threshold requirements that every school district have enough funds to operate, an ample number of teachers, sound and safe buildings, and equipment sufficient for all students to be afforded an educational opportunity. The Court maintains continuing jurisdiction, and has scheduled for June 2001 further review by it of State responses to its ruling. With particular respect to funding sources, the Supreme Court repeated its conclusion that property taxes no longer may be the primary means of school funding in Ohio, noting that recent efforts to reduce that historic reliance have been laudable but in the Court's view insufficient. A small number of the State's 611 local school districts have in any year required special assistance to avoid year-end deficits. A now superseded program provided for school district cash need borrowing directly from commercial lenders, with diversion of State subsidy distributions to repayment if needed. Recent borrowings under this program totalled $87.2 million for 20 districts in fiscal year 1996 (including $42.1 million for one), $113.2 million for 12 districts in fiscal year 1997 (including $90 million to one for restructuring its prior loans), and $23.4 million for 10 districts in fiscal year 1998.

    For those few municipalities and school districts that on occasion have faced significant financial problems, there are statutory procedures for a joint State/local commission to monitor the fiscal affairs and for development of a financial plan to eliminate deficits and cure any defaults. (Similar procedures have recently been extended to counties and townships.) As of October 5, 2000, these "fiscal emergency" procedures applied to 6 cities and villages; and two municipalities were in preliminary "fiscal watch" status. As of October 5, 2000, a school district "fiscal emergency" provision applied to 10 districts, and three were on preliminary "fiscal watch" status.

    At present the State itself does not levy ad valorem taxes on real or tangible personal property. Those taxes are levied by political subdivisions and other local taxing districts. The Constitution has since 1934 limited to 1% of true value in money the amount of the aggregate levy (including a levy for unvoted general obligations) of property taxes by all overlapping subdivisions, without a vote of the electors or a municipal charter provision, and statutes limit the amount of that aggregate levy to 10 mills per $1 of assessed valuation (commonly referred to as the "ten-mill limitation"). Voted general obligations of subdivisions are payable from property taxes that are unlimited as to amount or rate.

    Although the State's revenue obligations or its political subdivisions may be payable from a specific project or source, including lease rentals, there can be no assurance that economic difficulties and the resulting impact on State and local governmental finances will not adversely affect the market value of municipal obligations held in the portfolio of the Ohio Series or the ability of the respective obligors to make required payments on or leases relating to such obligations.

  PENNSYLVANIA

    The Commonwealth of Pennsylvania is one of the most populous states, ranking sixth behind California, New York, Texas, Florida and Illinois. Pennsylvania has been historically identified as a heavy industry state, although, due to the decline of the steel, coal and railroad industries over the last thirty years, the Commonwealth's business environment has readjusted to reflect a more diversified industrial base. This economic readjustment was a direct result of a long-term shift in jobs, investment and workers away from the northeast

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part of the nation. Currently, the major sources of growth in Pennsylvania are in the service sector, which includes trade, medical, and health services, education and financial institutions. Pennsylvania's work force is estimated at
5.5 million people, ranking as the sixth largest labor pool in the nation.

    The five-year period ending with fiscal 1999 was a time of economic growth with modest rates of growth at the beginning of the period and larger increases during the most recent years. Throughout the period, inflation remained relatively low, helping to restrain expenditure growth. Favorable economic conditions helped total revenues and other sources rise at an average annual rate of 5.8% (6% on a "GAAP" basis) during the five-year period. Taxes increased at an average annual rate of 4.3% (4.2% on a "GAAP" basis) during the period. Expenditures and other uses during the fiscal 1995 through fiscal 1999 period rose at a 4.8% (5% on a "GAAP" basis) average annual rate.

    The 1999 fiscal year ended with an unappropriated surplus (prior to the transfer to the Tax Stabilization Reserve Fund) of $702.9 million, an increase of $214.2 million from June 30, 1998. Transfers to the Tax Stabilization Reserve Fund totaled $255.4 million for fiscal year 1999, consisting of $105.4 million representing the statutory 15% of the fiscal year-end unappropriated surplus and an additional $150 million from the unappropriated surplus authorized by the General Assembly. The $447.5 million balance of the unappropriated surplus was carried over to fiscal year 2000. The higher unappropriated surplus was generated by tax revenues that were $712.0 million (3.9%) above estimate and $61.0 million of non-tax revenue (18.4%) above estimate. A portion of the higher revenues and appropriation lapses were used for supplemental fiscal year 1999 appropriations totaling $357.8 million.

    At the end of the 2000 fiscal year the unappropriated surplus balance (prior to the transfer to the Tax Stabilization Reserve Fund) totaled $718.3 million, a $280.6 million increase from fiscal 1999 year-end. The gain was due to higher than anticipated revenues and appropriation lapses that were partially offset by additional supplemental appropriations and reserves for tax refunds. From that amount $107.7 million was deducted, representing the required transfer of 15% of the surplus to the Tax Stabilization Reserve Fund. The remaining $610.5 million fiscal year-end unappropriated surplus balance was carried over to the 2001 fiscal year. Commonwealth revenues for the 2000 fiscal year totaled
$20,256.7 million, an increase of 5.4% $1,030 million) over the prior fiscal year. Expenditures for the fiscal year (excluding pooled financing expenditures and net of appropriation lapses) were $19,171 million representing a 5.7% ($1,026 million), increase over the prior fiscal year.

    The General Fund budget for the 2001 fiscal year was approved by the General Assembly in May 2000. The enacted budget authorized $19,910.8 million of spending from estimated Commonwealth revenues of $19,314.8 million (net of estimated tax refunds and enacted tax changes and a property tax rebate). A draw down of most of the $610.5 million fiscal 2000 year-end unappropriated balance is intended to fund the $596.0 million difference between estimated revenues and authorized spending. The amount of spending authorized in the enacted budget is
2.5 percent over the total amount of spending authorized for fiscal 2000 of $19,426.3 million. Tax changes enacted for the fiscal 2001 budget and effective during the fiscal year are estimated to reduce Commonwealth revenues to the General Fund by $444.6 million. In addition, a non-recurring state-paid tax rebate to qualifying property owners equal to a portion of their fiscal year 1998-99 school district property taxes was included in the budget. Tax rebate payments to be made during the 2000-01 fiscal year are budgeted in the amount of $330 million.

    The estimate in the enacted budget for Commonwealth revenues to be received during fiscal year 2001 is based upon an economic forecast for real gross domestic product to grow at a 3.7% rate from the second quarter of 2000 to the second quarter of 2001. This rate of growth for real gross domestic product represents an expected slow-down in national economic growth compared to the rate of growth in fiscal 2000. The more modest economic growth rate is anticipated to be a response to a slower rate of consumer spending to a level consistent with personal income gains and by smaller increases in business investment as interest rates rise and profit gains are weak. The expected slower economic growth is not expected to cause an appreciable increase in the unemployment rate during the fiscal year. Inflation is expected to remain quite moderate during the period. Trends for the Pennsylvania economy are expected to maintain their current close association with national economic trends. Personal income growth is anticipated to remain slightly below that of the U.S., while the Pennsylvania unemployment rate is anticipated to be very close to the national rate. Commonwealth revenues (prior to adjustment for the estimated cost of enacted tax reductions) are projected to increase by 3.2% over fiscal 2000 receipts. Appropriations from Commonwealth funds in the enacted budget for fiscal 2001 are 2.5 percent over fiscal 2000 appropriations. Through
September 30, 2000, General Fund revenues have exceeded estimated revenues by $95.9 million (2.1%).

    As of October 9, 2000, general obligations of the Commonwealth were rated Aa3 by Moody's, AA by S&P and AA by Fitch.

    The current constitutional provisions relating to Commonwealth debt permit the issuance of the following types of debt: (i) debt to suppress insurrection or rehabilitate areas affected by disaster, (ii) electorate approved debt,
(iii) debt for capital projects subject to an aggregate debt limit of 1.75 times the annual average tax revenue of the preceding five fiscal years, and (iv) tax anticipation notes payable in the fiscal year of issuance. All debt except tax anticipation notes must be amortized in substantial and regular amounts. Outstanding general obligation debt totaled $5,014.9 million at June 30, 2000.

    Other state-related obligations include "moral obligations." Moral obligation indebtedness may be issued by the Pennsylvania Housing Financing Agency, a state-created agency which provides financing for housing for lower and moderate income families, and the Hospitals and Higher Education Facilities Authority of Philadelphia, a municipal authority organized by the City of Philadelphia to, among other things, acquire and prepare various sites for use as intermediate care facilities for the mentally retarded.

    The Commonwealth, through several of its departments and agencies, leases various real property and equipment. Some of these leases and their respective lease payments are, with the Commonwealth's approval, pledged as security for debt obligations issued by certain public authorities or other entities within the state. All lease payments payable by Commonwealth departments and agencies are subject to and dependent upon an annual spending authorization approved through the Commonwealth's annual budget process. The Commonwealth is not required by law to appropriate or otherwise provide monies from which the lease payments are to be made. The obligations to be paid from such lease payments are not bonded debt of the Commonwealth.

    In addition, certain Commonwealth-created organizations have statutory authority to issue debt for which Commonwealth appropriations to pay debt service thereon are not required. The debt of these organizations is funded by the assets of, or revenues derived from, the various projects financed and is not a statutory or moral obligation of the Commonwealth. Some of these agencies, however, are indirectly dependent on Commonwealth operating appropriations. In addition, the Commonwealth may choose to take action to financially assist these organizations. The Commonwealth also maintains pension plans covering state employees, public school employees and employees of certain state-related organizations.

    Pennsylvania's average annual unemployment rate was equivalent to the national average throughout the 1990s. Slower economic growth caused the unemployment rate in the Commonwealth to rise to 7.0% in 1991 and 7.6% in 1992. The resumption of faster economic growth resulted in an annual decrease in the Commonwealth's unemployment rate to 4.4% in 1999. From 1994 through 1999, Pennsylvania's annual average unemployment rate was below the Middle Atlantic Region's average, but slightly higher than that of the United States. As of August 2000, the seasonably adjusted unemployment rate for the Commonwealth was 4.0%.

    The Pennsylvania Intergovernmental Cooperation Authority ("PICA") was created by Commonwealth legislation in 1991 to assist Philadelphia in remedying fiscal emergencies. PICA is designed to provide assistance through the issuance of funding debt and to make factual findings and recommendations to Philadelphia concerning its budgetary and fiscal affairs. At this time, Philadelphia is operating under a five-year fiscal plan approved by PICA on May 16, 2000. No further bonds are to be issued by PICA for the purpose of financing a capital project or deficit as the authority for such bond sales expired in 1994. PICA's authority to issue debt for the purpose of financing a cash flow deficit expired in 1996. Its ability to refund existing outstanding debt is unrestricted. PICA had $959.4 million in Special Revenue bonds outstanding as of June 30, 2000.

    Pennsylvania municipalities and school districts are, with certain limitations, authorized to impose a variety of taxes. The real estate tax is the only tax authorized by law to be levied by all classes of local government in the state. Thus, property owners generally pay real estate taxes to three independent authorities--the county, the municipality and the school district.

    The Local Tax Enabling Act applicable to almost all political subdivisions in Pennsylvania, gives local governments (other than counties) and school districts in Pennsylvania a broad range of non-real estate tax sources. The taxes commonly in use include the earned income or wage tax, per capita taxes, occupation taxes, occupational privilege taxes, real estate transfer taxes, amusement and admission taxes and business gross receipts taxes (although the authority of political subdivisions to impose new business gross receipts taxes is limited). Counties are also permitted to impose intangible personal property taxes (although the constitutional validity of such taxes is presently the subject of litigation and no counties presently impose such taxes).

    In addition, the City and School District of Philadelphia have separate taxing authority to impose a variety of business taxes, wage taxes, income and other various taxes.

ADDITIONAL ISSUERS

  GUAM

    Guam is an unincorporated territory of the United States represented by an elected non-voting delegate to the U.S. House of Representatives. The island is governed by the Organic Act of 1950, which granted Guam the statutory local power of self-government and made Guamanians citizens of the United States. However, the U.S. controls the island's foreign and defense policies and plays a significant role in its economic affairs. As of the 1990 Census, Guam's population was 133,152. According to the Guam Annual Economic Review (1998-1999) published by the Guam Department of Commerce (Annual Review) the total population is projected to be 167,292 in 2000 an increase of 25.6%. In recent years, Governor Gutierrez has sought greater self-government for the island and has approached Congress with a proposal to change Guam's political status to that of a Commonwealth.

    Guam's economy depends on tourism revenues, U.S. federal and military spending and service industries. According to the Annual Review, in fiscal year 1998, the U.S. government allocated approximately $507 million for military operations in Guam, of which $319 million was allocated for wages and salaries and $160 million for military construction. However, the island has been affected by the downsizing of the U.S. military presence that has occurred since 1993, most notably the implementation of the Base Realignment and Closure Commission (BRACC) '95. In April 1995, the Naval Air Station, Agana, was officially closed, and control was transferred to the Government of Guam. According to the 1998-1999 Annual Review, the economic impact of base closures, unit transfers and scaling back of defense activities in Guam has resulted in estimated job losses of about 4,800 (3,500 federal civilian jobs and 1,300 military positions). In terms of lost income, cumulative current dollar loss of Gross Island Product for the period 1996-1999 has been estimated at $942 million. Total active duty military personnel increased 1.8%
(114 personnel) in 1998 from 1997, from 6,265 to 6,379. According to the Guam Economic Review Quarterly Report (October-December 1999) published by the Economic Research Center Guam Department of Commerce (Quarterly Report), the unemployment rate in June 1999 had increased to about 15.2%, up from 7.7% in March 1998. There were 60,440 employees on payroll in December, 1999. Of the 60,440 employees, 42,370 were in the private sector, 4,530 were employed by the Federal Government and 13,540 were in the Territorial Government.

    The Asian economic crisis, as well as damage from natural disasters such as Super Typhoon Paka, have disrupted the island's tourist business, which normally caters to more than a million visitors a year, mostly from Japan. According to a December 17, 1997 report by the Office of the Governor of Guam, Super Typhoon Paka cost Guam approximately $600 million. The Asian and Japanese recessions have reduced vacation package costs among many of Guam's visitor industry competitors, increased the relative cost of Guam vacation packages because of the devaluation of Asian currencies versus the U.S. dollar and seriously impacted consumer confidence among Guam's major Asian trading partners, which has resulted in a decline in investment and trade. According to the Annual Review, Guam's economy correlates with Asia's business cycle rather than that of the U.S., since more than 90% of its tourists come from Asia and about 60% of trade links are with Asia. The Asian economy as a whole is on the way to recovery. Guam's economy, as part of Asia, is beginning to experience the recovery of its primary industry, tourism. Given the improved performance in the second half of 1999 and the positive impact of regional recovery and the upturn in the Japan economy, the outlook for Guam's economy in 2000 has brightened. Visitor arrivals are expected to achieve a higher growth than 1999, while retail sales are projected to have a positive growth. According to the Quarterly Report, visitor arrivals increased to approximately 1,160,325 in calendar year 1999, a 2% increase over 1998. Construction is likely to continue declining but at a lower rate.

    However, some economic risks remain including if regional (especially Japan) recovery falters, the resulting decline in outbound traveling would exert a drag on Guam the economy again.

    New aggressive diversification policies in financial services, insurance and telecommunications will help to stabilize Guam's sustainability in relation to the other Asian economies. For example, in 1977, the Government of Guam enacted Public Law 23-109 which includes 100% abatement of gross receipt taxes on insurance premiums and other revenues.

    It has been reported that for fiscal year 1999, Guam is anticipating a deficit of $51.5 million for year-end 1999 and expects its accumulated general fund deficit to total $146.5 million by the end of calendar year 1999. In addition, it has been reported that Guam's government is planning to refinance the island's existing general obligation bonds and transfer certain retirement obligations to the retirement fund to reduce the accumulated total deficit to $130.5 million by the end of the year. The government is planning to reduce the accumulated deficit in 2000 to approximately $33.4 million by the sale and leaseback of certain property and the privatization of the telephone company.

    As of October 27, 2000, S&P maintained Guam's outstanding general obligation bond rating of BBB-. While we note that Guam is not a state but rather an unincorporated territory of the U.S., by comparison, most states' general obligations are rated AA by S&P.

  PUERTO RICO

    Puerto Rico enjoys a commonwealth status with the U.S. as a result of Public law 600, enacted by the U.S. Congress in 1950 and affirmed by a referendum in 1952. Residents of Puerto Rico are U.S. citizens. Puerto Rico's voters rejected U.S. statehood for the second time in six years in a local plebiscite held in December 1998, which is likely to close the debate of statehood for some time, according to an April 12, 1999 report of the Economist Intelligence Unit (EIU Report).

    Since World War II, Puerto Rico has transitioned from a poor, agrarian economy to a more urbanized manufacturing and service based economy. Personal income has increased per capita each year from 1994 to 1999 according to a report by the Government of Puerto Rico, Puerto Rico Industrial Development Company (PRIDCO). The average family income has also increased each year from 1993 to 1999 according to the report by PRIDCO. According to a July 27, 2000 EIU Report, during the first three quarters of fiscal year 1999-2000 (Puerto Rico's fiscal year is July through June,) total employment rose by 0.8% to 1,150,000, compared with the same period last year. The labor force as a whole, however, decreased by 1.1%, which is equivalent to an annual reduction of 14,000 jobs.

    As stated in the July 27, 2000 EIU Report, during the first three quarters of fiscal year 1999-2000, construction led economic growth as did, to a lesser extent, tourism. According to the May 15, 2000 EIU Report, stimulated this year by pre-electoral increase in public works, a 9.6% real growth in construction is anticipated in fiscal year 1999-2000. According to the same report, tourism, which has been strong in the local economy since 1994-95, is showing signs of weakness and is not anticipated to add much to overall growth. Although manufacturing output and exports have continued to grow at a moderate pace, jobs in manufacturing industries have continued to decline. Manufacturing output will continue to expand at 2-3%. This moderate growth will not, however, be enough to lower the current 12.5% unemployment rate.

    During the first nine months of fiscal year 1999/2000, government revenue reached $4.7 billion, a 10.2% increase. The May 15, 2000 EIU Report indicates that the official forecast is real GNP growth of 2.7% in fiscal year 1999/2000, 2.3% in fiscal year 2000-2001, mainly due to growth in the construction industry. A July 28, 2000 EIU Report indicates that the economy is anticipated to grow by 5.9% in calendar year 2000 after growing by 11.5% in the first quarter of 2000.

    The inflation rate shaved an average 5.2% increase in fiscal year 1998-1999. The inflation rate was expected to fall to 4% in fiscal year 1999-2000 with high food prices and heavy public spending according to a November 29, 1999 EIU Report.

    According to a July 27, 2000 EIU Report, an indication of the impact of increasing oil prices on the local economy is evident based on partial data on petroleum product imports. Between July 1999 and February 2000, NAPHTA importation reached 6.4 million barrels, valued at US $158.1 million. Naphta importation volume increased by 19.6% in comparison with the year-earlier period, while value rose 115.2% with the average price growing by 80%. While no data currently is available, crude petroleum imports usually double those of naphta.

    According to the November 29, 1999 EIU Report, local exports were
$34.9 billion during fiscal year 1998-1999, an increase of 15% from the previous fiscal year, while imports rose to $25.3 billion from $21.9 billion during the same period. According to the November 29, 1999 EIU Report, it was anticipated that during fiscal year 1999-2000, exports would decline to approximately
$30 billion, with imports decreasing to $23 billion.

    One of the principal sources of capital inflows in Puerto Rico is public-sector borrowing, which is usually in the form of debt placement in the US municipal bond market, according to the May 5, 1999 EIU Report. Puerto Rico has played a significant role in the municipal markets for decades; public-sector borrowing has averaged $1.4 billion per year during fiscal years 1992-93 through 1997-1998, with around one-quarter of this being incurred by the central and municipal governments and the rest going to public corporations.

    According to the Governor's Message on the Budget for Fiscal Year 2000-2001 (Message on the Budget) Puerto Rico's proposed budget for fiscal year 2000-2001 is $20.9 billion, a 9.16% or $1.7 million increase from the prior fiscal year. The budget allows for direct contributions to the municipalities totaling $338 million. 4.7% of the budget will pay for government operations. Debt service will be at $2.3 million, or 11.2% of the total budget. During the past two decades, the public debt has fluctuated between 9 and 13.2%. As of the time of the Message on the Budget, it stood at 9%, the second lowest percentage in 19 years. For the current fiscal year, the extra-constitutional debt has been reduced by $657 million. It currently stands at $3 million, and during the year 2001 it is projected to drop to $2.8 million.

    The Message on the Budget indicates a proposed estimate of $7.5 million, with respect to revenues to the General Fund, an increase of $462 million than was estimated last year. At the close of fiscal year 1999-2000, the General Fund's fiscal base shall have increased by 82.4%, with average annual growth of 7.8%.

    Various measures in issuing bonds have permitted the government to refinance $12 billion, reaching savings in excess of $640 million, according to the Message on the Budget.

    The November 29, 1999 EIU Report indicates that multinational companies have been reassessing Puerto Rico's appeal as an investment site due to Mexico's NAFTA advantages, the extension of the U.S. federal minimum wage to Puerto Rico, and the loss of federal tax breaks under Section 936 of the US Tax Code for United States companies operating in Puerto Rico. However, according to a March 31, 1999 EIU Report, many companies have taken advantage of new local tax incentives which are aimed at counteracting problems associated with the Section 936 phase-out. In addition, tourism and large government infrastructure projects continue to spur offshore interest, according to the November 29, 1999 EIU Report. Now, Puerto Rican development plans focus on enticing high-tech industry and tourism. The Economic Development and Commerce Department announced in January 1999 that it plans to spend $20 million annually to promote a high-technology corridor industrial complex between Aguadilla and Mayaguez. Additionally, the Puerto Rico Government has begun privatization of industries, such as the sale of Puerto Rico Telephone in July 1998.

    As of October 27, 2000, Puerto Rico's general obligations were rated A by S&P. As of October 31, 2000 Moody's rates the Commonwealth Baa1.

  UNITED STATES VIRGIN ISLANDS

    The Virgin Islands, comprised of St. Thomas, St. Croix and St. John, form an incorporated territory of the United States. The residents were granted a measure of self-government by the Organic Act, as revised in 1954. The Virgin Islands are heavily dependent on links with the U.S. mainland and more than 90% of the trade is conducted with Puerto Rico and the United States.

    The Territorial Government plays a vital role in the economy of the Virgin Islands. Since governmental services must be provided on three separate islands, the duplication of effort results in an unusually large public sector. Federal and local government constituted about 33% of all nonagricultural jobs in 1999. Federal government jobs have remained relatively unchanged at 877 and Territorial Government jobs have declined by 2.4% to 12,566 from 12,876 in 1998. Total government employment declined by 2% in 1999 to 13,438 from 13,753 in 1998. According to an April 2000 report by the Bureau of Economic Research of the Government Development Bank for the Virgin Islands (BER), public sector employment is expected to decrease mainly as a result of a mandated 10% reduction in local government employment. Federal government jobs are expected to remain unchanged.

    Tourism is the predominant source of employment and income of the Virgin Islands. After experiencing four consecutive years of growth and a record
2.1 million visitors in 1998, activity in the tourism sector slowed in 1999 mainly due to a reduction in the number of cruise ship calls. In 1999, the Virgin Islands recorded 2.0 million visitors, a decrease of about 8% over the 1998 total. This decrease was mainly due to a drop in cruise ship passenger arrivals that totaled 1.4 million in 1999, representing a decrease of 13% over the 1998 total of 1.6 million. Cruise ship business declined because of damage caused by hurricanes. BER is forecasting the rate of cruise passenger arrivals to rebound in fiscal year 2001 to record levels with the introduction of new mega-vessels and to increase by 8% to 1.6 million. During calendar year 1999, overnight visitors increased, by 7.1% over 1998 to 560,133, which is partially attributable to the introduction of additional seats into the Virgin Islands on both chartered and scheduled air services. The weekly direct flight seats grew to 13,099 seats, 5.1% over the 12,466 total in 1998, although the weekly direct seat capacity is still below the 17,000 seat average during the peak 1994-95 years. The rate of air arrivals is expected to grow by 5% in fiscal year 2001. March 1999 through April 2000 air arrivals totaled 172,699 up 2% over the corresponding period in 1998. Hotels and condominiums available for rental declined marginally in 1999 to 4,849 from 4,929 in 1998. The territory's hotel occupancy rate was up 3.0% from 1998 to 56% in 1999. However, the hotel occupancy rate is still low when compared to averages of 60% prior to 1996. BER forecasts hotel occupancy to improve with an increase in overnight visitors.

    There was a total of 40,993 non-agricultural jobs in the territory in 1999 compared to 41,668 jobs in 1998 a decrease of about 2% percent. Job losses, especially in the private sector, have reduced employment to a level not seen since 1987. The private sector has lost just over 1% or approximately 381 jobs in 1999 to 27,554 from 27,935 in 1998. The decline in 1999 reflected job losses mainly in the private sector in tourist related business. The Virgin Island's overall unemployment rate increased from 6.4% in 1998 to 7% in 1999. St. Croix's unemployment rate increased from 7.6% in 1998 to 8.4% in 1999. St. Thomas and St. John, also registered an increase in the unemployment rate from 5.6% in 1998 to 6.1% in 1999. The overall increase in unemployment has been attributed in part to a continuing lack of new business ventures and consequently, job opportunities as well as job losses in retail trade including those that cater to tourists, with respect to St. Thomas and St. John. For the first quarter of calendar year 1999, the territory's unemployment rate remained steady at 6.7%. According to the BER, the number of jobs is expected to grow during fiscal year 2001 by as much as 6% due to the opening of the Divi Carina Bay Resort and Casino on St. Croix, and new public and private--sector construction projects, as well as temporary jobs created by the VI 2000 Census.

    There were 2,427 manufacturing jobs in 1999, up slightly from 2,418 jobs in 1998, pushing manufacturing employment to its highest level since 1995. In 1998, Petroleos de Venezuela (PDVSA) bought 50 percent of the Hess oil refinery on St. Croix. Hess and PDVSA (renamed Hovensa) agreed to share the cost of building a $500 million plant to refine crude oil. Construction of the plant is expected to take three years and increase the refinery's daily oil production by 50,000 barrels. Current production averages about 430,000 barrels per day. The BER foresees a 3% growth in employment in the manufacturing sector during fiscal year 2001, with increased activity at Hovensa, although significant increases will not occur until the construction of the coker.

    The construction sector is expected to continue to grow, as indicated by the value of permits issued. The construction of roads, the extension of the Rohlsen Airport, the expansion of Wico dock, new hotel expansion and the coker construction are among the projects expected to boost construction jobs by as much as 13% during fiscal year 2001.

    According to an October 12, 1999 report of the U.S. Newswire, the Virgin Islands is facing a long-term deficit of over $1 billion and an expected deficit of $98 million for 1999 alone. A July 29, 1999 report of the Agence France Presse states that the financial difficulties of the Virgin Islands are due to its growing public sector, a series of three hurricanes in the 1990s, and inefficient management by the government over the years. The October 12, 1999 report further states that the U.S. Secretary of the Interior and the Governor of the Virgin Islands have signed a Memorandum of Understanding which addresses the Virgin Islands' financial difficulties and need for fiscal austerity. The Memorandum of Understanding sets forth certain measures the Governor has agreed to implement, effective October 1, 1999, and pledges the federal government's (Department of the Interior's) support for local initiatives to achieve fiscal recovery and stability in the Virgin Islands.

    As of October 31, 2000, S&P assigned no general obligation/issuer-level rating to the Virgin Islands as a whole.

PUT OPTIONS

    Each series may acquire put options (puts) giving the series the right to sell securities held in the series' portfolio at a specified exercise price on a specified date. Such puts may be acquired for the purpose of protecting the series from a possible decline in the market value of the securities to which the put applies in the event of interest rate fluctuations and, in the case of liquidity puts, to shorten the effective maturity of the underlying security. The aggregate value of the premiums paid to acquire puts held in a series' portfolio (other than liquidity puts) may not exceed 10% of the net asset value of such series. The acquisition of a put may involve an additional cost to the series compared to the cost of securities with similar credit ratings, stated maturities and interest coupons, but without applicable puts. This increased cost may be paid by way of a premium for the put, by payment of a higher purchase price for securities to which the put is attached or through a lower effective interest rate.

    In addition, there is a credit risk associated with the purchase of puts in that the issuer of the put may be unable to meet its obligation to purchase the underlying security. Accordingly, each series will acquire puts only under the following circumstances: (1) the put is written by the issuer of the underlying security and such security is rated within the four highest quality grades (two highest grades for the money market series) as determined by an NRSRO; or
(2) the put is written by a person other than the issuer of the underlying security and such person has securities outstanding which are rated within such four (or two for the money market series) highest quality grade of such rating services; (3) the put is backed by a letter of credit or similar financial guarantee issued by a person having securities outstanding which are rated within the two highest quality grades of an NRSRO or (4) for the money market series, the put is unrated, but (i) the put is written by a person that, directly or indirectly, controls, is controlled by or is under common control with the issuer of the underlying security (other than a sponsor of a special purpose entity with respect to an asset backed security), (ii) the put relates to a fully collateralized repurchase agreement, (iii) the put is backed by the U.S. Government or (iv) the put is not relied upon for quality, maturity or liquidity purposes.

    One form of transaction involving liquidity puts consists of an underlying fixed rate municipal bond that is subject to a third party demand feature or "tender option." The holder of the bond would pay a "tender fee" to the third party tender option provider, the amount of which would be periodically adjusted so that the bond/ tender option combination would reasonably be expected to have a market value that approximates the par value of the bond. This bond/tender option combination would therefore be functionally equivalent to ordinary variable or floating rate obligations and the Fund may purchase such obligations subject to certain conditions specified by the Commission.

HEDGING AND RETURN ENHANCEMENT STRATEGIES

    Each series (other than the money market series) is authorized to purchase and sell certain derivatives, including financial futures contracts (futures contracts), options on futures contracts and interest rate swaps for the purpose of attempting to hedge its investment in municipal obligations against fluctuations in value caused by changes in prevailing market interest rates, attempting to hedge against increases in the cost of securities the series intends to purchase and in certain cases, attempting to enhance return. A series, and thus an investor, may lose money through unsuccessful use of these strategies. The successful use of futures contracts, options on futures contracts and interest rate swaps by a series involves additional transaction costs, is subject to various risks and depends upon the investment adviser's ability to predict the direction of the market and interest rates. A series' ability to use these strategies may be limited by various factors, such as market conditions, regulatory limits and tax considerations, and there can be no assurance that any of these strategies will succeed. If new financial products and risk management techniques are developed, a series may use them to the extent consistent with its investment objective and policies.

    Each series engaging in futures contracts and options thereon as a hedge against changes resulting from market conditions in the value of securities which are held in the series' portfolio or which the series intends to purchase will do so in accordance with the rules and regulations of the Commodity Futures Trading Commission (the CFTC). The series also intend to engage in such transactions when they are economically appropriate for the reduction of risks inherent in the ongoing management of the series. A series may purchase and sell futures contracts and options thereon for bona fide hedging transactions, except that a series may purchase and sell futures contracts and options thereon for any other purpose to the extent that the aggregate initial margin and option premiums do not exceed 5% of the liquidation value of the series' total assets. In addition, a series may not purchase or sell futures contracts or purchase options thereon if, immediately thereafter, the sum of initial and net cumulative variation margin on outstanding futures contracts, together with premiums paid on options thereon, would exceed 20% of the total assets of the series. There are no limitations on the percentage of a portfolio which may be hedged and no limitations on the use of a series' assets to cover futures contracts and options thereon, except that the aggregate value of the obligations underlying put options will not exceed 50% of a series' assets.

    FUTURES CONTRACTS. A futures contract obligates the seller of a contract to deliver to the purchaser of a contract cash equal to a specific dollar amount times the difference between the value of a specific fixed-income security or index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying securities is made. A series will engage in transactions in only those futures contracts and options thereon that are traded on a commodities exchange or a board of trade.

    Each series (except for the money market series) may engage in transactions in financial futures contracts as a hedge against interest rate related fluctuations in the value of securities which are held in the investment portfolio or which the series intends to purchase. A clearing corporation associated with the commodities exchange on which a futures contract trades assumes responsibility for the completion of transactions and guarantees that open futures contracts will be closed. Although interest rate futures contracts call for actual delivery or acceptance of debt securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery.

    A series neither pays nor receives money upon the purchase or sale of a futures contract. Instead, when the futures contract is entered into, each party deposits with a broker or in a segregated account approximately 5% of the contract amount, called the initial margin. Initial margin in futures transactions is different from margin in securities transactions in that futures contract initial margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, initial margin is in the nature of a good faith deposit on the contract which is returned to a series upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments to and from the broker, called variation margin, will be made on a daily basis as the price of the underlying security or index fluctuates, making the long and short positions in the futures contracts more or less valuable, a process known as "marking to the market".

    When a series purchases a futures contract, it will maintain an amount of cash or other liquid assets, marked-to-market daily, in a segregated account, so that the amount so segregated plus the amount of initial and variation margin held in the account of its broker equals the market value of the futures contract, thereby ensuring that the use of such futures contract is unleveraged. A series that has sold a futures contract may cover that position by owning the instruments underlying the futures contract or by holding a call option on such futures contract. A series will not sell futures contracts if the value of such futures contracts exceeds the total market value of the securities of the series. It is not anticipated that transactions in futures contracts will have the effect of increasing portfolio turnover.

    Currently, futures contracts are available on several types of fixed-income securities, including U.S. Treasury Bonds and Notes, Government National Mortgage Association modified pass-through mortgage-backed securities, three-month U.S. Treasury Bills and bank certificates of deposit. Futures contracts are also available on a municipal bond index, based on THE BOND BUYER Municipal Bond Index, an index of 40 actively traded municipal bonds. Each series may also engage in transactions in other futures contracts that become available, from time to time, in other fixed-income securities or municipal bond indexes and in other options on such contracts if the investment adviser believes such contracts and options would be appropriate for hedging investments in municipal obligations.

    OPTIONS ON FINANCIAL FUTURES. Each series (other than the money market series) may purchase call options and write put and call options on futures contracts and enter into closing transactions with respect to such options to terminate an existing position. Each series will use options on futures in connection with hedging strategies.

    An option on a futures contract gives the purchaser the right, but not the obligation, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call or a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing price of the futures contract on the expiration date. Currently, options can be purchased or written with respect to futures contracts on U.S. Treasury Bonds, among other fixed-income securities, and on municipal bond indexes on the Chicago Board of Trade. As with options on debt securities, the holder or writer of an option may terminate his or her position by selling or purchasing an option of the same series. There is no guaranty that such closing transactions can be effected.

    When a series hedges its portfolio by purchasing a put option, or writing a call option, on a futures contract, it will own a long futures position or an amount of debt securities corresponding to the open option position. When a series writes a put option on a futures contract, it may, rather than establish a segregated account, sell the futures contract underlying the put option or purchase a similar put option.

    LIMITATIONS ON PURCHASE AND SALE. Under regulations of the Commodity Exchange Act, investment companies registered under the Investment Company Act are exempted from the definition of commodity pool operator, subject to compliance with certain conditions. The exemption is conditioned upon a series' purchasing and selling financial futures contracts and options thereon for BONA FIDE hedging transactions, except that a series may purchase and sell futures contracts and options thereon for any other purpose to the extent that the aggregate initial margin and option premiums do not exceed 5% of the liquidation value of the series' total assets. Each series will use financial futures in a manner consistent with these requirements. With respect to long positions assumed by a series, the series will segregate an amount of cash or other liquid assets, marked-to-market daily so that the amount so segregated plus the amount of initial and variation margin held in the account of its broker equals the market value of the futures contracts and thereby insures that the use of futures contracts is unleveraged. Each series will continue to invest at least 80% of its total assets in municipal obligations except in certain circumstances, as described in its Prospectus under "How the Series Invests--

Investment Objective and Policies." A series may not enter into futures contracts if, immediately thereafter, the sum of the amount of initial and net cumulative variation margin on outstanding futures contracts together with premiums paid on options thereon, would exceed 20% of the total assets of the series.

INTEREST RATE SWAP TRANSACTIONS

    Each series (other than the money market series) may enter into interest rate swaps (including interest rate swaps with embedded options), on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities. Under normal circumstances, a series will enter into interest rate swaps on a net basis, that is, the two payment streams netted out, with a series receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of a series' obligations over its entitlements with respect to each interest rate swap, will be accrued on a daily basis and an amount of cash or other liquid assets having an aggregate net asset value per share at least equal to the accrued excess will be maintained in a segregated account by a custodian that satisfies the requirements of the Investment Company Act. To the extent that a series enters into interest rate swaps on other than a net basis, the amount maintained in a segregated account will be the full amount of a series' obligations, if any, with respect to such interest rate swaps, accrued on a daily basis. Inasmuch as segregated accounts are established for these hedging transactions, the investment adviser and the series believe such obligations do not constitute senior securities. If there is a default by the other party to such a transaction, a series will have contractual remedies pursuant to the agreement related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. A series will enter into interest rate swaps only with creditworthy parties. The investment adviser will monitor the creditworthiness of such parties under the supervision of the Board of Trustees.

    A series may enter into interest rate swaps as a hedge against changes in the interest rate of a security in its portfolio or that of a security a series anticipates buying. If a series purchases an interest rate swap to hedge against a change in an interest rate of a security a series anticipates buying, and such interest rate changes unfavorably for a series, then a series may determine not to invest in the securities as planned and will realize a loss on the interest rate swap that is not offset by a change in the interest rates or the price of the securities.

    The use of interest rate swaps is a highly speculative activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the investment adviser is incorrect in its forecast of market values, interest rates and other applicable factors, the investment performance of a series would diminish compared to what it would have been if this investment technique was never used.

    A series may enter into interest rate swaps traded on an exchange or in the over-the-counter market. A series may only enter into interest rate swaps to hedge its portfolio. Interest rate swaps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rates swaps is limited to the net amount of interest payments that a series is contractually obligated to make. If the other party to an interest rate swap defaults, a series' risk of loss consists of the net amount of interest payments that the series is contractually entitled to receive. Since interest rate swaps are individually negotiated, a series expects to achieve an acceptable degree of correlation between its rights to receive interest on its portfolio securities and its rights and obligations to receive and pay interest pursuant to interest rate swaps.

RISKS OF HEDGING AND RETURN ENHANCEMENT STRATEGIES

    Participation in the options or futures markets involves investment risks and transaction costs to which a series would not be subject absent the use of these strategies. Each such series, and thus its investors, may lose money through the unsuccessful use of these strategies. If the investment adviser's predictions of movements in the direction of the securities and interest rate markets are inaccurate, the adverse consequences to the series may leave the series in a worse position than if such strategies were not used. Risks inherent in the use of interest rate swap transactions, futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates and securities prices; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities or currencies being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; and (5) the possible inability of the series to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the fund to sell a portfolio security at a disadvantageous time, due to the need for the series to maintain cover or to segregate securities in connection with hedging transactions.

    A series may sell a futures contract to protect against the decline in the value of securities held by the series. However, it is possible that the futures market may advance and the value of securities held in the series' portfolio may decline. If this were to occur, the series would lose money on the futures contracts and also experience a decline in value in its portfolio securities.

    When a series purchases a futures contract to hedge against the increase in value of securities it intends to buy, and the value of such securities decreases, then the series may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

    There is a risk that the prices of securities subject to futures contracts (and thereby the futures contract prices) may correlate imperfectly with the behavior of the cash prices of the series' portfolio securities. Another such risk is that prices of futures contracts may not move in tandem with the changes in prevailing interest rates against which the series seeks a hedge. A correlation may also be distorted by the fact that the futures market is dominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds. Such distortions are generally minor and would diminish as the contract approached maturity.

    There may exist an imperfect correlation between the price movements of futures contracts purchased by the series and the movements in the prices of the securities which are the subject of the hedge. If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationships between the debt securities and futures market could result. Price distortions could also result if transactions due to the resultant reduction in the liquidity of the futures market. In addition, due to the fact that, from the point of view of speculators, the deposit requirement in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures markets could cause temporary price distortions. Due to the possibility of price distortions in the futures market and because of the imperfect correlation between movements in the prices of securities (or currencies) and movements in the prices of futures contracts, a correct forecast of interest rate trends by the investment adviser may still not result in a successful hedging transaction.

    The risk of imperfect correlation increases as the composition of a series' securities portfolio diverges from the securities that are the subject of the futures contract, for example, those included in the municipal index. Because the change in price of the futures contract may be more or less than the change in prices of the underlying securities, even a correct forecast of interest rate changes may not result in a successful hedging transaction.

    Pursuant to the requirements of the Commodity Exchange Act, all futures contracts and options thereon must be traded on an exchange. Each series intends to purchase and sell futures contracts only on exchanges where there appears to be a market in such futures sufficiently active to accommodate the volume of its trading activity. The series' ability to establish and close out positions in futures contracts and options on futures contracts would be impacted by the liquidity of these exchanges. Although the series generally would purchase or sell only those futures contracts and options thereon for which there appeared to be a liquid market, there is no assurance that a liquid market on an exchange will exist for any particular futures contract or option at any particular time. In the event no liquid market exists for a particular futures contract or option thereon in which the series maintains a position, it would not be possible to effect a closing transaction in that contract or to do so at a satisfactory price and the series would have to either make or take delivery under the futures contract or, in the case of a written call option, wait to sell underlying securities until the option expired or was exercised or, in the case of a purchased option, exercise the option and comply with the margin requirements for the underlying futures contract to realize any profit. In the case of a futures contract or an option on a futures contract which the series had written and which the series was unable to close, the series would be required to maintain margin deposits on the futures contract or option and to make variation margin payments until the contract was closed. In the event futures contracts have been sold to hedge portfolio securities, such securities will not be sold until the offsetting futures contracts can be executed. Similarly, in the event futures have been bought to hedge anticipated securities purchases, such purchases will not be executed until the offsetting futures contracts can be sold.

    Successful use of futures contracts by a series is subject to, among other things, the ability of the series' investment adviser to predict correctly movements in the direction of interest rates and other factors affecting markets for securities. For example, if a series has hedged against the possibility of an increase in interest rates which would adversely affect the price of securities in its portfolio and the price of such securities increases instead, a series will lose part or all of the benefit of the increased value of its securities because it will have offsetting losses in its futures positions. In addition, in such situations, if a series has insufficient cash to meet daily variation margin requirements, it may have to sell securities to meet such requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. A series may have to sell securities at a time when it is disadvantageous to do so.

    Exchanges on which futures and related options trade may impose limits on the positions that a series may take in certain circumstances. In addition, the hours of trading of financial futures contracts and options thereon may not conform to the hours during which the series may trade the underlying securities. To the extent the futures markets close before the securities markets, significant price and rate movements can take place in the securities markets that cannot be reflected in the futures markets.

    As described above, under regulations of the Commodity Exchange Act, investment companies registered under the Investment Company Act are exempt from the definition of commodity pool operator, subject to compliance with certain conditions. Each series may purchase and sell futures and related options contracts without limit for BONA FIDE hedging purchases within the meaning of the regulations of the CFTC.

    In order to determine that a series is entering into transactions in futures contracts for hedging purposes as such term is defined by the CFTC, either:
(1) a substantial majority (that is, approximately 75%) of all anticipatory hedge transactions (transactions in which the series does not own at the time of the transaction, but expects to acquire, the securities underlying the relevant futures contract) involving the purchase of futures contracts will be completed by the purchase of securities, which are the subject of the hedge, or (2) the underlying value of all long positions in futures contracts will not exceed the total value of (a) all short-term debt obligations held by the series; (b) cash held by the series; (c) cash proceeds due to the series on investments within thirty days; (d) the margin deposited on the contracts; and (e) any unrealized appreciation in the value of the contracts.

    If a series holds a long position in a futures contract, it will hold cash or liquid assets equal to the purchase price of the contract (less the amount of initial or variation margin on deposit) in a segregated account. Alternatively, the series could cover its long position by purchasing a put option on the same futures contract with an exercise price as high or higher than the price of the contract held by the series.

    Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, the series would continue to be required to make daily cash payments of variation margin on open futures positions. In such situations, if the series has insufficient cash, it may be disadvantageous to do so. In addition, the series may be required to take or make delivery of the instruments underlying futures contracts it holds at a time when it is disadvantageous to do so. The ability to close out options and futures positions could also have an adverse impact on the series' ability to effectively hedge its portfolio.

    In the event of the bankruptcy of a broker through which the series engages in transactions in futures or options thereon, the series could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Transactions are entered into by the series only with brokers or financial institutions deemed credit worthy by the investment adviser.

    RISKS OF TRANSACTIONS IN OPTIONS ON FINANCIAL FUTURES. In addition to the risks which apply to all options transactions, there are several special risks relating to options on futures. The ability to establish and close out positions on such options will be subject to the maintenance of a liquid secondary market. Compared to the sale of financial futures, the purchase of put options on financial futures involves less potential risk to a series because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a put option on a financial future would result in a loss to a series when the sale of a financial future would not, such as when there is no movement in the price of debt securities.

    An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. Although a series generally will purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time, and for some options, no secondary market on an exchange may exist. In such event, it might not be possible to effect closing transactions in particular options, with the result that a series would have to exercise its options in order to realize any profit and would incur transaction costs upon the sale of underlying securities pursuant to the exercise of put options.

    Reasons for the absence of a liquid secondary market on an exchange include the following: (1) there may be insufficient trading interest in certain options, (2) restrictions may be imposed by an exchange on opening transactions or closing transactions or both, (3) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities, (4) unusual or unforeseen circumstances may interrupt normal operations on an exchange, (5) the facilities of an exchange may not at all times be adequate to handle current trading volume or (6) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange could continue to be exercisable in accordance with their terms.

    There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain clearing facilities inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders.

HIGH YIELD (JUNK) SECURITIES

    Each series (other than the money market series) may also invest up to 30% of its total assets in tax-exempt securities rated below Baa by Moody's or below BBB by S&P, or a comparable rating of another NRSRO or, if non-rated, of comparable quality, in the opinion of the Fund's investment adviser, based on its credit analysis. Securities rated Baa by Moody's or BBB by S&P, although considered to be investment grade, lack outstanding investment characteristics and, in fact, have speculative characteristics. Securities rated below Baa by Moody's and below BBB by S&P are considered speculative. See "Description of Security Ratings" in the Prospectuses. Such lower-rated high yield securities are commonly referred to as junk bonds. Such securities generally offer a higher current yield than those in the higher rating categories but may also involve greater price volatility and risk of loss of principal and income. The investment adviser will attempt to manage risk and enhance yield through credit analysis and careful security selection. See "Risk Factors Relating to Investing in High Yield Securities" below. Subsequent to its purchase by the series, a security may be assigned a lower rating or cease to be rated. Such an event would not require the elimination of the issue from the portfolio, but the investment adviser will consider such an event in determining whether the series should continue to hold the security in its portfolios. Many issuers of lower-quality bonds choose not to have their obligations rated and the series may invest in such unrated securities. Investors should carefully consider the relative risks associated with investments in securities which carry lower ratings and in comparable non-rated securities.

    RISK FACTORS RELATING TO INVESTING IN HIGH YIELD SECURITIES. Fixed-income securities are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower-rated or unrated (I.E., high yield) securities, commonly known as junk bonds, are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. Low-rated and comparable unrated securities tend to offer higher yields than higher rated securities with the same maturities because the historical financial condition of the issuers of such securities may not have been as strong as that of other issuers. Fluctuations in the prices of fixed-income securities may be caused by, among other things, the supply and demand for similarly rated securities. Fluctuations in the prices of portfolio securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in the Series' net asset value. The investment adviser will perform its own investment analysis and will not rely principally on the ratings assigned by the rating services, although such ratings will be considered by the investment adviser. The investment adviser will consider, among other things, credit risk and market risk, as well as the financial history and condition, the prospects and the management of an issuer in selecting securities for the series' portfolio. The achievement of the series' investment objective may be more dependent on the investment adviser's credit analysis than is the case when investing in only higher quality bonds. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing and that yields on junk bonds will fluctuate over time. Since lower rated securities generally involve greater risks of loss of income and principal than higher rated securities, investors should consider carefully the relative risks associated with investments in securities which carry lower ratings and in comparable unrated securities. Under circumstances where the Series owns the majority of an issue, market and credit risks may be greater. Moreover, from time to time, it may be more difficult to value high-yield securities than more highly rated securities.

    An economic downturn could severely affect the ability of highly leveraged issuers to service their debt obligations or to repay their obligations upon maturity. Furthermore, changes in economic conditions and other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade bonds. In addition to the risk of default, there are the related costs of recovery on defaulted issues. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities and, from time to time, it may be more difficult to value high yield securities than more highly rated securities, and the judgment of the Board of Trustees and the investment adviser may play a greater role in valuation because there is less reliable objective data available. Under adverse market or economic conditions, the secondary market for high yield securities could contract further, independent of any specific adverse changes in the condition of a particular issuer. As a result, the investment adviser could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the series' NAV. If the investment adviser becomes involved in activities such as reorganizations of obligors of troubled investments held by the series, this may prevent the series from disposing of the securities, due to its possession of material, non-public information concerning the obligor.

    Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, the series may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If the series experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the portfolio and increasing the exposure of the series to the risks of high yield securities.

    Since investors generally perceive that there are greater risks associated with the medium to lower rated securities of the type in which the Series may invest, the yields and prices of such securities may tend to fluctuate more than those for higher rated securities. In the lower quality segments of the fixed-income securities market, changes in perceptions of issuers' creditworthiness tend to occur more frequently and in a more pronounced manner than do changes in higher quality segments of the fixed-income securities which, as a general rule, fluctuate in response to the general level of interest rates.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES

    Each series may purchase tax-exempt securities on a when-issued or delayed-delivery basis. When tax-exempt securities are offered on a when-issued or delayed-delivery basis, the payment obligation and the interest rate that will be received on the tax-exempt securities are each fixed at the time the buyer enters into the commitment, but delivery and payment for the securities takes place at a later date. The purchase price for the security includes interest accrued during the period between purchase and settlement and, therefore, no interest accrues to the economic benefit of the series until delivery and payment take place. Although a series will only purchase a tax-exempt security on a when-issued or delayed-delivery basis with the intention of actually acquiring the securities, the series may sell these securities before the settlement date if it is deemed advisable.

    Tax-exempt securities purchased on a when-issued or delayed-delivery basis are subject to changes in market value based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates (which will generally result in similar changes in value, I.E., experiencing both appreciation when interest rates decline and depreciation when interest rates rise). Therefore, to the extent that a series remains substantially fully invested at the same time that it has purchased securities on a when-issued or delayed-delivery basis, the market value of the series' assets will vary to a greater extent than otherwise. Purchasing a tax-exempt security on a when-issued or delayed-delivery basis can involve a risk that the yields available in the market when the delivery takes place may be higher than those obtained on the security so purchased. As a result, the price that a series is required to pay on the settlement date may exceed the market value of the security on that date.

    At the time a series makes the commitment to purchase a municipal obligation on a when-issued or delayed-delivery basis, it will record the transaction and thereafter reflect the value of the obligation, each day, in determining its NAV. This value may fluctuate from day to day in the same manner as values of municipal obligations otherwise held by the series. If a series chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio security, incur a gain or loss due to market fluctuations.

    A segregated account of each series consisting of cash or other liquid assets equal to the amount of the when-issued and delayed delivery commitments will be established and marked to market daily, with additional cash or other assets added when necessary. When the time comes to pay for when-issued or delayed delivery securities, the series will meet their respective obligations from then available cash flow, sale of securities held in a separate account, sale of other securities or, although they would not normally expect to do so, from the sale of the when-issued securities themselves (which may have a value greater or less than the series' payment obligations). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gain, which is not exempt from state or federal income taxes. See "Taxes, Dividends and Distributions" below. If the seller defaults in the sale, a series could fail to realize the gain, if any, that had occurred.

    Each series (other than the money market series) may also purchase municipal forward contracts. A municipal forward contract is a municipal security which is purchased on a when-issued basis with delivery taking place up to five years from the date of purchase. No interest will accrue on the security prior to the delivery date. The investment adviser will monitor the liquidity, value, credit quality and delivery of the security under the supervision of the Trustees. The Fund has obtained a ruling from Florida authorities that such municipal forward contracts qualify as assets exempt from the Florida intangibles tax.

INSURANCE

    Each series may purchase secondary market insurance on securities. Secondary market insurance would be reflected in the market value of the security purchased and may enable a series to dispose of a defaulted obligation at a price similar to that of comparable securities which are not in default.

    Insurance is not a substitute for the basic credit of an issuer, but supplements the existing credit and provides additional security therefor. While insurance coverage for the securities held by a series reduces credit risk by providing that the insurance company will make timely payment of principal and interest if the issuer defaults on its obligation to make such payment, it does not afford protection against fluctuation in the price, that is, the market value, of the securities caused by changes in interest rates and other factors, nor in turn against fluctuations in the NAV of the shares of the series. The ratings of insured municipal obligations depend, in substantial part, on the creditworthiness of the insurer; thus their value will fluctuate largely on the basis of factors relating to the insurer's ability to satisfy its obligations, as well as on market factors generally. New issue insurance is obtained by the issuer or underwriter upon issuance of a bond or note, and the insurance premiums are reflected in the price of such bond or note. Insurance premiums with respect to secondary insurance may, on the other hand, be paid by a series. Premiums paid for secondary market insurance will be treated as capital costs, increasing the cost basis of the investment and thereby reducing the effective yield of the investment.

MUNICIPAL LEASE OBLIGATIONS

    Each series may invest in municipal lease obligations. A municipal lease obligation is a municipal security the interest on and principal of which is payable out of lease payments made by the party leasing the facilities financed by the issue. Typically, municipal lease obligations are issued by a state or municipal financing authority to provide funds for the construction of facilities (for example, schools, dormitories, office buildings or prisons) or the acquisition of equipment. The facilities are typically used by the state or municipality pursuant to a lease with a financing authority. Certain municipal lease obligations may trade infrequently. Accordingly, the investment adviser will monitor the liquidity of municipal lease obligations under the supervision of the trustees. See "Illiquid Securities" below.

    In addition to the risks relating to municipal obligations, municipal lease obligations also expose each Series to abatement risk. Abatement risk is the risk that the entity leasing the equipment or facility will not be required to make lease payments because it does not have full use and possession of the equipment or facility.

MUNICIPAL ASSET-BACKED SECURITIES

    Each series may invest in municipal asset-backed securities. A municipal asset-backed security is a debt or equity interest in a trust, special purpose corporation or other pass-through structure, the interest or income on which generally is eligible for exclusion from federal income taxation based upon the income from an underlying municipal bond or pool of municipal bonds.

ZERO COUPON MUNICIPAL BONDS

    A series may invest in zero coupon municipal bonds. Zero coupon municipal bonds do not pay current interest but are purchased at a discount from their face values. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity or the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. Zero coupon municipal bonds do not require the periodic payment of interest. The effect of owning instruments which do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities which pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. Because a series accrues income which may not be represented by cash, the Fund may be required to sell other securities in order to satisfy the distribution requirements applicable to the series.

    There are certain risks related to investing in zero coupon securities. These securities generally are more sensitive to movements in interest rates and are less liquid than comparably rated securities paying cash interest at regular intervals. Consequently, such securities may be subject to greater fluctuation in value. During a period of severe market conditions, the market for such securities become even less liquid. In addition, as these securities do not pay cash interest, a Series' investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in a series' portfolio.

ILLIQUID SECURITIES

    A series may hold up to 15% (10% in the case of the money market series) of its net assets in illiquid securities. If a series were to exceed this limit, the investment adviser would take reasonable measures to reduce a series' holdings in illiquid securities to no more than 15% (10% in the case of the money market series) of its net assets within seven days, including the sale of such securities. Illiquid securities include repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable. Securities, including municipal lease obligations, that have a readily available market are not considered illiquid for purposes of this limitation. The Subadviser will monitor the liquidity of such restricted securities under the supervision of the Trustees. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the Securities Act), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placement or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

    In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities, convertible securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

    Rule 144A under the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers. The investment adviser anticipates that the market for certain restricted securities such as institutional commercial paper and foreign securities will expand further as result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc. (NASD). A series' investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.

    Securities of financially and operationally troubled obligors (distressed securities) are less liquid and are more volatile than securities of companies not experiencing financial difficulties. A series might have to sell portfolio securities at a disadvantageous time or at a disadvantageous price in order to maintain no more than 15% (or 10%) of its net assets in illiquid securities.

    Municipal lease obligations will not be considered illiquid for purposes of the series' limitation on illiquid securities provided the investment adviser determines that there is a readily available market for such securities. In reaching liquidity decisions, the investment adviser will consider, INTER ALIA, the following factors: (1) the frequency of trades and quotes for the security,
(2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers, (3) dealer undertakings to make a market in the security, and (4) the nature of the security and the nature of the marketplace trades (E.G., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). With respect to municipal lease obligations, the investment adviser also considers: (1) the willingness of the municipality to continue, annually or biannually, to appropriate funds for payment of the lease, (2) the general credit quality of the municipality and the essentiality to the municipality of the property covered by the lease, (3) in the case of unrated municipal lease obligations, an analysis of factors similar to that performed by NRSROs in evaluating the credit quality of a municipal lease obligation, including (i) whether the lease can be cancelled, (ii) if applicable, what assurance there is that the assets represented by the lease can be sold,
(iii) the strength of the lessee's general credit (E.G., its debt, administrative, economic and financial characteristics), (iv) the likelihood that the municipality will discontinue appropriating funding for the leased property because the property is no longer deemed essential to the operations of the municipality (E.G., the potential for an event of non-appropriation) and
(v) the legal recourse in the event of failure to appropriate and (4) any other factors unique to municipal lease obligations as determined by the investment adviser.

REPURCHASE AGREEMENTS

    Each series may on occasion enter into repurchase agreements, whereby the seller of a security agrees to repurchase that security from the series at a mutually agreed-upon time and price. The period of maturity is usually quite short, possibly overnight or a few days, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the series' money is invested in the repurchase agreement. The series' repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily and, if the value of the instruments declines, the series will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the series may incur a loss.

    The series participate in a joint repurchase account with other investment companies managed by Prudential Investments Fund Management LLC (PIFM) pursuant to an order of the Commission. On a daily basis, any uninvested cash balances of the series may be aggregated with those of such investment companies and invested in one or more repurchase agreements. Each fund or series participates in the income earned or accrued in the joint account based on the percentage of its investment.

BORROWING

    Each series may borrow an amount equal to no more than 33 1/3% of the value of its total assets (calculated when the loan is made) for temporary, extraordinary or emergency purposes or for the clearance of transactions. Each series may pledge up to 33 1/3% of the value of its total assets to secure these borrowings. If a series' asset coverage for borrowings falls below 300%, the series will take prompt action to reduce its borrowings as required by applicable law. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the series may be required to sell portfolio securities to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. A series will not purchase securities if its borrowings exceed 5% of its assets.

    Except as described above and under "Investment Restrictions," the foregoing investment policies are not fundamental and may be changed by the Trustees of the Fund without the vote of a majority of its outstanding voting securities.

(d) TEMPORARY DEFENSIVE STRATEGY

    When the investment adviser believes that market, economic or political conditions warrant a temporary defensive investment posture or when necessary to meet large redemptions, a series may hold more than 20% of its net assets in cash, cash equivalents or investment-grade taxable obligations. The money market series may also invest in investment-grade taxable obligations, except that their debt, if rated, will be of "eligible quality," also defined under "(b) and
(c) Investment Strategies, Policies and Risks." Investing heavily in cash, cash equivalents or investment-grade taxable obligations limits our ability to achieve each series' investment objective, but can help to preserve each series' assets.

(e) PORTFOLIO TURNOVER

    Portfolio transactions will be undertaken principally to accomplish the objective of the series in relation to anticipated movements in the general level of interest rates but each such series may also engage in short-term trading consistent with its objective. Securities may be sold in anticipation of a market decline (a rise in interest rates) or purchased in anticipation of a market rise (a decline in interest rates) and later sold. In addition, a security may be sold and another purchased at approximately the same time to take advantage of what the investment adviser believes to be a temporary disparity in the normal yield relationship between the two securities. Yield disparities may occur for reasons not directly related to the investment quality of particular issues or the general movement of interest rates, due to such factors as changes in the overall demand for or supply of various types of tax-exempt securities or changes in the investment objectives of investors.

    The non-money market series series' investment policies may lead to frequent changes in investments, particularly in periods of rapidly fluctuating interest rates. A change in securities held by a series is known as portfolio turnover and may involve the payment by the series of dealer mark-ups or underwriting commissions, and other transaction costs, on the sale of securities, as well as on the reinvestment of the proceeds in other securities. Portfolio turnover rate for a fiscal year is the ratio of the lesser of purchases or sales of portfolio securities to the monthly average of the value of portfolio securities--excluding securities whose maturities at acquisition were one year or less. A 100% turnover rate would occur, for example, if all of the securities held in a series' portfolio were sold and replaced within one year. In addition, high portfolio turnover may also mean that a proportionately greater amount of distributions to interest holders will be taxed as ordinary income rather than long-term capital gains compared to investment companies with lower portfolio turnover. For the fiscal year ended August 31, 1999 and the fiscal year ended August 31, 2000, the portfolio turnover rates for the non-money market series were as follows:

                                                    AUGUST 31,   AUGUST 31,
SERIES                                                 1999         2000
------                                              ----------   ----------
Florida...........................................      13%          41%
Massachusetts.....................................      24%          34%
New Jersey........................................      15%          28%
New York..........................................      11%          32%
North Carolina....................................      15%          22%
Ohio..............................................      45%          26%
Pennsylvania......................................      23%          21%

    The series' portfolio turnover rate will not be a limiting factor when the series deem it desirable to sell or purchase securities. See "Brokerage Allocation and Other Practices" and "Taxes, Dividends and Distributions" below.

SEGREGATED ACCOUNTS

    When each series is required to segregate assets in connection with certain hedging transactions, it will mark cash or other liquid assets as segregated with the Fund's Custodian. "Liquid Assets" means cash, U.S. Government securities, debt obligations or other eligible liquid, unencumbered assets marked-to-market daily.

                            INVESTMENT RESTRICTIONS

    The following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of a series. A "majority of the outstanding voting securities" of a series, when used in this Statement of Additional Information, means the lesser of (i) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (ii) more than 50% of the outstanding voting shares.

    The Fund may not:

         1. Purchase securities on margin, but the Fund may obtain such short-term credits as may be necessary for the clearance of transactions. For the purpose of this restriction, the deposit or payment by the Fund (except with respect to the Connecticut Money Market Series, the Massachusetts Money Market Series, the New York Money Market Series and the New Jersey Money Market Series) of initial or maintenance margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

         2. Make short sales of securities or maintain a short position.

         3. Issue senior securities, borrow money or pledge its assets, except that the Fund may on behalf of a series borrow up to 33 1/3% of the value of its total assets (calculated when the loan is made) for temporary, extraordinary or emergency purposes or for the clearance of transactions. The Fund on behalf of a series may pledge up to 33 1/3% of the value of its total assets to secure such borrowings. A series will not purchase portfolio securities if its borrowings exceed 5% of the assets. For purposes of this restriction, the preference as to shares of a series in liquidation and as to dividends over all other series of the Fund with respect to assets specifically allocated to that series, the purchase and sale of futures contracts and related options, collateral arrangements with respect to margin for futures contracts, the writing of related options (except with respect to the Connecticut Money Market Series, the Massachusetts Money Market Series, the New York Money Market Series and the New Jersey Money Market Series) and obligations of the Fund to Trustees pursuant to deferred compensation arrangements, are not deemed to be a pledge of assets or the issuance of a senior security.

         4. Purchase any security if as a result, with respect to 75% of a series' total assets (except with respect to the Connecticut Money Market Series, the Florida Series, the Massachusetts Money Market Series and the New Jersey Money Market Series), more than 5% of the total assets of any series would be invested in the securities of any one issuer (provided that this restriction shall not apply to obligations issued or guaranteed as to principal and interest either by the U.S. government or its agencies or instrumentalities).

         5. Buy or sell commodities or commodity contracts, or real estate or interests in real estate, although it may purchase and sell financial futures contracts and related options (except with respect to the Connecticut Money Market Series, the Massachusetts Money Market Series, the New York Money Market Series and the New Jersey Money Market Series), securities which are secured by real estate and securities of companies which invest or deal in real estate.

         6. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

         7. Invest in interests in oil, gas or other mineral exploration or development programs.

         8. Make loans, except through repurchase agreements.

    For purposes of investment limitation number 4, the New York Money Market Series' compliance with Investment Company Act Rule 2a-7's diversification requirements is deemed to constitute compliance with the stated diversification restriction, which reflects the requirements of Section 5(b)(1) of the Investment Company Act.

    Whenever any fundamental investment policy or investment restriction states a maximum percentage of the Fund's assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or net asset values will not be considered a violation of such policy. However, in the event that the Fund's asset coverage for borrowings falls below 300%, the Fund will take prompt action to reduce its borrowings, as required by applicable law.

                             MANAGEMENT OF THE FUND

                                                                              PRINCIPAL OCCUPATION
      NAME AND ADDRESS** (AGE)         POSITION WITH FUND                    DURING PAST FIVE YEARS
      ------------------------         -------------------                   ----------------------
 Eugene C. Dorsey (73)...............  Trustee                   Retired President, Chief Executive Officer and
                                                                 Trustee of the Gannett Foundation (now Freedom
                                                                   Forum); former Publisher of four Gannett
                                                                   newspapers and Vice President of Gannett Co.,
                                                                   Inc.; past Chairman of Independent Sector,
                                                                   Washington, D.C. (largest national coalition
                                                                   of philanthropic organizations); formerly
                                                                   Chairman of the American Council for the
                                                                   Arts; former Director of the Advisory Board
                                                                   of Chase Manhattan Bank of Rochester and
                                                                   Trustee of several funds within the
                                                                   Prudential Mutual Funds complex.
 Delayne Dedrick Gold (62)...........  Trustee                   Marketing and Management Consultant and Trustee
                                                                   of several funds within the Prudential Mutual
                                                                   Funds complex.
*Robert F. Gunia (53)................  Vice President and        Executive Vice President and Chief
                                         Trustee                 Administrative Officer (since June 1999) of
                                                                   Prudential Investments; Executive Vice
                                                                   President and Treasurer (since December 1996)
                                                                   of PIFM; President (since April 1999) of
                                                                   Prudential Investment Management Services LLC
                                                                   (PIMS); Corporate Vice President (since
                                                                   September 1997) of the Prudential Insurance
                                                                   Company of America (Prudential); formerly
                                                                   Senior Vice President (March 1987-May 1999)
                                                                   of Prudential Securities Incorporated;
                                                                   formerly Chief Administrative Officer (July
                                                                   1989-September 1996), Director (January
                                                                   1989-September 1996) and Executive Vice
                                                                   President, Treasurer and Chief Financial
                                                                   Officer (June 1987-December 1996) of
                                                                   Prudential Mutual Fund Management, Inc.
                                                                   (PMF); Vice President and Director (since May
                                                                   1989) of the Asia Pacific Fund, Inc. and
                                                                   Director or Trustee of substantially all
                                                                   funds within the Prudential Mutual Funds
                                                                   complex.
 Thomas T. Mooney (58)...............  Trustee                   President of the Greater Rochester Metro
                                                                 Chamber of Commerce; former Rochester City
                                                                   Manager; former Deputy Monroe County
                                                                   Executive; Trustee of Center for Governmental
                                                                   Research, Inc.; Director of Blue Cross of
                                                                   Rochester, Monroe County Water Authority,
                                                                   Executive Service Corps of Rochester and
                                                                   Trustee of several funds within the
                                                                   Prudential Mutual Funds complex.
 Stephen P. Munn (58)................  Trustee                   Chairman, Director and President and former
                                                                 Chief Executive Officer of Carlisle Companies
                                                                   Incorporated (manufacturer of industrial
                                                                   products) and Trustee of several funds within
                                                                   the Prudential Mutual Funds complex.

                                                                              PRINCIPAL OCCUPATION
      NAME AND ADDRESS** (AGE)         POSITION WITH FUND                    DURING PAST FIVE YEARS
      ------------------------         -------------------                   ----------------------
*David R. Odenath, Jr. (43)..........  Vice President and        Officer in Charge, President, Chief Executive
                                         Trustee                 Officer and Chief Operating Officer (since June
                                                                   1999) of PIFM; Senior Vice President (since
                                                                   June 1999) of Prudential; formerly Senior
                                                                   Vice President (August 1993-May 1999) of
                                                                   PaineWebber Group, Inc. and Trustee of
                                                                   substantially all funds within the Prudential
                                                                   Mutual Funds complex.
 Richard A. Redeker (57).............  Trustee                   Former employee of Prudential Investments
                                                                 (October 1996-December 1998); prior thereto,
                                                                   President, Chief Executive Officer and
                                                                   Director (October 1993-September 1996) of
                                                                   PMF; Executive Vice President, Director and
                                                                   Member of the Operating Committee (October
                                                                   1993-September 1996) of Prudential
                                                                   Securities; Director (October 1993-September
                                                                   1996) of Prudential Securities Group, Inc.;
                                                                   Executive Vice President of The Prudential
                                                                   Investment Corporation (January
                                                                   1994-September 1996); Director (January
                                                                   1994-September 1996) of Prudential Mutual
                                                                   Fund Distributors, Inc. and Prudential Mutual
                                                                   Fund Services, Inc. and Trustee of several
                                                                   funds within the Prudential Mutual Funds
                                                                   complex.
*John R. Strangfeld, Jr. (46)........  President and             Chief Executive Officer of Prudential
                                         Trustee                 Securities Incorporated (since October 2000);
                                                                   formerly, Chief Executive Officer, Chairman,
                                                                   President and Director (January
                                                                   1990-September 2000) of The Prudential
                                                                   Investment Corporation; Executive Vice
                                                                   President (since February 1998) of Prudential
                                                                   Global Asset Management; various positions to
                                                                   Chief Executive Officer (November
                                                                   1994-December 1998) of the Private Asset
                                                                   Management Group of Prudential (PAMG) and
                                                                   Director or Trustee of all funds within the
                                                                   Prudential Mutual Funds complex.
 Nancy H. Teeters (70)...............  Trustee                   Economist; former Vice President and Chief
                                                                   Economist, International Business Machines
                                                                   Corporation; former Director of Inland Steel
                                                                   Industries (July 1991-1999) and Trustee of
                                                                   several funds within the Prudential Mutual
                                                                   Funds complex.
 Louis A. Weil, III (59).............  Trustee                   Former Chairman (January 1999-July 2000),
                                                                 President and Chief Executive Officer (January
                                                                   1996-July 2000) and Director (since September
                                                                   1991) of Central Newspapers, Inc; former
                                                                   Chairman of the Board (January 1996-July
                                                                   2000), Publisher and Chief Executive Officer
                                                                   (August 1991-December 1995) of Phoenix
                                                                   Newspapers, Inc. and Trustee of several funds
                                                                   within the Prudential Mutual Funds complex.

                                                                              PRINCIPAL OCCUPATION
      NAME AND ADDRESS** (AGE)         POSITION WITH FUND                    DURING PAST FIVE YEARS
      ------------------------         -------------------                   ----------------------
 Grace C. Torres (40)................  Treasurer and             First Vice President (since December 1996) of
                                         Principal               PIFM; former First Vice President (March
                                         Financial and             1993-May 1999) of Prudential Securities;
                                         Accounting                First Vice President (March 1994-September
                                         Officer                   1996) of Prudential Mutual Fund Management,
                                                                   Inc.
 Deborah A. Docs (42)................  Secretary                 Vice President (since December 1996) of PIFM;
                                                                 former Vice President and Associate General
                                                                   Counsel (June 1991-September 1996) of
                                                                   Prudential Securities; Vice President and
                                                                   Associate General Counsel (June
                                                                   1991-September 1996) of PMF.
 William V. Healey (46)..............  Assistant                 Vice President and Associate General Counsel
                                         Secretary               (since 1998) of Prudential; Chief Legal Officer
                                                                   (since August 1998) of Prudential
                                                                   Investments; Director (since June 1999) of
                                                                   ICI Mutual Insurance Company; prior to August
                                                                   1998, Associate General Counsel of The
                                                                   Dreyfus Corporation ("Dreyfus"), a subsidiary
                                                                   of Mellon Bank, N.A. ("Mellon Bank"), and an
                                                                   officer and/or director of various affiliates
                                                                   of Mellon Bank and Dreyfus.

------------------------
 *"Interested" Trustee, as defined in the Investment Company Act, by reason of his or her affiliation with Prudential Securities, Incorporated (Prudential Securities), Prudential or PIFM.
**The address for each of the above persons is c/o: Prudential Investments Fund
  Management LLC, Gateway Center Three, 100 Mulberry Street, 9th Floor, Newark, New Jersey 07102-4077.

    Trustees and officers of the Fund are also Trustees, directors and officers of some or all of the other investment companies distributed by Prudential Securities or Prudential Investment Management Services LLC.

    The officers conduct and supervise the daily business operations of the Fund, while the Trustees, in addition to their functions set forth under "Investment Advisory and Other Services-Manager and Investment Adviser" and "Principal Underwriter, Distributor and Rule 12b-1 Plans," review such actions and decide on general policy.

    The Trustees have adopted a retirement policy which calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75.

    The Fund pays each of its Trustees who is not an affiliated person of the Manager or the Fund's investment adviser annual compensation of $6,800, in addition to certain out-of-pocket expenses. The amount of annual compensation paid to each Trustee may change as a result of the introduction of additional funds upon which the Trustees will be asked to serve.

    Trustees may receive their Trustees' fees pursuant to a deferred fee agreement with the Fund. Under the terms of such agreement, the Fund accrues daily the amount of Trustees' fees which accrue interest at a rate equivalent to the prevailing rate applicable to 90-day U.S. Treasury Bills at the beginning of each calendar quarter or, pursuant to a Commission exemptive order, at the daily rate of return of any Prudential mutual fund. Payment of the interest so accrued is also deferred and accruals become payable at the option of the Trustee. The Fund's obligation to make payments of deferred Trustees' fees, together with interest thereon, is a general obligation of the Fund.

    Pursuant to the terms of the Management Agreement with the Fund, the Manager pays all compensation of officers and employees of the Fund as well as the fees and expenses of all Trustees of the Fund who are affiliated persons of the Manager.

    The following table sets forth the aggregate compensation paid by the Fund to the Trustees who are not affiliated with the Manager for the fiscal year ended August 31, 2000 and the aggregate compensation paid to such Trustees for service on the Fund's Board and the Boards of all other investment companies managed by PIFM (Fund Complex) for the calendar year ended December 31, 1999.

                               COMPENSATION TABLE

                                                         PENSION OR
                                                         RETIREMENT                         TOTAL COMPENSATION
                                        AGGREGATE     BENEFITS ACCRUED   ESTIMATED ANNUAL   FROM FUND AND FUND
                                       COMPENSATION   AS PART OF FUND     BENEFITS UPON      COMPLEX PAID TO
NAME AND POSITION                       FROM FUND         EXPENSES          RETIREMENT           TRUSTEES
-----------------                      ------------   ----------------   ----------------   ------------------
Edward D. Beach, Trustee (a)              $6,800            None                N/A          $142,500(43/70)*
Eugene C. Dorsey, Trustee**               $6,800            None                N/A          $ 81,000(17/48)*
Delayne Dedrick Gold, Trustee             $7,025            None                N/A          $144,500(43/70)*
Robert F. Gunia, Trustee and Vice
 President+                               --              --                 --                --
Thomas T. Mooney, Trustee**               $6,800            None                N/A          $129,500(35/75)*
Stephen P. Munn, Trustee                  $1,925            None                N/A          $ 62,250(29/53)*
Thomas H. O'Brien, Trustee (a)            $6,800            None                N/A          $ 47,500(11/26)*
David R. Odenath, Jr., Trustee and
 Vice President+                          --              --                 --                --
Richard A. Redeker, Trustee               $6,800            None                N/A          $ 95,000(19/53)*
John R. Strangfeld, Jr., Trustee and
 President+                               --              --                 --                --
Nancy H. Teeters, Trustee                 $6,800            None                N/A          $ 97,000(25/43)*
Louis A. Weil, III, Trustee               $6,800            None                N/A          $ 96,000(29/53)*

------------------------

 * Indicates number of funds/portfolios in Fund Complex (including the Fund) to which aggregate compensation relates.

** Total aggregate compensation from all of the Funds in the Fund Complex for the calendar year ended December 31, 1999, includes amounts deferred at the election of Trustees under the Fund's deferred compensation plans. Including accrued interest, total compensation amounted to $103,573 and $135,101 for Eugene C. Dorsey and Thomas T. Mooney, respectively.

 + Trustees who are interested do not receive compensation from the Fund or any fund in the Fund Complex.

 (a) Former Trustee, retired on December 31, 1999.

              CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

    Trustees of the Fund are eligible to purchase Class Z shares of each series, if any, which are sold without an initial sales charge or contingent deferred sales charge.

    As of October 6, 2000, the Trustees and officers of the Fund, as a group, owned beneficially less than 1% of the outstanding shares of beneficial interest of each class of each series of the Fund.

    As of October 6, 2000, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of any class of beneficial interest of a series were those listed in Appendix III.

    As of October 6, 2000, Prudential Securities was the record holder for other beneficial owners of the following shares of the series, representing the percentage shown of the outstanding shares of each such series:

SERIES                       CLASS A               CLASS B               CLASS C              CLASS Z
------                 --------------------  --------------------  -------------------  -------------------
Florida..............  4,712,578   (69.84)%  1,662,693   (75.42)%  443,153    (85.46)%   45,673    (99.94)%
Massachusetts........  1,231,134   (49.86)%    366,618   (54.29)%   21,303    (76.97)%    6,658    (99.81)%
New Jersey...........  8,433,161   (70.90)%  3,120,103   (74.16)%  181,019    (89.16)%   12,123    (99.86)%
New York.............  9,532,487   (59.36)%  2,566,283   (64.56)%  143,568    (86.67)%   35,166    (89.87)%
North Carolina.......  1,799,485   (67.32)%    585,561   (74.71)%    2,529    (91.97)%          N/A
Ohio.................  1,932,884   (48.16)%    545,463   (46.57)%   12,933    (81.68)%          N/A
Pennsylvania.........  4,815,585   (42.57)%  2,335,309   (47.83)%   36,284    (77.11)%          N/A

    As of October 6, 2000, Prudential Securities was the record holder for other beneficial owners of 83,779,082 shares (or 99.65% of those outstanding) of the Connecticut Money Market Series, 104,241,586 shares (or 99.87% of those outstanding) of the Massachusetts Money Market Series, 188,715,192 shares (or 98.93% of those outstanding) of the New Jersey Money Market Series and 359,617,920 shares (or 99.69% of those outstanding) of the New York Money Market Series. In the event of any meetings of shareholders, Prudential Securities will forward, or cause the forwarding of, proxy materials to the beneficial owners for which it is the record holder.

                     INVESTMENT ADVISORY AND OTHER SERVICES

(a) MANAGER AND INVESTMENT ADVISER

    The manager of the Fund is Prudential Investments Fund Management LLC (PIFM or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. PIFM serves as manager to all of the other open-end management investment companies that, together with the Fund, comprise the Prudential mutual funds. See "How the Series is Managed--Manager" in the Prospectus of each series. As of September 30, 2000, PIFM managed and/or administered open-end and closed-end management investment companies with assets of approximately $75.1. According to the Investment Company Institute, as of June 30, 2000, the Prudential mutual funds were the 22nd largest family of mutual funds in the United States.

    PIFM is a subsidiary of Prudential Securities and The Prudential Insurance Company of America (Prudential). Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), a wholly-owned subsidiary of PIFM, serves as the Transfer Agent and dividend distribution agent for the Prudential mutual funds and, in addition, provides customer service, recordkeeping and management and administration services to qualified plans.

    Pursuant to the Management Agreement with the Fund (the Management Agreement), PIFM, subject to the supervision of the Fund's Trustees and in conformity with the stated policies of the Fund, manages both the investment operations of each series and the composition of each series' portfolio, including the purchase, retention, disposition and loan of securities. In connection therewith, PIFM is obligated to keep certain books and records of the Fund. PIFM has hired the Subadviser to provide subadvisory services to the Fund. PIFM also administers the Fund's business affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by State Street Bank and Trust Company (the Custodian), the Fund's custodian, and PMFS, the Fund's transfer and dividend disbursing agent. The management services of PIFM for the Fund are not exclusive under the terms of the Management Agreement and PIFM is free to, and does, render management services to others.

    For its services, PIFM receives, pursuant to the Management Agreement, a fee at an annual rate of .50 of 1% of the average daily net assets of each series. The fee is computed daily and payable monthly. The Management Agreement also provides that, in the event the expenses of the Fund (including the fees of PIFM, but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) for any fiscal year exceed the lowest applicable annual expense limitation established and enforced pursuant to the statutes or regulations of any jurisdiction in which the Fund's shares are qualified for offer and sale, the compensation due to PIFM will be reduced by the amount of such excess. Reductions in excess of the total compensation payable to PIFM will be paid by PIFM to the Fund. Currently, the Fund believes there are no such expense limitations.

    In connection with its management of the business affairs of the Fund, PIFM bears the following expenses:

    (a) the salaries and expenses of all of its and the Fund's personnel except the fees and expenses of Trustees who are not affiliated persons of PIFM or the Fund's investment adviser;

    (b) all expenses incurred by PIFM or by the Fund in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund as described below; and

    (c) the costs and expenses payable to The Prudential Investment Corporation (PIC, the Subadviser or the investment adviser), pursuant to the subadvisory agreement between PIFM and PIC (the Subadvisory Agreement).

    Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses: (a) the fees payable to the Manager; (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Fund's investment adviser; (c) the fees and certain expenses of the Fund's Custodian and Transfer and Dividend Disbursing Agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund's shares;
(d) the charges and expenses of legal counsel and independent accountants for the Fund; (e) brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions; (f) all taxes and corporate fees payable by the Fund to governmental agencies; (g) the fees of any trade associations of which the Fund may be a member; (h) the cost of share certificates representing shares of the Fund; (i) the cost of fidelity and liability insurance; (j) certain organization expenses of the Fund and the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Commission and the states including the preparation and printing of the Fund's registration statements and prospectuses for such purposes and paying the fees and expenses of notice filings made in accordance with state securities laws; (k) allocable communication expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders;
(l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business; and (m) distribution fees.

    The Management Agreement also provides that PIFM will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement provides that it will terminate automatically if assigned, and that it may be terminated without penalty by either party upon not more than 60 days' nor less than 30 days' written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

    The amount of the management fee paid by each series of the Fund to PIFM for the fiscal years ended August 31, 1998, 1999 and 2000 was as follows:

                                                                    1998                1999                2000
                                                              -----------------   -----------------   -----------------
                                                               MANAGEMENT FEES     MANAGEMENT FEES     MANAGEMENT FEES
                                                              -----------------   -----------------   -----------------
                                                                    PAID                PAID                PAID
                                                              -----------------   -----------------   -----------------
Municipal Series Fund:
  Connecticut Money Market Series...........................     $  423,998          $  438,720          $  410,257
  Florida Series............................................        596,439             586,541             502,329
  Massachusetts Series......................................        231,959             228,953             185,314
  Massachusetts Money Market Series.........................        277,698             293,272             339,393
  New Jersey Series.........................................      1,184,566           1,118,938             931,841
  New Jersey Money Market Series............................        993,236           1,047,394           1,023,487
  New York Series...........................................      1,401,539           1,363,196           1,201,617
  New York Money Market Series..............................      1,867,472           1,878,249           1,845,085
  North Carolina Series.....................................        265,541             251,728             205,793
  Ohio Series...............................................        445,394             407,892             329,819
  Pennsylvania Series.......................................      1,110,102           1,051,974             875,729

    PIFM has entered into the Subadvisory Agreement with the Subadviser, a wholly-owned subsidiary of Prudential. The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the Subadviser is obligated to keep certain books and records of the Fund. Under the Subadvisory Agreement, the Subadviser, subject to the supervision of PIFM, is responsible for managing the assets of each series in accordance with its investment objectives and policies. The Subadviser determines what securities and other instruments are purchased and sold for the series and is responsible for obtaining and evaluating financial data relevant to the series. PIFM continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser's performance of such services. The Subadviser was reimbursed by PIFM for the reasonable costs and expenses it incurred in furnishing those services. Effective January 1, 2000, the Subadviser is paid by PIFM at an annual rate of .250 of 1.00% of the average daily net assets of each series.

    The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the Investment Company Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PIFM or the Subadviser upon not more than 60 days', nor less than 30 days', written notice. The Subadvisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the Investment Company Act.

    The Subadviser maintains a credit unit which provides credit analysis and research on both tax-exempt and taxable fixed-income securities. The portfolio managers routinely consult with the credit unit in managing the Fund's portfolios. The credit unit reviews on an ongoing basis issuers of tax-exempt and taxable fixed-income obligations, including prospective purchases and portfolio holdings of the Fund. Credit analysts have broad access to research and financial reports, data retrieval services and industry analysts.

    With respect to tax-exempt issuers, credit analysts review financial and operating statements supplied by state and local governments and other issuers of municipal securities to evaluate revenue projections and the financial soundness of municipal issuers. They study the impact of economic and political developments on state and local governments, evaluate industry sectors and meet periodically with public officials and other representatives of state and local governments and other tax-exempt issuers to discuss such matters as budget projections, debt policy, the strength of the regional economy and, in the case of revenue bonds, the demand for facilities. They also make site inspections to review specified projects and to evaluate the progress of construction or the operation of a facility.

    With respect to the non-money market series, Prudential Investment's Fixed Income Group includes the following sector team which may contribute towards security selection in addition to the sector team described in the relevant prospectus (assets under management are as of June 30, 2000).

                                 MONEY MARKETS

    ASSETS UNDER MANAGEMENT: $33.9 billion.
    TEAM LEADER: Joseph Tully. GENERAL INVESTMENT EXPERIENCE: 16 years. PORTFOLIO MANAGERS: 9. AVERAGE GENERAL INVESTMENT EXPERIENCE: 10 years, which includes team members with significant mutual fund experience.
    SECTOR: High-quality, short-term securities, including both taxable and tax-exempt instruments.
    INVESTMENT STRATEGY: Focus is on safety of principal, liquidity and controlled risk.

CODE OF ETHICS

    The Board of Trustees of the Fund has adopted a Code of Ethics. In addition, the Manager, Subadviser and Distributor have each adopted a Code of Ethics (the "Codes"). The Codes permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Fund. However, the protective provisions of the Codes prohibit certain investments and limit such personnel from making investments during periods when the Fund is making such investments. The Codes are on public file with, and are available from, the Commission.

(b) PRINCIPAL UNDERWRITER, DISTRIBUTOR AND RULE 12b-1 PLANS

    Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the shares of the Fund. The Distributor is a subsidiary of Prudential.

    Pursuant to separate Distribution and Service Plans (the Class A Plan, the Class B Plan and the Class C Plan, collectively, the Plans) adopted by the Fund under Rule 12b-1 under the Investment Company Act and separate distribution agreements for the money market series and the other series (the Distribution Agreements), the Distributor incurs the expenses of distributing shares of the money market series and the Fund's Class A, Class B and Class C shares. The Distributor also incurs the expenses of distributing the Fund's Class Z shares under the Distribution Agreement, none of these expenses of distribution are reimbursed by or paid for by the Fund. See "How the Series is Managed--Distributor" in each series' Prospectus.

    The expenses incurred under the Plans include commissions and account servicing fees paid to or on account of brokers or financial institutions that have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of the Distributor associated with the sale of Fund shares including lease, utility, communications and sales promotion expenses.

    Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

    The distribution and/or service fees may also be used by the Distributor to compensate on a continuing basis brokers in consideration for the distribution, marketing, administrative and other services and activities provided by brokers with respect to the promotion of the sale of the Fund's shares and the maintenance of related shareholder accounts.

    CLASS A PLAN. Under the Class A Plan, the Fund may pay the Distributor for its distribution-related activities with respect to Class A shares at an annual rate of up to .30 of 1% of the average daily net assets of the Class A shares of each series. The Class A Plan provides that (1) up to .25 of 1% of the average daily net assets of the Class A shares of each series may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (2) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1% of each series. The Distributor has contractually agreed to limit its distribution-related fees payable under the Class A Plan to .25 of 1% of the average daily net assets of the Class A shares of the series for the fiscal year ending August 31, 2001. [CONFIRM] Fee waivers will increase the Series' total return.

    CLASS A PLAN. For the fiscal year ended August 31, 2000, the Distributor received the following payments from the Fund on behalf of the applicable series under the Class A Plan:

SERIES
------
Florida.....................................................    $177,706
Massachusetts...............................................      66,378
New Jersey..................................................     306,432
New York....................................................     445,757
North Carolina..............................................      71,587
Ohio........................................................     114,178
Pennsylvania................................................     265,453

    These amounts were primarily expended for payments of account servicing fees to financial advisers and other persons who sell Class A shares. [CONFIRM] For the fiscal year ended August 31, 2000, the Distributor spent the following approximate amounts in distributing the respective series' Class A shares:

SERIES
------
Florida.....................................................    $169,200
Massachusetts...............................................      64,500
New Jersey..................................................     297,200
New York....................................................     419,096
North Carolina..............................................      69,700
Ohio........................................................     111,800
Pennsylvania................................................     257,300

    For the fiscal year ended August 31, 2000, the Distributor also received approximate initial sales charges attributable to Class A shares as follows:

SERIES
------
Florida.....................................................    $ 16,200
Massachusetts...............................................       1,100
New Jersey..................................................       9,000
New York....................................................       9,800
North Carolina..............................................       1,800
Ohio........................................................       5,100
Pennsylvania................................................      10,800

    CLASS B AND CLASS C PLANS. Under the Class B and Class C Plans, the Fund may pay the Distributor for its distribution-related activities with respect to Class B and Class C shares at an annual rate of up to .50 of 1% and up to 1% of the average daily net asset of the Class B and Class C shares, respectively, of each series. The Class B Plan provides for the payment to the Distributor of
(1) an asset-based sales charge of up to .50 of 1% of the average daily net assets of the Class B shares of each series, and (2) a service fee of up to .25 of 1% of the average daily net assets of the Class B shares of each series, provided that the total distribution-related fee does not exceed .50 of 1% of each series. The Class C Plan provides for the payment to the Distributor of (1) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares of each series, and (2) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares of each series. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. The Distributor also receives contingent deferred sales charges from certain redeeming shareholders and, with respect to Class C shares, initial sales charges. The Distributor has contractually agreed to limit its distribution-related fees payable under the Class C Plan to .75 of 1% of the average daily net assets of the series for the fiscal year ending August 31, 2001. [CONFIRM] Fees waivers will increase the series' total return.

    CLASS B PLAN. For the fiscal year ended August 31, 2000, the Distributor received the distribution fees paid by the following series of the Fund and the proceeds of contingent deferred sales charges paid by investors of Class B shares on the redemption of Class B shares as set forth below:

                                                                   APPROXIMATE
                                                                   CONTINGENT
                                                      AMOUNT OF     DEFERRED
SERIES                                                   FEE      SALES CHARGES
------                                                ---------   -------------
Florida.............................................  $115,957       $77,200
Massachusetts.......................................    50,534       11,700
New Jersey..........................................   308,233       96,100
New York............................................   299,393       95,500
North Carolina......................................    61,851       15,400
Ohio................................................    99,475       31,600
Pennsylvania........................................   341,547       83,000

    For fiscal year ended August 31, 2000, it is estimated that the Distributor spent the following approximate amounts on behalf of the series:

                                                                                                  COMPENSATION
                           PRINTING AND                                                            TO PRUSEC*
                             MAILING              COMMISSION                                     FOR COMMISSION
                           PROSPECTUSES          PAYMENTS TO                                       PAYMENTS TO
                             TO OTHER             FINANCIAL                                      REPRESENTATIVES
                           THAN CURRENT          ADVISERS OF           OVERHEAD COSTS               AND OTHER
SERIES                     SHAREHOLDERS          DISTRIBUTOR          OF DISTRIBUTOR**             EXPENSES**
------                 --------------------  --------------------  -----------------------  -------------------------
Florida..............     $  700     (.53%)   $ 77,600   (55.96%)     $45,100     (32.57%)      $15,200      (10.94%)
Massachusetts........        700    (1.54%)     28,300   (61.45%)      10,600     (22.99%)        6,500      (14.02%)
New Jersey...........      1,600     (.52%)    195,400   (63.28%)      94,000     (30.44%)       17,800       (5.76%)
New York.............        900       (0%)    193,700    (63.5%)      85,900      (28.1%)       25,500         (84%)
North Carolina.......        700    (1.42%)     47,600   (96.75%)           0         (0%)          900       (1.83%)
Ohio.................        700      (.8%)      7,600     (8.8%)      70,100      (81.1%)        8,000        (9.3%)
Pennsylvania.........        800    (0.23%)    195,800   (59.53%)      85,200     (25.92%)       51,100      (14.32%)

                           APPROXIMATE
                              TOTAL
                             AMOUNT
                            SPENT BY
                           DISTRIBUTOR
                          ON BEHALF OF
SERIES                       SERIES
------                 -------------------
Florida..............    $138,600   (100%)
Massachusetts........      46,100   (100%)
New Jersey...........     308,800   (100%)
New York.............     306,000    (--%)
North Carolina.......      49,200   (100%)
Ohio.................      86,400   (100%)
Pennsylvania.........     332,900    (--%)

------------------------------
 *Pruco Securities Corporation, an affiliated broker-dealer.
**Including lease, utility and sales promotional expenses.

    The term "overhead costs" represents (a) the expenses of operating the branch offices of Prudential Securities and Prusec in connection with the sale of Fund shares, including lease costs, the salaries and employee benefits of operations and sales support personnel, utility costs, communication costs and the costs of stationery and supplies, (b) the cost of client sales seminars,
(c) expenses of mutual fund sales coordinators to promote the sale of Fund shares and (d) other incidental expenses relating to branch promotion of Fund sales.

    The amount of distribution expenses reimbursable by the Fund with respect to Class B shares is reduced by the amount of such contingent deferred sales charges with respect to redemptions of such shares.

    CLASS C PLAN. For the fiscal year ended August 31, 2000, the Distributor received the distribution fees paid by the following series of the Fund under the Class C Plan and the proceeds of initial sales charges attributable to Class C shares and the proceeds of contingent deferred sales charges paid by investors of Class C Shares on the redemption of Class C shares as set forth below:

                                                                      APPROXIMATE
                                                      APPROXIMATE     CONTINGENT
                                           AMOUNT    INITIAL SALES     DEFERRED
SERIES                                     OF FEE       CHARGES      SALES CHARGES
------                                    --------   -------------   -------------
Florida.................................  $44,140        $  100          $  300
Massachusetts...........................    1,610         1,100               0
New Jersey..............................   15,579         7,600             400
New York................................   13,590         5,000           2,000
North Carolina..........................      213             0               0
Ohio....................................    1,463             0             500
Pennsylvania............................    4,915           700           2,800

    Distribution fees were expended primarily for payment of account servicing fees.[CONFIRM]

    For the fiscal year ended August 31, 2000, the Distributor spent approximately the following amounts on behalf of the series:

                                                                                                  COMPENSATION
                           PRINTING AND                                                            TO PRUSEC*
                             MAILING              COMMISSION                                     FOR COMMISSION
                           PROSPECTUSES          PAYMENTS TO                                      PAYMENTS TO
                             TO OTHER             FINANCIAL                                     REPRESENTATIVES
                           THAN CURRENT          ADVISERS OF           OVERHEAD COSTS              AND OTHER
SERIES                     SHAREHOLDERS          DISTRIBUTOR          OF DISTRIBUTOR**             EXPENSES**
------                 --------------------  --------------------  -----------------------  ------------------------
Florida..............      $200      (.51%)    $38,700   (99.23%)      $  100       (.26%)        $ --         (--%)
Massachusetts........        --       (--%)      4,800   (87.27%)         600     (10.91%)         100       (1.82%)
New Jersey...........       100      (.57%)     12,200   (70.12%)       5,100     (29.31%)           0          (0%)
New York.............         0        (0%)     10,300    (73.5%)       3,600      (25.8%)         100        (0.7%)
North Carolina.......         0        (0%)        200     (100%)           0         (0%)           0          (0%)
Ohio.................                 (--%)                 (--%)         900       (100%)                     (--%)
Pennsylvania.........         0       (--%)      3,500   (85.17%)         600     (14.58%)           0         (--)%

                           APPROXIMATE
                              TOTAL
                             AMOUNT
                            SPENT BY
                           DISTRIBUTOR
                          ON BEHALF OF
SERIES                       SERIES
------                 -------------------
Florida..............    $39,000    (100%)
Massachusetts........      5,500    (100%)
New Jersey...........     17,400    (100%)
New York.............     14,000     (--%)
North Carolina.......        200    (100%)
Ohio.................        900    (100%)
Pennsylvania.........      4,100     (--)%

------------------------------
 *Pruco Securities Corporation, an affiliated broker-dealer.
**Including lease, utility and sales promotional expenses.

    Distribution expenses attributable to the sale of Class A, Class B and Class C shares of each series are allocated to each such class based upon the ratio of each such class to the sales of Class A, Class B and Class C shares of the series other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

    The Plans provide that they shall continue in effect from year to year with respect to each series, provided such continuance is approved at least annually by a vote of the Trustees, including a majority vote of the Rule 12b-1 Trustees, cast in person at a meeting called for the purpose of voting on such continuance. Each Plan may be terminated at any time, without penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of the holders of a majority of the outstanding shares of the applicable class on not more than 60 days' nor less than 30 days' written notice to any other party to the Plans. The Plans may not be amended to increase materially the amount to be spent for the services described therein without approval of the shareholders of the applicable class (by both Class A and Class B shareholders, voting separately, in the case of material amendments to the Class A Plan), and all material amendments are required to be approved by the Trustees in the manner described above. Each Plan will automatically terminate in the event of its assignment. The Fund will not be contractually obligated to pay expenses incurred under any Plan if it is terminated or not continued.

    Pursuant to each Plan, the Trustees will review at least quarterly a written report of the distribution expenses incurred on behalf of each class of shares of the Fund by the Distributor. The report will include an itemization of the distribution expenses and the purposes of such expenditures. In addition, as long as the Plans remain in effect, the selection and nomination of the Rule 12b-1 Trustees shall be committed to the Rule 12b-1 Trustees.

    Pursuant to each Distribution Agreement, the Fund has agreed to indemnify the Distributor to the extent permitted by applicable law against certain liabilities under federal securities laws.

    MONEY MARKET SERIES PLANS OF DISTRIBUTION. Under each Plan of Distribution for each money market series, each such series reimburses the Distributor for its distribution-related expenses at the annual rate of up to .125 of 1% of the average daily net assets of the series. For the fiscal year ended August 31, 2000, the Distributor incurred distribution expenses with respect to the money market series, all of which were recovered by the Distributor through the distribution fee paid by the series, as follows:

SERIES
------
Connecticut Money Market...................................     $102,564
Massachusetts Money Market.................................       84,848
New Jersey Money Market....................................      255,872
New York Money Market......................................      461,271

FEE WAIVERS/SUBSIDIES

    PIFM may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Fund. In addition, the Distributor has contractually agreed to waive a portion of its distribution fees for Class A and Class C shares, as described above. Fee waivers and subsidies will increase a Series' total return.

    NASD MAXIMUM SALES CHARGE RULE. Pursuant to rules of the NASD, the Distributor is required to limit aggregate initial sales charges, deferred sales charges and asset-based sales charges to 6.25% of total gross sales of each class of shares. Interest charges on unreimbursed distribution expenses equal to the prime rate plus one percent per annum may be added to the 6.25% limitation. Sales from the reinvestment of dividends and distributions are not included in the calculation of the 6.25% limitation. The annual asset-based sales charge on shares of a series may not exceed .75 of 1% per class. The 6.25% limitation applies to each class of a series of the Fund rather than on a per shareholder basis. If aggregate sales charges were to exceed 6.25% of total gross sales of any class of any series, all sales charges on shares of that class would be suspended.

(c) OTHER SERVICE PROVIDERS

    State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Subcustodians provide custodial services for the Fund's foreign assets held outside the United States.

    Prudential Mutual Fund Services LLC (PMFS), 194 Wood Avenue South, Iselin, New Jersey 08830, serves as the transfer and dividend disbursing agent of the Fund. PMFS is a wholly-owned subsidiary of PIFM. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives an annual fee of $13.00 per shareholder account, a new account set-up fee of $2.00 for each manually established shareholder account and a monthly inactive zero balance account fee of $20.00 per shareholder account. PMFS is also reimbursed for its out-of-pocket expenses, including but not limited to postage, stationery, printing, allocable communication expenses and other costs.

    For the fiscal year ended August 31, 2000, the Fund incurred approximately the following expenses for the services of PMFS on behalf of each Series:

SERIES
------
Connecticut Money Market...................................     $ 19,900
Florida....................................................       25,000
Massachusetts..............................................       14,100
Massachusetts Money Market.................................       13,700
New Jersey.................................................       64,100
New Jersey Money Market....................................       52,600
New York...................................................       87,600
New York Money Market......................................       88,000
North Carolina.............................................       14,100
Ohio.......................................................       30,700
Pennsylvania...............................................       85,600

    PricewaterhouseCoopers LLP serves as the Fund's independent accountants and in that capacity audits the Fund's annual financial statements.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

    The Manager is responsible for decisions to buy and sell securities and futures and options thereon for each series of the Fund, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions. The term "Manager" as used in this section includes the Subadviser. Purchases and sales of securities on a securities exchange, which are not expected to be a significant portion of the portfolio securities of any series, are effected through brokers who charge a commission for their services. Broker-dealers may also receive commissions in connection with options and futures transactions, including the purchase and sale of underlying securities upon the exercise of options. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable law, the Distributor and its affiliates. Brokerage commissions on United States securities, options and futures exchanges or boards of trade are subject to negotiation between the Manager and the broker or futures commission merchant.

    In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. The Fund will not deal with the Distributor or an affiliate in any transaction in which the Distributor or an affiliate acts as principal except in accordance with rules of the Commission. Thus it will not deal in the over-the-counter securities with the Distributor or an affiliate acting as a market-maker, and it will not execute a negotiated trade with the Distributor or an affiliate if execution involves the Distributor or an affiliate acting as principal with respect to any part of the Fund's order.

    In placing orders for portfolio securities for each series of the Fund, the Manager is required to give primary consideration to obtaining the best possible combination of favorable price and efficient execution. The Manager seeks to effect each transaction at a price and commission, if any, that provides the most favorable total cost or proceeds reasonably attainable in the circumstances. Within the framework of this policy, the Manager will consider the research and investment services provided by brokers, dealers or futures commission merchants who effect or are parties to portfolio transactions of the Fund, the Manager or the Manager's other clients. These research and investment services are those which brokerage houses customarily provide to institutional investors and include statistical and economic data and research reports on particular companies and industries. These services are used by the Manager in connection with all of its investment activities, and some of these services obtained in connection with the execution of transactions for the Fund may be used in managing other investment accounts. Conversely, brokers, dealers or futures commission merchants furnishing these services may be selected for the execution of transactions of these other accounts, whose aggregate assets are far larger than the Fund, and the services furnished by such brokers, dealers or futures commission merchants may be used by the Manager in providing investment management for the Fund. Commission rates are established pursuant to negotiations with the broker, dealer or futures commission merchant based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The policy of the Manager is to pay higher commissions to brokers, other than the Distributor or an affiliate, for particular transactions than might be charged if a different broker had been selected, on occasions when, in the Manager's opinion, this policy furthers the objective of obtaining best price and execution. In addition, the Manager is authorized to pay higher commissions on brokerage transactions for the Fund to brokers other than the Distributor or an affiliate in order to secure research and investment services described above, subject to review by the Fund's Trustees from time to time as to the extent and continuation of this practice. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Fund's Trustees.

    Portfolio securities may not be purchased from any underwriting or selling syndicate of which the Distributor (or any affiliate), during the existence of the syndicate, is a principal underwriter (as defined in the Investment Company
Act), except in accordance with rules of the Commission. This limitation, in the opinion of the Fund, will not significantly affect the series' ability to pursue their present investment objectives. However, in the future in other circumstances, the series may be at a disadvantage because of this limitation in comparison to other funds with similar objectives but not subject to such limitations.

    Subject to the above considerations, Prudential Securities may act as a broker or futures commission merchant for the Fund. In order for Prudential Securities (or any affiliate) to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by Prudential Securities (or any affiliate) must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers or futures commission merchants in connection with comparable transactions involving similar securities or futures contracts being purchased or sold on an exchange or board of trade during a comparable period of time. This standard would allow Prudential Securities (or any affiliate) to receive no more than the remuneration which would be expected to be received by an unaffiliated broker or futures commission merchant in a commensurate arm's-length transaction. Furthermore, the Trustees of the Fund, including a majority of the non-interested Trustees, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to Prudential Securities (or any affiliate) are consistent with the foregoing standard. In accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, Prudential Securities may not retain compensation for effecting transactions on a national securities exchange for the Fund unless the Fund has expressly authorized the retention of such compensation. Prudential Securities must furnish to the Fund at least annually a statement setting forth the total amount of all compensation retained by Prudential Securities from transactions effected for the Fund during the applicable period. Brokerage and futures transactions with Prudential Securities (or any affiliate) are also subject to such fiduciary standards as may be imposed upon Prudential Securities (or such affiliate) by applicable law.

    During the fiscal years ended August 31, 2000, 1999 and 1998, the series paid brokerage commissions on certain options and futures transactions as set forth below.[ANY OTHER TRANSACTIONS?] During these periods, the series paid no brokerage commissions to any of the Fund's affiliates, including Prudential Securities.[CONFIRM]

                                                                  BROKERAGE COMMISSIONS
                                                              ------------------------------
SERIES                                                          2000       1999       1998
------                                                        --------   --------   --------
Connecticut Money Market....................................  $     0    $     0    $     0
Florida.....................................................  $     0      1,400      7,000
Massachusetts...............................................  $     0          0      2,625
Massachusetts Money Market..................................  $     0          0          0
New Jersey..................................................  $ 4,051      2,975      3,675
New Jersey Money Market.....................................  $     0          0          0
New York....................................................  $10,596      7,315     19,968
New York Money Market.......................................  $     0          0          0
North Carolina..............................................  $ 1,628        560      2,599
Ohio........................................................  $ 5,329      5,767      7,333
Pennsylvania................................................  $ 2,450     10,990     18,445

    The Fund is required to disclose its holdings of securities of its regular brokers and dealers (as defined under Rule 10b-1 of the Investment Company Act) and their parents at August 31, 2000. As of August 31, 2000, no series held any securities of its regular brokers and dealers.[CONFIRM]

               CAPITAL SHARES, OTHER SECURITIES AND ORGANIZATION

    The Fund is permitted to issue an unlimited number of full and fractional shares in separate series, currently designated as the Connecticut Money Market Series, Florida Series, Massachusetts Series, Massachusetts Money Market Series, New Jersey Series, New Jersey Money Market Series, New York Series, New York Money Market Series, North Carolina Series, Ohio Series and Pennsylvania Series. The Florida Series, Massachussetts Series, New Jersey Series and New York Series each is authorized to issue an unlimited number of shares, divided into four classes, designated Class A, Class B, Class C and Class Z. The North Carolina Series, Ohio Series and Pennsylvania Series each is authorized to issue an unlimited number of shares, divided into three classes, designated Class A, Class B and Class C. Each class of shares represents an interest in the same assets of such series and is identical in all respects except that (1) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares, which are not subject to any sales charges and distribution and/or service fees), which may affect performance, (2) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (3) each class has a different exchange privilege, and
(4) only Class B shares have a conversion feature. Class Z shares are offered exclusively for sale to a limited group of investors. The Connecticut Money Market Series, the Massachusetts Money Market Series, the New Jersey Money Market Series and the New York Money Market Series offer only one class of shares. In accordance with the Fund's Declaration of Trust, the Trustees may authorize the creation of additional series and classes within a series, with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine.

    Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances. Each share of each class of a series is equal as to earnings, assets and voting privileges, except as noted above, and each class (with the exception of Class Z shares, which are not subject to any distribution or service fees) bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to Class B shares with respect to the non-money market series, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of beneficial interest of each series is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/or service fees. The Fund's shares do not have cumulative voting rights for the election of Trustees.

    The Fund does not intend to hold annual meetings of shareholders unless otherwise required by law. The Fund will not be required to hold meetings of shareholders unless, for example, the election of Trustees is required to be acted upon by shareholders under the Investment Company Act. Shareholders have certain rights, including the right to call a meeting upon a vote of 10% of the Fund's outstanding shares for the purpose of voting on the removal of one or more Trustees or to transact any other business.

    The Declaration of Trust and the By-Laws of the Fund are designed to make the Fund similar in certain respects to a Massachusetts business corporation. The principal distinction between a Massachusetts business corporation and a Massachusetts business trust relates to shareholder liability. Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the Fund, which is not the case with a corporation. The Declaration of Trust of the Fund provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written obligation, contract, instrument or undertaking made by the Fund shall contain a provision to the effect that the shareholders are not individually bound thereunder.

                PURCHASE, REDEMPTION AND PRICING OF FUND SHARES

    Shares of each series of the Fund, other than the money market series, may be purchased at a price equal to the next determined net asset value per share
(NAV) plus a sales charge which, at the election of the investor, may be imposed either at the time of purchase, on a deferred basis or both. Class A shares are sold with a front-end sales charge. Class B shares are subject to a contingent deferred sales charge. Class C shares are sold with a low front-end sales charge, but are also subject to a contingent deferred sales charge. Class Z shares of the Florida Series, the Massachusetts Series, the New Jersey Series and the New York Series are offered to a limited group of investors at NAV without any sales charges. See "How to Buy, Sell and Exchange Shares of the Series--How to Buy Shares" in each series' Prospectus.

    For a description of the methods of purchasing shares of the Connecticut Money Market Series, the Massachusetts Money Market Series, the New Jersey Money Market Series or the New York Money Market Series, see "How to Buy, Sell and Exchange Shares of the Series--How to Buy Shares" in the money market series' Prospectuses.

    PURCHASE BY WIRE. For an initial purchase of shares of the Fund by wire, you must complete an application and telephone PMFS at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, fund, series and class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company (State Street), Boston, Massachusetts, Custody and Shareholder Services Division. Attention: Prudential Municipal Series Fund, specifying on the wire the account number assigned by PMFS and your name and identifying the series and the class in which you are investing
(Class A, Class B, Class C or Class Z shares for the non-money market series).

    If you arrange for receipt by State Street of federal funds prior to the calculation of NAV (4:15 p.m., New York time) on a business day, 4:30 p.m. with respect to the money market series, you may purchase shares of the Fund as of that day.

    In making a subsequent purchase by wire, you should wire State Street directly and should be sure that the wire specifies Prudential Municipal Series Fund, the series, the class in which you are eligible to invest (Class A, Class B, Class C or Class Z shares for the non-money market series), your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders using federal funds. The minimum amount which may be invested by wire is $1,000.

ISSUANCE OF FUND SHARES FOR SECURITIES

    Transactions involving the issuance of Fund shares for securities (rather than cash) will be limited to (1) reorganizations, (2) statutory mergers, or
(3) other acquisitions of portfolio securities that: (a) meet the investment objectives and policies of the Fund, (b) are liquid and not subject to restrictions on resale, (c) have a value that is readily ascertainable via listing on or trading in a recognized United States or international exchange or market, and (d) are approved by the Fund's investment adviser.

SPECIMEN PRICE MAKE-UP

    Under the current distribution arrangements between the Fund and the Distributor, Class A shares are sold at a maximum sales charge of 3%, Class C shares* are sold with a front-end sales charge of 1%, and Class B* and Class Z shares are sold at NAV. Using the NAV at August 31, 2000 of each series currently in existence (other than the Connecticut Money Market Series, the Massachusetts Money Market Series, the New Jersey Money Market Series and the New York Money Market Series), the maximum offering prices of the series' shares are as follows:

CLASS A                                                   FL         MA         NJ         NY         NC         OH         PA
-------                                                --------   --------   --------   --------   --------   --------   --------
Net asset value and redemption price per Class A
 share...............................................   $10.23     $11.07     $10.65     $11.60     $10.99     $11.28     $10.05
Maximum initial sales charge (3% of offering
 price)..............................................      .32        .34        .33        .36        .34        .35        .31
                                                        ------     ------     ------     ------     ------     ------     ------
Maximum offering price to public.....................   $10.55     $11.41     $10.98     $11.96     $11.33     $11.63     $10.36
                                                        ======     ======     ======     ======     ======     ======     ======

CLASS B                                                   FL         MA         NJ         NY         NC         OH         PA
-------                                                --------   --------   --------   --------   --------   --------   --------
Net asset value, redemption price and offering price
 per Class B share*..................................   $10.23     $11.07     $10.66     $11.61     $10.99     $11.29     $10.05
                                                        ======     ======     ======     ======     ======     ======     ======

CLASS C                                                   FL         MA         NJ         NY         NC         OH         PA
-------                                                --------   --------   --------   --------   --------   --------   --------
Net asset value and redemption price per Class C
 share*..............................................   $10.23     $11.07     $10.66     $11.61     $10.99     $11.29     $10.05
Maximum initial sales charge (1% of offering
 price)..............................................      .10        .11        .11        .12        .11        .11        .10
                                                        ------     ------     ------     ------     ------     ------     ------
Offering price to public.............................   $10.33     $11.18     $10.77     $11.73     $11.10     $11.40     $10.15
                                                        ======     ======     ======     ======     ======     ======     ======

CLASS Z                                                   FL         MA         NJ         NY
-------                                                --------   --------   --------   --------
Net asset value, redemption price and offering price
 per Class Z share...................................   $10.22     $11.06     $10.73     $11.62
                                                        ======     ======     ======     ======

------------------------
 *Class B and Class C shares are subject to a contingent deferred sales charge on certain redemptions. See "How to Buy, Sell and Exchange Shares of the Series--How to Sell Your Shares--Contingent Deferred Sales Charge (CDSC)" in the Prospectus of each applicable series.

SELECTING A PURCHASE ALTERNATIVE (NON-MONEY MARKET SERIES ONLY)

    The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to each series (other than the money market series):

    If you intend to hold your investment in a series for less than 3 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 3% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

    If you intend to hold your investment for more than 4 years and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

    If you qualify for a reduced sales charge on Class A shares, it may be more advantages for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

    If you do not qualify for a reduced sales charge on Class A shares and you purchase Class C shares, you would have to hold your investment for more than 4 years for the 1% initial sales charge plus the higher cumulative annual distribution-related fee on the Class C shares to exceed the initial sales charge plus cumulative annual distribution-related fees on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class C distribution-related fee on the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

REDUCTION AND WAIVER OF INITIAL SALES CHARGE--CLASS A SHARES

    Class A shares may be purchased at NAV, through the Distributor or the Transfer Agent by:

    - officers of the Prudential mutual funds (including the Fund)

    - employees of the Distributor, Prudential Securities, PIFM and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent

    - employees of subadvisers of the Prudential mutual funds provided that purchases at NAV are permitted by such person's employer

    - Prudential, employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries

    - members of the Board of Directors of Prudential

    - real estate brokers, agents and employees of real estate brokerage companies affiliated with The Prudential Real Estate Affiliates who maintain an account at Prudential Securities, Prusec or with the Transfer Agent

    - registered representatives and employees of brokers who have entered into a selected dealer agreement with the Distributor provided that purchases at NAV are permitted by such person's employer

    - investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that
      (1) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities, (2) the purchase is made with proceeds of a redemption of shares of any open-end non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (3) the financial adviser served as the client's broker on the previous purchase

    - orders placed by broker-dealers, investment advisers or financial planners who have entered into an agreement with the Distributor, who place trades for their own accounts or the accounts of their clients and who charge a management, consulting or other fee for the services (for example, mutual fund "wrap" or asset allocation programs)

    - orders placed by clients of broker-dealers, investment advisers or financial planners who place trades for customer accounts if the accounts are linked to the master account of such broker-dealer, investment adviser or financial planner and the broker-dealer, investment adviser or financial planner charges its clients a separate fee for its services (for example, mutual fund "supermarket" programs).

    In addition, current and former Directors/Trustees of the Prudential mutual funds (including the Fund) may purchase Class A shares of the North Carolina, Ohio and Pennsylvania Series at NAV. Broker-dealers, investment advisers or financial planners sponsoring fee-based programs (such as mutual fund "wrap" or asset allocation programs and mutual fund "supermarket" programs) may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

    For an investor to obtain any reduction or waiver of the initial sales charges, at the time of the sale either the Transfer Agent must be notified directly by the investor or the Distributor must be notified by the broker facilitating the transaction that the sale qualifies for the reduced or waived sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charge is imposed upon Class A shares acquired upon the reinvestment of dividends and distributions.

    COMBINED PURCHASE AND CUMULATIVE PURCHASE PRIVILEGE. If an investor or eligible group of related investors purchases Class A shares of the Fund concurrently with Class A shares of other series of the Fund or other Prudential mutual funds, the purchases may be combined to take advantage of the reduced sales charges applicable to larger purchases. See "How to Buy, Sell and Exchange Shares of the Series--How to Buy Shares--Step 2: Choose a Share Class--Reducing or Waiving Class A's Initial Sales Charge" in the applicable Prospectus.

    An eligible group of related Fund investors includes any combination of the following:

    - an individual

    - the individual's spouse, their children and their parents

    - the individual's and spouse's Individual Retirement Account (IRA)

    - any company controlled by the individual (a person, entity or group that holds 25% or more of the outstanding voting securities of a company will be deemed to control the company, and a partnership will be deemed to be controlled by each of its general partners)

    - a trust created by the individual, the beneficiaries of which are the individual, his or her spouse, parents or children

    - a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act account created by the individual or the individual's spouse

    - one or more employee benefit plans of a company controlled by an individual.

    In addition, an eligible group of related Fund investors may include an employer (or group of related employers) and one or more qualified retirement plans of such employer or employers (an employer controlling, controlled by or under common control with another employer is deemed related to that employer).

    The Transfer Agent, the Distributor or your broker must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor's holdings. The Combined Purchase and Cumulative Purchase Privilege does not apply to individual participants in any retirement or group plans.

    LETTERS OF INTENT. Reduced sales charges are also available to investors (or an eligible group of related investors) who enter into a written Letter of Intent providing for the investment, within a thirteen-month period, of a specific dollar amount in the Fund and other Prudential mutual funds (Letter of Intent).

    For purposes of the Letter of Intent, the value of all shares of the Fund and shares of other Prudential mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) which were previously purchased and are still owned are also included in determining the applicable reduction. However, the value of shares held directly with the Transfer Agent or its affiliates, and through your broker, will not be aggregated to determine the reduced sales charge.

    A Letter of Intent permits an investor to establish a total investment goal to be achieved by any number of investments over a thirteen-month period. Each investment made during the period will receive the reduced sales charge applicable to the amount represented by the goal as if it were a single investment. Escrowed Class A shares totaling 5% of the dollar amount of the Letter of Intent will be held by the Transfer Agent in the name of the investor. The effective date of a Letter of Intent may be back-dated up to 90 days, in order that any investments made during this 90-day period, valued at the investor's cost, can be applied to the fulfillment of the Letter of Intent goal.

    The Letter of Intent does not obligate the investor to purchase, nor the Fund to sell, the indicated amount. In the event the Letter of Intent goal is not satisfied within the thirteen-month period, the investor is required to pay the difference between the sales charge otherwise applicable to the purchases made during this period and the sales charges actually paid. Such payment may be made directly to the Distributor or, if not paid, the Distributor will liquidate sufficient escrowed shares to obtain such difference. Investors electing to purchase Class A shares of the Fund pursuant to a Letter of Intent should carefully read such Letter of Intent.

    The Distributor must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor's holdings. Letters of intent are not available to individual participants in any retirement or group plans.

CLASS B SHARES

    The offering price of Class B shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order in proper form by the Transfer Agent, your broker or the Distributor. Redemptions of Class B shares may be subject to a CDSC. See "Contingent Deferred Sales Charge" below.

    The Distributor will pay, from its own resources, sales commissions of up to 4% of the purchase price of Class B shares to brokers, financial advisers and other persons who sell Class B shares at the time of sale. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee.

CLASS C SHARES

    The offering price of Class C shares is the next determined NAV plus a 1% sales charge. In connection with the sale of Class C shares, the Distributor will pay, from its own resources, brokers, financial advisers and other persons which distribute Class C shares a sales commission of up to 2% of the purchase price at the time of the sale.

WAIVER OF INITIAL SALES CHARGE--CLASS C SHARES

    INVESTMENT OF REDEMPTION PROCEEDS FROM OTHER INVESTMENT
COMPANIES. Investors may purchase Class C shares at NAV, without the initial sales charge, with the proceeds from the redemption of shares of any unaffiliated registered investment company which were not held through an account with any Prudential affiliate. Such purchases must be made within 60 days of the redemption. Investors eligible for this waiver include:
(1) investors purchasing shares through an account at Prudential Securities;
(2) investors purchasing shares through an ADVANTAGE Account or an Investor Account with Prusec; and (3) investors purchasing shares through other brokers. This waiver is not available to investors who purchase shares directly from the Transfer Agent. You must notify your broker if you are entitled to this waiver and provide it with such supporting documents as it may deem appropriate.

CLASS Z SHARES

    MUTUAL FUND PROGRAMS. Class Z shares of the Florida, Massachusetts, New Jersey and New York Series also can be purchased by participants in any fee-based program or trust program sponsored by Prudential or an affiliate that includes mutual funds as investment options and the Fund as an available option. Class Z shares also can be purchased by investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:

    - Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades, links its clients' accounts to a master account in the sponsor's name and charges its clients a management, consulting or other fee for its services

    - Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.

    Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

    OTHER TYPES OF INVESTORS. Class Z shares of the Florida, Massachusetts, New Jersey and New York Series currently also are available for purchase by the following categories of investors:

    - Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available investment option

    - Current and former Directors/Trustees of the Prudential mutual funds (including the Fund)

    - Prudential, with an investment of $10 million or more.

    In connection with the sale of Class Z shares,the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee from its own resources based on a percentage of the net asset value of shares sold by such persons.

RIGHTS OF ACCUMULATION

    Reduced sales charges also are available through Rights of Accumulation, under which an investor or an eligible group of related investors, as described above under "Combined Purchase and Cumulative Purchase Privilege," may aggregate the value of their existing holdings of shares of the Fund and shares of other Prudential mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) to determine the reduced sales charge. Rights of Accumulation may be applied across the classes of the Prudential mutual funds. The value of shares held directly with the Transfer Agent and through your broker will not be aggregated to determine the reduced sales charge. The value of existing holdings for purposes of determining the reduced sales charge is calculated using the maximum offering price (net asset value plus maximum sales charge) as of the previous business day. See "Risk/Return Summary--Evaluating Performance" in the Prospectus.

    The Distributor or the Transfer Agent must be notified at the time of purchase that the shareholder is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investors' holdings.

SALE OF SHARES

    You can redeem your shares at any time for cash at the NAV next determined after the redemption request is received in proper form (in accordance with procedures established by the Transfer Agent in connection with investors' accounts) by the Transfer Agent, the Distributor or your broker. In certain cases, however, redemption proceeds will be reduced by the amount of any applicable CDSC, as described below. See "Contingent Deferred Sales Charge" below. If you are redeeming your shares through a broker, your broker must receive your sell order before the Fund computes its NAV for the day (that is, 4:15 p.m., New York time (with respect to the non-money market series of the Fund), 4:30 p.m., New York time; (with respect to the money market series of the
Fund) in order to receive that day's NAV. Your broker will be responsible for furnishing all necessary documentation to the Distributor and may charge you for its services in connection with redeeming shares of the Fund.

    If you hold shares of the Fund through Prudential Securities, you must redeem your shares through Prudential Securities. Please contact your Prudential Securities financial adviser.

    In order to redeem shares, a written request for redemption signed by you exactly as the account is registered is required. If you hold certificates, the certificates must be received by the Transfer Agent, the Distributor or your broker in order for the redemption request to be processed. If redemption is requested by a corporation, partnership, trust or fiduciary, written evidence of authority acceptable to the Transfer Agent must be submitted before such request will be accepted. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention: Redemption Services, P.O. Box 8149, Philadelphia, PA 19101, to the Distributor, or to your broker.

    SIGNATURE GUARANTEE.  If the proceeds of the redemption (1) exceed $100,000,
(2) are to be paid to a person other than the record owner, (3) are to be sent to an address other than the address on the Transfer Agent's records, or
(4) are to be paid to a corporation, partnership, trust or fiduciary, and your shares are held directly with the Transfer Agent the signature(s) on the redemption request, or stock power must be signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquires of, any eligible guarantor institution. In the case of redemptions from a PruArray Plan, if the proceeds of the redemption are invested in another investment option of the plan in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.

    Payment for shares presented for redemption will be made by check within seven days after receipt by the Transfer Agent, the Distributor or your broker of the written request and certificates, if issued, except as indicated below. If you hold shares through a broker, payment for shares presented for redemption will be credited to your account at your broker, unless you indicate otherwise. Such payment may be postponed or the right of redemption suspended at times
(1) when the New York Stock Exchange is closed for other than customary weekends and holidays, (2) when trading on such Exchange is restricted, (3) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (4) during any other period when the Securities and Exchange Commission (the Commission), by order, so permits; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (2), (3) or (4) exist.

    Payment for redemption of recently purchased shares will be delayed until the Fund or its Transfer Agent has been advised that the purchase check has been honored, which may take up to 10 calendar days from the time of receipt of the purchase check by the Transfer Agent. Such delay may be avoided by purchasing shares by wire or by certified or cashier's check.

    REDEMPTION IN KIND. If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the NAV of the Fund during any 90-day period for any one shareholder.

    INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Board of Trustees may redeem all of the shares of any shareholder whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No CDSC will be imposed on any such involuntary redemption.

    90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest back into your account any portion or all of the proceeds of such redemption in shares of the same Series at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. (If less than a full repurchase is made, the credit will on a PRO RATA basis). You must notify the Transfer Agent, either directly or through the Distributor or your broker, at the time the repurchase privilege is exercised, to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charge" below.

CONTINGENT DEFERRED SALES CHARGE

    Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within 18 months of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and 18 months, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any CDSC will be paid to and retained by the Distributor.

    The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "Shareholder Investment Account--Exchange Privilege" below.

    The following table sets forth the rates of the CDSC applicable to redemption of Class B shares:

                                                  CONTINGENT DEFERRED SALES
                                                   CHARGE AS A PERCENTAGE
              YEAR SINCE PURCHASE                  OF DOLLARS INVESTED OR
                  PAYMENT MADE                       REDEMPTION PROCEEDS
------------------------------------------------  -------------------------
First...........................................            5.0%
Second..........................................            4.0%
Third...........................................            3.0%
Fourth..........................................            2.0%
Fifth...........................................            1.0%
Sixth...........................................            1.0%
Seventh.........................................            None

    In determining whether a CDSC is applicable to redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in NAV above the total amount of payments for the purchase of Class B shares made during the preceding six years and 18 months for Class C shares then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

    For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represent appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

    For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE--CLASS B SHARES

    The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy, at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.

    The CDSC also will be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. For more information, call Prudential at (800) 353-2847.

    Finally, the CDSC will be waived to the extent that the proceeds from shares redeemed are invested in Prudential mutual funds, The Guaranteed Investment Account, the Guaranteed Insulated Separate Account or units of The Stable Value Fund.

    SYSTEMATIC WITHDRAWAL PLAN. The CDSC will be waived (or reduced) on certain redemptions effected through the Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually on the anniversary date of your purchase. The CDSC will be waived (or reduced) on redemptions until this threshold 12% is reached.

    In addition, the CDSC will be waived on redemptions of shares held by Trustees of the Fund.

    You must notify the Fund's Transfer Agent either directly or through your broker, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. In connection with these waivers, the Transfer Agent will require you to submit the supporting documentation set forth below.

CATEGORY OF WAIVER                                REQUIRED DOCUMENTATION
Death                                             A copy of the shareholder's death certificate
                                                  or, in the case of a trust, a copy of the
                                                  grantor's death certificate, plus a copy of the
                                                  trust agreement identifying the grantor.
Disability-An individual will be considered       A copy of the Social Security Administration
disabled if he or she is unable to engage in any  award letter or a letter from a physician on the
substantial gainful activity by reason of any     physician's letterhead stating that the
medically determinable physical or mental         shareholder (or, in the case of a trust, the
impairment which can be expected to result in     grantor (a copy of the trust agreement
death or to be of long-continued and indefinite   identifying the grantor will be required as
duration.                                         well)) is permanently disabled. The letter must
                                                  also indicate the date of disability.

    The Transfer Agent reserves the right to request such additional documents as it may deem appropriate.

QUANTITY DISCOUNT--CLASS B SHARES PURCHASED PRIOR TO AUGUST 1, 1994

    The CDSC is reduced on redemptions of Class B shares of a series of the Fund purchased prior to August 1, 1994 if immediately after a purchase of such shares, the aggregate cost of all Class B shares of a series of the Fund owned by you in a single account exceeded $500,000. For example, if you purchased $100,000 of Class B shares of a series of the Fund and the following year purchased an additional $450,000 of Class B shares with the result that the aggregate cost of your Class B shares of a series of the Fund following the second purchase was $550,000, the quantity discount would be available for the second purchase of $450,000 but not for the first purchase of $100,000. The quantity discount will be imposed at the following rates depending on whether the aggregate value exceeded $500,000 or $1 million:

                                                       CONTINGENT DEFERRED SALES CHARGE
                                                     AS A PERCENTAGE OF DOLLARS INVESTED
                                                            OR REDEMPTION PROCEEDS
               YEAR SINCE PURCHASE                 ----------------------------------------
                  PAYMENT MADE                     $500,001 TO $1 MILLION   OVER $1 MILLION
-------------------------------------------------  ----------------------   ---------------
First............................................           3.0%                 2.0 %
Second...........................................           2.0%                 1.0 %
Third............................................           1.0%                 0   %
Fourth and thereafter............................           0  %                 0   %

    You must notify the Transfer Agent, the Distributor, or your Dealer, at the time of redemption, that you are entitled to the reduced CDSC. The reduced CDSC will be granted subject to confirmation of your holdings.

CONVERSION FEATURE--CLASS B SHARES

    Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge.

    Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula:
(1) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (2) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

    For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (that is, $1,000 divided by $2,100 (47.62%), multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

    Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share NAV of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted.

    For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year would not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.

    The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (1) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute "preferential dividends" under the Internal Revenue Service Code and (2) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee. Shareholders should consult their tax advisers regarding the state and local tax consequences of the conversion or exchange of shares.

                         SHAREHOLDER INVESTMENT ACCOUNT

    Upon the initial purchase of shares of the Fund, a Shareholder Investment Account is established for each investor under which the shares are held for the investor by the Transfer Agent. If a share certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares and may be redeposited in the Account at any time. There is no charge to the investor for issuance of a certificate. The Fund makes available to its shareholders the following privileges and plans.

AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS

    For the convenience of investors, all dividends and distributions are automatically reinvested in full and fractional shares of a series at net asset value per share. An investor may direct the Transfer Agent in writing not less than five full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. In the case of recently purchased shares for which registration instructions have not been received by the record date, cash payment will be made directly to the broker. Any shareholder who receives dividends or distributions in cash may subsequently reinvest any such dividends or distributions at NAV by returning the check to the Transfer Agent within 30 days after the payment date. The reinvestment will be made at the NAV per share next determined after receipt of the check by the Transfer Agent. Shares purchased with reinvested dividends and/or distributions will not be subject to CDSC upon redemption.

EXCHANGE PRIVILEGE

    Each series makes available to its shareholders the privilege of exchanging their shares of a series for shares of other series of the Fund and certain other Prudential mutual funds, including one or more specified money market funds, subject in each case to the minimum investment requirements of such funds. Shares of such other Prudential mutual funds may also be exchanged for shares of the series of the Fund. All exchanges are made on the basis of the relative NAV next determined after receipt of an order in proper form. An exchange will be treated as a redemption and purchase for tax purposes. Shares may be exchanged for shares of another fund only if shares of such fund may legally be sold under applicable state laws.

    It is contemplated that the Exchange Privilege may be applicable to new mutual funds whose shares may be distributed by the Distributor.

    In order to exchange shares by telephone, you must authorize telephone exchanges on your initial application form or by written notice to the Transfer Agent and hold shares in non-certificate form. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares, on weekdays, except holidays, between the hours of 8:00 a.m. and 8:00 p.m., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. Neither the Fund nor its agents will be liable for any loss, liability or cost which results from acting upon instructions reasonably believed to be genuine under the foregoing procedures. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order.

    If you hold shares through Prudential Securities, you must exchange your shares by contacting your Prudential Securities financial adviser.

    If you hold certificates, the certificates must be returned in order for the shares to be exchanged.

    You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 8157, Philadelphia, PA 19101.

    In periods of severe market or economic conditions the telephone exchange of shares may be difficult to implement and you should make exchanges by mail by writing to Prudential Mutual Fund Services LLC, at the address noted above.

    CLASS A. Shareholders of the Fund may exchange their Class A shares for Class A shares of other series of the Fund or certain other Prudential mutual funds and shares of the money market funds specified below. No fee or sales load will be imposed upon the exchange. Shareholders of money market funds who acquired such shares upon exchange of Class A shares may use the exchange privilege only to acquire Class A shares of the Prudential mutual funds participating in the exchange privilege.

    The following money market funds participate in the Class A exchange privilege:

       Prudential California Municipal Fund
        (California Money Market Series)

       Prudential Government Securities Trust
        (Money Market Series)
        (U.S. Treasury Money Market Series)

       Prudential Municipal Series Fund
        (New Jersey Money Market Series)
        (New York Money Market Series)

       Prudential MoneyMart Assets, Inc.

       Prudential Tax-Free Money Fund, Inc.

    CLASS B AND CLASS C. Shareholders of each non-money market series may exchange their Class B and Class C shares for Class B and Class C shares, respectively, of other series of the Fund or certain other Prudential mutual funds and shares of Prudential Special Money Market Fund, Inc., a money market mutual fund. No CDSC will be payable upon such exchange, but a CDSC may be payable upon the redemption of the Class B and Class C shares acquired as a result of the exchange. The applicable sales charge will be that imposed by the fund in which shares were initially purchased and the purchase date will be deemed to be the first day of the month after the initial purchase, rather than the date of the exchange.

    Class B and Class C shares of the Fund may also be exchanged for shares of an eligible money market fund without imposition of any CDSC at the time of exchange. Upon subsequent redemption from such money market fund or after re-exchange into the Fund, such shares will be subject to the CDSC calculated by excluding the time such shares were held in the money market fund. In order to minimize the period of time in which shares are subject to a CDSC, shares exchanged out of the money market fund will be exchanged on the basis of their remaining holding periods, with the longest remaining holding periods being exchanged first. In measuring the time period shares are held in a money market fund and "tolled" for purposes of calculating the CDSC holding period, exchanges are deemed to have been made on the last day of the month.Thus, if shares are exchanged into the Fund from a money market fund during the month (and are held in the Fund at the end of the month), the entire month will be included in the CDSC holding period. Conversely, if shares are exchanged into a money market fund prior to the last day of the month (and are held in the money market fund on the last day of the month), the entire month will be excluded from the CDSC holding period. For purposes of calculating the seven year holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded.

    At any time after acquiring shares of other funds participating in the Class B or Class C Exchange Privilege, a shareholder may again exchange those shares (and any reinvested dividends and distributions) for Class B or Class C shares of a series, respectively, without subjecting such shares to any CDSC. Shares of any fund participating in the Class B or Class C exchange privilege that were acquired through reinvestment of dividends or distributions may be exchanged for Class B or Class C shares, respectively, of other funds without being subject to any CDSC.

    CLASS Z. Class Z shares may be exchanged for Class Z shares of other Prudential mutual funds.

    SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV and for shareholders who qualify to purchase Class Z shares. Under this exchange privilege, amounts representing any Class B and Class C shares which are not subject to a CDSC held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis, unless the shareholder elects otherwise.

    Shareholders who qualify to purchase Class Z shares will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B and Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B and Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities, Prusec or another broker that they are eligible for this special exchange privilege.

    Participants in any fee-based program for which a series is an available option will have their Class A shares, if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value.

    Additional details about the exchange privilege and prospectuses for each of the Prudential mutual funds are available from the Fund's Transfer Agent, the Distributor or your broker. The exchange privilege may be modified, terminated or suspended on sixty days' notice, and any fund, including the Fund, or the Distributor, has the right to reject any exchange application relating to such fund's shares. See "How to Buy, Sell and Exchange Shares of the Series--How to Exchange Your Shares--Frequent Trading" in the Prospectus.

DOLLAR COST AVERAGING (NOT APPLICABLE TO THE MONEY MARKET SERIES)

    Dollar cost averaging is a method of accumulating shares by investing a fixed amount of dollars in shares at set intervals. An investor buys more shares when the price is low and fewer shares when the price is high. The average cost per share is lower than it would be if a constant number of shares were bought at set intervals.

    Dollar cost averaging may be used, for example, to plan for retirement, to save for a major expenditure, such as the purchase of a home, or to finance a college education. The cost of a year's education at a four-year college today averages around $14,000 at a private college and around $6,000 at a public university. Assuming these costs increase at a rate of 7% a year, as has been projected, for the freshman class beginning in 2011, the cost of four years at a private college could reach $210,000 and over $90,000 at a public university.(1)

    The following chart shows how much you would need in monthly investments to achieve specified lump sums to finance your investment goals.(2)

                   PERIOD OF
              MONTHLY INVESTMENTS:                $100,000   $150,000   $200,000   $250,000
              --------------------                --------   --------   --------   --------
25 Years........................................   $  105     $  158     $  210     $  263
20 Years........................................      170        255        340        424
15 Years........................................      289        438        578        722
10 Years........................................      547        820      1,093      1,366
 5 Years........................................    1,361      2,041      2,721      3,402

See "Automatic Investment Plan (AIP)" below.
------------------------
(1)Source information concerning the costs of education at public and private universities is available from The College Board Annual Survey of Colleges, 1993. Average costs for private institutions include tuition, fees, room and board for the 1993-1994 academic year.

(2)The chart assumes an effective rate of return of 8% (assuming monthly compounding). This example is for illustrative purposes only and is not intended to reflect the performance of an investment in shares of the Fund. The investment return and principal value of an investment will fluctuate so that an investor's shares when redeemed may be worth more or less than their original cost.

AUTOMATIC INVESTMENT PLAN (AIP)

    Under AIP, an investor may arrange to have a fixed amount automatically invested in shares of a series by authorizing his or her bank account or Prudential Securities account (including a Prudential Securities COMMAND Account) to be debited to invest specified dollar amounts for subsequent investment into the series. The investor's bank must be a member of the Automatic Clearing House System.

    Further information about this program and an application form can be obtained from the Transfer Agent, the Distributor or your broker.

SYSTEMATIC WITHDRAWAL PLAN

    A systematic withdrawal plan is available to shareholders through Prudential Securities or the Transfer Agent. Such withdrawal plan provides for monthly, quarterly, semi-annual or annual redemption checks in any amount, except as provided below, up to the value of the shares in the shareholder's account. Systematic withdrawals of Class B or Class C shares may be subject to a CDSC. See "How to Buy, Sell and Exchange Shares of the Series--How to Sell Your Shares--Contingent Deferred Sales Charge (CDSC)" in the Prospectus of each applicable series.

    In the case of shares held through the Transfer Agent, (1) a $10,000 minimum account value applies, (2) systematic withdrawals may not be for less than $100 and (3) all dividends and/or distributions must be automatically reinvested in additional full and fractional shares of the Fund in order for the shareholder to participate in the plan. See "Automatic Reinvestment of Dividends and/or Distributions" above.

    The Distributor, the Transfer Agent or your broker act as agents for the shareholder in redeeming sufficient full and fractional shares to provide the amount of the systematic withdrawal payment. The systematic withdrawal plan may be terminated at any time, and the Distributor reserves the right to initiate a fee of up to $5 per withdrawal, upon 30 days' written notice to the shareholders.

    Systematic withdrawal payments should not be considered as dividends, yield or income. If systematic withdrawals continuously exceed reinvested dividends and distributions, the shareholder's original investment will be correspondingly reduced and ultimately exhausted.

    Furthermore, each systematic withdrawal constitutes a redemption of shares, and any gain or loss realized must be recognized for federal income tax purposes. In addition, systematic withdrawals made concurrently with purchases of additional shares are inadvisable because of the sales charges applicable to
(1) the purchase of Class A and Class C shares and (2) the redemption of Class B and Class C shares. Each shareholder should consult his or her own tax adviser with regard to the tax consequences of the systematic withdrawal plan.

HOW TO REDEEM SHARES OF THE MONEY MARKET SERIES

    Redemption orders submitted to and received by Prudential Mutual Fund Services LLC (PMFS) will be effected at the net asset value next determined after receipt of the order. Shareholders of the Connecticut Money Market Series, the Massachusetts Money Market Series, the New Jersey Money Market Series and the New York Money Market Series (other than Prudential Securities clients for whom Prudential Securities has purchased shares of such money market series) may use Check Redemption, Expedited Redemption or Regular Redemption.

  CHECKWRITING REDEMPTION

    Shareholders are subject to the Custodian's rules and regulations governing checkwriting redemption privileges, including the right of the Custodian not to honor checks in amounts exceeding the value of the shareholder's account at the time the check is presented for payment.

    Shares for which certificates have been issued are not available for redemption to cover checks. A shareholder should be certain that adequate shares for which certificates have not been issued are in his or her account to cover the amount of the check. Also, shares purchased by check are not available for check redemptions until 10 days after receipt of the purchase check by PMFS unless the Fund or PMFS has been advised that the purchase check has been honored. Such delay may be avoided by purchasing shares by certified check or by wire. If insufficient shares are in the account, or if the purchase was made by check within 10 days, the check is returned marked "insufficient funds." Since the dollar value of an account is constantly changing, it is not possible for a shareholder to determine in advance the total value of his or her account so as to write a check for the redemption of the entire account.

    There is a service charge of $5.00 payable to PMFS to establish the checkwriting redemption privilege and to order checks. The Custodian and the Fund have reserved the right to modify this checkwriting privilege or to impose a charge for each check presented for payment for any individual account or for all accounts in the future.

    The Fund or PMFS may terminate Checkwriting Redemption Privilege at any time upon 30 days' notice to participating shareholders. To receive further information, contact Prudential Mutual Fund Services LLC, Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  EXPEDITED REDEMPTION

    To request an Expedited Redemption by telephone, a shareholder should call PMFS at (800) 225-1852. Calls must be received by PMFS before 4:30 P.M., New York time. Requests by letter should be addressed to Prudential Mutual Fund Services LLC, Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5015.

    In order to change the name of the commercial bank or account designated to receive redemption proceeds, it is necessary to execute a new Expedited Redemption Authorization Form and submit it to PMFS at the address set forth above. Requests to change a bank or account must be signed by each shareholder and each signature must be guaranteed by an "eligible guarantor institution" as defined below. PMFS may request further documentation from corporations, executors, administrators, trustees or guardians.

    To receive further information, investors should contact PMFS at
(800) 225-1852.

  REGULAR REDEMPTION

    Shareholders may redeem their shares by sending to PMFS, at the address set forth above, a written request, accompanied by share certificates, if issued. If the proceeds of the redemption (a) exceed $100,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request or stock power must be signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential District or Ordinary offices. The Fund may change the signature guarantee requirements from time to time on notice to shareholders, which may be given by means of a new Prospectus. All correspondence concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention:
Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010. Regular redemption is made by check sent to the shareholder's address of record.

MUTUAL FUND PROGRAMS

    From time to time, the Fund (or a series of the Fund) may be included in a mutual fund program with other Prudential mutual funds. Under such a program, a group of portfolios will be selected and thereafter promoted collectively. Typically, these programs are created with an investment theme, such as pursuit of greater diversification, protection from interest rate movements or access to different management styles. In the event such a program is instituted, there may be a minimum investment requirement for the program as a whole. The Fund may waive or reduce the minimum initial investment requirements in connection with such a program.

    The mutual funds in the program may be purchased individually or as part of the program. Since the allocation of portfolios included in the program may not be appropriate for all investors, investors should consult their Prudential Securities Financial Advisor, Prudential/Pruco Securities Representative, or other broker concerning the appropriate blend of portfolios for them. If investors elect to purchase the individual mutual funds that constitute the program in an investment ratio different from that offered by the program, the standard minimum investment requirements for the individual mutual funds will apply.

                                NET ASSET VALUE

    The net asset value per share (NAV) of a series is the net worth of such series (assets, including securities at value, minus liabilities) divided by the number of shares of such series outstanding. NAV is calculated separately for each class. The Fund will compute the NAV of each such series (except the money market series) once daily at 4:15 p.m., New York time, on days the New York Stock Exchange is open for trading, except on days on which no orders to purchase, sell or redeem shares of the series have been received or on days on which changes in the value of the series' portfolio securities do not affect NAV. The Fund will compute the NAV of the money market series at 4:30 p.m., New York time, on days the New York Stock Exchange is open for trading, except on days on which no orders to purchase, sell or redeem shares of the money market series have been received or on days on which changes in the value of the money market series' portfolio securities do not affect NAV. In the event the New York Stock Exchange closes early on any business day, the NAV of the Fund's shares shall be determined at a time between such closing and 4:15 p.m., New York time (with respect to shares of the non-money market series of the Fund) and between such closing and 4:30 p.m., New York time (with respect to the money market series of the Fund). The New York Stock Exchange is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

    Portfolio securities for which market quotations are readily available are valued at their bid quotations. When market quotations are not readily available, such securities and other assets are valued at fair value in accordance with procedures adopted by the Trustees. Under these procedures the Fund values municipal securities on the basis of valuations provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining value. The Trustees believe that reliable market quotations are generally not readily available for purposes of valuing tax-exempt securities. As a result, depending on the particular tax-exempt securities owned by the Fund, it is likely that most of the valuations for such securities will be based upon fair value determined under the foregoing procedures. Short-term investments which mature in less than 60 days are valued at amortized cost, if their original term to maturity was less than 60 days, or are valued at amortized cost on the 60th day prior to maturity if their original term to maturity when acquired by the Fund was more than 60 days, unless this is determined not to represent fair value by the Trustees.

    The money market series use the amortized cost method to determine the value of their portfolio securities in accordance with regulations of the Commission. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity. The method does not take into account unrealized capital gains and losses which may result from the effect of fluctuating interest rates on the market value of the security.

    With respect to the money market series, the Trustees have determined to maintain a dollar-weighted average portfolio maturity of 90 days or less, to purchase instruments having remaining maturities of thirteen months or less and to invest only in securities determined by the investment adviser under the supervision of the Trustees to present minimal credit risks and to be of eligible quality in accordance with regulations of the Commission. The Trustees have adopted procedures designed to stabilize, to the extent reasonably possible, the money market series' price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures will include review of the money market series' portfolio holdings by the Trustees, at such intervals as they may deem appropriate, to determine whether the money market series' net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Trustees. If such deviation exceeds 1/2 of 1%, the Trustees will promptly consider what action, if any, will be initiated. In the event the Trustees determine that a deviation exists which may result in material dilution or other unfair results to prospective investors or existing shareholders, the Trustees will take such corrective action as they consider necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, the withholding of dividends, redemptions of shares in kind, or the use of available market quotations to establish a NAV.

                            PERFORMANCE INFORMATION

  ALL SERIES (EXCEPT THE MONEY MARKET SERIES)

    YIELD. Each series may from time to time advertise its yield as calculated over a 30-day period. Yield is calculated separately for Class A, Class B, Class C and Class Z shares. The yield will be computed by dividing the series' net investment income per share earned during this 30-day period by the NAV on the last day of this period. The average number of shares used in determining the net investment income per share will be the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. In accordance with Commission regulations, income will be computed by totaling the interest earned on all debt obligations during the 30-day period and subtracting from that amount the total of all recurring expenses incurred during the period, which includes management and distribution fees. The 30-day yield is then annualized on a bond-equivalent basis assuming semi-annual reinvestment and compounding of net investment income, as described in the Prospectus of each series. The yields for the 30 days ended August 31, 2000 were as follows:

                                                               CLASS A     CLASS B     CLASS C     CLASS Z
                                                               --------    --------    --------    --------
SERIES                                                          YIELD       YIELD       YIELD       YIELD
------                                                         --------    --------    --------    --------
Florida....................................................      4.61%       4.50%       4.22%       5.01%
Massachusetts..............................................      4.28        4.22        3.99        4.67
New Jersey.................................................      4.48        4.37        4.08        4.87
New York...................................................      4.45        4.33        4.05        4.83
North Carolina.............................................      4.37        4.32        4.09         N/A
Ohio.......................................................      4.26        4.20        3.97         N/A
Pennsylvania...............................................      4.73        4.63        4.34         N/A

    The series' yield is computed according to the following formula:

                       a - b
YIELD = 2[(          ---------    +1)to the power of 6 - 1]
                         cd

    Where:    a   =   dividends and interest earned during the period.
              b   =   expenses accrued for the period (net of reimbursements).
              c   =   the average daily number of shares outstanding during the
                      period that were entitled to receive dividends.
              d   =   the maximum offering price per share on the last day of the period.

    Each series may also calculate the tax equivalent yield over a 30-day period. The tax equivalent yield will be determined by first computing the yield as discussed above. The series will then determine what portion of that yield is attributable to securities, the income on which is exempt for federal income tax purposes. This portion of the yield will then be divided by one minus the state tax rate times one minus the federal tax rate and then added to the portion of the yield that is attributable to other securities. For the 30 days ended
August 31, 2000, the tax equivalent yields (assuming a federal tax rate of 36%) were as follows:

                                                              CLASS A    CLASS B    CLASS C    CLASS Z
                                                              --------   --------   --------   --------
                                                               TAX        TAX        TAX        TAX
                                                              EQUIVALENT EQUIVALENT EQUIVALENT EQUIVALENT
SERIES                                                        YIELD      YIELD      YIELD      YIELD
------------------------------------------------------------  --------   --------   --------   --------
Florida.....................................................    7.20%      7.03%      6.59%      7.83%
Massachusetts...............................................    7.11       7.01       6.63       7.76
New Jersey..................................................    7.48       7.29       6.81       8.13%
New York....................................................    7.46       7.26       6.79       8.10%
North Carolina..............................................    7.40       7.32       6.93        N/A
Ohio........................................................    7.17       7.07       6.68        N/A
Pennsylvania................................................    7.60       7.44       6.98        N/A

    AVERAGE ANNUAL TOTAL RETURN. Each series of the Fund may from time to time advertise its average annual total return. Average annual total return is determined separately for Class A, Class B, Class C and Class Z shares.

    Average annual total return is computed according to the following formula:

                         P(1+T)to the power of n = ERV

Where:  P = a hypothetical initial payment of $1000.
        T = average annual total return.
        n = number of years.
        ERV = Ending Redeemable Value at the end of the 1, 5 or 10 year periods (or fractional portion thereof) of a hypothetical $1000 payment made at the beginning of the 1, 5 or 10 year periods.

    Average annual total return assumes reinvestment of all dividends and distribution and takes into account any applicable initial or contingent deferred sales charges but does not take into account any federal or state income taxes that may be payable upon redemption.

    The average annual total return (with and without management subsidies and waivers), for the Class A, Class B, Class C and Class Z shares of the series (other than the money market series) for the periods ended August 31, 2000 are set forth below. The average annual total return for the since inception period is provided for each class the inception date of which is after September 1, 1990. The average annual total return for the ten year period is provided for each class the inception date of which was on or before September 1, 1990.

                                           CLASS A
                 -----------------------------------------------------------
                          WITH                    WITHOUT
                     SUBSIDY/WAIVER           SUBSIDY/WAIVER
                 -----------------------  -----------------------
                               TEN YEARS                TEN YEARS
                  ONE   FIVE   OR SINCE    ONE   FIVE   OR SINCE   INCEPTION
SERIES           YEAR*  YEARS  INCEPTION  YEAR*  YEARS  INCEPTION    DATE
------           -----  -----  ---------  -----  -----  ---------  ---------
Florida........  2.56%  4.97%      6.53%  2.56%  4.80%      5.94%  12/28/90
Massachusetts... 1.68   4.21       6.37   1.68   4.17       6.35    1/22/90
New Jersey.....  2.23   4.52       6.49   2.23   4.48       6.28    1/22/90
New York.......  2.99   1.80       6.49   5.91   4.16        6.4    1/22/90
North
 Carolina......  2.50   4.48       6.09   2.50   4.44       6.07    1/22/90
Ohio...........  2.01   4.17       6.22   2.01   4.14       6.19    1/22/90
Pennsylvania...  1.83   4.36       6.37   1.83   4.34       6.34        N/A

                                           CLASS B
                 -----------------------------------------------------------
                          WITH                    WITHOUT
                     SUBSIDY/WAIVER           SUBSIDY/WAIVER
                 -----------------------  -----------------------
                               TEN YEARS                TEN YEARS
                  ONE   FIVE   OR SINCE    ONE   FIVE   OR SINCE   INCEPTION
SERIES           YEAR*  YEARS  INCEPTION  YEAR*  YEARS  INCEPTION    DATE
------           -----  -----  ---------  -----  -----  ---------  ---------
Florida........   .46%  5.08%      5.51%   .46%  4.91%      5.20%    8/1/94
Massachusetts..  (.35)  4.32       6.29   (.35)  4.29       6.27    9/25/84
New Jersey.....   .23   4.64       6.42    .23   4.60       6.21     3/4/88
New York.......   .29   4.43       7.45    .44   4.89       7.43    9/13/84
North
 Carolina......   .31   4.59       6.02    .31   4.55       6.00    2/13/85
Ohio...........  -.10   4.28       6.16   -.10   4.24       6.13    9/20/84
Pennsylvania...  (0.28) 4.46       6.29   (0.28) 4.44       6.27        N/A

* Effective September 1, 1997, the Manager discontinued its voluntary waiver of
  its management fee of    % of the applicable series' average daily net assets.

                                           CLASS C
                 -----------------------------------------------------------
                          WITH                    WITHOUT
                     SUBSIDY/WAIVER           SUBSIDY/WAIVER
                 -----------------------  -----------------------
                  ONE   FIVE     SINCE     ONE   FIVE     SINCE    INCEPTION
SERIES           YEAR*  YEARS  INCEPTION  YEAR*  YEARS  INCEPTION    DATE
------           -----  -----  ---------  -----  -----  ---------  ---------
Florida........  3.15%  4.77%      4.44%  3.15%  4.60%      4.00%   7/26/93
Massachusetts... 2.35   4.03       4.53   2.35   3.99       4.50     8/1/94
New Jersey.....  2.91   4.34       4.71   2.91   4.30       4.63     8/1/94
New York.......  3.64   4.62       4.95   3.64   4.58       4.92     8/1/94
North
 Carolina......  3.00   4.29       4.54   3.00   4.25       4.51     8/1/94
Ohio...........  2.59   3.98       4.43   2.59   3.94       4.38     8/1/94
Pennsylvania...  2.41   4.16       4.53   2.41   4.14       4.49     8/1/94

                                    CLASS Z
                 ---------------------------------------------
                       WITH            WITHOUT
                  SUBSIDY/WAIVER    SUBSIDY/WAIVER
                 ----------------  ----------------
                  ONE     SINCE     ONE     SINCE    INCEPTION
SERIES           YEAR*  INCEPTION  YEAR*  INCEPTION    DATE
------           -----  ---------  -----  ---------  ---------
Florida........  5.99%      4.91%  5.99%      4.85%   12/6/96
Massachusetts..  5.08       4.41   5.08       4.38    12/6/96
New Jersey.....  5.66       5.08   5.66       5.08    12/6/96
New York.......  6.51       5.42   6.53       5.14    12/6/96
North
 Carolina......
Ohio...........    --         --     --         --        N/A
Pennsylvania...    --         --     --         --    12/6/96

* Effective September 1, 1997, the Manager discontinued its voluntary waiver of
  its management fee of    % of the applicable series' average daily net assets.

    AGGREGATE TOTAL RETURN. Each series of the Fund may also advertise its aggregate total return. Aggregate total return is determined separately for Class A, Class B, Class C and Class Z shares.

    Aggregate total return represents the cumulative change in the value of an investment in a series of the Fund and is computed according to the following formula:

                                     ERV-P
                                     ------
                                       P

    Where: P = a hypothetical initial payment of $1000.

           ERV = Ending Redeemable Value at the end of the 1, 5 or 10 year periods of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year periods (or fractional portion thereof).

    Aggregate total return does not take into account any federal or state income taxes that may be payable upon redemption or any applicable initial or contingent deferred sales charges.

    The aggregate total return for the Class A, Class B, Class C and Class Z shares of each series for the periods ended August 31, 2000 are set forth below. The aggregate total return for the since inception period is provided for each class the inception date of which is after September 1, 1990. The aggregate total return for the ten year period is provided for each class the inception date of which was on or before September 1, 1990.

                                      CLASS A                                  CLASS B
                      ---------------------------------------  ---------------------------------------
                                     AGGREGATE                                AGGREGATE
                                       TOTAL                                    TOTAL
                                      RETURN                                   RETURN
                      ---------------------------------------  ---------------------------------------
                                     10 YR. OR                                10 YR. OR
                                       SINCE      INCEPTION                     SINCE      INCEPTION
SERIES                1 YR.*  5 YR.  INCEPTION      DATE       1 YR.*  5 YR.  INCEPTION      DATE
------                ------  -----  ---------  -------------  ------  -----  ---------  -------------
Florida.............   5.73%  31.36%   90.17%     12/28/90      5.46%  29.09%   38.57%       8/1/94
Massachusetts.......   4.82   26.67    91.13       1/22/90      4.65   24.58    83.96       9/25/84
New Jersey..........   5.39   28.57    93.29       1/22/90      5.23   26.46    86.39        3/4/88
New York............   6.17   30.10   100.76       1/22/90      5.99   28.17   214.77       9/13/84
North Carolina......   5.67   28.36    86.27       1/22/90      5.31   26.14    79.41       2/13/85
Ohio................   5.17   26.47    88.49       1/22/90      4.90   24.29    81.75       4/20/84
Pennsylvania........   4.98   27.60    91.08           N/A      4.73   25.39    84.09           N/A

                                      CLASS C                              CLASS Z
                      ---------------------------------------  --------------------------------
                                     AGGREGATE                            AGGREGATE
                                       TOTAL                                TOTAL
                                      RETURN                                RETURN
                      ---------------------------------------  --------------------------------

                                       SINCE      INCEPTION              SINCE      INCEPTION
SERIES                1 YR.*  5 YR.  INCEPTION      DATE       1 YR.*  INCEPTION      DATE
------                ------  -----  ---------  -------------  ------  ---------  -------------
Florida.............   5.20%  27.49%   37.46%      7/26/93      5.99%    19.59%      12/6/96
Massachusetts.......   4.40   23.05    32.25        8/1/94      5.08     17.48       12/6/96
New Jersey..........   4.96   24.90    33.66        8/1/94      5.66     20.33       12/6/96
New York............   5.73   26.59    35.54        8/1/94        --     20.67       12/6/96
North Carolina......   5.05   24.36    32.07        8/1/94
Ohio................   4.64   22.77    31.46        8/1/94
Pennsylvania........   4.46   23.82    32.25        8/1/94

* Effective September 1, 1997, the Manager discontinued its voluntary waiver of
  its management fee of   % of the applicable series' average daily net assets.

    The aggregate total return for the Class A, Class B, Class C and Class Z shares of each series for the periods ended August 31, 2000, without the management subsidies and waivers are set forth below. The aggregate total return for the since inception period is provided for each class the inception date of which is after September 1, 1990. The aggregate total return for the ten year period is provided for each class the inception date of which was on or before September 1, 1990.

                                    CLASS A                               CLASS B
                      ------------------------------------  -----------------------------------
                                AGGREGATE TOTAL                       AGGREGATE TOTAL
                                     RETURN                               RETURN
                                    WITHOUT                               WITHOUT
                                 SUBSIDY/WAIVER                       SUBSIDY/WAIVER
                      ------------------------------------  -----------------------------------
                                      10 YR. OR                            10 YR. OR
                                        SINCE    INCEPTION                   SINCE    INCEPTION
SERIES                1 YR.*  5 YR.   INCEPTION    DATE     1 YR.*  5 YR.  INCEPTION    DATE
------                ------  ------  ---------  ---------  ------  -----  ---------  ---------
Florida.............   5.73%   30.33%   80.13%   12/28/90    5.46%  28.08%   36.13%      8/1/94
Massachusetts.......   4.82    26.64    90.79     1/22/90    4.65   24.35    83.63      9/25/84
New Jersey..........   5.39    28.33    89.48     1/22/90    5.23   26.22    82.72       3/4/88
New York............   6.17    30.10   108.11     1/22/90    5.99   27.95   213.95      9/13/84
North Carolina......   6.59    28.13    85.93     1/22/90    5.31   25.91    79.09       3/4/88
Ohio................   5.17    26.25    87.99     1/22/90    4.90   24.07    81.27      9/20/84
Pennsylvania........   4.98    27.48    90.70         N/A    4.73   25.26    83.72          N/A

                                    CLASS C                            CLASS Z
                      -----------------------------------  --------------------------------
                                AGGREGATE TOTAL                    AGGREGATE TOTAL
                                    RETURN                              RETURN
                                    WITHOUT                            WITHOUT
                                SUBSIDY/WAIVER                      SUBSIDY/WAIVER
                      -----------------------------------  --------------------------------

                                       SINCE    INCEPTION            SINCE      INCEPTION
SERIES                1 YR.*  5 YR.  INCEPTION    DATE     1 YR.*  INCEPTION      DATE
------                ------  -----  ---------  ---------  ------  ---------  -------------
Florida.............   5.20%  26.49%   33.43%    7/26/93    5.99%    19.36%         12/6/96
Massachusetts.......   4.40   22.83    32.01      8/1/94    5.08     17.37          12/6/96
New Jersey..........   4.96   24.66    33.03      8/1/94    5.66     20.22          12/6/96
New York............   5.73   26.37    35.31      8/1/94    6.53     20.57          12/6/96
North Carolina......   5.05   24.36    32.07      8/1/94
Ohio................   4.64   22.55    31.11      8/1/94
Pennsylvania........   4.46   23.70    31.98      8/1/94

* Effective September 1, 1997, the Manager discontinued its voluntary waiver of
  its management fee of    % of the applicable series' average daily net assets.

 THE CONNECTICUT MONEY MARKET SERIES, THE MASSACHUSETTS MONEY MARKET SERIES, THE NEW JERSEY MONEY MARKET SERIES AND THE NEW YORK MONEY MARKET SERIES

    The money market series will prepare a current quotation of yield from time to time. The yield quoted will be the simple annualized yield for an identified seven calendar day period. The yield calculation will be based on a hypothetical account having a balance of exactly one share at the beginning of the seven-day period. The base period return will be the change in the value of the hypothetical account during the seven-day period, including dividends declared on any shares purchased with dividends on the shares but excluding any capital changes. The yield will vary as interest rates and other conditions affecting money market instruments change. Yield also depends on the quality, length of maturity and type of instruments in the money market series' portfolio and its operating expenses. The money market series may also prepare an effective annual yield computed by compounding the unannualized seven-day period return as follows: by adding 1 to the unannualized seven-day period return, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result. The Connecticut Money Market Series, Massachusetts Money Market Series, New Jersey Money Market Series and New York Money Market Series' annualized seven-day current yield as of August 31, 2000 was 3.21%, 3.29%, 3.42%, and 3.43%,
respectively. The Connecticut Money Market Series, Massachusetts Money Market Series, New Jersey Money Market Series and New York Money Market Series' effective annual yield as of August 31, 2000 was 3.21%, 3.34%, 3.47% and 3.47%, respectively.

    The money market series may also calculate the tax equivalent yield over a 7-day period. The tax equivalent yield will be determined by first computing the current yield as discussed above. The series will then determine what portion of that yield is attributable to securities, the income on which is exempt for federal income tax purposes. This portion of the yield will then be divided by one minus the state tax rate times one minus the federal tax rate and then added to the portion of the yield that is attributable to other securities. The Connecticut Money Market Series, Massachusetts Money Market Series, New Jersey Money Market Series and New York Money Market Series' 7-day tax equivalent yield (assuming a federal tax rate of 39.6%) as of August 31, 2000 was 5.74%, 6.19%, 6.05% and 6.10%, respectively.

    Comparative performance information may be used from time to time in advertising or marketing the money market series' shares, including data from Lipper Analytical Services, Inc., IBC/Donoghue's Money Fund Report or other industry publications.

    The money market series' yield fluctuates, and an annualized yield quotation is not a representation by the money market series as to what an investment in the money market series will actually yield for any given period. Actual yields will depend upon not only changes in interest rates generally during the period in which the investment in the money market series is held, but also on any realized or unrealized gains and losses and changes in the money market series' expenses.

    ADVERTISING. Advertising materials for each Series may include biographical information relating to its portfolio manager(s), and may include or refer to commentary by the Series manager(s) concerning investment style, investment discipline, asset growth, current or past business experience, business capabilities, political, economic or financial conditions and other matters of general interest to investors. Advertising materials for each Series' also may include mention of The Prudential Insurance Company of America, its affiliates and subsidiaries, and reference the assets, products and services of those entities.

    From time to time, advertising materials for each Series' may include information concerning retirement and investing for retirement, may refer to the approximate number of Series' shareholders and may refer to Lipper rankings or Morningstar ratings, other related analyses supporting those ratings, other industry publications, business periodicals and market indicies. In addition, advertising materials may reference studies or analyses performed by the Manager or its affiliates. Advertising materials for sector funds, funds that focus on market capitalizations, index funds and international/global funds may discuss the potential benefits and risk of that investment style. Advertising materials for fixed income funds may discuss the benefits and risks of investing in the bond market including discussions of credit quality, duration and maturity.

    From time to time, the performance of the series may be measured against various indexes. Set forth below is a chart which compares the performance of different types of investments over the long-term and the rate of inflation.(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Performance
Comparison of Different
Types of Investments
Over the Long Term
(12/31/25-12/31/99)

Common Stocks  Long-Term Govt. Bonds  Inflation
11.2%                           5.3%       3.1%

    (1)Source: Ibbotson Associates, "Stocks, Bonds, Bills and Inflation--1999 Yearbook" (annually updates the work of Roger G. Ibbotson and Rex A. Sinquefield). All rights reserved. Common stock returns are based on the Standard & Poor's 500 Composite Stock Index, a market-weighted, unmanaged index of 500 common stocks in a variety of industry sectors. It is a commonly used indicator of broad stock price movements. This chart is for illustrative purposes only, and is not intended to represent the performance of any particular investment or fund. Investors cannot invest directly in an index. Past performance is not a guarantee of future results.

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

DISTRIBUTIONS

    All of the Fund's net investment income is declared as a dividend each business day. Shares will begin earning dividends on the day following the date on which the shares are issued, the date of issuance customarily being the "settlement" date. Shares continue to earn dividends until they are redeemed. Unless the shareholder elects (by notice to the Dividend Disbursing Agent by the first business day of the month) to receive monthly cash payments of dividends, such dividends will be automatically received in additional series shares monthly at net asset value on the payable date. In the event an investor redeems all the shares in his or her account at any time during the month, all dividends declared to the date of redemption will be paid to him or her at the time of the redemption. The Fund's net investment income on weekends, holidays and other days on which the Fund is closed for business will be declared as a dividend on shares outstanding on the close of the last business day on which the Fund was open for business. Accordingly, a shareholder who redeems his or her shares effective as of 4:15 p.m. (4:30 p.m. for the money market series), New York time, on a Friday earns a dividend which reflects the income earned by the Fund on the following Saturday and Sunday. On the other hand, an investor whose purchase order is effective as of 4:15 p.m. (4:30 p.m. for the money market series), New York time, on a Friday does not begin earning dividends until the following business day. Net investment income consists of interest income accrued on portfolio securities less all expenses, calculated daily.

    Net realized capital gains, if any, will be distributed annually and, unless the shareholder elects to receive them in cash, will be automatically received in additional shares of a series.

    The per share dividends on Class B shares and Class C shares of a series will be lower than the per share dividends on Class A shares of the series as a result of the higher distribution-related fee applicable to the

Class B and Class C shares. The per share dividends on Class A shares will be lower than the per share dividends on Class Z shares, since Class Z shares bear no distribution-related fee. The per share distributions of net capital gains, if any, will be paid in the same amount for Class A, Class B, Class C and Class Z shares. See "Net Asset Value" above.

    Annually, the Fund will mail to shareholders information regarding the tax status of dividends and distributions made by the Fund in the calendar year. The Fund intends to report the proportion of all distributions that were tax-exempt for that calendar year. The percentage of income designated as tax-exempt for the calendar year may be substantially different from the percentage of the Fund's income that was tax-exempt for a particular period.

FEDERAL TAXATION

    Under the Internal Revenue Code, each series of the Fund is treated as a separate entity for federal income tax purposes.

    Each series of the Fund is qualified as, intends to remain qualified as, and has elected to be treated as a regulated investment company under the requirements of Subchapter M of the Internal Revenue Code for each taxable year. If so qualified, each series will not be subject to federal income taxes on any net investment income and capital gains, if any, realized during the taxable year which are distributed to shareholders. In addition, each series intends to make distributions in accordance with the provisions of the Internal Revenue Code so as to avoid the 4% excise tax on certain amounts remaining undistributed at the end of each calendar year. In order to qualify as a regulated investment company under the Internal Revenue Code each series of the Fund generally must, among other things, (a) derive at least 90% of its annual gross income (without offset for losses from the sale or other disposition of stock, securities, or foreign currency) from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities or options thereon or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock or securities or currencies; (b) diversify its holdings so that, at the end of each quarter of the taxable year (i) at least 50% of the value of the assets of the series is represented by cash, U.S. government securities and other stock or securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the assets of the series and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the assets of the series is invested in the securities of any one issuer (other than U.S. government securities); and (c) distribute to its shareholders at least 90% of its net investment income, including net short-term capital gains (I.E., the excess of net short-term capital gains over net long-term capital losses), and 90% of its net tax-exempt interest income in each year.

    Qualification of the Fund as a regulated investment company under the Internal Revenue Code will be determined at the level of each series and not at the level of the Fund. Accordingly, the determination of whether any particular series qualifies as a regulated investment company will be based on the activities of that series, including the purchases and sales of securities and the income received and expenses incurred in that series. Net capital gains of a series which are available for distribution to shareholders will be computed by taking into account any capital loss carryforward of that series.

    Subchapter M permits the character of tax-exempt interest distributed by a regulated investment company to flow through as tax-exempt interest to its shareholders provided that 50% or more of the value of its assets at the end of each quarter of its taxable year is invested in state, municipal or other obligations the interest on which is exempt for federal income tax purposes. Distributions to shareholders of tax-exempt interest earned by any series of the Fund for the taxable year are not subject to federal income tax (except for possible application of the alternative minimum tax). Interest from certain private activity and other bonds is treated as an item of tax preference for purposes of the alternative minimum tax on individuals and the alternative minimum tax on corporations. To the extent interest on such bonds is distributed to shareholders of any series of the Fund, shareholders may be subject to the alternative minimum tax on such distributions. Moreover, exempt-interest dividends, whether or not on private activity bonds, that are held by corporations will be taken into account (i) in determining the alternative minimum tax imposed on 75% of the excess of adjusted current earnings over alternative minimum taxable income and (ii) in determining the foreign branch profits tax imposed on the effectively connected earnings and profits (with adjustments) of United States branches of foreign corporations.

    AMT is imposed in addition to, but only to the extent it exceeds, the regular tax and is computed at a maximum marginal rate of 28% for noncorporate taxpayers and 20% for corporate taxpayers on the excess of the taxpayer's alternative minimum taxable income ("AMTI") over an exemption amount. Exempt-interest dividends derived from certain "private activity" municipal obligations issued after August 7, 1986 will generally constitute an item of tax preference includable in AMTI for both corporate and noncorporate taxpayers. Corporate investors should note that 75% of the amount by which adjusted current earnings (which includes all tax-exempt interest) exceeds the AMTI of the corporation constitutes an upward adjustment for purposes of the corporate AMT. Shareholders are advised to consult their tax advisers with respect to alternative minimum tax consequences of an investment in the Portfolio.

    Distributions of taxable net investment income and of the excess of net short-term capital gains over net long-term capital losses are taxable to shareholders as ordinary income. None of the income distributions of the Fund will be eligible for the deduction for dividends received by corporations.

    Since each series is treated as a separate entity for federal income tax purposes, the determination of the amount of net capital gains, the identification of these gains as short term or long term and the determination of the amount of income dividends of a particular series will be based on the purchases and sales of securities and the income received and expenses incurred in that series.

    Gain or loss realized by a series from the sale of securities generally will be treated as capital gain or loss; however, gain from the sale of certain securities (including municipal obligations) will be treated as taxable ordinary income to the extent of any "market discount." Market discount generally is the difference, if any, between the price paid by the series for the security and the principal amount of the security (or, in the case of a security issued at an original issue discount, the revised issue price of the security). The market discount rule does not apply to any security that was acquired by a series at its original issue. Original issue discount that accrues in a taxable year is treated as income earned by a series and therefore is subject to the distribution requirements of the Internal Revenue Code. Because the original issue discount income earned by the series in a taxable year may not be represented by cash income, the series may have to dispose of other securities and use the proceeds to make distributions to satisfy the Internal Revenue Code's distribution requirements.

    The purchase of a put option may be subject to the short sale rules or straddle rules (including the modified short sale rule) for federal income tax purposes. Absent a tax election to the contrary, gain or loss attributable to the lapse, exercise or closing out of any such put option (or any other
Section 1256 contract under the Internal Revenue Code) will be treated as 60% long-term and 40% short-term capital gain or loss. On the last trading day of the fiscal year of a series, all outstanding put options as well as certain futures contracts will be treated as if such positions were closed out at their closing price on such day, with any resulting gain or loss recognized as 60% long-term and 40% short-term capital gain or loss. In addition, positions held by a series which consist of at least one debt security and at least one put option which substantially reduces the risk of loss of the series with respect to that debt security constitute a "mixed straddle" which is governed by certain provisions of the Internal Revenue Code that may cause deferral of losses, adjustments in the holding periods of debt securities and conversion of short-term capital losses into long-term capital losses. Each series may consider making certain tax elections applicable to mixed straddles. In addition, the conversion transaction rules may apply to recharacterize certain capital gains as ordinary income. Code Section 1259 may require the recognition of gain (but not loss) if a series makes a "constructive sale" of an appreciated financial position.

    Each series' gains and losses on the sale, lapse, or other termination of call options it holds on financial futures contracts will generally be treated as gains and losses from the sale of financial futures contracts. If call options written by a series expire unexercised, the premiums received by the series give rise to short-term capital gains at the time of expiration. Each series may also have short-term gains and losses associated with closing transactions with respect to call options written by them. If call options written by a series are exercised, the selling price of the financial futures contract is increased by the amount of the premium received by the series, and the character of the capital gain or loss on the sale of the futures contract depending on the contract's holding period.

    Upon the exercise of a put held by a series, the premium initially paid for the put is offset against the amount received for the futures contract, bond or note sold pursuant to the put thereby decreasing any gain (or increasing any loss) realized on the sale. Generally, such gain or loss is capital gain or loss, the character of which depends on the holding period of the futures contract, bond or note. However, in certain cases in which the put is not acquired on the same day as the underlying securities identified to be used in the put's exercise, gain on the exercise, sale or disposition of the put is short-term capital gain. If a put is sold prior to exercise, any gain or loss recognized by a series would be capital gain or loss, depending on the holding period of the put. If a put expires unexercised, a series would realize short-term or long-term capital loss, the character of which depends on the holding period of the put, in an amount equal to the premium paid for the put. In certain cases in which the put and securities identified to be used in its exercise are acquired on the same day, however, the premium paid for the unexercised put is added to the basis of the identified securities.

    Any net capital gains (I.E., the excess of capital gains from the sale of assets held for more than 12 months over net short-term capital losses) distributed to shareholders will be taxable as capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum capital gains rate for individuals with respect to capital gains recognized by a series is 20%. The maximum capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.

    If any net capital gains are retained by a series for investment, requiring federal income taxes to be paid thereon by the series, the series will elect to treat such capital gains as having been distributed to shareholders. As a result, shareholders will be taxed on such amounts as capital gains, will be able to claim their proportionate share of the federal income taxes paid by the series on such gains as a credit against their own federal income tax liabilities, and will be entitled to increase the adjusted tax basis of their shares in such series by the differences between their PRO RATA share of such gains and their tax credit.

    Any gain or loss realized upon a sale, redemption or exchange of shares of a series by a shareholder who is not a dealer in securities will be treated as capital gain or loss. Any such capital gain or loss will be treated as a long-term capital gain or loss if the shares were held for more than 12 months.

    Any short-term capital loss realized upon sale, redemption or exchange of shares within six months (or such shorter period as may be established by Treasury regulations) from the date of purchase of such shares and following receipt of an exempt-interest dividend will be disallowed to the extent of such tax-exempt dividend. Any loss realized upon the redemption of shares within six months from the date of purchase of such shares and following receipt of a capital gains distribution will be treated as long-term capital loss to the extent of such capital gains distribution.

    Any loss realized on a sale, redemption or exchange of shares of a series of the Fund by a shareholder will be disallowed to the extent the shares are replaced within a 61-day period (beginning 30 days before the disposition of shares). Shares purchased pursuant to the reinvestment of a dividend will constitute a replacement of shares.

    Under certain circumstances, a shareholder who acquires shares of a series of the Fund and sells or otherwise disposes of such shares within 90 days of acquisition may not be allowed to include certain sales charges incurred in acquiring such shares for purposes of calculating gain or loss realized upon a sale or exchange of shares of the Fund.

    Interest on indebtedness incurred or continued by shareholders to purchase or carry shares of the Fund will not be deductible for federal income tax purposes. In addition, under rules used by the Internal Revenue Service for determining when borrowed funds are considered to be used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.

    Persons holding certain municipal obligations who also are "substantial users" (or persons related thereto) of facilities financed by such obligations may not exclude interest on such obligations from their gross income. No investigation as to the users of the facilities financed by bonds in the portfolios of the Fund's series has been made by the Fund. Potential investors should consult their tax advisers with respect to this matter before purchasing shares of the Fund.

    From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain state and municipal obligations. It can be expected that similar proposals may be introduced in the future. Such proposals, if enacted, may further limit the availability of state or municipal obligations for investment by the Fund and the value of portfolio securities held by the series may be adversely affected. In such case, each series of the Fund would reevaluate its investment objective and policies.

    All distributions of taxable net investment income and net capital gains, whether received in shares or cash, must be reported by each shareholder on his or her federal income tax return. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share of the applicable series of the Fund on the reinvestment date. Distributions of tax-exempt interest must also be reported. Under federal income tax law, each series of the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of shares of such series, except in the case of certain exempt shareholders. Under the backup withholding provisions of the Internal Revenue Code, all proceeds from the redemption or exchange of shares are subject to withholding of federal income tax at the rate of 31% in the case of nonexempt shareholders who fail to furnish the appropriate series of the Fund with their taxpayer identification numbers on IRS Form W-9 and with required certifications regarding their status under the federal income tax law. Such withholding is also required on taxable dividends and capital gains distributions unless it is reasonably expected that at least 95% of the distributions of the series are comprised of tax-exempt dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in shares, will be reduced by the amounts required to be withheld. Investors may wish to consult their tax advisers about the applicability of the backup withholding provisions. Distributions of taxable investment income, including short-term capital gains, to foreign shareholders generally will be subject to a withholding tax at the rate of 30% (or lower treaty rate).

STATE TAXATION

    The following discussion assumes that each series of the Fund qualified for each taxable year as a regulated investment company for federal tax purposes.

    CONNECTICUT. Distributions from the Connecticut Money Market Series (the Connecticut Series) to individual shareholders of the Connecticut Series resident in Connecticut and Connecticut resident trusts and estates are not subject to taxation pursuant to the Connecticut Personal Income Tax to the extent that such distributions constitute exempt-interest dividends under section 852(b)(5) of the Internal Revenue Code and are derived from income received by the Connecticut Series as interest from obligations of the State of Connecticut or its political subdivisions (Connecticut Municipal Obligations) or on obligations the interest on which is exempt from state taxation under the laws of the United States (including obligations issued by Puerto Rico, the Virgin Islands and Guam). It is likely that capital gain dividends derived from the sale of Connecticut Municipal Obligations also are not subject to the Connecticut Personal Income Tax. Other distributions to individual shareholders resident in Connecticut and to resident trusts and estates from the Connecticut Series, including capital gains dividends derived from sales of obligations other than Connecticut Municipal Obligations, exempt-interest dividends derived from sources other than Connecticut Obligations, and distributions that are taxable as dividends for federal income tax purposes are not exempt from the Connecticut Personal Income Tax. Individual shareholders and estates and trusts subject to alternative minimum tax for federal tax purposes may also be subject to alternative minimum tax for Connecticut Tax purposes. Exempt interest-dividends other than those derived from Connecticut Obligations and any loss from the sale or exchange of Connecticut Obligations will be added to the alternative minimum tax base, while exempt dividends paid by a regulated investment company, exempt interest-dividends derived from interest payments on Connecticut

Municipal Obligations and capital gain dividends derived from the sale of Connecticut obligations are subtracted from the alternative minimum tax base for Connecticut Tax purposes to the extent they are includable in federal alternative taxable income.

    Distributions that constitute exempt-interest dividends under section 852(b)(5) of the Internal Revenue Code from the Connecticut Series to corporate shareholders (other than shareholders that are S Corporations) that are apportioned to Connecticut are subject to taxation pursuant to the Connecticut Corporation Business Tax, whether or not derived from Connecticut Municipal Obligations. Distributions to corporate shareholders (other than shareholders that are S Corporations) from the Connecticut Series that constitute capital gains for federal income tax purposes are also subject to taxation pursuant to the Connecticut Corporation Business Tax. Thirty percent of distributions (other than exempt-interest dividends and capital gains dividends, which are fully taxable for purposes of the Connecticut Corporation Business Tax) to corporate shareholders (other than shareholders that are S Corporations) that are taxable as dividends for federal income tax purposes generally is subject to taxation pursuant to the Corporation Business Tax and the remaining seventy percent, less related expenses, is not.

    Distributions to shareholders of the Connecticut Series that are S Corporations that constitute either exempt-interest dividends, whether or not derived from Connecticut Municipal Obligations, capital gain dividends or taxable dividends for federal income tax purposes which are required to be separately taken into account by shareholders of S Corporations for federal income tax purposes are not subject to taxation pursuant to the Connecticut Corporation Business Tax. For purposes of the Connecticut Personal Income Tax, Connecticut resident individual, trust and estate shareholders of S Corporations are taxed on their PRO RATA share of such separately stated items in the same manner and to the same extent as if received by them directly from the Connecticut Series.

    Shares of the Connecticut Series will not be subject to the personal property tax in the State of Connecticut.

    Shareholders of the Connecticut Series should consult their tax advisers about other state and local tax consequences of their investment in the Connecticut Series including the tax consequences of ceasing to be a resident of Connecticut.

    FLORIDA. Florida does not impose an income tax on individuals. Thus, individual shareholders of the Florida Series will not be subject to any Florida state or local income taxes on distributions received from the Florida Series.

    Florida does impose a State income tax on the income of corporations, limited liability companies (that are subject to federal income taxation) and certain trusts (excluding probate and testamentary trusts) that is allocated or apportioned to Florida. For those shareholders, in determining income subject to Florida corporate income tax, Florida generally "piggy-backs" federal taxable income concepts, subject to adjustments that are applicable to all corporations and some adjustments that are applicable to certain classes of corporations. In regard to the Florida Series, the most significant adjustment is for interest income from state and local bonds that is exempt from tax under Section 103 of the Internal Revenue Code. Provided that the Florida Series qualifies as a regulated investment company and complies with the requirements of the Internal Revenue Code necessary to pay exempt-interest dividends, including the requirement that at least 50% of the value of its assets at the close of each quarter of its taxable year be invested in state, municipal or other obligations the interest on which is exempt from tax under Section 103, the corporate shareholders of such series may incur Section 103 interest income from Florida Series distributions. While Section 103 interest income is generally excluded from taxable income for federal income tax purposes, it is added back to taxable income for Florida corporate income tax purposes (only 40% of such income is added back for corporate taxpayers subject to Florida alternative minimum tax). Consequently, the portion of the Section 103 interest income (or 40% of that amount for corporate taxpayers subject to the Florida alternative minimum tax) allocated or apportioned to Florida of a corporate Florida Series shareholder arising from Florida Series distributions is subject to Florida corporate income taxes. Other distributions from the Florida Series to corporate shareholders, to the extent allocated or apportioned to Florida, may also be subject to Florida income tax.

    Provided that on and throughout January 1 of a given year at least 90 percent of the net assets of the portfolio of assets of the Florida Series will be comprised exclusively of notes, bonds, and other obligations issued by the State of Florida or its municipalities, counties and other taxing districts, the United States Government and its agencies, Puerto Rico, Guam and the Virgin Islands, and other investments exempt from Florida intangible personal property tax, in the opinion of Florida counsel shares of the Florida Series will not be subject to Florida intangible personal property taxes for that year. If the Florida Series fails to satisfy the 90 percent test, then the entire value of the Florida Series shares (except for that portion of the value attributable to U.S. government obligations) will be subject to the intangible personal property tax.

    Shareholders of the Florida Series should consult their tax advisers about other state and local tax consequences of their investments in the Florida Series.

    MASSACHUSETTS. In the opinion of Massachusetts tax counsel, if the Massachusetts Series and the Massachusetts Money Market Series each qualify as regulated investment companies, (1) individual and other noncorporate shareholders of each such series resident in Massachusetts will not be subject to Massachusetts personal income tax on distributions received from such series to the extent such distributions are attributable to interest on tax-exempt obligations of the Commonwealth of Massachusetts and its political subdivisions and instrumentalities provided that such series complies with the requirement that at least 50% of the value of its assets at the close of each quarter of its taxable year be invested in state, municipal or other obligations, the interest on which is excluded from gross income for federal income tax purposes under
Section 103(a) of the Internal Revenue Code; (2) such shareholders will not be subject to Massachusetts personal income tax on distributions received from either of such series to the extent such distributions are attributable to interest on obligations issued by the Governments of Puerto Rico, the Virgin Islands or Guam; and (3) such shareholders will not be subject to Massachusetts personal income tax on capital gain dividends received from either of such series to the extent such capital gain dividends are attributable to long-term capital gains realized on the sale or exchange of Massachusetts obligations issued pursuant to legislation which specifically exempts capital gains from the disposition of such obligations from Massachusetts personal income tax; in each case subject to the requirement that such series notify its shareholders in writing within sixty days following the close of its taxable year of the portion of any distribution qualifying for any such exemption.

    Other distributions from the Massachusetts Series and the Massachusetts Money Market Series will generally not be exempt from Massachusetts personal income tax.

    Massachusetts Series and the Massachusetts Money Market Series distributions will not be excluded from net income of corporations and shares of the Massachusetts Series and the Massachusetts Money Market Series will not be excluded from the net worth of intangible property corporations in determining the Massachusetts excise tax on corporations.

    Shares of the Massachusetts Series and the Massachusetts Money Market Series will not be subject to Massachusetts local property taxes.

    Shareholders of the Massachusetts Series and the Massachusetts Money Market Series should consult their tax advisers about other state and local tax consequences of their investments in the Massachusetts Series and the Massachusetts Money Market Series.

    NEW JERSEY. In the opinion of New Jersey tax counsel, individual shareholders of the New Jersey Series and the New Jersey Money Market Series resident in New Jersey and shareholders of the New Jersey Series and the New Jersey Money Market Series that are trusts or estates will not be subject to New Jersey income tax on distributions received from either series to the extent that such distributions are attributable to interest on tax-exempt obligations of the State of New Jersey or its political subdivisions and authorities, or obligations issued by the Governments of Puerto Rico, the Virgin Islands and Guam, provided that the relevant series complies with the requirement of the New Jersey Gross Income Tax Act that (1) 80% of the aggregate principal amount of all its investments (excluding cash, cash items and receivables, and financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto that are related to such series' business of investing in securities (Related Financial Instruments)) are invested in obligations issued by the State of New Jersey or any of its agencies or political subdivisions, or other obligations exempt from state or local taxation under the laws of New Jersey and the United States and (2) it has no investments other than interest bearing obligations, obligations issued at a discount, and cash and cash items, including receivables, and Related Financial Instruments.

    Distributions received by shareholders who are resident individuals, trusts or estates from the New Jersey Series and the New Jersey Money Market Series which are attributable to gains realized on the sale or exchange of New Jersey obligations are exempt from New Jersey income tax.

    Other distributions from the New Jersey Series and the New Jersey Money Market Series, including those related to long-term and short-term capital gains from other bonds, will generally not be exempt from New Jersey income tax.

    Corporate shareholders resident in New Jersey are taxed under the provisions of the Corporation Business Tax Act or the Corporation Income Tax Act. Neither Act contains a provision that exempts from tax distributions from a qualified investment fund that are attributable to interest or gain from Exempt Obligations. All distributions from the New Jersey Series and the New Jersey Money Market Series to corporations subject to tax in New Jersey will be subject to New Jersey taxation whether or not the distributions are attributable to interest or gain from New Jersey obligations.

    Shareholders of the New Jersey Series and the New Jersey Money Market Series should consult their tax advisers about other state and local tax consequences of their investments in these series.

    NEW YORK. Individual shareholders of the New York Series and the New York Money Market Series resident in New York State will not be subject to State income tax on distributions received from either such series to the extent such distributions are attributable to interest on tax-exempt obligations of the State of New York and its political subdivisions, and obligations of the Governments of Puerto Rico, the Virgin Islands and Guam (New York Obligations), provided that such interest is exempt from federal income tax pursuant to
Section 103(a) of the Internal Revenue Code, and that the relevant series qualifies as a regulated investment company and satisfies the requirements of the Internal Revenue Code necessary to pay exempt-interest dividends, including the requirement that at least 50% of the value of its assets at the close of each quarter of its taxable year be invested in state, municipal or other obligations the interest on which is excluded from gross income for federal income tax purposes under Section 103(a) of the Internal Revenue Code. Individual shareholders who reside in New York City will be able to exclude such distributions for City income tax purposes.

    Other distributions from the New York Series and the New York Money Market Series, including those related to market discount and capital gains, will generally not be exempt from State or City income tax.

    Distributions from these series will not be excluded from net income and shares of these series will not be excluded from investment capital in determining State or City franchise and corporation taxes for corporate shareholders.

    Shares of these series will not be subject to any State or City property tax.

    The Fund has obtained the opinion of its New York tax counsel to confirm these State and City tax consequences for New York resident individuals and corporations who are shareholders of the New York Series and the New York Money Market Series. Shareholders of the New York Series and the New York Money Market Series should consult their advisers about other state and local tax consequences of their investments in these series.

    NORTH CAROLINA. In the opinion of North Carolina tax counsel, individual shareholders resident in North Carolina and shareholders that are trusts or estates will not be subject to North Carolina income tax on distributions received from the North Carolina Series to the extent such distributions are either (i) exempt from federal income tax and attributable to interest on obligations of North Carolina or its political subdivisions; nonprofit educational institutions organized or chartered under the laws of North Carolina; or Guam, Puerto Rico or the Virgin Islands including the governments thereof and their agencies, instrumentalities and authorities or
(ii) attributable to interest on direct obligations of the United States. These North Carolina income tax exemptions will be available only if the North Carolina Series complies with the requirement of the Internal

Revenue Code that at least 50% of the value of its assets at the close of each quarter of its taxable year is invested in state, municipal or other obligations the interest on which is exempt from federal income tax under Section 103(a) of the Internal Revenue Code.

    Other distributions from the North Carolina Series (except distributions of capital gains attributable to the sale by the North Carolina Series of an obligation the profit from which is exempt by a North Carolina statute) will generally not be exempt from North Carolina income tax.

    Shares of the North Carolina Series will not be subject to an intangibles tax in North Carolina.

    The North Carolina Series has obtained a ruling signed by the Director of and an Information Release issued by the Individual Income Tax Division of the North Carolina Department of Revenue which form the basis of the opinion of North Carolina tax counsel regarding the North Carolina income tax consequences of investments in the North Carolina Series for individuals, trusts and estates. The general practice in North Carolina is for taxpayers to rely on rulings signed by a Division Director and Information Releases issued by a Division.

    Shareholders of the North Carolina Series should consult their tax advisers about other state and local tax consequences of their investments in the North Carolina Series.

    OHIO. In the opinion of Ohio tax counsel, distributions with respect to shares of the Ohio Series ("Distributions") that are properly attributable to interest on, or profit made on the sale, exchange, or other disposition of, Ohio Obligations are exempt from the Ohio personal income tax and municipal and school district income taxes in Ohio, provided that the Ohio Series continues to qualify as a regulated investment company for federal income tax purposes and that at all times at least 50% of the value of the total assets of the Ohio Series consists of Ohio Obligations, or similar obligations of other states or their subdivisions (but not including, for this purpose, obligations of United States territories or possessions). For purposes of this discussion of Ohio taxes, (i) "Ohio Obligations" means only obligations issued by or on behalf of the State of Ohio, political subdivisions thereof and agencies and instrumentalities of the State or its political subdivisions and (ii) it is assumed that the regulated investment company and 50% requirements described above are satisfied.

    Distributions are excluded from the net income base of the Ohio corporation franchise tax to the extent that such Distributions are either excluded from gross income for federal income tax purposes or are properly attributable to interest on, or profit made on the sale, exchange or other disposition of, Ohio Obligations. However, shares of the Ohio Series will be includable in the computation of net worth for purposes of such tax.

    Distributions that are properly attributable to interest on obligations of the United States or its territories or possessions or of any authority, commission or instrumentality of the United States the interest on which is exempt from state income taxes under the laws of the United States (including the obligations of the Governments of Puerto Rico, the Virgin Islands and Guam ("Territorial Obligations")) are exempt from the Ohio personal income tax and municipal and school district income taxes in Ohio, and, provided, in the case of Territorial Obligations, such interest is excluded from gross income for federal income tax purposes, are excluded from the net income base of the Ohio corporation franchise tax.

    Other Distributions will generally not be exempt from Ohio income tax.

    Shareholders of the Ohio Series should consult their tax advisers about other state and local tax consequences of their investments in the Ohio Series.

    PENNSYLVANIA. Under Pennsylvania law, individual shareholders of the Pennsylvania Series who are residents of Pennsylvania will not be subject to Pennsylvania personal income tax on distributions received from the Pennsylvania Series to the extent such distributions are attributable to interest on tax-exempt obligations of the Commonwealth and its political subdivisions and authorities or of qualifying issuers in Puerto Rico, the Virgin Islands and Guam. Other distributions from the Pennsylvania Series (including without limitation, capital gains dividends) will generally not be exempt from Pennsylvania personal income tax. Distributions paid by the Pennsylvania Series will also be exempt from the Philadelphia School District investment net income tax for individuals who are residents of the City of Philadelphia to the extent such distributions are derived from interest on tax-exempt obligations of the Commonwealth and its political subdivisions and authorities or of qualifying obligations of the Governments of Puerto Rico, the Virgin Islands and Guam, or to the extent such distributions are designated as capital gain dividends for federal income tax purposes.

    It is unclear whether the conversion of Class B shares into Class A shares (or any other exchange of shares that may be exempt from federal income taxes) is taxable for Pennsylvania state and local tax purposes. In addition, it is unclear whether income derived from some or all of the derivatives and hedging transactions in which the Pennsylvania Series may invest or engage will be exempt for Pennsylvania state and local tax purposes.

    Corporations that are subject to the Pennsylvania corporate net income tax will not be subject to tax on distributions received from the Pennsylvania Series provided that such distributions are not included in federal taxable income determined before net operating loss deductions and special deductions. As a result of a pronouncement by the Pennsylvania Department of Revenue, an investment in the Pennsylvania Series by a corporate shareholder will apparently qualify as an exempt asset for purposes of the single asset apportionment fraction available in computing the Pennsylvania capital stock/foreign franchise tax to the extent that the portfolio securities of the Pennsylvania Series comprise investments in Pennsylvania and/or United States Government Securities that would be exempt assets if owned directly by the corporation.

    The Pennsylvania Series will not be treated as a taxable entity and therefore will not be subject to the Pennsylvania personal income tax or corporate net income tax.

    In addition, shares of the Pennsylvania Series will not be subject to personal property taxation in Pennsylvania to the extent that the portfolio securities owned by the Pennsylvania Series on the annual assessment date would not be subject to such taxation if owned by a resident of Pennsylvania. It should be noted, however, that at present, Pennsylvania counties generally have stopped assessing personal property taxes. This is due, in part, to ongoing litigation challenging the validity of the tax.

    Shareholders of the Pennsylvania Series should consult their tax advisers about other state and local tax consequences of their investments in the Pennsylvania Series.

                   DESCRIPTION OF TAX-EXEMPT SECURITY RATINGS

MOODY'S INVESTORS SERVICE

BOND RATINGS

    Aaa: Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

    Aa: Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

    A: Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

    Baa: Bonds that are rated Baa are considered as medium grade obligations I.E., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

    Ba: Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

    B: Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

    Bonds rated within the Aa, A, Baa, Ba and B categories that Moody's believes possess the strongest credit attributes within those categories are designated by the symbols Aa1, A1, Baa1, Ba1 and B1.

    Caa: Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

    Ca: Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

    C: Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

SHORT-TERM DEBT RATINGS

    Moody's short-term debt ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. Those obligations have an original maturity not exceeding one year, unless explicitly noted.

    P-1: Issuers rated "Prime-1" or "P-1" (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations.

    P-2: Issuers rated "Prime-2" or "P-2" (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations.

    P-3: Issuers rated "Prime-3" or "P-3" (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations.

SHORT-TERM RATINGS

    Moody's ratings for tax-exempt notes and other short-term loans are designated Moody's Investment Grade (MIG). This distinction is in recognition of the differences between short-term and long-term credit risk.

    MIG 1: Loans bearing the designation MIG 1 are of the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

    MIG 2: Loans bearing the designation MIG 2 are of high quality. Margins of protection are ample although not so large as in the preceding group.

    MIG 3: Loans bearing the designation MIG 3 are of favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades.

    MIG 4: Loans bearing the designation MIG 4 are of adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

STANDARD & POOR'S RATINGS GROUP

DEBT RATINGS

    AAA: Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

    AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated obligations only in small degree.

    A: Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

    BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

    Debt rated BB, B, CCC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

    BB: Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

    B: Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest or repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

    CCC: Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

    CC: The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

    C: The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

    CI: The rating CI is reserved for income bonds on which no interest is being paid.

    D: Debt rated D is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

COMMERCIAL PAPER RATINGS

    S&P's commercial paper ratings are current assessments of the likelihood of timely payment of debt considered short-term in the relevant market.

    A-1: The A-1 designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

    A-2: Capacity for timely payment on issues with the designation A-2 is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

    A-3: Issues with the A-3 designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

MUNICIPAL NOTES

    A municipal note rating reflects the liquidity factors and market access risks unique to notes. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. Municipal notes are SP-1, SP-2 or SP-3. The designation SP-1 indicates a very strong capacity to pay principal an interest. Those issues determined to possess extremely strong characteristics are given a plus (+) designation. An SP-2 designation indicates a satisfactory capacity to pay principal and interest. An SP-3 designation indicates speculative capacity to pay principal and interest.

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Portfolio of Investments as of August 31, 2000

                                     MOODY'S                               PRINCIPAL
                                     RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Brazos River Harbor Nav. Dist.
 Rev.,
 BASF, Corp. Proj.,
 Ser. 96, F.R.D.D.                   P-1            4.45%       9/01/00    $    3,450     $  3,450,000
 Dow Chemical Co.,
 Ser. 93, F.R.D.D., A.M.T.           P-1            4.50        9/01/00         1,000        1,000,000
 Ser. 97, F.R.D.D., A.M.T.           P-1            4.50        9/01/00           600          600,000
Connecticut St. Clean Water Fund
 Rev., Ser. 91                       NR             6.70        1/01/01         2,010(c)     2,067,566
Connecticut St. Dev. Auth.,
 Bradley Airport Hotel,
 Ser. 97A F.R.W.D.                   VMIG1          4.10        9/07/00           800          800,000
 Ser. 97B, F.R.W.D.                  VMIG1          4.10        9/07/00         3,000        3,000,000
 Ser. 97C, F.R.W.D.                  VMIG1          4.10        9/07/00         1,200        1,200,000
 Corp. for Independ. Living Proj.,
 Ser. 99, F.R.W.D.                   VMIG1          3.95        9/06/00         2,475        2,475,000
 Pierce Baptist Home,
 Ser. 99, F.R.W.D.                   A-1+(d)        3.95        9/06/00         3,125        3,125,000
 SHW, Inc., Proj., Ser. 90,
 F.R.W.D., A.M.T.                    N/R            4.15        9/06/00         5,150        5,150,000
Connecticut St. Gen. Oblig.,
 Ser. 90C                            NR             6.90        9/15/00         1,000        1,001,209
 Ser. 91A                            NR             6.60        3/01/01         1,000(c)     1,031,732
 Ser. 92D                            NR             5.80        11/15/00        1,750(c)     1,755,436
 Ser. 95A                            NR             5.00        3/15/01         1,200        1,205,585
 Ser. 97B, F.R.W.D.                  VMIG           4.00        9/07/00         2,700        2,700,000
Connecticut St. Hlth. & Edl. Facs.
 Auth. Rev.,
 Conn. St. University, S.6.A. 95,
 A.M.B.A.C., F.R.D.D.                A-1+(d)        3.90        9/01/00         1,000        1,000,000
 Convenant Ret., Ser. 1999A,
 F.R.W.D.                            A-1+(d)        3.95        9/07/00         2,640        2,640,000
 Gaylord Hosp. Issue, Ser. A,
 F.R.W.D.                            A-1+(d)        4.10        9/06/00         3,000        3,000,000
 Hartfort Hosp. Issue,
 Ser. B, F.R.W.D.                    A-1+(d)        4.10        9/06/00         2,000        2,000,000

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                     MOODY'S                               PRINCIPAL
                                     RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
-----------------------------------------------------------------------------------------------------------
 Hotchkiss School Issue,
 Ser. A, F.R.W.D.                    VMIG1          4.00%       9/07/00    $    2,000     $  2,000,000
 Pomfret School Issue,
 Ser. A, F.R.W.D.                    VMIG1          4.20        9/07/00           900          900,000
 Sharon Hosp. Issue,
 Ser. A, F.R.W.D.                    VMIG1          4.10        9/07/00         1,670        1,670,000
 Woodbury & Bethlehem School,
 B.A.N.                              VMIG1          5.00        5/15/01         4,000        4,010,730
 Yale University, Ser. S, T.E.C.P.   VMIG1          4.15        12/11/00        5,000        5,000,000
 Yale University, Ser. T, F.R.W.D.   VMIG1          3.90        9/07/00         2,500        2,500,000
Connecticut St. Hsg. Fin. Auth.,
 Ser. B, F.R.W.D., A.M.T.            VMIG1          4.37        9/06/00         2,000        2,000,000
 Ser. P, F.R.W.D., A.M.T.            VMIG1          4.32        9/06/00         1,000        1,000,000
Connecticut St. Spec. Assmt.,
 Unemployment Comp. Rev.,
 Ser. 93C, A.N.N.M.T., F.G.I.C.      VMIG1          4.35        7/01/01         1,800        1,800,000
 Ser. 96A, A.M.B.A.C.                NR             5.50        11/15/00        2,500        2,507,443
 Ser. 96A, A.M.B.A.C.                NR             5.50        5/15/01         1,000        1,009,146
Connecticut St. Special Tax Oblig.
 Transp. Infrastructure Rev.,
 Ser. 90A, Bond                      NR             8.00        6/01/01         1,500        1,538,364
 Ser. 90A, Bond                      NR             7.125       6/01/01           500(c)       515,024
 Ser. 90I, F.R.W.D.                  VMIG1          3.95        9/06/00         2,025        2,025,000
Hartford Connecticut, Redev.
 Agcy., Multi-family Mtge. Rev.,
 Underwood Twrs. Proj.,
 Ser. 90, F.R.W.D., F.S.A.           A-1+(d)        4.10        9/07/00           600          600,000
New Haven Connecticut,
 Ser. 99A, F.G.I.C.                  NR             4.25        2/01/01         2,025        2,026,604
North Branford, Connecticut,
 B.A.N.                              NR             5.00        2/15/01         2,375        2,379,154
Monroe Connecticut, Ser. A           NR             4.75        1/25/01         1,025        1,026,990
Old Saybrook, Connecticut, B.A.N.    NR             4.25        9/06/00         1,850        1,850,055
Puerto Rico Commwlth. & Electric
 Power Auth., Ser. 98-20,
 F.R.W.D., M.B.I.A.                  VMIG1          3.93        9/07/00         2,400        2,400,000

                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                     MOODY'S                               PRINCIPAL
                                     RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Puerto Rico Commwlth. Highway &
 Transp. Auth., Ser. FFF,
 F.R.W.D., M.B.I.A.                  VMIG1          4.35%       9/06/00    $    2,500     $  2,500,000
South Windsor Connecticut,
 Gen. Oblig., Ser. 99                NR             3.50        9/01/00           585          585,000
                                                                                          ------------
TOTAL INVESTMENTS  99.8%
 (AMORTIZED COST $81,045,038(e))                                                            81,045,038
Other assets in excess of
 liabilities  0.2%                                                                             179,615
                                                                                          ------------
NET ASSETS  100%                                                                          $ 81,224,653
                                                                                          ============

------------------------------
(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    A.N.N.M.T.--Annual Mandatory Tender.
    B.A.N.--Bond Anticipation Note.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.R.D.D.--Floating Rate (Daily) Demand Note (b).
    F.R.W.D.--Floating Rate (Weekly) Demand Note (b).
    F.S.A.--Financial Security Assurance.
    M.B.I.A.--Municipal Bond Insurance Association.
    T.E.C.P.--Tax Exempt Commercial Paper.
(b) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(c) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
(d) Standard & Poor's rating.
(e) The cost of securities for federal income tax purposes is substantially the same as for financial reporting purposes.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Statement of Assets and Liabilities

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at amortized cost which approximates market value       $81,045,038
Cash                                                                      34,469
Interest receivable                                                      636,125
Receivable for Series shares sold                                        327,941
Other assets                                                               1,620
                                                                   ---------------
      TOTAL ASSETS                                                    82,045,193
                                                                   ---------------
LIABILITIES
Payable for Series shares reacquired                                     678,140
Accrued expenses                                                          66,944
Management fee payable                                                    35,505
Dividends payable                                                         29,208
Deferred trustee's fees                                                    6,218
Distribution fee payable                                                   4,525
                                                                   ---------------
      TOTAL LIABILITIES                                                  820,540
                                                                   ---------------
NET ASSETS                                                           $81,224,653
                                                                   ===============
Net assets were comprised of:
   Shares of beneficial interest, at $.01 par value                  $   812,246
   Paid-in capital in excess of par                                   80,412,407
                                                                   ---------------
Net assets, August 31, 2000                                          $81,224,653
                                                                   ===============
Net asset value, offering price and redemption price per share
   ($81,224,653 / 81,224,653 shares of beneficial interest
   issued and outstanding; unlimited number of shares
   authorized)                                                             $1.00

                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Statement of Operations

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                          $ 3,049,551
                                                                   ---------------
Expenses
   Management fee                                                        410,257
   Distribution fee                                                      102,564
   Custodian's fees and expenses                                          58,000
   Reports to shareholders                                                33,000
   Registration fees                                                      24,000
   Transfer agent's fees and expenses                                     21,000
   Legal fees and expenses                                                 9,700
   Audit fees                                                              8,000
   Trustees' fees and expenses                                             4,500
   Miscellaneous                                                           3,964
                                                                   ---------------
      TOTAL EXPENSES                                                     674,985
Less: Custodian fee credit (Note 1)                                       (4,296)
                                                                   ---------------
    Net expenses                                                         670,689
                                                                   ---------------
NET INVESTMENT INCOME                                                  2,378,862
                                                                   ---------------
REALIZED LOSS ON INVESTMENTS
Net realized loss on investment transactions                                 (94)
                                                                   ---------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $ 2,378,768
                                                                   ===============

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Statement of Changes in Net Assets

                                                       YEAR ENDED AUGUST 31,
                                                   ------------------------------
                                                       2000             1999
---------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                           $   2,378,862    $   2,014,902
   Net realized gain (loss) on investment
      transactions                                           (94)           5,471
                                                   -------------    -------------
   Net increase in net assets resulting from
      operations                                       2,378,768        2,020,373
                                                   -------------    -------------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1)                  (2,378,768)      (2,020,373)
                                                   -------------    -------------
SERIES SHARE TRANSACTIONS (AT $1 PER SHARE)
   Net proceeds from shares sold                     283,078,236      311,218,175
   Net asset value of shares issued in
      reinvestment of dividends and
      distributions                                    2,336,383        1,968,000
   Cost of shares reacquired                        (287,264,699)    (325,228,890)
                                                   -------------    -------------
   Net decrease in net assets from Series share
      transactions                                    (1,850,080)     (12,042,715)
                                                   -------------    -------------
Total decrease                                        (1,850,080)     (12,042,715)
NET ASSETS
Beginning of year                                     83,074,733       95,117,448
                                                   -------------    -------------
End of year                                        $  81,224,653    $  83,074,733
                                                   =============    =============

                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940, as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of 11 series. The monies of each series are invested in separate, independently managed portfolios. The Connecticut Money Market Series (the 'Series') commenced investment operations on August 5, 1991. The Series is nondiversified and seeks to provide the highest level of income that is exempt from Connecticut state and federal income taxes with the minimum of risk by investing in 'investment grade' tax-exempt securities having a maturity of thirteen months or less and whose ratings are within the two highest ratings categories by a nationally recognized statistical rating organization, or if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    Portfolio securities of the Series are valued at
amortized cost, which approximates market value. The amortized cost method of valuation involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of any discount or premium.

      All securities are valued as of 4:30 p.m., New York time.

      Securities Transactions and Net Investment Income:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and accretes original issue discount on portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason, no federal income tax provision is required.

      DIVIDENDS:    The Series declares daily dividends from net investment
income and net realized short-term capital gains or losses. Payment of dividends is made monthly. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODY FEE CREDITS:    The Series has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

NOTE 2. AGREEMENTS    The Fund has a management agreement with Prudential
Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Notes to Financial Statements Cont'd.

performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the management agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Series has a distribution agreement with Prudential Investment Management Services LLC ('PIMS'), which acts as the distributor of the Series' shares. The Series compensates PIMS for distributing and servicing the Series' shares pursuant to the plan of distributing at an annual rate of .125 of 1% of the Series' average daily net assets. The distribution fee is accrued daily and payable monthly.

      PIFM, PIC and PIMS are indirect, wholly owned subsidiaries of The Prudential Insurance Company of America.

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES    Prudential Mutual Fund Services
LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $19,900 for the services of PMFS. As of August 31, 2000, approximately $1,500 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations also include certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PROPOSED REORGANIZATION
On August 23, 2000, the Trustees approved an Agreement and Plan of Reorganization and Liquidation of the Series (the 'Plan of Reorganization') which provides for the transfer of substantially all of the assets and liabilities of the Prudential Municipal Series Fund, Connecticut Money Market Series to Prudential Tax-Free Money Fund, Inc. Class A shares of the Series will be exchanged at net asset value for Class A shares of the equivalent value of Prudential Tax-Free Money Fund, Inc. The Fund will then cease operations. The Plan of Reorganization is subject to approval by the shareholders of the Connecticut Money Market Series.

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Financial Highlights

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                     $  1.00
NET INVESTMENT INCOME AND REALIZED GAINS                                  0.03
Dividends and distributions to shareholders                              (0.03)
                                                                   ---------------
Net asset value, end of year                                           $  1.00
                                                                   ===============
TOTAL RETURN(b):                                                          2.97%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                          $81,225
Average net assets (000)                                               $82,051
Ratios to average net assets:
   Expenses, including distribution and service (12b-1)                   0.82%
   Expenses, excluding distribution and service (12b-1)                   0.69%
   Net investment income                                                  2.90%

------------------------------
(a) Net of management fee waiver.
(b) Total return includes reinvestment of dividends and distributions.


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Financial Highlights Cont'd.

                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $   1.00             $   1.00             $   1.00             $   1.00
         .02                  .03                  .03(a)               .03(a)
        (.02)                (.03)                (.03)                (.03)
    --------             --------             --------             --------
    $   1.00             $   1.00             $   1.00             $   1.00
    ========             ========             ========             ========
        2.34%                2.72%                3.10%                3.17%
    $ 83,075             $ 95,117             $ 75,927             $ 77,683
    $ 87,744             $ 84,800             $ 77,500             $ 74,576
         .82%                 .86%                 .46%(a)              .47%(a)
         .69%                 .74%                 .34%(a)              .35%(a)
        2.30%                2.68%                3.06%(a)             3.12%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, Connecticut Money Market Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, Connecticut Money Market Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for our opinion. The accompanying financial highlights for the two year period ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

As described in Note 4 to the financial statements, on August 23, 2000, the Board of Trustees of the Series approved an Agreement and Plan of Reorganization, subject to shareholder approval, whereby the Series would be merged into Tax-Free Money Fund, Inc.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      Connecticut Money Market Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends and distributions paid by the Fund during such fiscal year. Accordingly, during its fiscal year ended August 31, 2000, dividends paid from net investment income of $.03 per share were all federally tax-exempt interest dividends.

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Portfolio of Investments as of August 31, 2000

                                       MOODY'S                               PRINCIPAL
                                       RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                        (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
------------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS  98.3%
Alachua Cnty. Ind. Dev. Auth. Rev.,
 H.B. Fuller Co. Proj., A.M.T.         NR             7.75%       11/01/16   $    3,000     $ 3,064,890
Arbor Greene Cmnty. Dev. Dist.,
 Florida Assmt. Rev.                   NR             5.75        05/01/06          330         325,278
 Florida Assmt. Rev.                   NR             6.50        05/01/07          500         502,355
 Florida Assmt. Rev.                   NR             6.30        05/01/19          340         322,480
Bayside Impvt. Cmnty. Dev. Dist.,
 Florida Cap. Impvt. Rev., Ser. A      NR             6.30        05/01/18        1,000         945,000
Brevard Cnty. Edl. Facs. Auth. Rev.
 Ref., Florida Inst. of Tech.          BBB-(c)        6.875       11/01/22        1,500       1,553,445
Brevard Cnty. Sch. Brd. Ctfs. of
 Part., Ser. A, A.M.B.A.C.             Aaa            6.50        07/01/12        3,500(b)    3,697,575
Broward Cnty. Edl. Facs. Auth. Rev.,
 Nova Univ. Dorm. Proj., Ser. A        NR             7.50        04/01/17        1,500(b)    1,556,190
Broward Cnty. Hlth. Facs. Auth.,
 North Beach Hosp., M.B.I.A.           Aaa            6.75        08/15/06        1,000       1,040,530
Clay Cnty. Hsg. Fin. Auth. Rev.,
 Sngl. Fam. Mtge., Ser. A, A.M.T.,
 G.N.M.A.                              Aa1            7.45        09/01/23          375         385,035
Cocoa Wtr. & Swr. Rev. Ref.,
 F.G.I.C.                              Aaa            5.25        10/01/17        1,230       1,232,694
Dade Cnty. Aviation Dept. Rev.,
 Ser. B, A.M.T., M.B.I.A.              Aaa            6.00        10/01/24        1,500       1,561,260
Dade Cnty. Hlth. Facs. Auth. Rev.,
 Baptist Hosp. of Miami Proj.,
 Ser. A, E.T.M., M.B.I.A.              Aaa            6.75        05/01/08          500         545,775
Dade Cnty. Hsg. Fin. Auth. Rev.,
 Multi. Fam. Mtge., Golden Lakes
 Apts. Proj., Ser. A, A.M.T.           NR             6.05        11/01/39        1,000         960,910
 Sngl. Fam. Mtge., Ser. B, A.M.T.,
 G.N.M.A                               Aaa            7.25        09/01/23          285         291,438
 Sngl. Fam. Mtge., Ser. C, A.M.T.,
 G.N.M.A.                              Aaa            7.75        09/01/22          540         550,800
Dade Cnty. Prof. Sports Franchise
 Facs. Tax Rev., E.T.M., M.B.I.A.      Aaa            5.25        10/01/30        4,300       4,142,534
Duval Cnty. Hsg. Fin. Auth. Rev.,
 Sngl. Fam. Mtge., A.M.T., G.N.M.A.    AAA(c)         8.375       12/01/14          160         162,968

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                       MOODY'S                               PRINCIPAL
                                       RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                        (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
------------------------------------------------------------------------------------------------------------
Escambia Cnty. Hlth. Facs. Rev.,
 Florida Hlth. Care Facs. Loan,
 A.M.B.A.C.                            Aaa            5.95%       07/01/20   $    2,000     $ 2,090,380
Florida Hsg. Fin. Corp. Rev.,
 Cypress Trace Apts., Ser. G, A.M.T.   NR             6.60        07/01/38        1,220       1,157,548
 Westchase Apts., Ser. B, A.M.T.       NR             6.61        07/01/38        1,510       1,452,348
Florida St. Mun. Loan Council Rev.
 Cap. Apprec. Ser. A, M.B.I.A.,
 Gen. Oblig.                           AAA-(c)        Zero        04/01/22        1,520         447,169
 Cap. Apprec. Ser. A, M.B.I.A.,
 Gen. Oblig.                           AAA-(c)        Zero        04/01/23        1,520         421,602
 Cap. Apprec. Ser. A, M.B.I.A.,
 Gen. Oblig.                           AAA-(c)        Zero        04/01/24        1,520         397,404
Greater Orlando Aviation Rev. Auth.
 Facs., Orlando Arpt., A.M.T.,
 F.G.I.C.                              Aaa            5.25        10/01/23        2,000       1,902,380
Hillsborough Cnty. Ind. Dev. Auth.
 Poll. Ctrl. Rev., Tampa Elec.
 Proj.,
 Ser. 92                               Aa3            8.00        05/01/22        1,750       1,877,890
Indigo Cmty. Dev. Dist. Cap. Impvt.
 Rev. Ser. B                           NR             6.40        05/01/06        1,500       1,500,540
Jacksonville Elec. Auth. Rev.,
 Elec. Sys. Ser. A                     Aa2            6.00        10/01/30        1,000       1,030,480
 St. Johns Rvr. Pwr. Park Issue 2,
 Ser. 7                                Aa2            Zero        10/01/10        3,000       1,826,880
Jacksonville Hlth. Facs. Auth.
 Hosp. Rev., Nat'l. Ben. Assoc.        Baa1           7.00        12/01/22        1,825       1,842,027
 St. Lukes Hosp. Assoc. Proj.          AA+(c)         7.125       11/15/20        1,000       1,047,150
Jacksonville Swr. & Sld. Wste. Disp.
 Facs. Rev., Anheuser Busch Proj.,
 A.M.T.                                A1             5.875       02/01/36        1,000       1,011,970
Jacksonville Wtr. & Swr. Dev. Rev.,
 Suburban Utils., A.M.T.               A3             6.75        06/01/22        1,000       1,037,060
 United Wtr. Proj., A.M.T.,
 A.M.B.A.C.                            Aaa            6.35        08/01/25        1,500       1,588,710
Lakeland Elec. & Wtr. Rev.             A1             5.625       10/01/36        3,000(b)    3,223,500
Lee Cnty. Ind. Dev. Auth. Hlth.
 Care,
 Facs. Rev., Shell Point Proj., Ser.
 A                                     BBB-(c)        5.50        11/15/29        1,500       1,215,195
Leon Cnty. Hsg. Fin. Auth. Rev.,
 Sngl.
 Fam. Mtge., Ser. A, A.M.T.,
 G.N.M.A.                              Aaa            7.30        04/01/21          230         234,839

                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                       MOODY'S                               PRINCIPAL
                                       RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                        (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
------------------------------------------------------------------------------------------------------------
Lexington Oaks Cmnty. Dev. Dist.
 Rev., Ser. B                          NR             6.70%       05/01/07   $    1,000     $ 1,012,180
Lynn Haven Cap. Impvt. Rev.,
 M.B.I.A.                              AAA-(c)        5.50        12/01/26        1,295       1,285,987
Martin Cnty. Ind. Dev. Auth. Rev.,
 Indiantown Cogen. Proj., Ser. A,
 A.M.T.                                Baa3           7.875       12/15/25        1,200       1,218,012
Maryland St. Hlth. and Higher Educ.
 Facs., Auth. Rev.                     Baa1           6.75        07/01/30          500         511,115
Massachusetts St. Turnpike Auth.
 Metropolitan Highway Sys., Rev.       Aaa            6.05        01/01/28        2,000         428,100
Miami Spec. Oblig., Admn. Bldg.
 Acquis. Proj., F.G.I.C.               Aaa            6.00        02/01/16        1,000       1,049,480
Miami-Dade Cnty. Ind. Dev. Auth.
 Rev., Facs., United Air Lines Inc.
 Proj.                                 Baa3           6.05        03/01/35        1,000       1,008,620
Miami-Dade Cnty. Prof. Sports Fac.
 Tax Cap. Apprec. Ref., M.B.I.A.       Aaa            Zero        10/01/16        2,650       1,107,303
Minnesota Ag. & Econ. Dev., Fairview
 Hlth. Care Sys., Ser. A               A2             6.375       11/15/22        1,380       1,416,529
Mirimar Wste. Wtr. Impvt. Assmt.
 Rev., F.G.I.C.                        Aaa            6.75        10/01/16        1,590(b)    1,740,875
Oakstead Cmnty. Dev. Dist. Cap.
 Impvt., Ser. B                        NR             6.50        05/01/07        1,000         995,090
Okaloosa Cnty. Cap. Impvt. Rev.,
 M.B.I.A.                              Aaa            Zero        12/01/06          450         332,721
Orange Cnty. Hlth. Facs. Auth. Rev.,
 Adventist Hlth. Sys.,                 Baa1           6.375       11/15/20        1,000         992,030
Orange Cnty. Hsg. Fin. Auth. Mtge.
 Rev., Ser. A, A.M.T., G.N.M.A.        AAA(c)         7.375       09/01/24          420         433,852
Orange Cnty. Hsg. Fin. Auth. Rev.,
 Multi. Fam. Ashley Point Apts.,
 Ser. A, A.M.T.                        BBB+(c)        6.85        10/01/16        1,200       1,209,588
 Multi. Fam. Ashley Point Apts.,
 Ser. A, A.M.T.                        BBB+(c)        7.10        10/01/24          855         861,643
Orlando Util. Comm., Wtr. & Elec.
 Rev., Ser. D                          Aa2            6.75        10/01/17        2,200       2,546,412

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                       MOODY'S                               PRINCIPAL
                                       RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                        (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
------------------------------------------------------------------------------------------------------------
Palm Beach Cnty. Hlth. Facs. Auth.
 Rev.,
 Abbey Delray South Proj.              BBB(c)         5.50%       10/01/11   $      750     $   706,087
 Good Samaritan Hlth. Sys.             Aaa            6.30        10/01/22        1,000(b)    1,070,170
Palm Beach Cnty. Hsg. Fin. Multi.
 Fam. Auth. Rev., Windsor Pk. Apts.,
 Ser. A, A.M.T., M.B.I.A.              AAA-(c)        5.80        12/01/28        1,000         994,390
Pensacola Hlth. Facs. Auth. Rev.,
 Daughters of Charity, M.B.I.A.        Aaa            5.25        01/01/11        1,600(b)    1,646,672
Polk Cnty. Ind. Dev. Auth., Sld.
 Wste. Disp. Fac. Rev.,
 Tampa Elec. Co. Proj., A.M.T.         Aa2            5.85        12/01/31        1,000       1,017,100
Puerto Rico Comnwlth.,
 Cap. Apprec. Ref. Pub. Impvt., Gen.
 Oblig.                                Baa1           Zero        07/01/15        1,955         901,138
 Cap. Apprec. Ref. Pub. Impvt., Gen.
 Oblig.                                Baa1           Zero        07/01/16        2,500       1,081,975
 Cap. Apprec. Ref. Pub. Impvt., Gen.
 Oblig.                                Baa1           Zero        07/01/17        5,300       2,154,344
 Rites-Pennsylvania 642B, M.B.I.A.,
 Gen. Oblig.                           NR             7.496       07/01/12        1,500       1,760,505
Puerto Rico Ind. Tourist Educ.,
 Cogen Facs. Proj., A.M.T.             Baa2           6.625       06/01/26        1,500       1,563,645
Puerto Rico Pub. Bldgs. Auth. Rev.
 Gtd., Gov. Fac. Ser. B, F.S.A.        AAA-(c)        5.25        07/01/21        1,915       1,893,341
Puerto Rico Tel. Auth. Rev., Ser. I,
 M.B.I.A., R.I.B.S.                    Aaa            6.763       01/16/15        2,250(d)(b)   2,387,812
Seacoast Util. Auth. Wtr. & Swr.
 Util., Sys. Rev., F.G.I.C.            Aaa            5.50        03/01/16        2,000       2,067,620
St. Petersburg Hlth. Facs. Auth.
 Rev., Allegheny Hlth. Proj.,
 M.B.I.A.                              Aaa            7.00        12/01/15        1,000(b)    1,048,000
Sunrise Pub. Facs. Rev. Cap.
 Apprec., Ser. B, M.B.I.A.             Aaa            Zero        10/01/20        1,120         365,232
Sunrise Util. Sys. Rev., Ref.,
 A.M.B.A.C.                            Aaa            5.50        10/01/18        2,000       2,055,460
Tampa Gtd. Entitlement Rev.,
 A.M.B.A.C.                            Aaa            7.05        10/01/07        2,000       2,092,660

                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                       MOODY'S                               PRINCIPAL
                                       RATING         INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                        (UNAUDITED)    RATE        DATE       (000)          (NOTE 1)
------------------------------------------------------------------------------------------------------------
Tampa Sports Auth. Rev.,
 Tampa Bay Arena Proj., M.B.I.A.       Aaa            5.75%       10/01/25   $    1,000     $ 1,051,980
 Tampa Bay Arena Proj., M.B.I.A.       Aaa            5.75        10/01/20        1,000       1,053,890
Virgin Islands Pub. Fin. Auth. Rev.,
 Gross Rcpts. Taxes Loan, Ser. A       BBB-(c)        6.50        10/01/24          500         517,945
Vista Lakes Cmnty. Dev. Dist. Cap.
 Impvt., Rev.                          NR             6.35        05/01/05        1,000       1,001,890
Volusia Cnty. Edl. Fac. Auth. Rev.,
 Embry Riddle Univ., Aero. A           AAA(c)         6.625       10/15/22        1,000(b)    1,064,470
                                                                                            -----------
TOTAL INVESTMENTS  98.3%
 (COST $92,909,044; NOTE 4)                                                                  95,792,092
                                                                                            -----------
Other assets in excess of
 liabilities  1.7%                                                                            1,703,023
                                                                                            -----------
NET ASSETS  100%                                                                            $97,495,115
                                                                                            ===========

------------------------------
(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    E.T.M.--Escrowed to Maturity.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.S.A.--Financial Security Assurance.
    G.N.M.A.--Government National Mortgage Association.
    M.B.I.A.--Municipal Bond Insurance Corporation.
    R.I.B.S.--Residual Interest Bonds.
(b) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
(c) Standard & Poor's Rating.
(d) Inverse floating rate bond. The coupon is inversely indexed to a floating interest rate. The rate shown is the rate at year end.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Statement of Assets and Liabilities

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $92,909,044)                             $95,792,092
Interest receivable                                                    1,644,312
Receivable for investment sold                                         1,050,021
Receivable for Series shares sold                                        105,315
Unrealized appreciation on swap                                           28,779
Other assets                                                               2,420
                                                                   ---------------
      TOTAL ASSETS                                                    98,622,939
                                                                   ---------------
LIABILITIES
Bank overdraft                                                           652,786
Payable for Series shares reacquired                                     297,340
Dividends payable                                                         52,002
Accrued expenses                                                          50,421
Management fee payable                                                    41,319
Distribution fee payable                                                  27,702
Deferred trustees' fees                                                    6,254
                                                                   ---------------
      TOTAL LIABILITIES                                                1,127,824
                                                                   ---------------
NET ASSETS                                                           $97,495,115
                                                                   ===============
Net assets were comprised of:
   Shares of beneficial interest, at par                             $    95,335
   Paid-in capital in excess of par                                   95,443,949
                                                                   ---------------
                                                                      95,539,284
   Accumulated net realized loss on investments                         (955,996)
   Net unrealized appreciation on investments                          2,911,827
                                                                   ---------------
Net assets, August 31, 2000                                          $97,495,115
                                                                   ===============

                                              See Notes to Financial Statements

       Prudential Municipal Series Fund     Florida Series

             Statement of Assets and Liabilities Cont'd.

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
Class A:
   Net asset value and redemption price per share
      ($68,701,116 / 6,718,054 shares of beneficial interest
      issued and outstanding)                                              $10.23
   Maximum sales charge (3% of offering price)                                .32
                                                                   ---------------
   Maximum offering price to public                                        $10.55
                                                                   ===============
Class B:
   Net asset value, offering price and redemption price per
      share ($22,875,029 / 2,236,700 shares of beneficial
      interest issued and outstanding)                                     $10.23
                                                                   ===============
Class C:
   Net asset value and redemption price per share
      ($5,456,222 / 533,506 shares of beneficial interest issued
      and outstanding)                                                     $10.23
   Sales charge (1% of offering price)                                        .10
                                                                   ---------------
   Offering price to public                                                $10.33
                                                                   ===============
Class Z:
   Net asset value, offering price and redemption price per
      share
      ($462,748 / 45,267 shares of beneficial interest issued
      and outstanding)                                                     $10.22
                                                                   ===============



See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Statement of Operations

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                          $ 6,065,696
                                                                   ---------------
Expenses
   Management fee                                                        502,329
   Distribution fee--Class A                                             177,706
   Distribution fee--Class B                                             115,957
   Distribution fee--Class C                                              44,140
   Custodian's fees and expenses                                          80,000
   Reports to shareholders                                                46,000
   Transfer agent's fees and expenses                                     28,000
   Registration fees                                                        37,000
   Legal fees and expenses                                                14,000
   Audit fees                                                             10,000
   Trustees' fees and expenses                                             8,000
   Miscellaneous                                                           4,280
                                                                   ---------------
      TOTAL EXPENSES                                                   1,067,412
   Custodian fee credit                                                     (636)
                                                                   ---------------
   Net expenses                                                        1,066,776
                                                                   ---------------
NET INVESTMENT INCOME                                                  4,998,920
                                                                   ---------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on:
   Investment transactions                                              (936,600)
   Financial futures transactions                                         81,614
                                                                   ---------------
                                                                        (854,986)
                                                                   ---------------
Net change in unrealized appreciation on:
   Investments                                                         1,034,298
   Swaps                                                                  28,779
                                                                   ---------------
Net change in unrealized appreciation                                  1,063,077
                                                                   ---------------
Net gain on investments                                                  208,091
                                                                   ---------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $ 5,207,011
                                                                   ===============


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Statement of Changes in Net Assets

                                                        YEAR ENDED AUGUST 31,
                                                    -----------------------------
                                                        2000             1999
---------------------------------------------------------------------------------
DECREASE IN NET ASSETS
OPERATIONS
   Net investment income                            $   4,998,920    $  5,424,084
   Net realized gain (loss) on investment
      transactions                                       (854,986)        447,190
   Net change in unrealized appreciation
      (depreciation) of investments                     1,063,077      (6,574,512)
                                                    -------------    ------------
   Net increase (decrease) in net assets
      resulting from operations                         5,207,011        (703,238)
                                                    -------------    ------------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1):
   Dividends from net investment income
      Class A                                          (3,597,698)     (4,002,478)
      Class B                                          (1,116,649)     (1,091,852)
      Class C                                            (268,305)       (309,399)
      Class Z                                             (16,268)        (20,355)
                                                    -------------    ------------
                                                       (4,998,920)     (5,424,084)
                                                    -------------    ------------
   Distributions in excess of net investment
      income
      Class A                                                  --          (8,316)
      Class B                                                  --          (2,283)
      Class C                                                  --            (710)
      Class Z                                                  --             (45)
                                                    -------------    ------------
                                                               --         (11,354)
                                                    -------------    ------------
   Distributions from net realized gains
      Class A                                                  --          (8,316)
      Class B                                                  --          (2,283)
      Class C                                                  --            (710)
      Class Z                                                  --             (46)
                                                    -------------    ------------
                                                               --         (11,355)
                                                    -------------    ------------
SERIES SHARE TRANSACTIONS (NET OF SHARE
   CONVERSIONS)
   (NOTE 5):
   Net proceeds from shares sold                       11,228,470      13,296,170
   Net asset value of shares issued in
      reinvestment of dividends and distributions       2,239,613       2,387,979
   Cost of shares reacquired                          (25,414,666)    (19,003,105)
                                                    -------------    ------------
   Net decrease in net assets from Series share
      transactions                                    (11,946,583)     (3,318,956)
                                                    -------------    ------------
Total decrease                                        (11,738,492)     (9,468,987)
NET ASSETS
Beginning of year                                     109,233,607     118,702,594
                                                    -------------    ------------
End of year                                         $  97,495,115    $109,233,607
                                                    =============    ============


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Notes to Financial Statements

      Prudential Municipal Series Fund, (the "Fund") is registered under the Investment Company Act of 1940, as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of 11 series. The monies of each series are invested in separate, independently managed portfolios. The Florida Series (the "Series") commenced investment operations on December 28, 1990. The Series is nondiversified and seeks to achieve its investment objective of providing the maximum amount of income that is exempt from federal income taxes with the minimum of risk, and investing in securities which will enable its shares to be exempt from the Florida intangibles tax by investing in "investment grade" tax-exempt securities whose ratings are within the four highest ratings categories by a nationally recognized statistical rating organization or, if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    The Series values municipal securities
(including commitments to purchase such securities on a "when-issued" basis) on the basis of prices provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining values. If market quotations are not readily available from such pricing service, a security is valued at its fair value as determined under procedures established by the Trustees.

      Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost.

      All securities are valued as of 4:15 p.m., New York time.

      FINANCIAL FUTURES CONTRACTS:    A financial futures contract is an
agreement to purchase (long) or sell (short) an agreed amount of securities at a set price for delivery on a future date. Upon entering into a financial futures contract, the Series is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. This amount is known as the "initial margin." Subsequent payments, known as "variation margin," are made or received by the Series each day, depending on the daily fluctuations in the value of the underlying security. Such variation margin is recorded for financial statement purposes on a daily basis as unrealized gain or loss. When the contract expires or is closed, the gain or

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Notes to Financial Statements Cont'd.

loss is realized and is presented in the statement of operations as net realized gain (loss) on financial futures contracts.

      The Series invests in financial futures contracts in order to hedge its existing portfolio securities, or securities the Series intends to purchase, against fluctuations in value caused by changes in prevailing interest rates. Should interest rates move unexpectedly, the Series may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

      OPTIONS:    The Series may either purchase or write options in order to hedge against adverse market movements or fluctuations in value caused by changes in prevailing interest rates or foreign currency exchange rates with respect to securities or currencies which the Series currently owns or intends to purchase. When a Series purchases an option, it pays a premium and an amount equal to that premium is recorded as an investment. When a Series writes an option, it receives a premium and an amount equal to that premium is recorded as a liability. The investment or liability is adjusted daily to reflect the current market value of the option. If an option expires unexercised, the Series realizes a gain or loss to the extent of the premium received or paid. If an option is exercised, the premium received or paid is an adjustment to the proceeds from the sale or the cost basis of the purchase in determining whether a Series has realized a gain or loss. The difference between the premium and the amount received or paid on effecting a closing purchase or sale transaction is also treated as a realized gain or loss. Gain or loss on purchased options is included in net realized gain (loss) on investment transactions. Gain or loss on written options is presented separately as net realized gain (loss) on written option transactions.

      The Series, as writer of an option, has no control over whether the underlying securities or currencies may be sold (called) or purchased (put). As a result a Series bears the market risk of an unfavorable change in the price of the security or currency underlying the written option. The Series, as purchaser of an option, bears the risk of the potential inability of the counterparties to meet the terms of their contracts.

      INTEREST RATE SWAPS:    The Series may enter into interest rate swaps. In
a simple interest rate swap, one investor pays a floating rate of interest on a notional principal amount and receives a fixed rate of interest on the same notional principal amount for a specified period of time. Alternatively, an investor may pay a fixed rate and receive a floating rate. Interest rate swaps were conceived as asset/liability management tools. In more complex swaps, the notional principal amount may decline (or amortize) over time.

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Notes to Financial Statements Cont'd.

      During the term of the swap, changes in the value of the swap are recognized as unrealized gains or losses by "marking-to-market" to reflect the market value of the swap. When the swap is terminated, the Series will record a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Series basis in the contract, if any.

      The Fund is exposed to credit loss in the event of non-performance by the other party to the interest rate swap. However, the Fund does not anticipate non-performance by any counterparty.

      INVERSE FLOATERS:    The Series invests in variable rate securities
commonly called "inverse floaters". The interest rates on these securities have an inverse relationship to the interest rate of other securities or the value of an index. Changes in interest rate on the other security or index inversely affect the rate paid on the inverse floater, and the inverse floater's price will be more volatile than that of a fixed-rate bond. Additionally, some of these securities contain a "leverage factor" whereby the interest rate moves inversely by a "factor" to the benchmark rate. Certain interest rate movements and other market factors can substantially affect the liquidity of inverse floating rate notes.

      SECURITIES TRANSACTIONS AND NET INVESTMENT INCOME:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and accretes original issue discount on portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      Net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

      Federal Income Taxes:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason no federal income tax provision is required.

      DIVIDENDS AND DISTRIBUTIONS:    The Series declares daily dividends from
net investment income. Payment of dividends is made monthly. Distributions of net capital gains, if any, are made annually.

      Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Notes to Financial Statements Cont'd.

      CUSTODY FEE CREDITS:    The Fund has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ("PIFM"). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ("PIC"). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the management agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid to PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund has a distribution agreement with Prudential Investment Management Services LLC ("PIMS"), which acts as the distributor of the Class A, Class B, Class C and Class Z shares of the Fund. The Fund compensates PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares, pursuant to plans of distribution (the "Class A, B and C Plans") regardless of expenses actually incurred. The distribution fees were accrued daily and payable monthly. No distribution or service fees were paid to PIMS as distributor for Class Z shares of the Fund.

      Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively. Such expenses under the Plans were .25 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively, for the year ended August 31, 2000.

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Notes to Financial Statements Cont'd.

      PIMS has advised the Series that they have received approximately $16,200 and $100 in front-end sales charges resulting from sales of Class A and C shares, respectively during the year ended August 31, 2000. From these fees, PIMS paid such sales charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

      PIMS has advised the Series that for the year ended August 31, 2000, they received approximately $77,200 and $300 in contingent deferred sales charges imposed upon certain redemptions by Class B and Class C shareholders, respectively.

      PIFM, PIMS and PIC are wholly owned subsidiaries of The Prudential Insurance Company of America ("Prudential").

      The Fund, along with other affiliated registered investment companies (the "Funds"), entered into a syndicated credit agreement ("SCA") with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any borrowings will be at market rates. The purpose of the agreement is to serve as an alternative source of funding for capital share redemptions. The Funds pay a commitment fee at an annual rate of .080 of 1% of the unused portion of the credit facility. The commitment fee is accrued and paid quarterly on a pro rata basis by the Funds. The expiration date of the SCA is March 9, 2001. Prior to March 9, 2000, the commitment fee was .065 of 1% of the unused portion of the credit facility. The Fund did not borrow any amounts pursuant to the SCA during the year ended August 31, 2000.

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ("PMFS"), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $25,000 for the services of PMFS. As of August 31, 2000, approximately $1,900 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PORTFOLIO SECURITIES
Purchases and sales of portfolio securities of the Series, excluding short-term investments, for the year ended August 31, 2000 were $40,921,468 and $52,871,191, respectively.

      The cost basis of investments for federal income tax purposes at August 31, 2000 was $92,910,295 and accordingly, net unrealized appreciation of investments for federal income tax purposes was $2,881,797 (gross unrealized appreciation--$4,081,136 gross unrealized depreciation--$1,199,339).

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Notes to Financial Statements Cont'd.

      The Series elected, for United States federal income tax purposes, to treat capital losses of $821,000 incurred in the ten months ended August 31, 2000 as having been incurred in the current fiscal year.

      For federal income tax purposes, the Series had a capital loss carryforward as of August 31, 2000 of approximately $135,000 which expires in 2008. Accordingly, no capital gains distributions are expected to be paid to shareholders until future net gains have been realized in excess of such capital loss carryforward.

      The Fund entered into interest rate swap agreements. Under the agreements the Fund receives the excess, if any, of a floating rate over a fixed rate. The Fund paid a transaction fee for the agreements. Details of the swaps at August 31, 2000 are as follows:

                               NOTIONAL                                                             UNREALIZED
                               AMOUNT          FIXED      FLOATING      OPEN      TERMINATION      APPRECIATION
TYPE         COUNTERPARTY      (000)           RATE         RATE        DATE         DATE         (DEPRECIATION)
---------    ---------------   ---------     ---------    --------    --------    -----------     ---------------
Interest                                                  3 month
 rate        Morgan Stanley     $ 2,000      5.25%         LIBOR      6/27/00        12/29/10        $  28,779

NOTE 5. CAPITAL
The Series offers Class A, Class B, Class C and Class Z shares. Class A shares are sold with a front-end sales charge of up to 3%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class C shares are sold with a front-end sales charge of 1% during the first 18 months. Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Special exchange privileges are also available for shareholders who qualify to purchase Class A shares at net asset value. Class Z shares are not subject to any sales or redemption charge and are offered exclusively for sale to a limited group of investors. The Fund has authorized an unlimited number of shares of beneficial interest of each class at $.01 par value per share.

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Notes to Financial Statements Cont'd.

      Transactions in shares of beneficial interest for the year ended August 31, 2000 and August 31, 1999 were as follows:

CLASS A                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                      703,618    $  7,017,315
Shares issued in reinvestment of dividends                       162,746       1,622,887
Shares reacquired                                             (1,861,628)    (18,551,269)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                    (995,264)     (9,911,067)
Shares issued upon conversion from Class B                       107,510       1,075,123
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                   (887,754)   $ (8,835,944)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      459,241    $  4,897,168
Shares issued in reinvestment of dividends                       166,808       1,765,475
Shares reacquired                                             (1,315,210)    (13,931,649)
                                                              ----------    ------------
Net decrease in shares outstanding before conversion            (689,161)     (7,269,006)
Shares issued upon conversion from
  Class B                                                         94,743       1,008,731
                                                              ----------    ------------
Net decrease in shares outstanding                              (594,418)   $ (6,260,275)
                                                              ==========    ============
CLASS B
-------
Year ended August 31, 2000:
Shares sold                                                      380,094    $  3,773,316
Shares issued in reinvestment of dividends                        44,997         448,789
Shares reacquired                                               (500,627)     (4,967,810)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                     (75,536)       (745,705)
Shares reacquired upon conversion into Class A                  (107,510)     (1,075,123)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                   (183,046)   $ (1,820,828)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      665,024    $  7,087,108
Shares issued in reinvestment of dividends                        41,768         441,754
Shares reacquired                                               (311,472)     (3,295,872)
                                                              ----------    ------------
Net increase in shares outstanding before conversion             395,320       4,232,990
Shares reacquired upon conversion into Class A                   (94,763)     (1,008,731)
                                                              ----------    ------------
Net increase in shares outstanding                               300,557    $  3,224,259
                                                              ==========    ============

       Prudential Municipal Series Fund     Florida Series
             Notes to Financial Statements Cont'd.

CLASS C                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                       12,865    $    126,949
Shares issued in reinvestment of dividends                        15,441         153,989
Shares reacquired                                               (166,189)     (1,652,877)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                   (137,883)   $ (1,371,939)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                       57,676    $    610,380
Shares issued in reinvestment of dividends                        15,461         163,559
Shares reacquired                                               (102,072)     (1,072,067)
                                                              ----------    ------------
Net decrease in shares outstanding                               (28,935)   $   (298,128)
                                                              ==========    ============
CLASS Z
-------
Year ended August 31, 2000:
Shares sold                                                       30,977    $    310,890
Shares issued in reinvestment of dividends                         1,396          13,948
Shares reacquired                                                (24,170)       (242,710)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                      8,203    $     82,128
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                       66,050    $    701,514
Shares issued in reinvestment of dividends                         1,623          17,191
Shares reacquired                                                (66,254)       (703,517)
                                                              ----------    ------------
Net increase in shares outstanding                                 1,419    $     15,188
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights

                                                                       CLASS A
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                     $ 10.18
                                                                   ---------------
Income from investment operations
Net investment income                                                      .51
Net realized and unrealized gain (loss) on investment
transactions                                                               .05
                                                                   ---------------
      Total from investment operations                                     .56
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.51)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                       --
                                                                   ---------------
      Total distributions                                                 (.51)
                                                                   ---------------
Net asset value, end of year                                           $ 10.23
                                                                   ===============
TOTAL RETURN(b):                                                          5.73%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                          $68,701
Average net assets (000)                                               $71,083
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
      fees                                                                 .98%
   Expenses, excluding distribution fees and service (12b-1)
      fees                                                                 .73%
   Net investment income                                                  5.06%
For Class A, B, C and Z shares:
   Portfolio turnover rate                                                  41%

------------------------------
(a) Net of expense subsidy and fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights Cont'd.

                                       CLASS A
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  10.74             $  10.41             $  10.11             $  10.06
    --------             --------             --------         ----------------
         .50                  .52                  .54(a)               .57(a)
        (.56)                 .33                  .31                  .05
    --------             --------             --------         ----------------
        (.06)                 .85                  .85                  .62
    --------             --------             --------         ----------------
        (.50)                (.52)                (.54)                (.57)
          --(c)                --                 (.01)                  --
          --(c)                --                   --                   --
    --------             --------             --------         ----------------
        (.50)                (.52)                (.55)                (.57)
    --------             --------             --------         ----------------
    $  10.18             $  10.74             $  10.41             $  10.11
    ========             ========             ========         ================
        (.61)%               8.34%                8.65%                6.20%
    $ 77,398             $ 88,045             $ 92,579             $101,999
    $ 84,810             $ 90,437             $ 97,700             $112,266
         .89%                 .80%                 .57%(a)              .37%(a)
         .69%                 .70%                 .47%(a)              .27%(a)
        4.72%                4.89%                5.32%(a)             5.56%(a)
          13%                  35%                  22%                  68%


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights Cont'd.

                                                                       CLASS B
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                     $ 10.18
                                                                   ---------------
Income from investment operations
Net investment income                                                      .48
Net realized and unrealized gain (loss) on investment
transactions                                                               .05
                                                                   ---------------
      Total from investment operations                                     .53
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.48)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                       --
                                                                   ---------------
      Total distributions                                                 (.48)
                                                                   ---------------
Net asset value, end of year                                           $ 10.23
                                                                   ===============
TOTAL RETURN(b):                                                          5.46%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                          $22,875
Average net assets (000)                                               $23,191
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
      fees                                                                1.23%
   Expenses, excluding distribution fees and service (12b-1)
      fees                                                                 .73%
   Net investment income                                                  4.81%

------------------------------
(a) Net of expense subsidy and fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights Cont'd.

                                       CLASS B
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  10.74             $  10.41             $  10.11             $  10.06
    --------             --------             --------             --------
         .47                  .48                  .50(a)               .53(a)
        (.56)                 .33                  .31                  .05
    --------             --------             --------             --------
        (.09)                 .81                  .81                  .58
    --------             --------             --------             --------
        (.47)                (.48)                (.50)                (.53)
          --(c)                --                 (.01)                  --
          --(c)                --                   --                   --
    --------             --------             --------             --------
        (.47)                (.48)                (.51)                (.53)
    --------             --------             --------             --------
    $  10.18             $  10.74             $  10.41             $  10.11
    ========             ========             ========             ========
        (.91)%               7.91%                8.22%                5.79%
    $ 24,626             $ 22,755             $ 18,820             $ 14,699
    $ 24,665             $ 21,154             $ 17,565             $ 12,570
        1.19%                1.20%                 .97%(a)              .77%(a)
         .69%                 .70%                 .47%(a)              .27%(a)
        4.43%                4.49%                4.92%(a)             5.16%(a)


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights Cont'd.

                                                                       CLASS C
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                     $ 10.18
                                                                       -------
Income from investment operations
Net investment income                                                      .46
Net realized and unrealized gain (loss) on investment
transactions                                                               .05
                                                                       -------
      Total from investment operations                                     .51
                                                                       -------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.46)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                       --
                                                                       -------
      Total distributions                                                 (.46)
                                                                       -------
Net asset value, end of year                                           $ 10.23
                                                                       =======
TOTAL RETURN(b):                                                          5.20%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                          $ 5,456
Average net assets (000)                                               $ 5,885
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
      fees                                                                1.48%
   Expenses, excluding distribution fees and service (12b-1)
      fees                                                                 .73%
   Net investment income                                                  4.56%

------------------------------
(a) Net of expense subsidy and fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights Cont'd.

                                       CLASS C
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
     $10.74               $10.41               $10.11               $10.06
    -------              -------              -------              -------
        .44                  .45                  .48(a)               .50(a)
       (.56)                 .33                  .31                  .05
    -------              -------              -------              -------
       (.12)                 .78                  .79                  .55
    -------              -------              -------              -------
       (.44)                (.45)                (.48)                (.50)
         --(c)                --                 (.01)                  --
         --(c)                --                   --                   --
    -------              -------              -------              -------
       (.44)                (.45)                (.49)                (.50)
    -------              -------              -------              -------
     $10.18               $10.74               $10.41               $10.11
    =======              =======              =======              =======
      (1.16)%               7.64%                7.95%                5.52%
     $6,833               $7,520               $7,336               $7,792
     $7,420               $7,325               $7,575               $8,293
       1.44%                1.45%                1.22%(a)             1.02%(a)
        .69%                 .70%                 .47%(a)              .27%(a)
       4.17%                4.24%                4.67%(a)             4.91%(a)



See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights Cont'd.

                                                                       CLASS Z
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD                                   $ 10.17
                                                                       -------
Income from investment operations
Net investment income                                                      .53
Net realized and unrealized gain (loss) on investment
transactions                                                               .05
                                                                       -------
      Total from investment operations                                     .58
                                                                       -------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.53)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                       --
                                                                       -------
      Total distributions                                                 (.53)
                                                                       -------
Net asset value, end of period                                         $ 10.22
                                                                       =======
TOTAL RETURN(b):                                                          5.99%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                                        $   463
Average net assets (000)                                               $   307
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
      fees                                                                 .73%
   Expenses, excluding distribution fees and service (12b-1)
      fees                                                                 .73%
   Net investment income                                                  5.31%

------------------------------
(a) Net of expense subsidy and fee waiver.
(b) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(c) Annualized.
(d) Commencement of offering of Class Z shares.
(e) Less than $.005 per share.



                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Financial Highlights Cont'd.

                                        CLASS Z
---------------------------------------------------------------------------------------
          YEAR ENDED AUGUST 31,                          SEPTEMBER 18, 1996(D)
------------------------------------------                 THROUGH AUGUST 31,
      1999                      1998                              1997
---------------------------------------------------------------------------------------
     $10.73                    $10.41                            $10.36
    -------                   -------                           -------
        .52                       .53                               .41(a)
       (.56)                      .32                               .06
    -------                   -------                           -------
       (.04)                      .85                               .47
    -------                   -------                           -------
       (.52)                     (.53)                             (.41)
         --(e)                     --                              (.01)
         --(e)                     --                                --
    -------                   -------                           -------
       (.52)                     (.53)                             (.42)
    -------                   -------                           -------
     $10.17                    $10.73                            $10.41
    =======                   =======                           =======
       (.42)%                    8.34%                             4.57%
     $  377                    $  383                            $   94
     $  413                    $  373                            $   36
        .69%                      .70%                              .47%(a)(c)
        .69%                      .70%                              .47%(a)(c)
       4.93%                     4.99%                             5.48%(a)(c)




See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Report of Independent Accountants

To the Shareholders and Trustees of
Prudential Municipal Series Fund, Florida Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, Florida Series (the "Fund", one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for our opinion. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND     Florida Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income of $.51 per Class A share, $.48 per Class B share, $.46 per Class C share and $.53 per Class Z share were all federally tax-exempt interest dividends.

      We wish to advise you that the corporate dividends received deduction for the Series is zero. Only funds that invest in U.S. equity securities are entitled to pass-through a corporate dividends received deduction.

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Portfolio of Investments as of August 31, 2000

                                                                              PRINCIPAL
                                      MOODY'S RATING   INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (A)                       (UNAUDITED)      RATE        DATE       (000)          (NOTE 1)
-------------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS  98.4%
Boston Massachusetts Ind. Dev.
 Fin. Auth., Swr. Fac. Rev.,
 Harbor Elec. Energy Co. Proj.,
 A.M.T.                               Baa1             7.375%      05/15/15   $    1,500     $ 1,541,565
Brockton Massachusetts, Gen. Oblig.   Aa3              6.125       06/15/18        1,030       1,057,985
Holyoke Massachusetts, Gen. Oblig.,
 School Proj., M.B.I.A.               Aaa              8.10        06/15/05          700(e)      764,820
Lowell Massachusetts, Gen. Oblig.     Aaa              7.625       02/15/10          750(e)      783,457
Lynn Mass. Wtr. & Swr. Comn.,
 Gen. Rev., Ser. A, M.B.I.A.          Aaa              7.25        12/01/10          850(e)      872,967
Mass. Bay Trans. Auth. Rev.,
 Assmnt., Ser. A                      Aa1              5.25        07/01/30          750         712,088
Mass. Bay Trans. Auth., Gen.
 Trans. Sys., Ser. A. M.B.I.A.        Aaa              5.50        03/01/15          700         722,645
Mass. St. College Bldg. Auth. Proj.
 Rev., Ser. A, M.B.I.A.               Aaa              Zero        05/01/22        2,250         667,193
Mass. St. Dev. Fin. Agy. Rev.,
 Concord-Assabet Family Svcs.         Ba2              6.00        11/01/28          750(f)      550,477
 Higher Ed. Smith College,            Aa1              5.75        07/01/29          500         508,425
Mass. St. Gen. Oblig.,
 Ser. A, A.M.B.A.C.                   Aaa              5.00        07/01/12        1,000       1,006,150
 Ser. C, F.G.I.C.                     Aaa              6.00        08/01/09        1,250       1,371,975
Mass. St. Hlth. & Edl. Facs. Auth.
 Harvard University, Ser. W           Aaa              6.00        07/01/35          500         529,920
 Ser. A, F.G.I.C.                     Aaa              5.875       10/01/29          500         513,290
 Beth Israel Hospital, A.M.B.A.C.     Aaa              7.437(d)    07/01/25        1,500       1,518,750
 Dana Farber Cancer Proj.,
 Ser. G-1                             A1               6.25        12/01/22          625         626,369
 Faulkner Hospital, Ser. C            Baa1             6.00        07/01/23        1,500(e)    1,582,680
 Holyoke Hospital, Ser. B             Baa3             6.50        07/01/15          550         510,934
 Jordan Hospital, Ser. C              BBB+(c)          6.875       10/01/22        1,350(e)    1,436,926
 Med. Academic & Scientific
 Co., Ser. A                          BBB-(c)          6.625       01/01/15        1,000       1,014,880
 Simmons College Ser. D, A.M.B.A.C.   Aaa              6.05        10/01/20        1,000       1,059,620
 Valley Regional Hlth. Sys.,
 Ser. C                               AAA(c)           7.00        07/01/10          825         957,437
 Winchester Hospital, Ser. D          AAA(c)           5.75        07/01/24        1,000         999,910

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                              PRINCIPAL
                                      MOODY'S RATING   INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (A)                       (UNAUDITED)      RATE        DATE       (000)          (NOTE 1)
-------------------------------------------------------------------------------------------------------------
Mass. St. Ind. Fin. Agcy. Rev.,
 Bradford College                     CCC(c)           5.625%      11/01/28   $    1,000     $   819,700
 Cambridge Friends School             BBB(c)           5.80        09/01/28          700         651,280
 Phillips Academy                     Aaa              5.375       09/01/23        1,000         976,150
Mass. St. Port Auth. Rev.,
 Ser. 1999A                           Baa3             5.75        10/01/29          600         597,210
 Ser. B, A.M.T.                       Aa3              5.00        07/01/18        1,000         932,790
 Ser. D, A.M.T.                       Aa3              6.25        07/01/17        1,000       1,069,820
Mass. St. Tpk. Auth., Met. Hwy.
 Sys. Rev.,
 Ser. C, M.B.I.A.                     Aaa              Zero        01/01/17        2,000         820,520
 Ser. A, A.M.B.A.C.                   Aaa              5.00        01/01/39          750         671,708
 Ser. A, M.B.I.A.                     Aaa              Zero        01/01/28        2,000         428,100
Mass. St. Water Poll. Abatement
 Trust Rev., Ser. 5                   Aaa              5.50        08/01/29          500         492,855
 Trust Rev., Ser. A                   Aa3              6.375       02/01/15        1,000       1,066,370
Mass. St. Water Res. Auth. Rev.,
 Ser. B, M.B.I.A.                     Aaa              6.25        12/01/11          500         560,100
 Ser. D, M.B.I.A.                     Aaa              6.00        08/01/13          500         546,135
Plymouth County Mass Corr. Facs.
 Cert. of Part., Ser.A                Aaa              7.00        04/01/22          500(e)      535,755
Puerto Rico Commonwealth
 Gen. Oblig., A.M.B.A.C.              NR               9.977       07/01/10          500         695,095
 Gen. Oblig. Pub. Impt., M.B.I.A.     Aaa              Zero        07/01/19        2,000         733,180
Puerto Rico Electric Pwr. Auth.
 Rev., Ser. T                         Baa1             6.375       07/01/24        1,000(e)    1,097,740
Rail Connections Inc. Mass.
 Rev., Ser. B                         A(c)             Zero        07/01/21        2,500         675,075
Virgin Islands Public Fin. Auth.
 Rev., Gross Rcpts. Taxes Ln.,
 Ser. A                               BBB-(c)          6.50        10/01/24          500         517,945
                                                                                             -----------
Total long-term investments
 (cost $33,357,650)                                                                          $35,197,991
                                                                                             -----------

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                              Principal
                                      Moody's Rating   Interest    Maturity   Amount         Value
Description (a)                       (Unaudited)      Rate        Date       (000)          (Note 1)
-------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS  0.8%
Mass. St. Hlth. & Edl. Facs. Auth.
 Rev., Ser. SGA 65, F.R.D.D.          A1+(c)           4.35%       09/01/00   $      300     $   300,000
                                                                                             -----------
Total short-term investments
 (cost $300,000)                                                                                 300,000
                                                                                             -----------
TOTAL INVESTMENTS  99.2%
 (COST $33,657,650; NOTE 4)                                                                   35,497,991
                                                                                             -----------
Other assets in excess of
 liabilities  0.8%                                                                               272,320
                                                                                             -----------
NET ASSETS  100%                                                                             $35,770,311
                                                                                             -----------
                                                                                             -----------

------------------------------
(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.R.D.D.--Floating Rate (Daily) Demand Note (b).
    M.B.I.A.--Municipal Bond Insurance Corporation.
(b) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(c) Standard & Poor's Rating.
(d) Inverse floating rate bond. The coupon is inversely indexed to a floating interest rate. The rate shown is the rate at year end.
(e) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
(f) Fair valued security.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Statement of Assets and Liabilities

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $33,657,650)                             $35,497,991
Cash                                                                      56,886
Interest receivable                                                      461,669
Deferred expenses                                                            906
                                                                   ---------------
      Total assets                                                    36,017,452
                                                                   ---------------
LIABILITIES
Payable for Series shares reacquired                                     119,442
Accrued expenses                                                          81,263
Dividends payable                                                         16,168
Management fee payable                                                    15,157
Distribution fee payable                                                   8,965
Deferred trustees' fees                                                    6,146
                                                                   ---------------
      TOTAL LIABILITIES                                                  247,141
                                                                   ---------------
NET ASSETS                                                           $35,770,311
                                                                   ---------------
                                                                   ---------------
Net assets were comprised of:
   Shares of beneficial interest, at par                             $    32,311
   Paid-in capital in excess of par                                   34,351,578
                                                                   ---------------
                                                                      34,383,889
   Accumulated net realized loss on investments                         (453,919)
   Net unrealized appreciation on investments                          1,840,341
                                                                   ---------------
Net assets, August 31, 2000                                          $35,770,311
                                                                   ---------------
                                                                   ---------------

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Statement of Assets and Liabilities Con't.

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
Class A:
   Net asset value and redemption price per share
      ($26,657,318 / 2,407,579 shares of beneficial interest
      issued and outstanding)                                              $11.07
   Maximum sales charge (3% of offering price)                                .34
                                                                   ---------------
   Maximum offering price to public                                        $11.41
                                                                   ---------------
                                                                   ---------------
Class B:
   Net asset value, offering price and redemption price per
      share ($8,734,206 / 789,262 shares of beneficial interest
      issued and outstanding)                                              $11.07
                                                                   ---------------
                                                                   ---------------
Class C:
   Net asset value, and redemption price per share
      ($305,273 / 27,586 shares of beneficial interest issued
      and outstanding)                                                     $11.07
   Sales charge (1% of offering price)                                        .11
                                                                   ---------------
   Offering price to public                                                $11.18
                                                                   ---------------
                                                                   ---------------
Class Z:
   Netasset value, offering price and redemption price per share ($73,514 /
      6,644 shares of beneficial interest issued and
      outstanding)                                                         $11.06
                                                                   ---------------
                                                                   ---------------

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Statement of Operations

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                          $ 2,277,530
                                                                   ---------------
Expenses
   Management fee                                                        185,314
   Distribution fee--Class A                                              66,378
   Distribution fee--Class B                                              50,534
   Distribution fee--Class C                                               1,610
   Custodian's fees and expenses                                          75,000
   Report to shareholders                                                 40,000
   Registration fees                                                      30,000
   Transfer agent's fees and expenses                                     18,000
   Audit fee                                                              10,000
   Trustees' fees and expenses                                            10,000
   Legal fees and expenses                                                 8,000
   Miscellaneous                                                           4,653
                                                                   ---------------
      TOTAL EXPENSES                                                     499,489
Less: Custodian fee credit                                                  (339)
                                                                   ---------------
    Net expenses                                                         499,150
                                                                   ---------------
NET INVESTMENT INCOME                                                  1,778,380
                                                                   ---------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on:
   Investment transactions                                              (250,743)
   Financial futures transactions                                         (4,742)
                                                                   ---------------
                                                                        (255,485)
Net change in unrealized appreciation of investments                      69,319
                                                                   ---------------
Net loss on investments                                                 (186,166)
                                                                   ---------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $ 1,592,214
                                                                   ---------------
                                                                   ---------------

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Statement of Changes in Net Assets

                                                        YEAR ENDED AUGUST 31,
                                                  ----------------------------------
                                                       2000               1999
------------------------------------------------------------------------------------
DECREASE IN NET ASSETS
OPERATIONS
   Net investment income                           $   1,778,380      $   2,069,644
   Net realized loss on investment transactions         (255,485)           (12,605)
   Net change in unrealized appreciation
      (depreciation) of investments                       69,319         (2,713,045)
                                                  ---------------    ---------------
   Net increase (decrease) in net assets
      resulting from operations                        1,592,214           (656,006)
                                                  ---------------    ---------------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1):
   Dividends from net investment income
      Class A                                         (1,292,367)        (1,418,190)
      Class B                                           (472,416)          (640,864)
      Class C                                             (9,612)            (8,016)
      Class Z                                             (3,985)            (2,574)
                                                  ---------------    ---------------
                                                      (1,778,380)        (2,069,644)
                                                  ---------------    ---------------
   Distributions in excess of net investment
    income
      Class A                                                 --             (9,090)
      Class B                                                 --             (4,519)
      Class C                                                 --                (55)
      Class Z                                                 --                (20)
                                                  ---------------    ---------------
                                                              --            (13,684)
                                                  ---------------    ---------------
   Distributions from net realized gains
      Class A                                                 --           (284,387)
      Class B                                                 --           (141,295)
      Class C                                                 --             (1,712)
      Class Z                                                 --               (626)
                                                  ---------------    ---------------
                                                              --           (428,020)
                                                  ---------------    ---------------
SERIES SHARE TRANSACTIONS (NET OF SHARE
   CONVERSIONS)
   (NOTE 5):
   Net proceeds from shares sold                       1,277,060          7,872,665
   Net asset value of shares issued in
      reinvestment of dividends                          991,084          1,388,189
   Cost of shares reacquired                          (7,028,093)       (10,782,045)
                                                  ---------------    ---------------
   Net decrease in net assets from Series share
      transactions                                    (4,759,949)        (1,521,191)
                                                  ---------------    ---------------
Total decrease                                        (4,946,115)        (4,688,545)
NET ASSETS
Beginning of year                                     40,716,426         45,404,971
                                                  ---------------    ---------------
End of year                                        $  35,770,311      $  40,716,426
                                                  ---------------    ---------------
                                                  ---------------    ---------------

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Masschusetts Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the "Fund") is registered under the Investment Company Act of 1940, as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of 11 series. The monies of each series are invested in separate, independently managed portfolios. The Massachusetts Series (the "Series") commenced investment operations in September, 1984. The Series is diversified and seeks to achieve its investment objective of obtaining the maximum amount of income exempt from federal and applicable state income taxes with a minimum of risk by investing in "investment grade" tax-exempt securities whose ratings are within the four highest ratings categories by a nationally recognized statistical rating organization or, if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    The Series values municipal securities
(including commitments to purchase such securities on a "when-issued" basis) on the basis of prices provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining values. If market quotations are not readily available from such pricing service, a security is valued at its fair value as determined under procedures established by the Trustees.

      Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost which approximates market value.

      All securities are valued as of 4:15 p.m., New York time.

      FINANCIAL FUTURES CONTRACTS:    A financial futures contract is an
agreement to purchase (long) or sell (short) an agreed amount of debt securities at a set price for delivery on a future date. Upon entering into a financial futures contract, the Series is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. This amount is known as the "initial margin." Subsequent payments, known as "variation margin," are made or received by the Series each day, depending on the daily fluctuations in the value of the underlying security. Such variation margin is recorded for financial statement purposes on a daily basis as unrealized gain or loss. The Series invests in financial futures contracts solely for the purpose of hedging its existing portfolio securities or securities the Series intends to purchase against fluctuations in value caused by changes in prevailing

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Notes to Financial Statements Cont'd.

market interest rates. Should interest rates move unexpectedly, the Series may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

      INVERSE FLOATERS:    The Series invests in variable rate securities
commonly called "inverse floaters". The interest rates on these securities have an inverse relationship to the interest rate of other securities or the value of an index. Changes in interest rate on the other security or index inversely affect the rate paid on the inverse floater, and the inverse floater's price will be more volatile than that of a fixed-rate bond. Additionally, some of these securities contain a "leverage factor" whereby the interest rate moves inversely by a "factor" to the benchmark rate. Certain interest rate movements and other market factors can substantially affect the liquidity of inverse floating rate notes.

      SECURITIES TRANSACTIONS AND NET INVESTMENT INCOME:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and original issue discount paid on purchases of portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      Net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason no federal income tax provision is required.

      DIVIDENDS AND DISTRIBUTIONS:    The Series declares daily dividends from
net investment income. Payment of dividends is made monthly. Distributions of net capital gains, if any, are made annually.

      Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODY FEE CREDITS:    The Series has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Notes to Financial Statements Cont'd.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ("PIFM"). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a Subadvisory Agreement with The Prudential Investment Corporation ("PIC"). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the management agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the cost of compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the Fund's average daily net assets.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund has a distribution agreement with Prudential Investment Management Services LLC ("PIMS"), which acts as the distributor of the Class A, Class B, Class C and Class Z shares. The Fund compensates PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares, pursuant to plans of distribution (the "Class A, B and C Plans"), regardless of expenses actually incurred. The distribution fees are accrued daily and payable monthly. No distribution or service fees were paid to PIMS as distributor of the Class Z shares of the Fund.

      Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, .50 of 1% and 1% of the average daily net assets of the Class A, B and C shares, respectively. Such expenses under the plans were .25 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively, for the period September 1, 1999 through August 22, 2000. Effective August 23, 2000 such expenses under the plans were .25 of 1%, .25 of 1% and .25 of 1% of the average daily net assets of Class A, B and C shares, respectively.

      PIMS has advised the Series that it has received approximately $1,100 and $1,100 in front-end sales charges resulting from sales of Class A and C shares,

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Notes to Financial Statements Cont'd.

respectively, during the year ended August 31, 2000. From these fees PIMS paid such sales charges to an affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

      PIMS has advised the Series that for the year ended August 31, 2000, it received approximately $11,700 in contingent deferred sales charges imposed upon certain redemptions by Class B and C shareholders.

      PIFM, PIMS and PIC are wholly owned subsidiaries of The Prudential Insurance Company of America ("Prudential").

      The Fund, along with other affiliated registered investment companies (the "Funds"), entered into a syndicated credit agreement ("SCA") with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any such borrowings will be at market rates. The purpose of the agreement is to serve as an alternative source of funding for capital share redemptions. The Funds pay a commitment fee of .080 of 1% of the unused portion of the credit facility. The commitment fee is accrued and paid quarterly on a pro rata basis by the Funds. The expiration date of the SCA is March 9, 2001. Prior to March 9, 2000, the commitment fee was .065 of 1% of the unused portion of the credit facility. The Fund did not borrow any amounts pursuant to the SCA during the year ended August 31, 2000.

NOTE 3. OTHER TRANSACTIONS WITH
Affiliates Prudential Mutual Fund Services LLC ("PMFS"), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $14,100 for the services of PMFS. As of August 31, 2000, approximately $1,000 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PORTFOLIO
Securities Purchases and sales of portfolio securities of the Series, excluding short-term investments, for the year ended August 31, 2000, were $16,518,232 and $12,215,755, respectively.

      The cost basis of investments for federal income tax purposes at August 31, 2000 was $33,718,451 and accordingly, net unrealized appreciation of investments

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Notes to Financial Statements Cont'd.

for federal income tax purposes was $1,779,540 (gross unrealized appreciation--$2,207,265, gross unrealized depreciation--$427,725).

      The Series elected, for United States Federal income tax purposes, to treat capital losses of approximately $129,000 incurred in the ten month period ended August 31, 2000 as having been incurred in the following fiscal year.

      For federal income tax purposes, the Portfolio had a capital loss carryforward as of August 31, 2000 of approximately $242,000 of which $8,000 expires in 2007 and $234,000 expires in 2008 respectively. Accordingly, no capital gains distributions are expected to be paid to shareholders until future net gains have been realized in excess of such capital loss carryforward.

NOTE 5. CAPITAL
The Series offers Class A, Class B, Class C and Class Z shares. Class A shares are sold with a front-end sales charge of up to 3%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending upon the period of time the shares are held. Class C shares are sold with a front-end sales charge of 1% and a contingent deferred sales charge of 1% during the first 18 months. Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualified to purchase Class A shares at net asset value. Class Z shares are not subject to any sales or redemption charge and are offered exclusively for sale to a limited group of investors. The Fund has authorized an unlimited number of shares of beneficial interest of each class at $.01 par value per share.

      Transactions in shares of beneficial interest for the years ended August 31, 2000 and August 31, 1999 were as follows:

CLASS A                                                         SHARES         AMOUNT
------------------------------------------------------------  ----------    ------------
Year ended August 31, 2000:
Shares sold                                                       19,201    $    207,810
Shares issued in reinvestment of dividends                        69,229         748,726
Shares reacquired                                               (443,521)     (4,784,158)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                    (355,091)     (3,827,622)
Shares issued upon conversion from Class B                       280,516       3,045,106
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                    (74,575)   $   (782,516)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      478,960    $  5,646,776
Shares issued in reinvestment of dividends and distributions      84,266         981,877
Shares reacquired                                               (589,103)     (6,781,033)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                     (25,877)       (152,380)
Shares issued upon conversion from Class B                        69,112         806,972
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                     43,235    $    654,592
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Notes to Financial Statements Cont'd.

CLASS B                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                       65,659    $    709,733
Shares issued in reinvestment of dividends                        21,644         233,926
Shares reacquired                                               (184,115)     (1,992,731)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                     (96,812)     (1,049,072)
Shares reacquired upon conversion into Class A                  (280,709)     (3,045,106)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                   (377,521)   $ (4,094,178)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      170,635    $  1,982,178
Shares issued in reinvestment of dividends and distributions      34,077         397,292
Shares reacquired                                               (335,629)     (3,901,106)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                    (130,917)     (1,521,636)
Shares reacquired upon conversion into Class A                   (69,125)       (806,972)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                   (200,042)   $ (2,328,608)
                                                              ==========    ============

CLASS C
-------
Year ended August 31, 2000:
Shares sold                                                       12,528    $    134,833
Shares issued in reinvestment of dividends                           422           4,568
Shares reacquired                                                 (2,271)        (24,766)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                     10,679    $    114,635
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                       13,079    $    154,281
Shares issued in reinvestment of dividends and distributions         504           5,854
Shares reacquired                                                 (6,438)        (74,609)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                      7,145    $     85,526
                                                              ==========    ============

CLASS Z
-------
Year ended August 31, 2000:
Shares sold                                                       20,993    $    224,684
Shares issued in reinvestment of dividends                           357           3,864
Shares reacquired                                                (21,121)       (226,438)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                        229    $      2,110
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                        7,626    $     89,430
Shares issued in reinvestment of dividends and distributions         273           3,166
Shares reacquired                                                 (2,210)        (25,297)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                      5,689    $     67,299
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Notes to Financial Statements Cont'd.

NOTE 6. PROPOSED REORGANIZATION On August 23, 2000, the Trustees of the Series approved an Agreement and Plan of Reorganization (the "Plan of Reorganization"), which provides for the transfer of all of the assets and liabilities of the Series to Prudential National Municipals Funds, Inc. ("National Municipals"). Class A, Class B and Class C shares of the Series would be exchanged at net asset value for Class A shares of equivalent value of National Municipals. The Class Z shares of the Series would be exchanged at net asset value for Class Z shares of equivalent value of National Municipals. The Series would then cease operations.

      The Plan of Reorganization requires approval by the shareholders of the Series to become effective and a proxy/prospectus will be mailed to shareholders in October 2000. If the Plan is approved, it is expected that the reorganization will take place in December 2000. The Series and National Municipals will each bear their pro rata share of the costs of the reorganization, including cost of proxy solicitation.

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights

                                                                       CLASS A
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $   11.09
                                                                   ---------------
Income from investment operations
Net investment income                                                       .53
Net realized and unrealized gain (loss) on investment
transactions                                                               (.02)
                                                                   ---------------
   Total from investment operations                                         .51
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                       (.53)
Distributions in excess of net investment income                             --
Distributions from net realized gains                                        --
                                                                   ---------------
   Total distributions                                                     (.53)
                                                                   ---------------
Net asset value, end of year                                          $   11.07
                                                                   ---------------
                                                                   ---------------
TOTAL RETURN(b):                                                           4.82%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $  26,657
Average net assets (000)                                              $  26,551
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
   fees                                                                    1.28%
   Expenses, excluding distribution fees and service (12b-1)
   fees                                                                    1.03%
   Net investment income                                                   4.87%
For Class A, B, C and Z shares:
   Portfolio turnover rate                                                   34%

------------------------------
(a) Net of management fee waiver.
(b) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than .005 per share.
                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights Cont'd.

                                       CLASS A
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  11.90             $  11.69             $  11.54             $  11.63
----------------     ----------------     ----------------     ----------------
         .53                  .55                  .58(a)               .59(a)
        (.70)                 .37                  .33                 (.02)
----------------     ----------------     ----------------     ----------------
        (.17)                 .92                  .91                  .57
----------------     ----------------     ----------------     ----------------
        (.53)                (.55)                (.58)                (.59)
          --(c)              (.01)                  --(c)                --(c)
        (.11)                (.15)                (.18)                (.07)
----------------     ----------------     ----------------     ----------------
        (.64)                (.71)                (.76)                (.66)
----------------     ----------------     ----------------     ----------------
    $  11.09             $  11.90             $  11.69             $  11.54
----------------     ----------------     ----------------     ----------------
----------------     ----------------     ----------------     ----------------
       (1.44)%               8.10%                8.10%                4.93%
    $ 27,527             $ 29,024             $ 28,890             $ 28,058
    $ 30,705             $ 29,031             $ 29,096             $ 28,091
        1.11%                1.04%                1.00%(a)             1.06%(a)
         .91%                 .94%                 .90%(a)              .96%(a)
        4.62%                4.75%                5.00%(a)             5.06%(a)
          24%                  33%                  22%                  18%

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights Cont'd.

                                                                       CLASS B
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $   11.08
                                                                   ---------------
Income from investment operations
Net investment income                                                       .50
Net realized and unrealized gain (loss) on investment
transactions                                                               (.01)
                                                                   ---------------
   Total from investment operations                                         .49
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                       (.50)
Distributions in excess of net investment income                             --
Distributions from net realized gains                                        --
                                                                   ---------------
   Total distributions                                                     (.50)
                                                                   ---------------
Net asset value, end of year                                          $   11.07
                                                                   ---------------
                                                                   ---------------
TOTAL RETURN(b):                                                           4.65%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $   8,734
Average net assets (000)                                              $  10,214
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
   fees                                                                    1.52%
   Expenses, excluding distribution fees and service (12b-1)
   fees                                                                    1.03%
   Net investment income                                                   4.62%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than .005 per share.
                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights Cont'd.

                                       Class B
-------------------------------------------------------------------------------------
                                Year Ended August 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  11.89             $  11.68             $  11.53             $  11.62
----------------     ----------------     ----------------     ----------------
         .50                  .51                  .53(a)               .54(a)
        (.70)                 .37                  .33                 (.02)
----------------     ----------------     ----------------     ----------------
        (.20)                 .88                  .86                  .52
----------------     ----------------     ----------------     ----------------
        (.50)                (.51)                (.53)                (.54)
          --(c)              (.01)                  --(c)                --(c)
        (.11)                (.15)                (.18)                (.07)
----------------     ----------------     ----------------     ----------------
        (.61)                (.67)                (.71)                (.61)
----------------     ----------------     ----------------     ----------------
    $  11.08             $  11.89             $  11.68             $  11.53
----------------     ----------------     ----------------     ----------------
----------------     ----------------     ----------------     ----------------
       (1.76)%               7.67%                7.67%                4.51%
    $ 12,931             $ 16,256             $ 18,247             $ 22,758
    $ 14,837             $ 17,253             $ 20,301             $ 25,751
        1.41%                1.44%                1.40%(a)             1.46%(a)
         .91%                 .94%                 .90%(a)              .96%(a)
        4.32%                4.35%                4.60%(a)             4.66%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights Cont'd.

                                                                       CLASS C
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $   11.08
                                                                   ---------------
Income from investment operations
Net investment income                                                       .48
Net realized and unrealized gain (loss) on investment
transactions                                                               (.01)
                                                                   ---------------
   Total from investment operations                                         .47
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                       (.48)
Distributions in excess of net investment income                             --
Distributions from net realized gains                                        --
                                                                   ---------------
   Total distributions                                                    (0.48)
                                                                   ---------------
Net asset value, end of year                                          $   11.07
                                                                   ---------------
                                                                   ---------------
TOTAL RETURN(b):                                                           4.40%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $     305
Average net assets (000)                                              $     220
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
   fees                                                                    1.76%
   Expenses, excluding distribution fees and service (12b-1)
   fees                                                                    1.03%
   Net investment income                                                   4.38%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than .005 per share.
                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights Cont'd.

                                       CLASS C
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  11.89             $  11.68             $  11.53             $  11.62
----------------     ----------------     ----------------     ----------------
         .47                  .48                  .50(a)               .51(a)
        (.70)                 .37                  .33                 (.02)
----------------     ----------------     ----------------     ----------------
        (.23)                 .85                  .83                  .49
----------------     ----------------     ----------------     ----------------
        (.47)                (.48)                (.50)                (.51)
          --(c)              (.01)                  --(c)                --(c)
        (.11)                (.15)                (.18)                (.07)
----------------     ----------------     ----------------     ----------------
        (.58)                (.64)                (.68)                (.58)
----------------     ----------------     ----------------     ----------------
    $  11.08             $  11.89             $  11.68             $  11.53
----------------     ----------------     ----------------     ----------------
----------------     ----------------     ----------------     ----------------
       (2.00)%               7.41%                7.41%                4.26%
    $    187             $    116             $     78             $     45
    $    196             $    101             $     48             $     41
        1.66%                1.69%                1.65%(a)             1.72%(a)
         .91%                 .94%                 .90%(a)              .97%(a)
        4.08%                4.08%                4.36%(a)             4.39%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights Cont'd.

                                                                       CLASS Z
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD                                  $   11.08
                                                                   ---------------
Income from investment operations
Net investment income                                                       .56
Net realized and unrealized gain (loss) on investment
transactions                                                               (.02)
                                                                   ---------------
   Total from investment operations                                         .54
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                       (.56)
Distributions in excess of net investment income                             --
Distributions from net realized gains                                        --
                                                                   ---------------
   Total distributions                                                     (.56)
                                                                   ---------------
Net asset value, end of period                                        $   11.06
                                                                   ---------------
TOTAL RETURN(b):                                                           5.08%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                                       $      74
Average net assets (000)                                              $      78
Ratios to average net assets:
   Expenses, including distribution fees and service (12b-1)
   fees                                                                    1.03%
   Expenses, excluding distribution fees and service (12b-1)
   fees                                                                    1.03%
   Net investment income                                                   5.13%

------------------------------
(a) Net of management fee waiver.
(b) Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total return for periods of less than a full year is not annualized.
(c) Annualized.
(d) Commencement of offering of Class Z shares. (e) Amounts are actual and not rounded to the nearest thousand.
(f) Less than .005 per share.
                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Financial Highlights Cont'd.

                                   CLASS Z
-----------------------------------------------------------------------------
          YEAR ENDED AUGUST 31,                     DECEMBER 6, 1996(D)
------------------------------------------          THROUGH AUGUST 31,
      1999                      1998                       1997
-----------------------------------------------------------------------------
    $  11.89                  $  11.68                   $   11.80
----------------          ----------------              ----------
         .56                       .58                         .47(a)
        (.70)                      .37                         .06
----------------          ----------------              ----------
        (.14)                      .95                         .53
----------------          ----------------              ----------
        (.56)                     (.58)                       (.47)
          --(f)                   (.01)                         --(f)
        (.11)                     (.15)                       (.18)
----------------          ----------------              ----------
        (.67)                     (.74)                       (.65)
----------------          ----------------              ----------
    $  11.08                  $  11.89                   $   11.68
----------------          ----------------              ----------
       (1.26)%                    8.31%                       4.54%
    $     71                  $      9                   $     204(e)
    $     53                  $      7                   $     200(e)
         .91%                      .94%                        .90%(a)(c)
         .91%                      .94%                        .90%(a)(c)
        4.86%                     4.91%                       5.55%(a)(c)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, Massachusetts Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, Massachusetts Series (the "Fund", one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for our opinion. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

As described in Note 6 to the financial statements, on August 23, 2000, the Board of Trustees of the Fund approved an agreement and Plan of Reorganization, subject to shareholder approval, whereby the Fund would be merged into Prudential National Municipals Fund, Inc.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income of $.53 per Class A share, $.50 per Class B share, $.48 per Class C share and $.56 per Class Z share were all federally tax-exempt interest dividends.

      We wish to advise you that the corporate dividends received deduction for the Series is zero. Only funds that invest in U.S. equity securities are entitled to pass-through a corporate dividends received deduction.

      In January 2001 you will be advised on IRS Form 1099 DIV or substitute 1099 DIV as to federal tax status of the distributions received by you in calendar year 2000.

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Portfolio of Investments as of August 31, 2000

                                                                   PRINCIPAL
                              MOODY'S RATING  INTEREST   MATURITY  AMOUNT
DESCRIPTION (A)               (UNAUDITED)     RATE       DATE      (000)         VALUE (NOTE 1)
--------------------------------------------------------------------------------------------------
Bedford, Gen. Oblig., B.A.N.  NR              4.25%      12/04/00  $    2,000    $  2,001,634
Brockton, Gen. Oblig.,
 B.A.N.                       NR              5.125      6/21/01        1,500       1,504,877
Holden, Gen. Oblig.,
 F.G.I.C.                     Aaa             7.50       3/01/01        1,070       1,070,000
Ipswich, Gen. Oblig.,
 F.G.I.C.                     Aaa             5.00       11/15/00       1,169       1,171,676
Lowell, Gen. Oblig.           Aaa             8.30       2/15/01        1,000(c)    1,047,265
Mass. St. Certificates, Ser.
 240, F.R.W.D.                VMIG1           3.83       9/07/00        6,000       6,000,000
Mass. St. Dev. Fin. Agcy.
 Rev.,
 Carleton-Willard Village,
 Ser. 2000 F.R.W.D.           A-1(d)          4.22       9/07/00        1,000       1,000,000
 Lassell Village Proj., Ser.
 98C, F.R.W.D.                VMIG1           4.25       9/07/00        1,200       1,200,000
 Newton Country Day School,
 F.R.W.D.                     VMIG1           4.15       9/07/00        1,800       1,800,000
 Notre Dame Hlth. Care
 Center, Ser. 99, F.R.W.D.    VMIG1           4.25       9/07/00        3,485       3,485,000
 Semass Proj., Ser. A,
 F.R.W.D., A.M.T.             A-1(d)          4.35       9/06/00        4,800       4,800,000
 Semass Proj., Ser. B,
 F.R.W.D., A.M.T.             A-1(d)          4.35       9/06/00        2,400       2,400,000
 Waste Mgmt., Inc., Ser. 99,
 F.R.W.D., A.M.T.             VMIG1           4.35       9/06/00        2,500       2,500,000
 Wentworth Inst. of Tech.,
 Ser. 2000, F.R.W.D.,
 A.M.B.A.C.                   VMIG1           4.20       9/07/00        1,000       1,000,000
Mass. St. Hlth. & Edl. Facs.
 Auth. Rev.,
 Ser. 275, F.R.W.D.,
 M.B.I.A.                     A-1+(d)         4.33       9/07/00          500         500,000
 Falmouth Assisted Living,
 Ser. A, F.R.W.D.             VMIG1           4.10       9/07/00        1,000       1,000,000
 Hallmark Hlth. Sys., Ser.
 B, F.R.W.D.                  VMIG1           4.25       9/07/00        2,000       2,000,000
 Harvard Univ., Ser. SGA 97,
 F.R.D.D.                     A-1+(d)         4.35       9/01/00        1,600       1,600,000


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series
             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                   PRINCIPAL
                              MOODY'S RATING  INTEREST   MATURITY  AMOUNT
DESCRIPTION (A)               (UNAUDITED)     RATE       DATE      (000)         VALUE (NOTE 1)
--------------------------------------------------------------------------------------------------
 Northeastern Univ., Ser. G,
 M.B.I.A.                     Aaa             4.50%      10/01/00  $      465    $    465,090
 Partners Hlth. Care Sys.,
 Ser. P-1, F.R.W.D., F.S.A.   VMIG1           4.10       9/06/00        1,000       1,000,000
 Partners Hlth. Care Sys.,
 Ser. P-2, F.R.W.D., F.S.A.   VMIG1           4.05       9/06/00        2,600       2,600,000
 Simmons College Merlots,
 Ser. T, F.R.W.D.,
 A.M.B.A.C.                   VMIG1           4.32       9/05/00        3,395       3,395,000
 Williams College, Ser.
 SG65, F.R.D.D.S.             A-1+(d)         4.35       9/01/00        3,500       3,500,000
Mass. St. Hsg. Fin. Agcy.
 Rev.,
 Multi-Family Rev., Harbor
 Port, Ser. 95A, F.R.W.D.,
 G.N.M.A.                     A-1+(d)         4.10       9/06/00        4,100       4,100,000
 Single Family Housing
 Notes, Ser. C-1, A.M.T.      A-1+(d)         4.90       6/01/01        2,000       2,000,000
Mass. St. Ind. Fin. Agcy.
 Ind. Rev.,
 Hazen Paper Co., Ser. 95,
 F.R.W.D., A.M.T.             A-1(d)          4.35       9/07/00        1,200       1,200,000
 Heritage at Hingham, Ser.
 97, F.R.W.D.                 VMIG1           4.20       9/07/00        1,500       1,500,000
 New England College, Ser.
 97, F.R.W.D.                 A-1+(d)         4.15       9/07/00        3,800       3,800,000
 Peterson American Corp.
 Proj., Ser. 96, F.R.W.D.,
 A.M.T.                       NR              4.50       9/06/00          300         300,000
 Riverdale Mills Corp., Ser.
 95, F.R.W.D., A.M.T.         A-1(d)          4.35       9/07/00          900         900,000
Mass. St. Ind. Fin. Agcy.
 Polltn. Ctrl. Rev.,
 New England Power Co.
 Proj.,
 Ser. 92B, Commercial Paper   VMIG1           4.05       10/18/00       2,500       2,500,000
 Ser. 92B, Commercial Paper   VMIG1           4.15       10/23/00       2,000       2,000,000
Mass. St. Muni. Elec. Co.,
 Power Supply Sys. Rev.,
 Ser. 94C, F.R.W.D.,
 M.B.I.A.                     VMIG1           4.10       9/06/00        1,000       1,000,000
Mass. St. Port Auth. Rev.
 Merlots, Ser. Q, F.R.W.D.S.  VMIG1           4.37       9/05/00        3,000       3,000,000


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                   PRINCIPAL
                              MOODY'S RATING  INTEREST   MATURITY  AMOUNT
DESCRIPTION (A)               (UNAUDITED)     RATE       DATE      (000)         VALUE (NOTE 1)
--------------------------------------------------------------------------------------------------
Mass. St. Wtr. Res. Auth.,
 T.E.C.P.                     P-1             4.10%      9/29/00   $    1,000    $  1,000,000
 T.E.C.P.                     P-1             4.05       10/17/00       1,500       1,500,000
 T.E.C.P.                     P-1             4.10       10/19/00       1,500       1,500,000
 T.E.C.P.                     P-1             4.20       12/08/00       1,500       1,500,000
Mass. St., Gen. Oblig.,
 Ser. 90C                     Aaa             7.00       12/01/00       1,000(c)    1,006,400
 Ser. 90C                     Aaa             7.50       12/01/00       1,425(c)    1,464,038
 Ser. 98A, F.R.W.D.           VMIG1           4.15       9/07/00        2,500       2,500,000
Methuen, State Aid, B.A.N.    NR              4.75       10/20/00       1,400       1,400,881
Monson, Gen. Oblig., Sch.
 Proj.,
 Ser. 90, M.B.I.A.            Aaa             7.70       10/15/00         500(c)      512,057
Nantucket, Gen. Oblig.,
 B.A.N.                       MIG1            5.25       5/25/01        1,550       1,554,304
Palmer, Gen. Oblig., Sch.
 Proj.,
 Ser. B, A.M.B.A.C.           Aaa             7.70       10/01/00         500(c)      511,403
Stoughton, Gen. Oblig.,
 F.S.A.                       Aaa             7.50       5/15/01        1,597       1,625,067
Sutton, Gen. Oblig.,
 M.B.I.A.                     Aaa             7.00       4/01/01        1,267       1,286,234
Waltham, Gen. Oblig., B.A.N.  NR              4.75       9/08/00        1,290       1,290,111
                                                                                 ------------
TOTAL INVESTMENTS  99.6%
 (AMORTIZED COST
 $87,991,037(e))                                                                   87,991,037
Other assets in excess of
 liabilities  0.4%                                                                    377,188
                                                                                 ------------
NET ASSETS  100%                                                                 $ 88,368,225
                                                                                 ============


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    B.A.N.--Bond Anticipation Note.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.R.D.D.--Floating Rate (Daily) Demand Note(b).
    F.R.D.D.S.--Floating Rate (Daily) Demand Note Synthetic(b).
    F.R.W.D.--Floating Rate (Weekly) Demand Note(b).
    F.R.W.D.S.--Floating Rate (Weekly) Demand Note Synthetic(b).
    F.S.A.--Financial Security Assurance.
    G.N.M.A.--Government National Mortgage Association.
    M.B.I.A.--Municipal Bond Insurance Association.
    T.E.C.P.--Tax-Exempt Commercial Paper.
(b) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(c) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
(d) Standard & Poor's Rating.
(e) The cost of securities for federal income tax purposes is substantially the same as for financial reporting purposes.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Statement of Assets and Liabilities

                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at amortized cost which approximates market value     $  87,991,037
Cash                                                                      62,429
Receivable for investments sold                                        2,000,000
Interest receivable                                                      707,475
Receivable for Series shares sold                                        347,691
Other assets                                                               1,188
                                                                 -----------------
      TOTAL ASSETS                                                    91,109,820
                                                                 -----------------
LIABILITIES
Payable for Series shares reacquired                                   2,625,523
Management fee payable                                                    38,133
Accrued expenses                                                          33,836
Dividends payable                                                         32,673
Deferred trustee's fees                                                    6,182
Distribution fee payable                                                   5,248
                                                                 -----------------
      TOTAL LIABILITIES                                                2,741,595
                                                                 -----------------
NET ASSETS                                                         $  88,368,225
                                                                 =================
Net assets were comprised of:
   Shares of beneficial interest, at $.01 par value                $     883,682
   Paid-in capital in excess of par                                   87,484,543
                                                                 -----------------
Net assets, August 31, 2000                                        $  88,368,225
                                                                 =================
Net asset value, offering price and redemption price per share
   ($88,368,225 / 88,368,225 shares of beneficial interest
   issued
   and outstanding; unlimited number of shares authorized)                 $1.00
                                                                 =================


                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Statement of Operations

                                                                       YEAR
                                                                       ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                        $   2,643,490
                                                                 -----------------
Expenses
   Management fee                                                        339,393
   Distribution fee                                                       84,848
   Custodian's fees and expenses                                          64,000
   Reports to shareholders                                                25,000
   Registration fees                                                      16,000
   Transfer agent's fees and expenses                                     14,000
   Legal fees and expenses                                                10,000
   Trustees' fees and expenses                                             8,000
   Audit fee                                                               8,000
   Miscellaneous                                                           2,560
                                                                 -----------------
      Total expenses                                                     571,801
Less: Custodian fee credit (Note 1)                                         (362)
                                                                 -----------------
    NET EXPENSES                                                         571,439
                                                                 -----------------
NET INVESTMENT INCOME                                                  2,072,051
                                                                 -----------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $   2,072,051
                                                                 =================



See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series
             Statement of Changes in Net Assets

                                                       YEAR ENDED AUGUST 31,
                                                 ---------------------------------
                                                      2000               1999
----------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                         $     2,072,051    $    1,364,638
                                                 ---------------    --------------
DIVIDENDS (NOTE 1)                                    (2,072,051)       (1,364,638)
                                                 ---------------    --------------
SERIES SHARE TRANSACTIONS (AT $1 PER SHARE)
   Net proceeds from shares sold                     224,336,862       174,293,713
   Net asset value of shares issued to
      shareholders in reinvestment of
      dividends                                        2,028,747         1,330,047
   Cost of shares reacquired                        (193,500,915)     (182,580,621)
                                                 ---------------    --------------
   Net increase (decrease) in net assets from
      Series share transactions                       32,864,694        (6,956,861)
                                                 ---------------    --------------
Total increase (decrease)                             32,864,694        (6,956,861)
NET ASSETS
Beginning of year                                     55,503,531        62,460,392
                                                 ---------------    --------------
End of year                                      $    88,368,225    $   55,503,531
                                                 ===============    ==============



                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940, as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of eleven series. The monies of each series are invested in separate, independently managed portfolios. The Massachusetts Money Market Series (the 'Series') commenced investment operations on August 5, 1991. The Series is nondiversified and seeks to provide the highest level of income that is exempt from Massachusetts State and federal income taxes with minimum risk by investing in 'investment grade' tax-exempt securities having a maturity of 13 months or less and whose ratings are within the 2 highest ratings categories by a nationally recognized statistical rating organization, or if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    Portfolio securities of the Series are valued at
amortized cost, which approximates market value. The amortized cost method of valuation involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of any discount or premium.

      All securities are valued as of 4:30 p.m., New York time.

      SECURITIES TRANSACTIONS AND NET INVESTMENT INCOME:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and accretes original issue discount on portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason, no federal income tax provision is required.

      DIVIDENDS:    The Series declares all of its net investment income and net realized short-term capital gains or losses, if any, as dividends daily to its shareholders of record at the time of such declaration. Payment of dividends is made monthly. Income distributions and capital gain distributions are determined in accordance with

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Notes to Financial Statements Cont'd.

income tax regulations which may differ from generally accepted accounting principles.

       CUSTODY FEE CREDITS:    The Fund has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'); PIC furnishes investment advisory services in connection with the management of the Fund. PIFM pays for the services of PIC, the cost of compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Series has a distribution agreement with Prudential Investment Management Services LLC ('PIMS'), which acts as the distributor of the Series. The Fund compensates PIMS for distributing and servicing the Series' shares pursuant to the plans of distribution regardless of expenses actually incurred by PIMS. The Series reimbursed PIMS for distributing and servicing the Series' shares pursuant to the plan of distribution at an annual rate of .125 of 1% of the Series average daily net assets. The distribution fees are accrued daily and payable monthly.

      PIMS, PIFM and PIC are indirect wholly owned subsidiaries of The Prudential Insurance Company of America.

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $13,700 for the services of PMFS. As of August 31, 2000, approximately $1,200 of such fees were due to PMFS. Transfer

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Notes to Financial Statements Cont'd.

agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PROPOSED REORGANIZATION
On August 23, 2000, the Trustees approved an Agreement and Plan of Reorganization and Liquidation of the Series (the 'Plan of Reorganization') which provides for the transfer of substantially all of the assets and liabilities of the Prudential Municipal Series Fund, Massachusetts Money Market Series to Prudential Tax-Free Money Fund, Inc. Class A shares of the Series will be exchanged at net asset value for Class A shares of the equivalent value of Prudential Tax-Free Money Fund, Inc. The Fund will then cease operations. The Plan of Reorganziation is subject to approval by the shareholders of the Massachusetts Money Market Series.

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series
             Financial Highlights

                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $  1.00
Net investment income and realized gains                                  .03
Dividends and distributions to shareholders                              (.03)
                                                                     --------
Net asset value, end of year                                          $  1.00
                                                                     ========
                                                                     --------
TOTAL RETURN(b):                                                         3.05%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $88,368
Average net assets (000)                                              $67,879
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees              .84%
   Expenses, excluding distribution and service (12b-1) fees              .72%
   Net investment income                                                 3.05%

------------------------------
(a) Net of management fee waiver.
(b) Total return includes reinvestment of dividends and distributions.



                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Financial Highlights Cont'd.

                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $   1.00             $   1.00             $   1.00             $   1.00
         .02                  .03                  .03(a)               .03(a)
        (.02)                (.03)                (.03)                (.03)
    --------             --------             --------             --------
    $   1.00             $   1.00             $   1.00             $   1.00
    ========             ========             ========             ========
        2.35%                2.77%                3.08%                3.12%
    $ 55,504             $ 62,460             $ 53,441             $ 50,511
    $ 58,654             $ 55,540             $ 53,078             $ 54,689
         .88%                 .84%                 .54%(a)              .55%(a)
         .76%                 .71%                 .42%(a)              .43%(a)
        2.33%                2.73%                3.04%(a)             3.08%(a)


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, Massachusetts Money Market Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, Massachusetts Money Market Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for our opinion. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.
As described in Note 4 to the financial statements, on August 23, 2000, the Board of Trustees of the Series approved an Agreement and Plan of Reorganization, subject to shareholder approval, whereby the Series would be merged into Tax-Free Money Fund, Inc.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      Massachusetts Money Market Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income of $.03 per share were all federally tax-exempt interest dividends.

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Portfolio of Investments as of August 31, 2000

                                   MOODY'S                               PRINCIPAL
                                   RATING        INTEREST     MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)   RATE         DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS  98.2%
Bergen Cnty., Utils. Auth., Wtr.
 Poll. Ctrl. Rev., Ser. B,
 F.G.I.C.                          Aaa           5.75%        12/15/05   $    1,000       $  1,060,590
Cape May Cnty. Ind. Poll. Ctrl.,
 Fin. Auth. Rev., Atlantic Cnty.
 Elec. Co., Ser. A, M.B.I.A.       Aaa           6.80         3/01/21         2,615          3,082,170
Carteret Bd. of Ed.,
 Cert. Part., M.B.I.A.             Aaa           6.00         1/15/24           430            451,999
 Cert. Part., M.B.I.A.             Aaa           5.75         1/15/30         1,155          1,182,096
East Orange Bd. of Ed., Cert.
 Part.,
 Cap. Apprec., F.S.A.              Aaa           Zero         8/01/18         1,420            528,794
 Cap. Apprec., F.S.A.              Aaa           Zero         2/01/22         2,845            851,964
 Cap. Apprec., F.S.A.              Aaa           Zero         2/01/24         1,845            491,434
Gloucester Cnty. Impvt. Auth.,
 Solid Waste Rec. Rev., Waste
 Mgmt. Inc. Proj., Ser. A          BBB(c)        6.85         12/01/29        3,000          3,116,730
Hudson Cnty. Impvt. Auth.,
 Solid Waste Sys. Rev.             AAA(c)        7.10         1/01/20         1,960(e)       2,098,768
 Solid Waste Sys. Rev., Ser. 2     BBB-(c)       6.125        1/01/29         1,000            920,230
 Solid Waste Sys. Rev., Ser. A     AAA(c)        6.10         7/01/20         1,500(e)       1,614,330
 Solid Waste Sys. Rev., Kopper's
 Site Proj., Ser. A, A.M.T.        BBB-(c)       6.125        1/01/29         1,250          1,150,288
Jackson Twnshp.,
 Sch. Dist., F.G.I.C.              Aaa           6.60         6/01/04         1,020          1,096,122
 Sch. Dist., F.G.I.C.              Aaa           6.60         6/01/05           940          1,025,841
 Sch. Dist., F.G.I.C.              Aaa           6.60         6/01/10         1,600          1,840,848
 Sch. Dist., F.G.I.C.              Aaa           6.60         6/01/11         1,600          1,838,928
Jersey City, Gen. Oblig., Ser.
 A, F.S.A.                         Aaa           9.25         5/15/04         4,310          4,992,316
Lenape Regl. High Sch. Dist.,
 Gen. Oblig., M.B.I.A.             Aaa           7.625        1/01/12           400            493,104
Middle Twnshp. Sch. Dist., Gen.
 Oblig., F.G.I.C.                  Aaa           7.00         7/15/05         1,200          1,331,520

                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING        INTEREST     MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)   RATE         DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Middlesex Cnty.,
 Cert. Part., Cap. Apprec.,
 M.B.I.A.                          Aaa           Zero         6/15/25    $    1,250       $    308,850
 Impvt. Auth., Utils. Sys. Rev.,
 Cap. Apprec., Perth Amboy
 Proj., Ser. B, A.M.B.A.C.         Aaa           Zero         9/01/19         5,000          1,754,000
Millburn Twnshp.,
 Sch. Dist., Bd. of Ed.            Aaa           5.35%        7/15/13         1,140          1,186,273
 Sch. Dist., Bd. of Ed.            Aaa           5.35         7/15/14         1,135          1,172,035
 Sch. Dist., Bd. of Ed.            Aaa           5.35         7/15/16         1,150          1,173,402
 Sch. Dist., Bd. of Ed.            Aaa           5.35         7/15/17         1,150          1,167,848
Monmouth Cnty., Impvt. Auth.
 Rev., Howell Twnshp.
 Bd. of Ed. Proj.                  AA(c)         6.55         7/01/12         3,465(e)       3,663,614
New Jersey Econ. Dev. Auth.
 Rev.,
 Cap. Apprec., St. Barnabas Med.
 Ctr., Ser. A, M.B.I.A.            Aaa           Zero         7/01/25         6,795          1,666,678
 Ed. Testing Serv., Ser. A,
 M.B.I.A.                          Aaa           5.90         5/15/15         2,000(e)       2,155,160
 First Mtg. - Keswick Pines        NR            5.75         1/01/24         2,250          1,800,180
 First Mtg. - The Evergreens       NR            5.875        10/01/12        1,200          1,145,040
 First Mtg. - The Evergreens       NR            6.00         10/01/17        1,425          1,234,449
 First Mtg. - The Evergreens       NR            6.00         10/01/22        1,400          1,176,294
 Marriott Corp., Leisure Park
 Proj., Ser. A                     NR            5.875        12/01/27        1,100            908,325
 Trans. Proj. Sublease, Ser. A,
 F.S.A.                            Aaa           6.00         5/01/16         1,350          1,435,117
New Jersey Econ. Dev. Auth.,
 Dist. Heating & Cooling Rev.,
 Trigen-Trenton Proj., Ser. A      BBB-(c)       6.20         12/01/10          600            591,894
New Jersey Econ. Dev. Auth.,
 Econ. Dev. Rev.,
 Cap. Apprec., Kapkowski Rd.
 Landfill, Ser. A                  NR            Zero         4/01/08         1,020            616,090
 Kapkowski Rd. Landfill, Ser. A    NR            6.375        4/01/31         2,000          1,951,280
 Nat'l. Assoc. of Accountants      NR            7.50         7/01/01           240            242,059
 Nat'l. Assoc. of Accountants      NR            7.65         7/01/09           950            976,125


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING        INTEREST     MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)   RATE         DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
New Jersey Econ. Dev. Auth.,
 Nat. Gas Facs. Rev., NUI Corp.
 Projs., Ser. A, M.B.I.A.,
 A.M.T.                            Aaa           5.70%        6/01/32    $    2,000       $  2,003,620
New Jersey Econ. Dev. Auth.,
 Spec. Fac. Rev., Continental
 Airlines Proj., A.M.T.            Ba2           6.25         9/15/29         5,000          4,671,300
New Jersey Econ. Dev. Auth.,
 Wtr. Facs. Rev.,
 New Jersey American Wtr. Co.,
 Ser. B, F.G.I.C., A.M.T.          Aaa           5.375        5/01/32         2,000          1,915,480
 Gen. Rev., F.G.I.C., A.M.T.       NR            6.725(d)     11/01/29        5,000          5,266,350
New Jersey Ed. Facs. Auth. Rev.,
 Cap. Impvt. Fund, Ser. A,
 F.S.A.                            Aaa           5.00         9/01/20         2,545          2,424,418
 Fairleigh Dickinson Univ., Ser.
 G                                 NR            5.70         7/01/28         2,750          2,531,045
 Felician College of Lodi, Ser.
 D                                 NR            7.375        11/01/22        1,275          1,352,061
 Princeton Theological, Ser. B     Aaa           5.90         7/01/26         2,500          2,592,900
New Jersey Hlth. Care Facs. Fin.
 Auth. Rev.,
 Atlantic City Med. Ctr., Ser. C   A3            6.80         7/01/11         2,500          2,621,550
 Jersey Shore Med. Ctr.,
 A.M.B.A.C.                        AAA(c)        6.00         7/01/09           835(e)         893,584
 Jersey Shore Med. Ctr.,
 A.M.B.A.C.                        Aaa           6.00         7/01/09           630            668,008
 Jersey Shore Med. Ctr.,
 A.M.B.A.C.                        AAA(c)        6.25         7/01/21           850(e)         917,048
 Jersey Shore Med. Ctr.,
 A.M.B.A.C.                        Aaa           6.25         7/01/21           650            684,762
 Robert Wood Johnson Univ. Hosp.   A1            5.75         7/01/31         2,000          1,961,600
 St. Joseph's Hosp. & Med. Ctr.,
 Ser. A, Connie Lee                AAA(c)        5.70         7/01/11         4,375          4,593,137
New Jersey St. Hsg. & Mtge. Fin.
 Agcy., Rental Hsg. Rev., Ser.
 B, A.M.T.                         AA-(c)        6.75         11/01/11        2,190          2,258,897


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING        INTEREST     MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)   RATE         DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
New Jersey St. Hwy. Auth.,
 Garden St. Pkwy.,
 Gen. Rev.                         A1            6.20%        1/01/10    $    3,035       $  3,373,129
 Gen. Rev.                         A1            5.75         1/01/14         2,500          2,650,225
 Gen. Rev.                         A1            5.625        1/01/30         1,650          1,664,306
New Jersey St. Tpke. Auth.,
 Tpke. Rev.,
 Ser. A, M.B.I.A.                  Aaa           5.75         1/01/18         7,500          7,784,475
 Ser. C, M.B.I.A.                  Aaa           6.50         1/01/09         1,000          1,123,590
New Jersey St. Trans. Trust Fund
 Auth.,
 Gen. Rev., M.B.I.A.               NR            11.185(d)    6/15/11         2,475          3,524,895
 Trans. Sys., Ser. A               Aa2           5.75         6/15/20         4,150          4,361,152
 Trans. Sys., Ser. B, M.B.I.A.     Aaa           5.75         6/15/14         3,500          3,649,240
North Brunswick Twnshp.,
 Bd. of Ed., Gen. Oblig.           A3            6.80         6/15/06           350            389,050
 Bd. of Ed., Gen. Oblig.           A3            6.80         6/15/07           350            393,911
 Gen. Oblig.                       A1            6.40         5/15/10           545            571,601
Pohatcong Twnshp. Sch. Dist.,
 F.S.A.                            AAA(c)        5.20         7/15/22         1,960          1,888,009
Port Auth. New York & New
 Jersey, Ser. 96, F.G.I.C.,
 A.M.T.                            Aaa           6.60         10/01/23        2,750          2,949,870
Puerto Rico Commonwealth,
 Cap. Apprec., Gen. Oblig.         Baa1          Zero         7/01/16         2,500          1,081,975
 Cap. Apprec., Gen. Oblig.         Baa1          Zero         7/01/17         3,000          1,219,440
 Cap. Apprec., Pub. Improv.,
 M.B.I.A.                          Aaa           Zero         7/01/19         3,500          1,283,065
Puerto Rico Commonwealth Hwy. &
 Trans. Auth., Trans. Rev.,
 Ser. A, M.B.I.A.                  Aaa           5.00         7/01/38         2,250          2,084,963
 Puerto Rico St. Infrastr.,
 M.B.I.A.                          Aaa           5.00         7/01/28         2,000          1,878,480
Puerto Rico Elec. Pwr. Auth.,
 Pwr. Rev., Ser. 95-X, M.B.I.A.    Aaa           6.00         7/01/12         3,295          3,530,691


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING        INTEREST     MATURITY   AMOUNT           VALUE
DESCRIPTION (A)                    (UNAUDITED)   RATE         DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Puerto Rico Ind. Tourist Ed.,
 Med. & Envir. Ctr. Facs., Cogen
 Fac., AES Puerto Rico Proj.,
 A.M.T.                            Baa2          6.625%       6/01/26    $    2,675       $  2,788,500
Puerto Rico Pub. Bldgs. Auth.
 Rev. Gtd., Gov't. Fac., Ser. B,
 F.S.A.                            AAA(c)        5.25         7/01/21         2,250          2,224,553
Puerto Rico Tel. Auth. Rev.,
 Ser. I, M.B.I.A., R.I.B.S.        Aaa           6.42(d)      1/25/07         7,875(e)       8,288,437
Rutgers - The St. Univ. of New
 Jersey, Ser. A                    A1            6.40         5/01/13         2,000          2,248,780
South River Sch. Dist., F.G.I.C.   Aaa           5.00         12/01/15        1,000            985,240
Sparta Twnshp. Sch. Dist.,
 M.B.I.A.                          Aaa           5.75         9/01/14         1,000(e)       1,065,630
Union City Sch. Impvt., F.S.A.     Aaa           6.375        11/01/08        1,545          1,733,521
Union Cnty. Impvt. Auth. Rev.,
 Plainfield Bd. of Ed. Proj.,
 F.G.I.C.                          Aaa           6.25         8/01/14         1,175(e)       1,300,948
 Plainfield Bd. of Ed. Proj.,
 F.G.I.C.                          Aaa           6.25         8/01/15         1,250(e)       1,383,987
 Plainfield Bd. of Ed. Proj.,
 F.G.I.C.                          Aaa           6.25         8/01/16         1,330(e)       1,472,563
 Plainfield Bd. of Ed. Proj.,
 F.G.I.C.                          Aaa           6.25         8/01/17         1,415(e)       1,566,674
Union Cnty. Util. Auth.,
 A.M.B.A.C., A.M.T.                Aaa           5.00         6/15/28         2,000          1,817,360
Virgin Islands Pub. Fin. Auth.
 Rev., Ser. A                      BBB-(c)       6.50         10/01/24          750            776,918
Washington Twnshp. Mun. Utils.
 Auth., Water & Sewer Rev.,
 Cap. Apprec., Ser. A, F.G.I.C.    Aaa           Zero         12/15/22        1,055            300,147
 Cap. Apprec., Ser. A, F.G.I.C.    Aaa           Zero         12/15/25        1,055            251,565
West Windsor Plainsboro Regl.
 Sch. Dist.,
 Gen. Oblig., F.G.I.C.             Aaa           5.50         12/01/13        2,600          2,689,206
 Gen. Oblig., F.G.I.C.             Aaa           5.50         12/01/14        2,700          2,777,733
                                                                                          ------------
Total long-term investments
 (cost $166,466,061)                                                                      $171,922,374
                                                                                          ------------


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING        INTEREST     MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)   RATE         DATE       (000)            (NOTE 1)
--------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS  0.9%
Delaware Riv. Port Auth., PA &
 NJ Rev., Muni. Secs. Trust
 Rcpts., Ser. SGA-89, F.S.A.,
 F.R.D.D.                          A-1+(c)       4.35%        9/01/00    $      400       $    400,000
Port Auth. New York & New
 Jersey, Spec. Oblig. Rev.,
 Ser. 4, F.R.D.D.                  VMIG1         4.15         9/01/00           600            600,000
 Ser. 6, F.R.D.D.                  VMIG1         4.15         9/01/00           600            600,000
                                                                                          ------------
Total short-term investments
 (cost $1,600,000)                                                                           1,600,000
                                                                                          ------------
TOTAL INVESTMENTS  99.1%
 (COST $168,066,061; NOTE 4)                                                               173,522,374
                                                                                          ------------
Other assets in excess of
 liabilities  0.9%                                                                           1,632,153
                                                                                          ------------
NET ASSETS  100%                                                                          $175,154,527
                                                                                          ============

------------------------------
(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    Connie Lee--College Construction Loan Insurance Association.
    A.M.T.--Alternative Minimum Tax.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.R.D.D.--Floating Rate (Daily) Demand Note (b).
    F.S.A.--Financial Security Assurance.
    M.B.I.A.--Municipal Bond Insurance Association.
    R.I.B.S.--Residual Interest Bonds.
(b) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(c) Standard & Poor's Rating.
(d) Inverse floating rate bond. The coupon is inversely indexed to a floating interest rate. The rate shown is the rate at August 31, 2000.
(e) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Statement of Assets and Liabilities

                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $168,066,061)                          $ 173,522,374
Cash                                                                      31,575
Interest receivable                                                    2,225,976
Receivable for Series shares sold                                        175,825
Other assets                                                               4,983
                                                                 -----------------
      TOTAL ASSETS                                                   175,960,733
                                                                 -----------------
LIABILITIES
Payable for Series shares reacquired                                     502,594
Dividends payable                                                         90,358
Accrued expenses                                                          84,072
Management fee payable                                                    74,163
Distribution fee payable                                                  48,586
Deferred trustees' fees                                                    6,433
                                                                 -----------------
      TOTAL LIABILITIES                                                  806,206
                                                                 -----------------
NET ASSETS                                                         $ 175,154,527
                                                                 =================
Net assets were comprised of:
   Shares of beneficial interest, at par                           $     164,408
   Paid-in capital in excess of par                                  169,725,098
                                                                 -----------------
                                                                     169,889,506
   Accumulated net realized loss on investments                         (191,292)
   Net unrealized appreciation on investments                          5,456,313
                                                                 -----------------
Net assets, August 31, 2000                                        $ 175,154,527
                                                                 =================

                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Statement of Assets and Liabilities Cont'd.

                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
Class A:
   Net asset value and redemption price per share
      ($122,663,520 / 11,514,785 shares of beneficial interest
      issued and outstanding)                                             $10.65
   Maximum sales charge (3% of offering price)                              0.33
                                                                 -----------------
   Maximum offering price to public                                       $10.98
                                                                 =================
Class B:
   Net asset value, offering price and redemption price per
      share ($49,994,883 / 4,691,815 shares of beneficial
      interest issued and outstanding)                                    $10.66
                                                                 =================
Class C:
   Net asset value and redemption price per share ($2,385,227
      / 223,848 shares of beneficial interest issued and
      outstanding)                                                        $10.66
   Sales charge (1% of offering price)                                      0.11
                                                                 -----------------
   Offering price to public                                               $10.77
                                                                 =================
Class Z:
   Net asset value, offering price and redemption price per
      share ($110,897 / 10,336 shares of beneficial interest
      issued and outstanding)                                             $10.73
                                                                 =================

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Statement of Operations

                                                                       YEAR
                                                                       ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                        $  10,931,727
                                                                 -----------------
Expenses
   Management fee                                                        931,841
   Distribution fee--Class A                                             306,432
   Distribution fee--Class B                                             308,233
   Distribution fee--Class C                                              15,579
   Custodian's fees and expenses                                          87,000
   Transfer agent's fees and expenses                                     75,000
   Registration fees                                                      59,000
   Reports to shareholders                                                49,000
   Legal fees and expenses                                                21,000
   Trustees' fees and expenses                                            11,500
   Audit fees                                                             10,000
   Miscellaneous expenses                                                 11,474
                                                                 -----------------
      Total expenses                                                   1,886,059
   Less: Custodian fee credit                                             (3,256)
                                                                 -----------------
      Net expenses                                                     1,882,803
                                                                 -----------------
NET INVESTMENT INCOME                                                  9,048,924
                                                                 -----------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on:
   Investment transactions                                              (222,972)
   Financial futures transactions                                         43,830
                                                                 -----------------
                                                                        (179,142)
Net decrease in unrealized appreciation on investments                   (52,835)
                                                                 -----------------
Net loss on investments                                                 (231,977)
                                                                 -----------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $   8,816,947
                                                                 =================

                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Statement of Changes in Net Assets

                                                     YEAR                 YEAR
                                                     ENDED                ENDED
                                                AUGUST 31, 2000      AUGUST 31, 1999
-------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                         $   9,048,924        $  10,122,921
   Net realized gain (loss) on investment
      transactions                                    (179,142)           1,234,336
   Net decrease in unrealized appreciation
      on investments                                   (52,835)         (12,090,901)
                                               -----------------    -----------------
   Net increase (decrease) in net assets
      resulting from operations                      8,816,947             (733,644)
                                               -----------------    -----------------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1):
   Dividends from net investment income
      Class A                                       (6,061,898)          (5,851,852)
      Class B                                       (2,890,776)          (4,200,420)
      Class C                                          (92,509)             (66,932)
      Class Z                                           (3,741)              (3,717)
                                               -----------------    -----------------
                                                    (9,048,924)         (10,122,921)
                                               -----------------    -----------------
   Distributions in excess of net investment
      income
      Class A                                               --               (7,898)
      Class B                                               --               (6,230)
      Class C                                               --                  (97)
      Class Z                                               --                   (6)
                                               -----------------    -----------------
                                                            --              (14,231)
                                               -----------------    -----------------
   Tax return of capital distributions
      Class A                                           (3,066)                  --
      Class B                                           (1,607)                  --
      Class C                                              (51)                  --
      Class Z                                               (2)                  --
                                               -----------------    -----------------
                                                        (4,726)                  --
                                               -----------------    -----------------
   Distributions from net realized gains
      Class A                                         (584,921)            (958,970)
      Class B                                         (306,493)            (756,555)
      Class C                                           (9,779)             (11,815)
      Class Z                                             (312)                (714)
                                               -----------------    -----------------
                                                      (901,505)          (1,728,054)
                                               -----------------    -----------------


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Statement of Changes in Net Assets Cont'd.

                                                     YEAR                 YEAR
                                                     ENDED                ENDED
                                                AUGUST 31, 2000      AUGUST 31, 1999
-------------------------------------------------------------------------------------
SERIES SHARE TRANSACTIONS (NET OF SHARE
   CONVERSIONS)
   (NOTE 5):
   Net proceeds from shares sold                 $   9,732,263        $  20,755,452
   Net asset value of shares issued in
      reinvestment of dividends and
      distributions                                  5,857,005            7,062,891
   Cost of shares reacquired                       (44,474,004)         (42,677,795)
                                               -----------------    -----------------
   Net decrease in net assets from Series
      share transactions                           (28,884,736)         (14,859,452)
                                               -----------------    -----------------
Total decrease                                     (30,022,944)         (27,458,302)
NET ASSETS
Beginning of year                                  205,177,471          232,635,773
                                               -----------------    -----------------
End of year                                      $ 175,154,527        $ 205,177,471
                                               =================    =================


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940, as an open-end management investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984, and consists of 11 series. The monies of each series are invested in separate, independently managed portfolios. The New Jersey Series (the 'Series') commenced investment operations in March 1988. The Series is diversified and seeks to achieve its investment objective of obtaining the maximum amount of income exempt from federal and applicable state income taxes with the minimum of risk by investing in 'investment grade' tax-exempt securities whose ratings are within the four highest ratings categories by a nationally recognized statistical rating organization or, if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic or political developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    The Fund values municipal securities (including
commitments to purchase such securities on a 'when-issued' basis) on the basis of prices provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining values. If market quotations are not readily available from such pricing service, a security is valued at its fair value as determined under procedures established by the Trustees.

      Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost which approximates market value.

      All securities are valued as of 4:15 p.m., New York time.

      FINANCIAL FUTURES CONTRACTS:    A financial futures contract is an
agreement to purchase (long) or sell (short) an agreed amount of securities at a set price for delivery on a future date. Upon entering into a financial futures contract, the Series is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. This amount is known as the 'initial margin.' Subsequent payments, known as 'variation margin,' are made or received by the Series each day, depending on the daily fluctuations in the value of the underlying security. Such variation margin is recorded for financial statement purposes on a daily basis as unrealized gain or loss. When the contract expires or is closed, the gain or

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Notes to Financial Statements Cont'd.

loss is realized and is presented in the statement of operations as net realized gain (loss) on financial futures contracts.

      The Series invests in financial futures contracts in order to hedge its existing portfolio securities or securities the Series intends to purchase, against fluctuations in value caused by changes in prevailing interest rates. Should interest rates move unexpectedly, the Series may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

      OPTIONS:    The Series may either purchase or write options in order to hedge against adverse market movements or fluctuations in value caused by changes in prevailing interest rates with respect to securities which the Series currently owns or intends to purchase. When the Series purchases an option, it pays a premium and an amount equal to that premium is recorded as an investment. When the Series writes an option, it receives a premium and an amount equal to that premium is recorded as a liability. The investment or liability is adjusted daily to reflect the current market value of the option. If an option expires unexercised, the Series realizes a gain or loss to the extent of the premium received or paid. If an option is exercised, the premium received or paid is an adjustment to the proceeds from the sale or the cost basis of the purchase in determining whether the Series has realized a gain or loss. The difference between the premium and the amount received or paid on effecting a closing purchase or sale transaction is also treated as a realized gain or loss. Gain or loss on purchased options is included in net realized gain (loss) on investment transactions. Gain or loss on written options is presented separately as net realized gain (loss) on written option transactions.

      SECURITIES TRANSACTIONS AND NET INVESTMENT INCOME:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and original issue discount paid on purchases of portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      Net investment income (other than distribution fees) and realized and unrealized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Notes to Financial Statements Cont'd.

to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason no federal income tax provision is required.

      DIVIDENDS AND DISTRIBUTIONS:    The Series declares daily dividends from
net investment income. Payment of dividends is made monthly. Distributions of net capital gains, if any, are made annually.

      Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODY FEE CREDITS:    The Series has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

      RECLASSIFICATION OF CAPITAL ACCOUNTS:    The Fund accounts and reports for
distributions to shareholders in accordance with the American Institute of Certified Public Accountants, Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income; Capital Gain, and Return of Capital Distributions by Investment Companies. The effect of applying this statement was to increase accumulated net realized loss on investments by $2,537, and increase paid-in capital by $2,537, due to the sale of securities purchased with market discount during the year ended August 31, 2000. Net investment income, net realized gains and net assets were not affected by this change.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM continues to have reponsibility for all investment advisory services pursuant to the Management Agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the cost of compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Notes to Financial Statements Cont'd.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Series. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund has a distribution agreement with Prudential Investment Management Services LLC ('PIMS') which acts as distributor of the Class A, Class B, Class C and Class Z shares of the Fund. The Fund compensates PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares pursuant to plans of distribution, (the 'Class A, B and C Plans'), regardless of expenses actually incurred by them. The distribution fees are accrued daily and payable monthly. No distribution or service fees are paid to PIMS as distributor of the Class Z shares of the Fund.

      Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, .50% of 1% and 1% of the average daily net assets of the Class A, B and C shares, respectively. Such expenses under the Plans were .25 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively, for the year ended August 31, 2000.

      PIMS advised the Series that it has received approximately $9,000 and $7,600 in front-end sales charges resulting from sales of Class A and Class C shares, respectively, during the year ended August 31, 2000. From these fees, PIMS paid such sales charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

      PIMS has advised the Series that during the year ended August 31, 2000, it received approximately $96,100 and $400 in contingent deferred sales charges imposed upon certain redemptions by Class B and Class C shareholders, respectively.

      PIFM, PIMS and PIC are wholly owned subsidiaries of The Prudential Insurance Company of America.

      The Series, along with other affiliated registered investment companies (the 'Funds'), entered into a syndicated credit agreement ('SCA') with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any such borrowings will be at market rates. The purpose of the agreement is to serve as an alternative source of funding for capital share redemptions. The Funds pay a commitment fee of .080 of 1% of the unused portion of the credit facility. The commitment fee is accrued and paid quarterly on a pro rata basis by the Funds. The expiration date of the SCA is March 9, 2001. Prior to March 9, 2000, the commitment fee was

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Notes to Financial Statements Cont'd.

 .065 of 1% of the unused portion of the credit facility. The Series did not borrow any amounts pursuant to the SCA during the year ended August 31, 2000.

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $64,100 for the services of PMFS. As of August 31, 2000, approximately $4,800 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PORTFOLIO SECURITIES
Purchases and sales of portfolio securities of the Series, excluding short-term investments, for the year ended August 31, 2000, were $50,968,508 and $80,298,730, respectively.

      The cost basis of investments for federal income tax purposes at August 31, 2000 was substantially the same as for financial reporting purposes and accordingly, net unrealized appreciation of investments for federal income tax purposes was $5,456,313 (gross unrealized appreciation--$7,716,279; gross unrealized depreciation--$2,259,966).

      For federal income tax purposes, the Fund had a capital loss carryforward as of August 31, 2000 of approximately $191,292 which will expire in 2008. Accordingly, no capital gain distribution is expected to be paid to shareholders until net capital gains have been realized in excess of such amount.

NOTE 5. CAPITAL
The Series offers Class A, Class B, Class C and Class Z shares. Class A shares are sold with a front-end sales charge of up to 3%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class C shares are sold with a front-end sales charge of 1% and a contingent deferred sales charge of 1% during the first 18 months. Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualify to purchase Class A shares at net asset value. Class Z shares are not subject to any sales or redemption charge and are offered exclusively for sale to a limited group of investors.

      The Fund has authorized an unlimited number of shares of beneficial interest of each class at $.01 par value per share.

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Notes to Financial Statements Cont'd.

      Transactions in shares of beneficial interest were as follows:

CLASS A                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                      385,474    $  3,979,994
Shares issued in reinvestment of dividends and distributions     370,205       3,843,455
Shares reacquired                                             (2,862,853)    (29,693,117)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                  (2,107,174)    (21,869,668)
Shares issued upon conversion from Class B                     2,030,267      21,173,413
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                    (76,907)   $   (696,255)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      985,448    $ 10,991,945
Shares issued in reinvestment of dividends and distributions     362,139       4,029,788
Shares reacquired                                             (1,612,166)    (17,882,857)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                    (264,579)     (2,861,124)
Shares issued upon conversion from Class B                     1,766,984      19,823,070
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                  1,502,405    $ 16,961,946
                                                              ==========    ============
CLASS B
-------
Year ended August 31, 2000:
Shares sold                                                      463,235    $  4,832,767
Shares issued in reinvestment of dividends and distributions     185,299       1,924,201
Shares reacquired                                             (1,384,128)    (14,372,587)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                    (735,594)     (7,615,619)
Shares reacquired upon conversion into Class A                (2,030,267)    (21,173,413)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                 (2,765,861)   $(28,789,032)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      801,429    $  8,959,095
Shares issued in reinvestment of dividends and distributions     265,518       2,960,115
Shares reacquired                                             (2,195,958)    (24,462,541)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                  (1,129,011)    (12,543,331)
Shares reacquired upon conversion into Class A                (1,766,556)    (19,823,070)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                 (2,895,567)   $(32,366,401)
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Notes to Financial Statements Cont'd.

CLASS C                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                       78,161    $    815,601
Shares issued in reinvestment of dividends and distributions       8,328          86,473
Shares reacquired                                                (33,618)       (350,403)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                     52,871    $    551,671
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                       67,242    $    749,066
Shares issued in reinvestment of dividends and distributions       6,176          68,659
Shares reacquired                                                (22,179)       (245,690)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                     51,239    $    572,035
                                                              ==========    ============
CLASS Z
-------
Year ended August 31, 2000:
Shares sold                                                        9,775    $    103,901
Shares issued in reinvestment of dividends and distributions         275           2,876
Shares reacquired                                                 (5,490)        (57,897)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                      4,560    $     48,880
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                        5,027    $     55,346
Shares issued in reinvestment of dividends and distributions         386           4,329
Shares reacquired                                                 (7,771)        (86,707)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                     (2,358)   $    (27,032)
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights

                                                                      CLASS A
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                   $   10.67
                                                                 -----------------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                      .52
Net realized and unrealized gain (loss) on investment
transactions                                                               .03
                                                                 -----------------
   Total from investment operations                                        .55
                                                                 -----------------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.52)
Distributions in excess of net investment income                            --
Tax return of capital distributions                                         --(c)
Distributions from net realized gains on investment
transactions                                                              (.05)
                                                                 -----------------
   Total distributions                                                    (.57)
                                                                 -----------------
Net asset value, end of year                                         $   10.65
                                                                 =================
TOTAL RETURN(b):                                                          5.39%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                        $ 122,664
Average net assets (000)                                             $ 122,573
Ratios to average net assets:
   Expenses, including distribution fees                                   .92%
   Expenses, excluding distribution fees                                   .67%
   Net investment income                                                  4.95%
For Class A, B, C and Z shares:
   Portfolio turnover rate                                                  28%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights Cont'd.

                                       CLASS A
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  11.31             $  10.97             $  10.87             $  10.98
----------------     ----------------         --------             --------
         .52                  .53                  .55(a)               .57(a)
        (.55)                 .36                  .29                 (.07)
----------------     ----------------         --------             --------
        (.03)                 .89                  .84                  .50
----------------     ----------------         --------             --------
        (.52)                (.53)                (.55)                (.57)
          --(c)                --                   --(c)                --
          --                   --                   --                   --
        (.09)                (.02)                (.19)                (.04)
----------------     ----------------         --------             --------
        (.61)                (.55)                (.74)                (.61)
----------------     ----------------         --------             --------
    $  10.67             $  11.31             $  10.97             $  10.87
================     ================         ========             ========
        (.40)%               8.40%                7.97%                4.63%
    $123,692             $114,090             $ 95,729             $ 74,492
    $125,547             $107,206             $ 89,280             $ 61,837
         .84%                 .71%                 .70%(a)              .67%(a)
         .64%                 .61%                 .60%(a)              .57%(a)
        4.66%                4.85%                5.03%(a)             5.19%(a)
          15%                  18%                  25%                  62%


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights Cont'd.

                                                                      CLASS B
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 10.67
                                                                     --------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                     .49
Net realized and unrealized gain (loss) on investment
transactions                                                              .04
                                                                     --------
   Total from investment operations                                       .53
                                                                     --------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.49)
Distributions in excess of net investment income                           --
Tax return of capital distributions                                        --(c)
Distributions from net realized gains on investment
transactions                                                             (.05)
                                                                     --------
   Total distributions                                                   (.54)
                                                                     --------
Net asset value, end of year                                          $ 10.66
                                                                     ========
TOTAL RETURN(b):                                                         5.23%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $49,995
Average net assets (000)                                              $61,647
Ratios to average net assets:
   Expenses, including distribution fees                                 1.17%
   Expenses, excluding distribution fees                                  .67%
   Net investment income                                                 4.69%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights Cont'd.

                                       CLASS B
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  11.31             $  10.97             $  10.87             $  10.98
    --------         ----------------     ----------------     ----------------
         .49                  .50                  .50(a)               .53(a)
        (.55)                 .36                  .29                 (.07)
    --------         ----------------     ----------------     ----------------
        (.06)                 .86                  .79                  .46
    --------         ----------------     ----------------     ----------------
        (.49)                (.50)                (.50)                (.53)
          --(c)                --                   --(c)                --
          --                   --                   --                   --
        (.09)                (.02)                (.19)                (.04)
    --------         ----------------     ----------------     ----------------
        (.58)                (.52)                (.69)                (.57)
    --------         ----------------     ----------------     ----------------
    $  10.67             $  11.31             $  10.97             $  10.87
    ========         ================     ================     ================
        (.71)%               7.97%                7.54%                4.22%
    $ 79,598             $117,099             $144,992             $188,315
    $ 96,542             $128,382             $162,330             $222,235
        1.14%                1.11%                1.10%(a)             1.07%(a)
         .64%                 .61%                 .60%(a)              .57%(a)
        4.35%                4.46%                4.63%(a)             4.80%(a)


    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights Cont'd.

                                                                      CLASS C
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 10.67
                                                                     --------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                     .47
Net realized and unrealized gain (loss) on investment
transactions                                                              .04
                                                                     --------
   Total from investment operations                                       .51
                                                                     --------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.47)
Distributions in excess of net investment income                           --
Tax return of capital distributions                                        --(c)
Distributions from net realized gains on investment
transactions                                                             (.05)
                                                                     --------
   Total distributions                                                   (.52)
                                                                     --------
Net asset value, end of year                                          $ 10.66
                                                                     ========
TOTAL RETURN(b):                                                         4.96%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $ 2,385
Average net assets (000)                                              $ 2,077
Ratios to average net assets:
   Expenses, including distribution fees                                 1.42%
   Expenses, excluding distribution fees                                  .67%
   Net investment income                                                 4.45%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights Cont'd.

                                       CLASS C
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
     $11.31               $10.97               $10.87               $10.98
    -------              -------              -------              -------
        .46                  .47                  .48(a)               .50(a)
       (.55)                 .36                  .29                 (.07)
    -------              -------              -------              -------
       (.09)                 .83                  .77                  .43
    -------              -------              -------              -------
       (.46)                (.47)                (.48)                (.50)
         --(c)                --                   --(c)                --
         --                   --                   --                   --
       (.09)                (.02)                (.19)                (.04)
    -------              -------              -------              -------
       (.55)                (.49)                (.67)                (.54)
    -------              -------              -------              -------
     $10.67               $11.31               $10.97               $10.87
    =======              =======              =======              =======
       (.95)%               7.70%                7.27%                3.96%
     $1,825               $1,354               $1,637               $1,961
     $1,622               $1,274               $1,894               $1,735
       1.39%                1.36%                1.35%(a)             1.32%(a)
        .64%                 .61%                 .60%(a)              .57%(a)
       4.13%                4.21%                4.38%(a)             4.54%(a)


    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights Cont'd.

                                                                      CLASS Z
                                                                  ----------------
                                                                     YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD                                   $10.75
                                                                      -------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                     .55
Net realized and unrealized gain (loss) on investment
transactions                                                              .03
                                                                      -------
   Total from investment operations                                       .58
                                                                      -------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.55)
Distributions in excess of net investment income                           --
Tax return of capital distributions                                        --(d)
Distributions from net realized gains on investment
transactions                                                             (.05)
                                                                      -------
   Total distributions                                                   (.60)
                                                                      -------
Net asset value, end of period                                         $10.73
                                                                      -------
                                                                      -------
TOTAL RETURN(c):                                                         5.66%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                                        $  111
Average net assets (000)                                               $   72
Ratios to average net assets:
   Expenses, including distribution fees                                  .67%
   Expenses, excluding distribution fees                                  .67%
   Net investment income                                                 5.22%

------------------------------
(a) Annualized.
(b) Net of management fee waiver.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than one full year are not annualized.
(d) Less than $.005 per share.
(e) Commencement of offering of Class Z shares.


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Financial Highlights Cont'd.

                                        CLASS Z
---------------------------------------------------------------------------------------
          YEAR ENDED AUGUST 31,                           DECEMBER 6, 1996(E)
------------------------------------------                 THROUGH AUGUST 31,
      1999                      1998                              1997
---------------------------------------------------------------------------------------
     $11.32                    $10.98                            $11.10
    -------                   -------                           -------
        .54                       .55                               .41(b)
       (.48)                      .36                               .07
    -------                   -------                           -------
        .06                       .91                               .48
    -------                   -------                           -------
       (.54)                     (.55)                             (.41)
         --(d)                     --                                --(d)
         --                        --                                --
       (.09)                     (.02)                             (.19)
    -------                   -------                           -------
       (.63)                     (.57)                             (.60)
    -------                   -------                           -------
     $10.75                    $11.32                            $10.98
    -------                   -------                           -------
    -------                   -------                           -------
        .45%                     8.51%                             4.49%
     $   62                    $   92                            $   15
     $   77                    $   30                            $   10
        .64%                      .61%                              .60%(a)(b)
        .64%                      .61%                              .60%(a)(b)
       4.86%                     4.96%                             5.13%(a)(b)


    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, New Jersey Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, New Jersey Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Series

             Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal income tax status of dividends paid during such fiscal year. Accordingly, we are advising you that during its fiscal year ended August 31, 2000, dividends paid from net investment income of $.52 per Class A share, $.49 per Class B share, $.47 per Class C share and $.55 per Class Z shares were all federally tax-exempt interest dividends. In addition, the Series paid distributions for Class A, B, C and Z shares totaling $.049 per share comprised of long-term capital gains, which were taxable as 20% rate gains. Further, we wish to advise you that 0% of the ordinary income dividend paid in the fiscal year ended August 31, 2000 qualified for the corporate dividends received deduction available to corporate taxpayers. Only funds that invest in U.S. equity securities are entitled to pass-through a corporate dividends received deduction.

      In January 2001, you will be advised on IRS Form 1099 DIV or substitute Form 1099, as to the federal tax status of the distributions received by you in calendar 2000. The amounts that will be reported on such form 1099 DIV will be the amounts to use on your federal income tax return and will differ from the amounts which we must report for the Fund's fiscal year ended August 31, 2000.

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Portfolio of Investments as of August 31, 2000

                                    MOODY'S                              PRINCIPAL
                                    RATING        INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                     (UNAUDITED)   RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Brazos River Tex. Hbr. Nav.
 Dist., BASF Corp. Proj.,
 F.R.D.D., Ser. 96, A.M.T.          P-1           4.45%       09/01/00   $    1,250       $  1,250,000
Brick Twnshp.,
 B.A.N., Ser. 2000                  MIG1          4.75        05/11/01        4,912          4,924,989
 Impvt., Ser. 2000, F.S.A.          NR            5.25        05/01/01          712            715,645
Burlington Cnty.,
 B.A.N., Ser. 2000C                 NR            4.625       04/20/01        3,000          3,007,160
 G.O., Ser. 96                      NR            5.20        10/01/00        1,700          1,701,567
Camden Cnty. Impvt. Auth. Rev.,
 Senior Redev., Harvest Village
 Proj., Ser. 99A, F.R.D.D.          A-1+(c)       4.00        09/01/00        3,000          3,000,000
Cranford Twnshp., B.A.N.            NR            4.35        03/16/01        2,000          2,001,540
Delaware River Port Auth.,
 Merlots, Ser. OO-K, F.R.W.D.,
 F.S.A.                             VMIG1         4.27        09/05/00        4,000          4,000,000
 Ser. A89, F.R.D.D., F.S.A.         A-1+(c)       4.35        09/01/00        1,300          1,300,000
Essex Cnty. Impvt. Auth. Rev.,
 Cnty. Correctional Fac., Ser.
 SSP37, F.R.W.D., F.G.I.C.          VMIG1         4.03        09/06/00        5,000          5,000,000
Fairfield Twnshp., G.O., Ser. OO,
 F.G.I.C.                           NR            5.375       01/15/01          330            331,454
Gloucester Cnty., Ind. Poll.
 Ctrl. Fin. Auth. Rev., Monsanto
 Co. Proj., Ser.92, F.R.W.D.        P-1           4.05        09/06/00        2,500          2,500,000
Hackensack Twnshp., G.O., B.A.N.    NR            5.25        06/01/01        3,568          3,578,675
Hudson Cnty. Impvt. Auth. Rev.,
 Pooled Gov't. Loan Prog.,
 Ser. 86, F.R.W.D.                  A-1(c)        4.10        09/07/00        1,245          1,245,000
Hudson Cnty., Correctional Fac.,
 Ser. 99-A9, Reg. D, F.R.W.D.,
 M.B.I.A.                           VMIG1         4.55        09/06/00        8,000          8,000,000
Irvington Twnshp., G.O., B.A.N.     MIG1          4.875       03/23/01          659            661,220
Jersey City,
 B.A.N.                             SP-1+(c)      4.25        09/15/00        1,000          1,000,000


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                    MOODY'S                              PRINCIPAL
                                    RATING        INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                     (UNAUDITED)   RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
 G.O., B.A.N.                       SP-1+(c)      4.75%       01/12/01   $    7,000       $  7,013,914
 Qual. Public Impvt., Ser. B,
 M.B.I.A.                           Aaa           5.125       09/01/00        1,050          1,050,000
 Qual. Sch., Ser. A, F.S.A.         Aaa           5.25        09/01/00          550            550,000
Linden, G.O., B.A.N., Ser. 2000     NR            5.25        06/12/01        2,790          2,801,385
Manalapan Twnshp., B.A.N., Ser.
 1999A                              NR            4.25        10/13/00        2,424          2,425,321
Monmouth Cnty. Impvt. Auth.,
 Sewage Fac., Ser. 91               NR            6.75        02/01/01        2,000(e)       2,059,813
Monroe Twnshp., Mun. Util. Auth.
 Rev., Ser. 93B, M.B.I.A.           NR            4.40        02/01/01          380            380,148
Montclair Twnshp.,
 B.A.N.                             NR            5.35        05/18/01        1,900          1,905,770
 Temporary Nts.                     NR            5.25        05/18/01        4,900          4,913,247
Morris Twnshp., B.A.N.              NR            4.25        09/20/00        4,801          4,802,249
New Brunswick, Temporary Nts.       NR            4.80        08/31/01        4,000          4,019,160
New Jersey Health Care Fac. Fin.
 Auth. Rev., Hackettstown, Ser.
 OO, F.R.W.D.                       VMIG1         3.90        09/06/00        1,000          1,000,000
New Jersey Hsg. & Mtg. Fin. Agy.,
 Eagle Tax Exempt, Trust 92A,
 Ser. 3001, F.R.W.D.                A-1+(c)       4.18        09/07/00        3,080          3,080,000
New Jersey Sports & Expo. Auth.,
 Ser. OOA                           NR            4.75        03/01/01        1,545          1,549,073
New Jersey St. Transit Corp.,
 Capital Grant Anticipation Nts.,
 Ser. A, F.S.A.                     Aaa           4.25        09/01/00        2,500          2,500,000
New Jersey St. Econ. Dev. Auth.,
 865 Centennial Ave. Proj., Ser.
 85, F.R.W.D., A.M.T.               A-1+(c)       4.38        09/07/00        1,900          1,900,000
 AFL Qual. Inc. Proj., F.R.W.D.,
 A.M.T.                             A-1(c)        4.25        09/06/00        4,000          4,000,000
 AIRIS Newark, Ser. 1998,
 F.R.W.D., A.M.B.A.C.               A-1+(c)       4.15        09/07/00       10,900         10,900,000
 Alpha Assoc. & Avallone, Ser.
 98, F.R.W.D.                       A-1(c)        4.25        09/06/00        2,560          2,560,000


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                    MOODY'S                              PRINCIPAL
                                    RATING        INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                     (UNAUDITED)   RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
 Bayshore Hlth. Care, Ser. 98A,
 F.R.W.D.                           VMIG1         4.25%       09/07/00   $    3,800       $  3,800,000
 Davidson Ave. Assoc. Ltd.,
 Ser. 84, F.R.W.D., A.M.T.          A-1+(c)       4.38        09/07/00        2,500          2,500,000
 Dock Fac. Rev., Bayonne I.M.T.T.
 Proj., 93C, F.R.D.D.               VMIG1         4.05        09/01/00        1,000          1,000,000
 Elizabeth Twn. Wtr. Co.,
 Ser. B, F.R.W.D., A.M.B.A.C.,
 A.M.T.                             A-1+(c)       4.20        09/06/00        7,400          7,400,000
 Fin. Assoc. L.P., Ser. 97,
 F.R.W.D.                           A-1+(c)       4.33        09/07/00        3,952          3,952,000
 GSA Bldg. Assoc. Ltd., Ser. 85,
 F.R.W.D., A.M.T.                   A-1+(c)       4.38        09/07/00        4,200          4,200,000
 Jewish Home At Rockliegh, Ser.
 98A, F.R.W.D.                      VMIG1         4.15        09/01/00       10,000         10,000,000
 Kent Place, Ser. 92L, F.R.W.D.     VMIG1         4.25        09/07/00        1,600          1,600,000
 Michael Shalit Proj., Ser. 93,
 F.R.D.D.                           NR            4.10        09/01/00          915            915,000
 National Refridgerants, Ser.
 94A, F.R.W.D., A.M.T.              P-1           4.35        09/06/00          200            200,000
 New Jersey Natural Gas Co.
 Proj., Ser 98B, F.R.W.D.,
 A.M.B.A.C., A.M.T.                 P-1           3.85        09/06/00          800            800,000
 NUI Corp. Proj., Natural Gas
 Facs. Rev., Ser. 96A, F.R.D.D.,
 A.M.B.A.C., A.M.T.,                VMIG1         4.15        09/01/00          200            200,000
 Office Court Assoc. Proj., Ser.
 89, F.R.W.D., A.M.T.               A-1(c)        4.30        09/06/00        2,950          2,950,000
 Owens Drive Bldg. Ltd., Ser. 84,
 F.R.W.D., A.M.T.                   A-1+(c)       4.38        09/07/00        1,200          1,200,000
 Owens Drive Bldg. Ltd., Ser. 90,
 F.R.W.D., A.M.T.                   A-1+(c)       4.38        09/07/00        1,450          1,450,000
 Peddie Sch. Proj., Ser. 94B,
 F.R.W.D.                           A-1(c)        4.15        09/07/00        3,000          3,000,000
 Raritan Bldg. Assoc. Ltd., Ser.
 85, F.R.W.D.                       A-1+(c)       4.33        09/07/00        3,500          3,500,000


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                    MOODY'S                              PRINCIPAL
                                    RATING        INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                     (UNAUDITED)   RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
 V.P.R. Commerce Ctr., Ser. 89,
 F.R.W.D.                           A-1(c)        4.15%       09/07/00   $    6,300       $  6,300,000
 Volvo America Corp., Ser. 84,
 F.R.W.D.                           NR            4.62        09/06/00        1,500          1,500,000
 West Essex Assoc. Ltd., Ser. 84,
 F.R.W.D.                           A-1+(c)       4.33        09/07/00        1,300          1,300,000
New Jersey St. Tpke. Auth. Rev.,
 Merlots, Ser. OO-EEE, F.R.W.D.,
 M.B.I.A.                           VMIG1         4.27        09/05/00        5,000          5,000,000
 Ser. 91D, F.R.W.D., F.G.I.C.       VMIG1         4.10        09/06/00        4,600          4,600,000
Ocean Cnty. Util. Auth.,
 Wastewater Rev., G.O., Ser. 1997   NR            5.00        01/01/01          500            501,286
Parish of Ascension, BASF Corp.
 Proj., Ser. 1998, F.R.D.D.,
 A.M.T.                             P-1           4.45        09/01/00        2,200          2,200,000
Port Auth. of New York & New
 Jersey,
 Merlots, Ser. OOZ, M.B.I.A.,
 A.M.T.                             VMIG1         4.32        09/05/00        4,995          4,995,000
 Ser. 93-2, F.R.W.D.                NR            4.179       09/05/00        8,000          8,000,000
 Spec. Oblig. Rev., Ser. 6,
 F.R.D.D., A.M.T.                   VMIG1         4.15        09/01/00        5,800          5,800,000
Ridgewood Village, G.O.             NR            4.90        10/01/00          720            720,659
Rutgers St. Univ., Univ. Rev.,
 Ser. P                             NR            6.85        05/01/01        3,050          3,161,591
Trenton Sch. Dist., G.O., F.S.A.    NR            5.25        03/01/01          175            175,882
Union Cnty., G.O.                   NR            6.50        02/01/01        1,000          1,029,150
                                                                                          ------------
TOTAL INVESTMENTS  101.1%
 (AMORTIZED COST $197,577,898;
 (d))                                                                                      197,577,898
Liabilities in excess of other
 assets  (1.1%)                                                                             (2,117,463)
                                                                                          ------------
NET ASSETS  100%                                                                          $195,460,435
                                                                                          ============


                                          See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

(a) The following abbreviations are used in portfolio descriptions:
  A.M.B.A.C.--American Municipal Bond Assurance Corporation.
  A.M.T.--Alternative Minimum Tax.
  B.A.N.--Bond Anticipation Note.
  F.G.I.C.--Financial Guaranty Insurance Company.
  F.R.D.D.--Floating Rate (Daily) Demand Note (b).
  F.R.W.D.--Floating Rate (Weekly) Demand Note (b).
  F.S.A.--Financial Security Assurance.
  G.O.--General Obligation.
  M.B.I.A.--Municipal Bond Insurance Corporation.
(b) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(c) Standard & Poor's Rating.
(d) The cost of securities for federal income tax purposes is substantially the same as for financial statement purposes.
(e) Pre-refunded security.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.


    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Statement of Assets and Liabilities

                                                                     AUGUST 31,
                                                                       2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at amortized cost which approximates market value     $ 197,577,898
Cash                                                                      42,542
Interest receivable                                                    1,935,732
Receivable for Series shares sold                                      1,521,670
Deferred expenses and other assets                                         3,862
                                                                 -----------------
      TOTAL ASSETS                                                   201,081,704
                                                                 -----------------
LIABILITIES
Payable for investments purchased                                      4,019,160
Payable for Series shares reacquired                                   1,422,652
Management fee payable                                                    85,887
Dividends payable                                                         75,145
Distribution fee payable                                                  11,640
Deferred trustee's fee                                                     6,434
Accrued expenses and other liabilities                                       351
                                                                 -----------------
      TOTAL LIABILITIES                                                5,621,269
                                                                 -----------------
NET ASSETS                                                         $ 195,460,435
                                                                 =================
Net assets were comprised of:
   Shares of beneficial interest, at $.01 par value                $   1,954,604
   Paid-in capital in excess of par                                  193,505,831
                                                                 -----------------
Net assets, August 31, 2000                                        $ 195,460,435
                                                                 =================
Net asset value, offering price and redemption price per share
   ($195,460,435 / 195,460,435 shares of beneficial interest
   issued and outstanding; unlimited number of shares
   authorized)                                                             $1.00
                                                                 =================


                                           See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Statement of Operations

                                                                       YEAR
                                                                       ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                        $   7,748,826
                                                                 -----------------
Expenses
   Management fee                                                      1,023,487
   Distribution fee                                                      255,872
   Custodian's fees and expenses                                          70,000
   Transfer agent's fees and expenses                                     55,000
   Reports to shareholders                                                36,000
   Registration fees                                                      14,000
   Legal fees and expenses                                                14,000
   Trustees' fees and expenses                                             9,000
   Audit fee                                                               8,000
   Miscellaneous                                                           8,308
                                                                 -----------------
      TOTAL EXPENSES                                                   1,493,667
Less: Custodian fee credit (Note 1)                                      (20,274)
                                                                 -----------------
    Net expenses                                                       1,473,393
                                                                 -----------------
Net investment income                                                  6,275,433
                                                                 -----------------
REALIZED GAIN ON INVESTMENTS
Net realized gain on investment transactions                               4,796
                                                                 -----------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $   6,280,229
                                                                 =================


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Statement of Changes in Net Assets

                                                      YEAR             YEAR ENDED
                                                      ENDED            AUGUST 31,
                                                 AUGUST 31, 2000          1999
-----------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                         $     6,275,433     $    5,209,801
   Net realized gain on investment
      transactions                                         4,796                 --
                                                -----------------    --------------
   Net increase in net assets resulting from
      operations                                       6,280,229          5,209,801
                                                -----------------    --------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS
(NOTE 1)                                              (6,280,229)        (5,209,801)
                                                -----------------    --------------
SERIES SHARE TRANSACTIONS (AT $1 PER SHARE)
   Net proceeds from shares subscribed               868,442,991        772,444,020
   Net asset value of shares issued in
      reinvestment of dividends                        6,087,872          5,083,846
   Cost of shares reacquired                        (886,074,658)      (771,438,504)
                                                -----------------    --------------
   Net increase (decrease) in net assets from
      Series share transactions                      (11,543,795)         6,089,362
                                                -----------------    --------------
Total increase (decrease)                            (11,543,795)         6,089,362
NET ASSETS
Beginning of year                                    207,004,230        200,914,868
                                                -----------------    --------------
End of year                                      $   195,460,435     $  207,004,230
                                                =================    ==============


                                            See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940 as an open-end management investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of 13 series. The monies of each series are invested in separate, independently managed portfolios. The New Jersey Money Market Series (the 'Series') commenced investment operations on December 3, 1990. The Series is nondiversified and seeks to achieve its investment objective of providing the highest level of income that is exempt from New Jersey state and federal income taxes with a minimum of risk by investing in 'investment grade' tax-exempt securities maturing within 13 months or less and whose ratings are within the two highest ratings categories by a nationally recognized statistical rating organization, or if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    Portfolio securities of the Series are valued at
amortized cost, which approximates market value. The amortized cost method of valuation involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of any discount or premium.

      All securities are valued as of 4:30 p.m., New York time.

      Securities Transactions and Net Investment Income:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis. The Series amortizes premiums and accretes original issue discount on portfolio securities as adjustments to interest income. Interest income is recorded on the accrual basis. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason, no federal income tax provision is required.

      DIVIDENDS:    The Series declares daily dividends from net investment
income and net realized short-term capital gains or losses. Payment of dividends is made monthly.

      Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Notes to Financial Statements Cont'd.

      CUSTODY FEE CREDITS:    The Fund has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the management agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid to PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisors fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Series has a distribution agreement with Prudential Investment Management Services LLC ('PIMS') which acts as the distributor of the Series shares. The Series compensates PIMS for distributing and servicing the Series' shares pursuant to the plan of distribution at an annual rate of .125 of 1% of the Series' average daily net assets. The distribution fee is accrued daily and payable monthly.

      PIFM, PIMS and PIC are wholly owned subsidiaries of The Prudential Insurance Company of America ('Prudential').

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $52,600 for the services of PMFS. As of August 31, 2000, approximately $4,100 of such fees were due to PMFS. Transfer

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Notes to Financial Statements Cont'd.

agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Financial Highlights

                                                                       YEAR
                                                                       ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                   $    1.00
Net investment income and net realized gains                               .03
Dividends and distributions                                               (.03)
                                                                 -----------------
Net asset value, end of year                                         $    1.00
                                                                 -----------------
                                                                 -----------------
TOTAL RETURN(a):                                                          3.12%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                        $ 195,460
Average net assets (000)                                             $ 204,697
Ratios to average net assets:
   Expenses, including distribution fee and service (12b-1)
   fees                                                                    .72%
   Expenses, excluding distribution fee and service (12b-1)
   fees                                                                    .59%
   Net investment income                                                  3.07%

------------------------------
(a) Total return includes reinvestment of dividends and distributions.


                                           See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Financial Highlights Cont'd.

                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $   1.00             $   1.00             $   1.00             $   1.00
         .03                  .03                  .03                  .03
        (.03)                (.03)                (.03)                (.03)
----------------     ----------------     ----------------     ----------------
    $   1.00             $   1.00             $   1.00             $   1.00
================     ================     ================     ================
        2.52%                2.87%                2.82%                2.92%
    $207,004             $200,915             $199,472             $181,396
    $209,479             $198,647             $196,223             $192,617
         .72%                 .73%                 .73%                 .70%
         .59%                 .60%                 .60%                 .57%
        2.49%                2.82%                2.78%                2.89%

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, New Jersey Money Market Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, New Jersey Money Market Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      New Jersey Money Market Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income of $.03 per share were federally tax-exempt interest dividends.

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Portfolio of Investments as of August 31, 2000

                                     MOODY'S                              PRINCIPAL
                                     RATING         INTEREST   MATURITY   AMOUNT          VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE       DATE       (000)           (NOTE 1)
-----------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS  97.7%
-----------------------------------------------------------------------------------------------------------
Albany Mun. Wtr. Fin. Auth. Wtr. &
 Swr. Sys. Rev.,
 Cap. Apprec., Ser. A, F.G.I.C.      Aaa            Zero       12/01/20   $    2,165      $    708,907
 Cap. Apprec., Ser. A, F.G.I.C.      Aaa            Zero       12/01/21        1,160           357,234
 Cap. Apprec., Ser. A, F.G.I.C.      Aaa            Zero       12/01/22          560           162,456
City of Buffalo, School, Gen.
 Oblig., Ser. E, F.S.A.              Aaa            6.00%      12/01/16        1,100         1,174,888
City of Elmira, Wtr. Impvt., Ser.
 96 B, A.M.B.A.C.                    Aaa            5.95       03/01/16        5,395         5,640,580
City of New Rochelle Ind. Dev.
 Agcy.,
 Coll. of New Rochelle               Baa2           6.63       07/01/12          500(c)        528,950
 Coll. of New Rochelle               Baa2           6.75       07/01/22        2,000(c)      2,120,160
Dutchess Cnty. Agcy. Civic Fac.
 Rev.                                A3             5.75       08/01/30        4,000         3,982,800
Greece Central School District,
 F.G.I.C.                            Aaa            6.00       06/15/16          950         1,032,156
 F.G.I.C.                            Aaa            6.00       06/15/17          950         1,030,987
 F.G.I.C.                            Aaa            6.00       06/15/18          950         1,030,494
Islip Res. Rec., Ser. B,
 A.M.B.A.C., A.M.T.                  Aaa            7.20       07/01/10        1,745         2,042,557
Jefferson Cnty. Ind. Dev. Agcy.,
 Solid Waste Disp. Rev., A.M.T.      Baa1           7.20       12/01/20        1,500         1,564,155
Long Island Pwr. Auth., Elect.
 Sys. Rev.,
 Cap. Apprec., F.S.A.                Aaa            Zero       06/01/20        4,000         1,328,400
 Cap. Apprec., F.S.A.                Aaa            Zero       06/01/24        6,335         1,655,906
 Cap. Apprec., F.S.A.                Aaa            Zero       06/01/27        7,955         1,744,293
 Cap. Apprec., F.S.A.                Aaa            Zero       06/01/29        5,000           974,400

                                              See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                     MOODY'S                              PRINCIPAL
                                     RATING         INTEREST   MATURITY   AMOUNT          VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE       DATE       (000)           (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Met. Trans. Auth. Facs. Rev.,
 Cap. Apprec., Ser. N, F.G.I.C.      Aaa            Zero       07/01/13   $    4,000      $  2,082,880
 Commuter Facs., Ser. A, F.G.I.C.    Aaa            5.60%      07/01/09          500           528,835
 Commuter Facs., Ser. A, F.G.I.C.    Aaa            5.70       07/01/10        1,000         1,060,790
 Trans. Facs. Rev., Ser. A, F.S.A.   Aaa            5.60       07/01/09        2,900         3,067,243
 Trans. Facs. Rev., Ser. A, F.S.A.   Aaa            5.70       07/01/10        4,600         4,879,634
 Trans. Facs. Rev., Ser. N,
 F.G.I.C.                            Aaa            Zero       07/01/12        5,575         3,089,888
Met. Trans. Auth., New York Svc.
 Contract,
 Cap. Apprec., Ser. 7, M.B.I.A.      Aaa            Zero       07/01/08        6,935         4,797,425
 Commuter Facs., Ser. O              Baa1           5.50       07/01/17        2,500         2,524,450
 Trans. Facs. Rev., Ser. O           Baa1           5.75       07/01/13        1,975         2,079,418
Mount Vernon Ind. Dev. Agcy.,
 Wartburg Senior Hsg. Inc.           NR             6.15       06/01/19          800           696,440
New York City Ind. Dev. Agcy.,
 Civic Touro College Proj., Ser. A   Ba2            6.35       06/01/29        3,700         3,569,057
 Laguardia Assoc., Ltd.
 Partnership Proj.                   NR             6.00       11/01/28        2,000         1,714,020
New York City Ind. Dev. Agcy.,
 Spec. Fac. Rev.,
 Brooklyn Navy Yard Part., A.M.T.    Baa3           5.65       10/01/28        1,900         1,733,560
 Brooklyn Navy Yard Part.,
 Cogen Proj.                         Baa3           5.75       10/01/36        4,000         3,661,400
 U.S.T.A. National Tennis Center
 Proj., F.S.A.                       Aaa            6.38       11/15/14        1,000         1,076,430
 Y.M.C.A. Of Greater N.Y. Proj.      Aaa            8.00       08/01/16        1,305(c)      1,371,150
New York City, Gen. Oblig.,
 Ser. A                              A2             6.00       05/15/30        1,000         1,031,130
 Ser. B                              A2             7.50       02/01/01        4,000         4,051,520
 Ser. C, M.B.I.A.                    Aaa            5.38       11/15/27        5,170         5,008,748
 Ser. D                              Aaa            8.00       08/01/03        2,450(c)      2,567,649
 Ser. D                              A2             8.00       08/01/03           50            52,230
 Ser. D                              Aaa            7.70       02/01/09        2,995(c)      3,177,905
 Ser. D                              A2             7.70       02/01/09           45            47,476
 Ser. F                              Aaa            8.20       11/15/03        2,760(c)      2,926,594
 Ser. F                              A2             8.20       11/15/03          240           253,430


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                     MOODY'S                              PRINCIPAL
                                     RATING         INTEREST   MATURITY   AMOUNT          VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE       DATE       (000)           (NOTE 1)
-----------------------------------------------------------------------------------------------------------
New York City, Gen. Oblig.,
 Ser. G                              A2             5.88%      10/15/14   $    2,500      $  2,613,500
 Ser. I                              A2             6.10       04/15/10          565(c)        619,087
 Ser. I                              A2             6.10       04/15/10        1,435         1,540,860
 Ser. I                              A2             6.25       04/15/27        3,475(c)      3,837,199
 Ser. I                              A2             6.25       04/15/27        2,525         2,633,095
New York City Mun. Fin. Auth.,
 Wtr. & Swr. Sys. Rev., Ser. B       Aa3            6.00       06/15/33        2,600         2,700,178
New York City Transitional Fin.
 Auth. Rev.,
 Ser. C                              Aa3            5.00       05/01/29        5,000         4,547,450
 Ser. B                              Aa3            6.00       11/15/29        1,000         1,044,400
New York St. Dorm. Auth. Rev.,
 Albany Cnty. Airport                Baa1           5.25       04/01/17        3,760         3,622,760
 Cap. Apprec. Court Facs.,
 A.M.B.A.C.                          Aa1            Zero       08/01/23        4,500         1,232,955
 City Univ. Refunding Bonds          Baa1           6.00       07/01/14        6,500         6,959,290
 City Univ. Sys. Cons., Ser. D       Baa1           7.00       07/01/09        1,880         2,078,585
 Coll. & Univ. Ed., M.B.I.A.,
 A.M.T.                              Aaa            Zero       07/01/04        2,255         1,895,643
 Ins. Marymount Manhattan College    AA(b)          6.38       07/01/15        1,875         2,031,506
 Ins. Marymount Manhattan College    AA(b)          6.38       07/01/16        1,975         2,135,489
 Ins. Marymount Manhattan College    AA(b)          6.38       07/01/17        2,080         2,244,445
 Ins. New York Univ., Ser. A,
 M.B.I.A.                            Aaa            5.75       07/01/27        5,000         5,242,450
 Mental Hlth. Svcs. Facs. Impvt.,
 Ser. B                              A3             6.50       08/15/11        3,000         3,384,090
 Mount Sinai Health, Ser. A          Baa1           6.50       07/01/25        2,000         2,109,600
 St. Univ. Edl. Facs., Ser. A        A3             5.25       05/15/15        8,600         8,669,574
New York St. Energy Resch. & Dev.
 Auth. Rev.,
 Brooklyn Union Gas Co., Ser. B,
 M.B.I.A., A.M.T.                    Aaa            6.75       02/01/24        2,000         2,101,500
 Con. Edison Co., Ser. A, A.M.T.     A1             7.50       01/01/26        4,775         4,833,542
New York St. Environ. Facs. Corp.,
 Poll. Ctrl. Rev., Ser. E            Aaa            6.50       06/15/14           35            36,243


                                             See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                     MOODY'S                              PRINCIPAL
                                     RATING         INTEREST   MATURITY   AMOUNT          VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE       DATE       (000)           (NOTE 1)
-----------------------------------------------------------------------------------------------------------
New York St. Hsg. Fin. Agcy. Rev.,
 Ser. A,
 Multifamily Hsg.                    Aa1            7.05%      08/15/24   $    1,000      $  1,042,150
 St. Univ. Constr., E.T.M.           Aaa            8.00       05/01/11        3,600         4,432,932
New York St. Local Gov't. Assist.
 Corp.,
 Ser. C                              A3             Zero       04/01/14        8,882         4,370,211
 Ser. E                              A3             6.00       04/01/14        5,385         5,855,541
New York St. Med. Care Facs. Fin.
 Agcy. Rev.,
 Mental Hlth. Svcs., Ser. A          A3             7.50       08/15/07          310(d)        319,892
 New York Hosp., Ser. A,
 A.M.B.A.C., F.H.A.                  Aaa            6.50       08/15/29        3,000(d)      3,301,740
New York St. Mun. Bond Bank Agcy.,
 Spec. Proj. Rev., Ser. A            AAA            6.75       03/15/11        3,000(d)      3,134,040
New York St. Thrwy. Auth.,
 Highway & Bridge Trust Fund,
 Ser. B, F.G.I.C.                    Aaa            6.00       04/01/14        2,220(c)      2,377,531
 Svc. Contract Rev., Local Highway
 & Bridge                            Baa1           6.45       04/01/15        1,000(c)      1,098,400
New York St. Urban Dev. Corp.
 Rev.,
 Correctional Cap. Facs.,
 A.M.B.A.C.                          Aaa            Zero       01/01/08       10,000         7,057,000
 St. Facs.                           Baa1           5.75       04/01/12        5,750         6,058,142
 St. Facs.                           Baa1           5.60       04/01/15        2,000         2,052,120
 Subordinated Lien Corp.             A2             5.50       07/01/22        5,000         4,827,150
Otsego Cnty. Ind. Dev. Agcy.,
 Civic Facs. Rev.                    Baa1           5.50       07/01/19        2,520         2,433,841
Port Auth. of New York & New
 Jersey, Ser. 70, A.M.T.             A1             7.25       08/01/25        1,000         1,012,100
Puerto Rico Commonwealth,
 Hwy. & Transn. Auth. Rev.,
 M.B.I.A.                            Aaa            5.00       07/01/28        3,660         3,437,618
 Pub. Impvt., M.B.I.A.               Aaa            Zero       07/01/19        3,745         1,372,880
 Pub. Impvt. Rfdg., M.B.I.A.         Aaa            7.00       07/01/10        1,250         1,500,425
 Rites Pennsylvania 625,
 A.M.B.A.C.                          NR             9.98       07/01/10        3,250(e)      4,518,117


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                     MOODY'S                              PRINCIPAL
                                     RATING         INTEREST   MATURITY   AMOUNT          VALUE
DESCRIPTION (a)                      (UNAUDITED)    RATE       DATE       (000)           (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Puerto Rico Indl. Tourist Edl.
 Med. & Envr. Ctl. Facs. Cogen
 Facility Proj.                      Baa2           6.63%      06/01/26   $    3,500      $  3,648,505
Puerto Rico Pub. Bldgs. Auth.
 Rev., Gtd. Gov't. Facs., Ser. A,
 A.M.B.A.C.                          Aaa            6.25       07/01/15        2,050         2,318,284
Rockland Cnty. Solid Waste Mgmt.
 Auth., Ser. B, A.M.B.A.C., A.M.T.   Aaa            5.63       12/15/14          375(c)        403,099
Scotia Hsg. Auth. Rev., Coburg
 Village Inc. Proj., Ser. A          NR             6.20       07/01/38        4,000         3,366,200
Suffolk Cnty. Ind. Dev. Agcy. Rev.
 Cogen Partners, Facs., A.M.T        NR             5.50       01/01/23        2,000         1,712,500
 Continuing Care Retirement
 Cmnty., Ser. A                      NR             7.25       11/01/28        2,250         2,251,553
Virgin Islands Pub. Fin. Auth.
 Rev., Ser. A                        BBB            6.50       10/01/24        1,000         1,035,890
Watervliet Hsg. Auth., Sen. Res.
 Beltrone Lvng. Ctr. Proj., Ser. A   NR             6.13       06/01/38        4,000         3,407,520
                                                                                          ------------
Total long-term investments (cost
 $219,949,931)                                                                            $230,587,447
                                                                                          ------------
SHORT-TERM INVESTMENTS  0.8%
-----------------------------------------------------------------------------------------------------------
New York St. Energy Res. & Dev.
 Auth., Poll. Ctrl. Rev., F.R.D.D.   VMIG1          4.20       09/01/00          600           600,000
New York St. Local Gvrnmnt.
 Assist. Corp. Mun., Secs.,
 F.R.D.D.                            A1+            4.35       09/01/00        1,300         1,300,000
                                                                                          ------------
Total short-term investments (cost
 $1,900,000)                                                                                 1,900,000
                                                                                          ------------
TOTAL INVESTMENTS  98.5%
 (COST $221,849,931; NOTE 4)                                                               232,487,447
Other assets in excess of
 liabilities  1.5%                                                                           3,449,890
                                                                                          ------------
NET ASSETS  100%                                                                          $235,937,337
                                                                                          ============

                                            See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    E.T.M.--Escrowed to Maturity.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.H.A.--Federal Housing Administration.
    F.R.D.D.--Floating Rate (Daily) Demand Note (d).
    F.S.A.--Financial Security Assurance.
    M.B.I.A.--Municipal Bond Insurance Association.
(b) Standard & Poor's Rating.
(c) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
(d) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(e) Inverse floating rate bond. The coupon is inversely indexed to a floating interest rate. The rate shown is the rate at August 31, 2000.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.


    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Statement of Assets and Liabilities

                                                                     AUGUST 31,
                                                                        2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $221,849,931)                          $ 232,487,447
Cash                                                                     101,116
Interest receivable                                                    2,984,468
Receivable for investments sold                                          928,493
Unrealized appreciation on interest rate swap                             71,948
Receivable for Series shares sold                                         10,418
Other assets                                                               5,853
                                                                 -----------------
      TOTAL ASSETS                                                   236,589,743
                                                                 -----------------
LIABILITIES
Payable for Series shares reacquired                                     225,049
Accrued expenses and other liabilities                                   137,282
Dividends payable                                                        122,728
Management fee payable                                                    99,582
Distribution fee payable                                                  61,260
Deferred trustees' fees                                                    6,505
                                                                 -----------------
      TOTAL LIABILITIES                                                  652,406
                                                                 -----------------
NET ASSETS                                                         $ 235,937,337
                                                                 =================
Net assets were comprised of:
   Shares of beneficial interest, at par                           $     203,333
   Paid-in capital in excess of par                                  225,151,955
                                                                 -----------------
                                                                     225,355,288
   Accumulated net realized loss on investments                         (127,415)
   Net unrealized appreciation on investments                         10,709,464
                                                                 -----------------
Net assets, August 31, 2000                                        $ 235,937,337
                                                                 =================

                                           See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Statement of Assets and Liabilities Cont'd.

                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
Class A:
   Net asset value and redemption price per share
      ($182,602,283 / 15,737,960 shares of beneficial interest
      issued and outstanding)                                             $11.60
   Maximum sales charge (3% of offering price)                               .36
                                                                 -----------------
   Maximum offering price to public                                       $11.96
                                                                 =================
Class B:
   Net asset value, offering price and redemption price per
      share ($51,050,612 / 4,398,551 shares of beneficial
      interest issued and outstanding)                                    $11.61
                                                                 =================
Class C:
   Net asset value and redemption price per share ($1,883,994
      / 162,330 shares of beneficial interest issued and
      outstanding)                                                        $11.61
   Sales charge (1% of offering price)                                       .12
                                                                 -----------------
   Offering price to public                                               $11.73
                                                                 =================
Class Z:
   Net asset value, offering price and redemption price per
      share ($400,448 / 34,473 shares of beneficial interest
      issued and outstanding)                                             $11.62
                                                                 =================


See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Statement of Operations

                                                                       YEAR
                                                                       ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                        $  14,415,027
                                                                 -----------------
Expenses
   Management fee                                                      1,201,617
   Distribution fee--Class A                                             445,757
   Distribution fee--Class B                                             299,393
   Distribution fee--Class C                                              13,590
   Transfer agent's fees and expenses                                    112,000
   Custodian's fees and expenses                                          90,000
   Reports to shareholders                                                59,000
   Registration fees                                                      35,000
   Legal fees and expenses                                                25,000
   Audit fees                                                             10,000
   Trustees' fees and expenses                                             9,000
   Miscellaneous expense                                                  11,688
                                                                 -----------------
      TOTAL EXPENSES                                                   2,312,045
   Less: Custodian fee credit                                             (1,308)
                                                                 -----------------
       Net expenses                                                    2,310,737
                                                                 -----------------
NET INVESTMENT INCOME                                                 12,104,290
                                                                 -----------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain on:
   Investment transactions                                                56,812
   Financial futures transactions                                        212,254
                                                                 -----------------
                                                                         269,066
                                                                 -----------------
Net change in unrealized appreciation (depreciation) on:
   Investments                                                         1,349,163
   Financial futures                                                     (68,250)
   Interest rate swaps                                                    71,948
                                                                 -----------------
                                                                       1,352,861
                                                                 -----------------
Net gain on investments                                                1,621,927
                                                                 -----------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $  13,726,217
                                                                 =================


                                           See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Statement of Changes in Net Assets

                                                        YEAR ENDED AUGUST 31,
                                                  ----------------------------------
                                                        2000               1999
------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                            $  12,104,290      $  12,698,298
   Net realized gain on investment transactions           269,066             39,076
   Net change in unrealized appreciation
      (depreciation) on investments                     1,352,861        (15,675,222)
                                                  -----------------    -------------
   Net increase (decrease) in net assets
      resulting from operations                        13,726,217         (2,937,848)
                                                  -----------------    -------------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1):
   Dividends from net investment income
      Class A                                          (9,099,163)        (8,660,657)
      Class B                                          (2,904,075)        (3,946,857)
      Class C                                             (83,410)           (66,182)
      Class Z                                             (17,642)           (24,602)
                                                  -----------------    -------------
                                                      (12,104,290)       (12,698,298)
                                                  -----------------    -------------
   Distributions from net realized gains
      Class A                                                  --         (1,374,194)
      Class B                                                  --           (688,548)
      Class C                                                  --            (10,565)
      Class Z                                                  --             (4,126)
                                                  -----------------    -------------
                                                               --         (2,077,433)
                                                  -----------------    -------------
   Distributions in excess of net realized
      gains
      Class A                                                  --           (234,342)
      Class B                                                  --           (117,417)
      Class C                                                  --             (1,803)
      Class Z                                                  --               (702)
                                                  -----------------    -------------
                                                               --           (354,264)
                                                  -----------------    -------------
SERIES SHARE TRANSACTIONS (NET OF SHARE
   CONVERSIONS) (NOTE 5):
   Net proceeds from shares sold                       16,110,059         25,657,665
   Net asset value of shares issued in
      reinvestment of dividends and
      distributions                                     7,577,034          9,398,834
   Cost of shares reacquired                          (43,901,999)       (40,612,658)
                                                  -----------------    -------------
   Net decrease in net assets from Series share
      transactions                                    (20,214,906)        (5,556,159)
                                                  -----------------    -------------
Total decrease                                        (18,592,979)       (23,624,002)
NET ASSETS
Beginning of year                                     254,530,316        278,154,318
                                                  -----------------    -------------
End of year                                         $ 235,937,337      $ 254,530,316
                                                  =================    =============

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940 as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of 11 series. The monies of each series are invested in separate, independently managed portfolios. The New York Series (the 'Series') commenced investment operations in September 1984. The Series is diversified and its investment objective is to maximize current income that is exempt from New York State, New York City and federal income taxes consistent with the preservation of capital, and in conjunction therewith, the Series may invest in debt securities with the potential for capital gain. The Series seeks to achieve the objective by investing primarily in New York State, municipal and local government obligations and obligations of other qualifying issuers. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    The Series values municipal securities
(including commitments to purchase such securities on a 'when-issued' basis) on the basis of prices provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining values. If market quotations are not readily available from such pricing service, a security is valued at its fair value as determined under procedures established by the Trustees.

      Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost.

      All securities are valued as of 4:15 p.m., New York time.

      FINANCIAL FUTURES CONTRACTS:    A financial futures contract is an
agreement to purchase (long) or sell (short) an agreed amount of securities at a set price for delivery on a future date. Upon entering into a financial futures contract, the Series is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. This amount is known as the 'initial margin.' Subsequent payments, known as 'variation margin,' are made or received by the Series each day, depending on the daily fluctuations in the value of the underlying security. Such variation margin is recorded for financial statement purposes on a daily basis as unrealized gain or loss. When the contract expires or is closed, the gain or

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Notes to Financial Statements Cont'd.

loss is realized and is presented in the statement of operations as net realized gain (loss) on financial futures contracts.

      The Series invests in financial futures contracts in order to hedge its existing portfolio securities or securities the Series intends to purchase, against fluctuations in value caused by changes in prevailing interest rates. Should interest rates move unexpectedly, the Series may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

      OPTIONS:    The Series may either purchase or write options in order to hedge against adverse market movements or fluctuations in value caused by changes in prevailing interest rates with respect to securities which the Series currently owns or intends to purchase. The Series' principal reason for writing options is to realize, through receipt of premiums, a greater current return than would be realized on the underlying security alone. When the Series purchases an option, it pays a premium and an amount equal to that premium is recorded as an investment. When the Series writes an option, it receives a premium and an amount equal to that premium is recorded as a liability. The investment or liability is adjusted daily to reflect the current market value of the option. If an option expires unexercised, the Series realizes a gain or loss to the extent of the premium received or paid. If an option is exercised, the premium received or paid is an adjustment to the proceeds from the sale or the cost of the purchase in determining whether the Series has realized a gain or loss. The difference between the premium and the amount received or paid on effecting a closing purchase or sale transaction is also treated as a realized gain or loss. Gain or loss on purchased options is included in net realized gain
(loss) on investment transactions. Gain or loss on written options is presented separately as net realized gain (loss) on written option transactions.

      The Series, as writer of an option, may have no control over whether the underlying securities may be sold (called) or purchased (put). As a result, the Series bears the market risk of an unfavorable change in the price of the security underlying the written option. The Series, as purchaser of an option, bears the risk of the potential inability of the counterparties to meet the terms of their contracts.

      INTEREST RATE SWAPS:    In a simple interest rate swap, one investor pays
a floating rate of interest on a notional principal amount and receives a fixed rate of interest on the same notional principal amount for a specified period of time. Alternatively, an investor may pay a fixed rate and receive a floating rate. Interest rate swaps were conceived as asset/liability management tools. In more complex swaps, the notional principal amount may decline (or amortize) over time.

      During the term of the swap, changes in the value of the swap are recognized as unrealized gains or losses by 'marking-to-market' to reflect the market value of the

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Notes to Financial Statements Cont'd.

swap. When the swap is terminated, the Series will record a realized gain on loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Series' basis in the contract, if any.

      The Series is exposed to credit loss in the event of non-performance by the other party to the interest rate swap. However, the Series does not anticipate non-performance by any counterparty.

      SECURITIES TRANSACTIONS AND NET INVESTMENT INCOME:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and accretes original issue discount paid on purchases of portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      Net investment income (other than distribution fees), and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason, no federal income tax provision is required.

      DIVIDENDS AND DISTRIBUTIONS:    The Series declares daily dividends from
net investment income. Payment of dividends is made monthly. Distributions of net capital gains, if any, are made annually.

      Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODY FEE CREDITS:    The Fund has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

      RECLASSIFICATION OF CAPITAL ACCOUNTS:    The Fund accounts and reports for
distributions to shareholders in accordance with the American Institute of Certified Public Accountants, Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income; Capital Gain, and Return of Capital Distributions by Investment Companies. The effect of applying this statement was to increase accumulated net realized loss on investments by $42,217, and increase paid-in capital by $42,217, due to the sale of securities purchased with market discount during the year ended August 31, 2000. Net investment income, net realized gains and net assets were not affected by this change.

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Notes to Financial Statements Cont'd.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the cost of compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund has a distribution agreement with Prudential Investment Management Services LLC ('PIMS'), which acts as the distributor of the Class A, Class B, Class C and Class Z shares of the Fund. The Fund compensates PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares, pursuant to a plan of distribution, (the 'Class A, B and C Plans'), regardless of expenses actually incurred by them. The distribution fees are accrued daily and payable monthly. No distribution or service fees are paid to PIMS as distributor of the Class Z shares of the Fund.

      Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, .50 of 1% and 1% of the average daily net assets of the Class A, B and C shares, respectively. Such expenses under the Plans were .25 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively, for the year ended August 31, 2000.

      PIMS has advised the Series that it received approximately $9,800 and $5,000 in front-end sales charges resulting from sales of Class A and Class C shares, respectively during the year ended August 31, 2000. From these fees, PIMS paid such sales

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Notes to Financial Statements Cont'd.

charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

      PIMS has advised the Series that for the year ended August 31, 2000, it received approximately $95,500 and $2,000 in contingent deferred sales charges imposed upon certain redemptions by Class B and C shareholders, respectively.

      PIFM, PIMS and PIC are wholly owned subsidiaries of The Prudential Insurance Company of America.

      The Series, along with other affiliated registered investment companies (the 'Funds'), entered into a syndicated credit agreement ('SCA') with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any such borrowings will be at market rates. For the period March 11, 1999 through March 9, 2000, the commitment fee was .065 of 1%. Subsequent to March 9, 2000 the SCA was renewed with a maximum commitment of $1 billion at a commitment fee of .080 of 1% of the unused portion of the facility. The expiration date of the SCA is March 9, 2001. The fund did not borrow any amounts pursuant to either agreement during the year ended August 31, 2000. The purpose of the credit agreement is to serve as an alternative source of funding for capital share redemptions.

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $87,600 for the services of PMFS. As of August 31, 2000, approximately $6,600 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PORTFOLIO SECURITIES
Purchases and sales of portfolio securities of the Series, excluding short-term investments, for the year ended August 31, 2000 were $76,423,959 and $101,264,584, respectively.

      The cost basis of investments for federal income tax purposes at August 31, 2000 was substantially the same as for financial reporting purposes and accordingly, net unrealized appreciation on investments for federal income tax purposes was $10,637,516 (gross unrealized appreciation--$13,293,654, gross unrealized depreciation--$2,656,138).

      For federal tax purposes, the Series has a capital loss carryforward at August 31, 2000 of approximately $112,000 that expires in 2008. Accordingly, no capital gains distributions are expected to be paid to shareholders until net gains have been realized in excess of such amount.

      The Series entered into an interest rate swap agreement with Morgan Stanley Capital Services, Inc. The Series receives the fixed rate each June 29 and December

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Notes to Financial Statements Cont'd.

29 up to and including December 29, 2010 (the 'Termination Date') and the Series pays the Bond Market AssociationE Municipal Swap Index announced by Municipal Market Data each Wednesday, or if such day is not a New York Business Day, then the next New York Business Day during the Calculation Period (the 'Determination Date').

      Details of the open interest rate swap at August 31, 2000 is as follows:

NOTIONAL
 AMOUNT                               FIXED           FLOATING        TERMINATION      UNREALIZED
 (000)             TYPE                RATE             RATE             DATE         APPRECIATION
--------     -----------------    --------------    ------------     -------------    -------------
 $5,000      Forward Rate            5.2525%           B.M.A.          12/29/10          $71,948

NOTE 5. CAPITAL
The Series offers Class A, Class B, Class C and Class Z shares. Class A shares are sold with a front-end sales charge of up to 3%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class C shares are sold with a front-end sales charge of 1% and a contingent deferred sales charge of 1% during the first 18 months. Class B shares automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualify to purchase Class A shares at net asset value. Class Z shares are not subject to any sales or redemption charge and are offered exclusively for sale to a limited group of investors.

      The Fund has authorized an unlimited number of shares of beneficial interest of each class at $.01 par value per share.

      Transactions in shares of beneficial interest were as follows:

CLASS A                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                      952,290    $ 10,817,733
Shares issued in reinvestment of dividends and distributions     513,570       5,791,161
Shares reacquired                                             (2,605,186)    (29,357,261)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                  (1,139,326)    (12,748,367)
Shares issued upon conversion from Class B                     1,627,269      18,432,187
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                    487,943    $  5,683,820
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                    1,261,310    $ 15,319,992
Shares issued in reinvestment of dividends and distributions     538,733       6,502,373
Shares reacquired                                             (1,697,677)    (20,438,469)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                     102,366       1,383,896
Shares issued upon conversion from Class B                       792,273       9,621,083
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                    894,639    $ 11,004,979
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Notes to Financial Statements Cont'd.

CLASS B                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                      387,267    $  4,378,314
Shares issued in reinvestment of dividends and distributions     150,965       1,702,833
Shares reacquired                                             (1,202,447)    (13,523,038)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                    (664,215)     (7,441,891)
Shares reacquired upon conversion into Class A                (1,627,269)    (18,432,187)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                 (2,291,484)   $(25,874,078)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      756,576    $  9,175,430
Shares issued in reinvestment of dividends and distributions     232,603       2,811,896
Shares reacquired                                             (1,620,967)    (19,593,950)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding before
  conversion                                                    (631,788)     (7,606,624)
Shares reacquired upon conversion into Class A                  (792,127)     (9,621,083)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                 (1,423,915)   $(17,227,707)
                                                              ==========    ============
CLASS C
-------
Year ended August 31, 2000:
Shares sold                                                       52,983    $    599,596
Shares issued in reinvestment of dividends and distributions       5,890          66,447
Shares reacquired                                                (55,679)       (625,824)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                      3,194    $     40,219
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                       75,388    $    909,212
Shares issued in reinvestment of dividends and distributions       5,423          65,391
Shares reacquired                                                (25,670)       (306,468)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                     55,141    $    668,135
                                                              ==========    ============
CLASS Z
-------
Year ended August 31, 2000:
Shares sold                                                       27,568    $    314,416
Shares issued in reinvestment of dividends and distributions       1,468          16,593
Shares reacquired                                                (34,866)       (395,876)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                     (5,830)   $    (64,867)
v
Year ended August 31, 1999:
Shares sold                                                       20,888    $    253,031
Shares issued in reinvestment of dividends and distributions       1,592          19,174
Shares reacquired                                                (22,527)       (273,771)
                                                              ----------    ------------
Net increase (decrease) in shares outstanding                        (47)   $     (1,566)
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights

                                                                      CLASS A
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                   $   11.50
                                                                 -----------------
Income from investment operations
Net investment income                                                      .58
Net realized and unrealized gain (loss) on investment
transactions                                                               .10
                                                                 -----------------
   Total from investment operations                                        .68
                                                                 -----------------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.58)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                       --
Distributions in excess of capital gains                                    --
                                                                 -----------------
   Total distributions                                                    (.58)
                                                                 -----------------
Net asset value, end of year                                         $   11.60
                                                                 =================
TOTAL RETURN(b):                                                          6.17%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                        $ 182,602
Average net assets (000)                                             $ 178,303
Ratios to average net assets:
   Expenses, including distribution fees                                   .90%
   Expenses, excluding distribution fees                                   .65%
   Net investment income                                                  5.10%
For Class A, B, C and Z shares:
   Portfolio turnover rate                                                  32%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                            See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights Cont'd.

                                       CLASS A
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  12.30             $  11.94             $  11.77             $  11.91
----------------     ----------------     ----------------     ----------------
         .57                  .60                  .61(a)               .63(a)
        (.69)                 .42                  .43                 (.09)
----------------     ----------------     ----------------     ----------------
        (.12)                1.02                 1.04                  .54
----------------     ----------------     ----------------     ----------------
        (.57)                (.60)                (.61)                (.63)
          --                 (.01)                  --(c)                --
        (.09)                (.05)                (.26)                (.05)
        (.02)                  --                   --                   --
----------------     ----------------     ----------------     ----------------
        (.68)                (.66)                (.87)                (.68)
----------------     ----------------     ----------------     ----------------
    $  11.50             $  12.30             $  11.94             $  11.77
================     ================     ================     ================
       (1.07)%               8.71%                9.19%                4.53%
    $175,307             $176,555             $172,471             $168,037
    $181,951             $174,485             $173,963             $168,291
         .84%                 .73%                 .68%(a)              .68%(a)
         .64%                 .63%                 .58%(a)              .58%(a)
        4.76%                4.93%                5.15%(a)             5.24%(a)
          11%                  33%                  43%                  92%


    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights Cont'd.

                                                                      CLASS B
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 11.50
                                                                     --------
Income from investment operations
Net investment income                                                     .55
Net realized and unrealized gain (loss) on investment
transactions                                                              .11
                                                                     --------
   Total from investment operations                                       .66
                                                                     --------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.55)
Distributions in excess of net investment income                           --
Distributions from net realized gains                                      --
Distributions in excess of capital gains                                   --
                                                                     --------
   Total distributions                                                   (.55)
                                                                     --------
Net asset value, end of year                                          $ 11.61
                                                                     ========
TOTAL RETURN(b):                                                         5.99%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $51,051
Average net assets (000)                                              $59,879
Ratios to average net assets:
   Expenses, including distribution fees                                 1.15%
   Expenses, excluding distribution fees                                  .65%
   Net investment income                                                 4.85%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights Cont'd.

                                       CLASS B
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  12.30             $  11.94             $  11.77             $  11.91
    --------         ----------------     ----------------     ----------------
         .54                  .55                  .56(a)               .58(a)
        (.69)                 .42                  .43                 (.09)
    --------         ----------------     ----------------     ----------------
        (.15)                 .97                  .99                  .49
    --------         ----------------     ----------------     ----------------
        (.54)                (.55)                (.56)                (.58)
          --                 (.01)                  --(c)                --
        (.09)                (.05)                (.26)                (.05)
        (.02)                  --                   --                   --
    --------         ----------------     ----------------     ----------------
        (.65)                (.61)                (.82)                (.63)
    --------         ----------------     ----------------     ----------------
    $  11.50             $  12.30             $  11.94             $  11.77
    ========         ================     ================     ================
       (1.37)%               8.28%                8.76%                4.12%
    $ 76,929             $ 99,823             $112,658             $135,764
    $ 88,626             $104,653             $122,744             $152,656
        1.13%                1.13%                1.08%(a)             1.08%(a)
         .63%                 .63%                 .58%(a)              .58%(a)
        4.45%                4.53%                4.75%(a)             4.84%(a)

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights Cont'd.

                                                                      CLASS C
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 11.50
                                                                      -------
Income from investment operations
Net investment income                                                     .52
Net realized and unrealized gain (loss) on investment
transactions                                                              .11
                                                                      -------
   Total from investment operations                                       .63
                                                                      -------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.52)
Distributions in excess of net investment income                           --
Distributions from net realized gains                                      --
Distributions in excess of capital gains                                   --
                                                                      -------
   Total distributions                                                   (.52)
                                                                      -------
Net asset value, end of year                                          $ 11.61
                                                                      =======
TOTAL RETURN(b):                                                         5.73%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $ 1,884
Average net assets (000)                                              $ 1,812
Ratios to average net assets:
   Expenses, including distribution fees                                 1.40%
   Expenses, excluding distribution fees                                  .65%
   Net investment income                                                 4.60%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.


                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights Cont'd.

                                       CLASS C
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
     $12.30               $11.94               $11.77               $11.91
    -------              -------              -------              -------
        .51                  .52                  .53(a)               .55(a)
       (.69)                 .42                  .43                 (.09)
    -------              -------              -------              -------
       (.18)                 .94                  .96                  .46
    -------              -------              -------              -------
       (.51)                (.52)                (.53)                (.55)
         --                 (.01)                  --(c)                --
       (.09)                (.05)                (.26)                (.05)
       (.02)                  --                   --                   --
    -------              -------              -------              -------
       (.62)                (.58)                (.79)                (.60)
    -------              -------              -------              -------
     $11.50               $12.30               $11.94               $11.77
    ========             =======              =======              =======
      (1.62)%               8.01%                8.49%                3.86%
     $1,830               $1,279               $  780               $  876
     $1,566               $  969               $  798               $  659
       1.39%                1.38%                1.33%(a)             1.33%(a)
        .64%                 .63%                 .58%(a)              .58%(a)
       4.23%                4.28%                4.50%(a)             4.59%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights Cont'd.

                                                                      CLASS Z
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD                                  $ 11.51
                                                                      -------
Income from investment operations
Net investment income                                                     .61
Net realized and unrealized gain (loss) on investment
transactions                                                              .11
                                                                      -------
   Total from investment operations                                       .72
                                                                      -------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.61)
Distributions in excess of net investment income                           --
Distributions from net realized gains                                      --
Distributions in excess of capital gains                                   --
                                                                      -------
   Total distributions                                                   (.61)
                                                                      -------
Net asset value, end of period                                        $ 11.62
                                                                      =======
TOTAL RETURN(b):                                                         6.53%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                                       $   400
Average net assets (000)                                              $   330
Ratios to average net assets:
   Expenses, including distribution fees                                  .65%
   Expenses, excluding distribution fees                                  .65%
   Net investment income                                                 5.35%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(c) Less than $.005 per share.
(d) Commencement of offering of Class Z shares.
(e) Annualized.


                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Financial Highlights Cont'd.

                                        CLASS Z
---------------------------------------------------------------------------------------
          YEAR ENDED AUGUST 31,                          SEPTEMBER 18, 1996(D)
------------------------------------------                 THROUGH AUGUST 31,
      1999                      1998                              1997
---------------------------------------------------------------------------------------
     $12.31                    $11.95                            $12.09
    -------                   -------                           -------
        .60                       .62                               .46(a)
       (.69)                      .42                               .12
    -------                   -------                           -------
       (.09)                     1.04                               .58
    -------                   -------                           -------
       (.60)                     (.62)                             (.46)
         --                      (.01)                               --(c)
       (.09)                     (.05)                             (.26)
       (.02)                       --                                --
    -------                   -------                           -------
       (.71)                     (.68)                             (.72)
    -------                   -------                           -------
     $11.51                    $12.31                            $11.95
    -------                   -------                           -------
    -------                   -------                           -------
      (0.87)%                    8.81%                             5.02%
     $  464                    $  497                            $   28
     $  496                    $  116                            $   11
        .63%                      .63%                              .58%(a)/(e)
        .63%                      .63%                              .58%(a)/(e)
       4.96%                     5.03%                             5.25%(a)/(e)


    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, New York Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, New York Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      New York Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal income tax status of dividends paid during such fiscal year. Accordingly, we are advising you that during its fiscal year ended August 31, 2000, dividends paid from net investment income of $.58 per Class A share, $.55 per Class B share, $.52 per Class C share and $.61 per Class Z shares were all federally tax-exempt interest dividends.

      We wish to advise you that the corporate dividends received deduction for the Series is zero. Only funds that invest in U.S. equity securities are entitled to pass-through a corporate dividends received deduction.

      In January 2001, you will be advised on IRS Form 1099 DIV or substitute 1099 DIV as to the federal tax status of the distributions received by you in calendar 2000.

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Portfolio of Investments as of August 31, 2000

                                                                             PRINCIPAL
                                      MOODY'S RATING  INTEREST    MATURITY   AMOUNT        VALUE
DESCRIPTION (a)                       (UNAUDITED)     RATE        DATE       (000)         (NOTE 1)
------------------------------------------------------------------------------------------------------------
Albany Cnty. Arpt. Auth. Rev.,
 Class F, Ser. 8, F.R.W.D., A.M.T.    VMIG1           4.36%       9/07/00    $    7,200    $  7,200,000
Allegany Cnty. Ind. Dev. Agcy.,
 Alfred Univ., Civic Fac. Rev.,
 Ser. 91                              NR              7.50        9/01/01         5,070(e)    5,320,809
Brewster Central Sch. Dist.,
 Ser. 00, T.A.N.                      NR              4.90        6/29/01           640         642,024
Burnt Hills-Ballston Lake Central
 Sch. Dist., Gen. Oblig,              NR              5.20        7/15/01           659         663,115
Clinton Cnty. Ind. Dev. Agcy.,
 Champlain Plastics Proj., Ser.
 98A, F.R.W.D., A.M.T.                NR              4.45        9/06/00         4,520       4,520,000
Edgemont Union Free Sch. Dist.,
 Greenburgh, Ser. 01, T.A.N.          NR              4.75        2/15/01         2,900       2,904,405
Hastings-On-Hudson Union Free Sch.
 Dist., Ser. 01, T.A.N.               NR              4.75        10/12/00        2,000       2,000,908
Hempstead Ind. Dev. Agcy. Res.
 Recvy. Rev., Duke Cap. Corp.,
 Ser. 99, F.R.W.D.                    A-1(d)          4.30        9/06/00         7,055       7,055,000
Hendrick Hudson Central Sch. Dist.,
 Ser. 01, T.A.N.                      NR              4.75        11/22/00        3,000       3,003,102
Long Island Power Auth., Elec. Sys.
 Rev., Ser. 4, T.E.C.P.               VMIG1           4.30        10/10/00        2,800       2,800,000
Longwood Central Sch. Dist.,
 Ser. 01, T.A.N.                      NR              5.00        6/29/01         3,500       3,509,660
Metropolitan Trans. Auth.,
 Commuter Fac. Rev., Ser. 1313,
 T.E.C.P.                             P-1             4.25        12/06/00        5,000       5,000,000
 Commuter Fac. Rev., Ser. SGA82,
 F.R.W.D.                             A-1(d)          4.20        9/06/00         5,000       5,000,000
 Transit Fac., Ser. A, T.E.C.P.       P-1             4.20        12/07/00        5,000       5,000,000
 Transit Fac., Ser. A, T.E.C.P.       P-1             4.25        12/20/00        5,000       5,000,000
 Transit Fac., Ser. F, F.R.W.D.       VMIG1           4.32        9/05/00         6,000       6,000,000
Monroe Cnty. Ind. Dev. Agcy. Rev.,
 Genesee Valley, Ser. 97, F.R.W.D.,
 A.M.T.                               VMIG1           4.55        9/07/00         2,800       2,800,000
Municipal Secs. Trust Certificates,
 Class A, Ser. 89, F.R.D.D., A.M.T.   VMIG1           4.35        9/01/00           800         800,000

                                          See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                             PRINCIPAL
                                      MOODY'S RATING  INTEREST    MATURITY   AMOUNT        VALUE
DESCRIPTION (a)                       (UNAUDITED)     RATE        DATE       (000)         (NOTE 1)
------------------------------------------------------------------------------------------------------------
Nassau Cnty. Gen. Improv.,
 Ser. D, R.A.N.                       MIG1            6.00%       4/12/01    $   12,000    $ 12,107,599
 Ser. 99C, T.A.N.                     MIG1            4.75        12/21/00        7,500       7,515,282
Nassau Cnty. Ind. Dev. Agcy. Rev.,
 J.C. Solution Inc. Proj., Ser. 97,
 F.R.W.D., A.M.T.                     NR              4.45        9/06/00         2,840       2,840,000
New York City Hsg. Dev. Corp.,
 One Columbus Pl., Ser. 98A,
 F.R.W.D., A.M.T.                     A-1(d)          4.10        9/06/00        22,400      22,400,000
 Westmont Apts., Ser. A, F.R.W.D.     VMIG1           4.10        9/05/00         3,000       3,000,000
New York City Ind. Dev. Agcy.,
 Civic Fac. Rev.,
 Ser. 206, F.R.W.D.                   VMIG1           4.26        9/07/00         5,745       5,745,000
 Ser. 00, F.R.W.D.                    VMIG1           4.10        9/07/00         4,400       4,400,000
New York City Mun. Water Fin. Auth.,
 Ser. 3, T.E.C.P.                     P-1             4.20        9/14/00         6,800       6,800,000
 Ser. 4, T.E.C.P.                     P-1             4.20        10/12/00        3,000       3,000,000
New York City Muni. Secs., Ser.
 SGA63, F.R.D.D.                      A-1(d)          4.35        9/01/00         5,100       5,100,000
New York City Transitional Fin.
 Auth.,
 Future Tax Sec'd. Bonds, Ser.
 SG74, F.R.D.D.S.                     A1(d)           4.35        9/01/00         2,400       2,400,000
 Future Tax, Ser. 283, F.R.W.D.       VMIG1           4.26        9/07/00         3,700       3,700,000
New York City Trust Cult. Res.
 Rev., Ser. SGA91, F.R.D.D.S.         A-1(d)          4.35        9/01/00         4,185       4,185,000
New York City, Gen. Oblig.,
 Ser. 94H-3, T.E.C.P.                 VMIG1           4.35        9/13/00         1,300       1,300,000
 Ser. 94H-5, T.E.C.P.                 VMIG1           4.30        9/08/00         2,500       2,500,000
 Ser. 94H-3, T.E.C.P.                 VMIG1           4.25        12/08/00        3,100       3,100,000
 Ser. H4, T.E.C.P.                    VMIG1           4.35        9/13/00         5,000(e)    5,000,000
 Ser. B                               NR              7.00        6/01/01         3,185(e)    3,290,889
New York St. Dorm. Auth. Rev.,
 City Univ. Sys., Class F, Ser. 2,
 F.R.W.D.                             VMIG1           4.31        9/07/00         6,250       6,250,000

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                             PRINCIPAL
                                      MOODY'S RATING  INTEREST    MATURITY   AMOUNT        VALUE
DESCRIPTION (a)                       (UNAUDITED)     RATE        DATE       (000)         (NOTE 1)
------------------------------------------------------------------------------------------------------------
 Dept. of Hlth., Ser. 341, F.R.W.D.   VMIG1           4.28%       9/07/00    $    4,495    $  4,495,000
 Mem. Sloan Kettering, Ser. X,
 F.R.W.D.                             VMIG1           4.32        9/05/00         2,065       2,065,000
 Mental Hlth. Serv., Ser. 310,
 F.R.W.D.                             VMIG1           4.26        9/07/00         6,745       6,745,000
 Mt. Sinai Sch. of Medicine,
 Ser.00, T.E.C.P.                     P-1             4.10        9/08/00         3,200       3,200,000
 Rockefeller Univ., Ser. 97,
 F.R.W.D.S.                           A-1(d)          4.30        9/07/00         8,850       8,850,000
 State Univ. Educ. Facs., Ser. G,
 F.R.W.D.                             VMIG1           4.32        9/05/00        10,000      10,000,000
 State Univ. Educ. Facs., Ser. 107,
 F.R.W.D.S.                           VMIG1           4.20        9/07/00         3,000       3,000,000
New York St. Energy Res. & Dev.
 Auth.,
 Con Edison Proj., Ser. 99A-2,
 F.R.W.D., A.M.T.                     A-1(d)          4.10        9/07/00         4,200       4,200,000
 Con Edison, Class F, Ser. 12,
 F.R.W.D.                             VMIG1           4.33        9/07/00         7,495       7,495,000
 New York St. Elec. & Gas, Ser.
 85A, A.N.N.O.T.                      A1(d)           4.20        3/15/01         7,500       7,500,000
 New York St. Elec. & Gas, Ser.
 85B, A.N.N.O.T.                      NR              3.70        10/15/00        4,500       4,500,000
 Niagara Mohawk Pwr. Corp., Ser.
 85A, F.R.D.D.                        A-1(d)          4.35        9/01/00         1,000       1,000,000
 Niagara Mohawk Pwr. Corp., Ser.
 88A, F.R.D.D.                        A-1(d)          4.40        9/01/00           700         700,000
New York St. Hsg. Fin. Agcy. Rev.,
 Ser. A                               NR              7.80        9/15/00         5,000       5,106,479
New York St. Job Dev. Auth.,
 Rev., Ser. A1-25, F.R.W.D., A.M.T.   VMIG1           4.40        9/01/00         1,050       1,050,000
New York St. Local Govt. Assist.
 Corp.,
 Ser. 91A                             NR              7.00        4/01/01         3,050(e)    3,157,310
 Ser. 91A                             NR              7.13        4/01/01           830(e)      859,720
 Ser. 91A                             NR              7.25        4/01/01         1,000(e)    1,036,341
 Ser. 91A                             NR              7.25        4/01/01         1,000(e)    1,036,341
 Ser. SGA59, F.R.D.D.                 A-1(d)          4.35        9/01/00         5,500       5,500,000

                                          See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                             PRINCIPAL
                                      MOODY'S RATING  INTEREST    MATURITY   AMOUNT        VALUE
DESCRIPTION (a)                       (UNAUDITED)     RATE        DATE       (000)         (NOTE 1)
------------------------------------------------------------------------------------------------------------
New York St. Mtg. Agcy. Rev.,
 Ser. B, F.R.W.D., A.M.T.             VMIG1           4.37%       9/05/00    $    5,515    $  5,515,000
 Ser. 302, F.R.W.D.                   VMIG1           4.28        9/07/00         1,495       1,495,000
 Ser. 303, F.R.W.D.                   VMIG1           4.28        9/07/00         2,445       2,445,000
 Ser. PP, F.R.W.D., A.M.T.            VMIG1           4.37        9/05/00         5,000       5,000,000
New York St. Power Auth. Rev. &
 Gen. Purp.,
 Ser. W                               NR              6.50        1/01/01         1,000(e)    1,007,894
 Ser. Y                               NR              6.75        1/01/01         9,990(e)   10,273,402
New York St. Power Auth., Ser. 2,
 T.E.C.P.                             P-1             4.30        9/07/00         5,415       5,415,000
New York St. Thruway Auth. Rev.,
 Highway & Bridge Trust Fund, Ser.
 267, F.R.W.D.                        VMIG1           4.26        9/07/00         2,200       2,200,000
 Highway & Bridge Trust Fund, Ser.
 368, F.R.W.D.                        VMIG1           4.28        9/07/00         3,000       3,000,000
 Muni Trust, Ser. SGA 66,
 F.R.W.D.S.                           A-1(d)          4.20        9/06/00         7,855       7,855,000
Niagara Cnty., Gen. Oblig., Ser.
 00, B.A.N.                           NR              5.00        6/29/01         2,320       2,327,590
North Hempstead, Gen. Oblig.,
 Ser. A                               NR              4.50        1/15/01         1,145       1,145,170
Ossining Village, Ser. 00, B.A.N.     NR              4.75        8/03/01         3,100       3,109,560
Oswego Cnty. Ind. Dev. Agcy. Rev.,
 Phillip Morris Co., Ser. 92,
 F.R.W.D.                             P-1             4.25        9/06/00        10,000      10,000,000
Penfield, Ser. 00, B.A.N.             NR              4.70        4/19/01         1,100       1,102,322
Port Auth. New York & New Jersey,
 Ser. 93-1, F.R.W.D.                  NR              4.18        9/05/00        12,000      12,000,000
Ramapo Hsg. Auth. Rev.,
 Fountainview Proj., Ser. 98,
 F.R.W.D., A.M.T.                     VMIG1           4.39        9/07/00        11,485      11,485,000
Rockland Cnty. Ind. Dev. Agcy.,
 Asstd. Living, Northern River,
 Ser. 99, F.R.W.D.                    VMIG1           4.39        9/07/00         5,500       5,500,000
Syracuse, Hancock Arpt., Ser. 207,
 F.R.W.D., A.M.T.                     VMIG1           4.33        9/07/00         1,420       1,420,000

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                             PRINCIPAL
                                      MOODY'S RATING  INTEREST    MATURITY   AMOUNT        VALUE
DESCRIPTION (a)                       (UNAUDITED)     RATE        DATE       (000)         (NOTE 1)
------------------------------------------------------------------------------------------------------------
Triboro. Bridge & Tunnel Auth.
 Rev.,
 Ser. 262, F.R.W.D.                   VMIG1           4.26%       9/07/00    $    4,995    $  4,995,000
 Ser. C, F.R.W.D.                     VMIG1           4.00        9/07/00         5,000       5,000,000
 Ser. T                               NR              7.00        1/01/01           600(e)      617,247
West Seneca, Ser. 00, B.A.N.          NR              4.75        4/05/01         4,990       5,001,257
                                                                                           ------------
TOTAL INVESTMENTS  100.4%
 (COST $363,258,426; (b))                                                                   363,258,426
Liabilities in excess of other
 assets  (0.4)%                                                                              (1,383,680)
                                                                                           ------------
NET ASSETS  100%                                                                           $361,874,746
                                                                                           ============

------------------------------
(a) The following abbreviations are used in portfolio descriptions:
    A.M.T.--Alternative Minimum Tax.
    A.N.N.O.T.--Annual Optional Tender.
    B.A.N.--Bond Anticipation Note.
    F.R.D.D.--Floating Rate (Daily) Demand Note (c).
    F.R.D.D.S.--Floating Rate (Daily) Demand Note Synthetic (c).
    F.R.W.D.--Floating Rate (Weekly) Demand Note (c).
    F.R.W.D.S.--Floating Rate (Weekly) Demand Note Synthetic (c).
    R.A.N.--Revenue Anticipation Note.
    T.A.N.--Tax Anticipation Note.
    T.E.C.P.--Tax-Exempt Commercial Paper.
(b) The cost of securities for federal income tax purposes is substantially the same as for financial reporting purposes.
(c) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(d) Standard & Poor's Rating.
(e) Prerefunded issues are secured by escrowed cash and direct U.S. guaranteed obligations.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.
                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Statement of Assets and Liabilities

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at amortized cost which approximates market value      $ 363,258,426
Cash                                                                       74,601
Receivable for Series shares sold                                       4,295,778
Interest receivable                                                     3,215,753
Other assets                                                                7,518
                                                                   ---------------
      TOTAL ASSETS                                                    370,852,076
                                                                   ---------------
LIABILITIES
Payable for Series shares reacquired                                    8,601,533
Management fee payable                                                    157,486
Dividends payable                                                         139,665
Accrued expenses                                                           50,573
Distribution fee payable                                                   21,388
Deferred trustees' fee                                                      6,685
                                                                   ---------------
      TOTAL LIABILITIES                                                 8,977,330
                                                                   ---------------
NET ASSETS                                                          $ 361,874,746
                                                                   ===============
Net assets were comprised of:
   Shares of beneficial interest, at $.01 par value                 $   3,618,747
   Paid-in capital in excess of par                                   358,255,999
                                                                   ---------------
Net assets, August 31, 2000                                         $ 361,874,746
                                                                   ===============
Net asset value, offering price and redemption price per share
   ($361,874,746 3 361,874,746 shares of beneficial interest
   issued and outstanding; unlimited number of shares
   authorized)                                                              $1.00
                                                                   ===============

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Statement of Operations

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                          $14,199,375
                                                                   ---------------
Expenses
   Management fee                                                      1,845,085
   Distribution fee                                                      461,271
   Transfer agent's fees and expenses                                     92,000
   Custodian's fees and expenses                                          65,000
   Reports to shareholders                                                45,000
   Registration fees                                                      24,000
   Legal fees and expenses                                                13,000
   Trustees' fees and expenses                                            11,000
   Audit fee                                                               8,000
   Miscellaneous                                                          10,084
                                                                   ---------------
      TOTAL EXPENSES                                                   2,574,440
Less: Custodian fee credit                                                (7,498)
                                                                   ---------------
    Net expenses                                                       2,566,942
                                                                   ---------------
Net investment income                                                 11,632,433
                                                                   ---------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $11,632,433
                                                                   ===============

                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Statement of Changes in Net Assets

                                                      YEAR ENDED AUGUST 31,
                                                ----------------------------------
                                                     2000               1999
----------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                        $    11,632,433    $     9,234,844
                                                ---------------    ---------------
   Net increase in net assets resulting from
      operations                                     11,632,433          9,234,844
                                                ---------------    ---------------
DIVIDENDS AND DISTRIBUTIONS PAID TO
   SHAREHOLDERS
   (NOTE 1)                                         (11,632,433)        (9,234,844)
                                                ---------------    ---------------
SERIES SHARE TRANSACTIONS (AT $1 PER SHARE)
   Net proceeds from shares sold                  1,308,822,886      1,191,546,021
   Net asset value of shares issued in
      reinvestment of dividends and
      distributions                                  11,342,243          9,050,815
   Cost of shares reacquired                     (1,316,846,351)    (1,254,393,321)
                                                ---------------    ---------------
   Net increase (decrease) in net assets from
      Series share transactions                       3,318,778        (53,796,485)
                                                ---------------    ---------------
Total increase (decrease)                             3,318,778        (53,796,485)
NET ASSETS
Beginning of year                                   358,555,968        412,352,453
                                                ---------------    ---------------
End of year                                     $   361,874,746    $   358,555,968
                                                ===============    ===============

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940 as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of eleven series. The monies of each series are invested in separate, independently managed portfolios. The New York Money Market Series (the 'Series') commenced investment operations in April, 1985. The Series is diversified and seeks to achieve its investment objective of providing the highest level of income that is exempt from New York State, New York City and federal income taxes with a minimum of risk by investing in 'investment grade' tax-exempt securities having a maturity of 13 months or less whose ratings are within the two highest ratings categories by two nationally recognized statistical rating organizations, or if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. Accounting Policies
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS:    Portfolio securities of the Series are valued at
amortized cost, which approximates market value. The amortized cost method of valuation involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of any discount or premium.

      All securities are valued as of 4:30 p.m., New York time.

      SECURITIES TRANSACTIONS AND NET INVESTMENT INCOME:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason, no federal income tax provision is required.

      DIVIDENDS:    The Series declares daily dividends from net investment
income. Payment of dividends is made monthly. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODY FEE CREDITS:    The Fund has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Notes to Financial Statements Cont'd.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the management agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the cost of compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid to PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Fund.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund has a distribution agreement with Prudential Investment Management Services LLC ('PIMS') which acts as the distributor of the Fund. The Fund compensated PIMS for distributing and servicing the Fund's shares pursuant to the plans of distribution regardless of expenses actually incurred by them. The Series reimburses PIMS for distributing and servicing the Series' shares pursuant to the plan of distribution at an annual rate of .125 of 1% of the Series' average daily net assets. The distribution fees are accrued daily and payable monthly.

      PIFM, PIC and PIMS are wholly owned subsidiaries of The Prudential Insurance Company of America ('The Prudential').

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $88,000 for the services of PMFS. As of August 31, 2000, approximately $6,800 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Financial Highlights

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $    1.00
Net investment income and net realized gains                                .03
Dividends and distributions to shareholders                                (.03)
                                                                   ---------------
Net asset value, end of year                                          $    1.00
                                                                   ---------------
                                                                   ---------------
TOTAL RETURN(a):                                                           3.18%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $ 361,875
Average net assets (000)                                              $ 369,017
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees                .70%
   Expenses, excluding distribution and service (12b-1) fees                .57%
   Net investment income                                                   3.15%

------------------------------
(a) Total return includes reinvestment of dividends and distributions.

                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Financial Highlights Cont'd.

                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $   1.00             $   1.00             $   1.00             $   1.00
         .02                  .03                  .03                  .03
        (.02)                (.03)                (.03)                (.03)
----------------     ----------------     ----------------     ----------------
    $   1.00             $   1.00             $   1.00             $   1.00
----------------     ----------------     ----------------     ----------------
----------------     ----------------     ----------------     ----------------
        2.49%                2.94%                2.91%                2.97%
    $358,556             $412,352             $358,291             $349,470
    $375,650             $373,494             $326,092             $336,427
         .70%                 .69%                 .71%                 .72%
         .57%                 .57%                 .58%                 .60%
        2.46%                2.90%                2.87%                2.91%

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, New York Money Market Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, New York Money Market Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for our opinion. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND     New York Money Market Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income totaling $.03 per share were federally tax-exempt interest dividends.

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Portfolio of Investments as of August 31, 2000

                                    MOODY'S                              PRINCIPAL
                                    RATING        INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                     (UNAUDITED)   RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS  96.4%
Charlotte Mecklenberg Hosp. Auth.,
 Hlth. Care Sys. Rev.               AA(c)         6.25%       1/01/20    $      430(e)    $    448,735
 Hlth. Care Sys. Rev.               Aa3           6.25        1/01/20           320            326,800
 Hlth. Care Sys. Rev.               Aa3           5.875       1/15/26           500            504,870
Charlotte Arpt. Rev.,
 Ser. B, M.B.I.A., A.M.T.           Aaa           6.00        7/01/24         1,000          1,028,800
 Ser. B, M.B.I.A., A.M.T.           Aaa           6.00        7/01/28           500            513,785
Charlotte Storm Wtr. Fee Rev.       Aa2           6.00        6/01/25           500            524,590
Charlotte No. Carolina Wtr. &
 Swr. Sys. Rev.                     Aa2           5.25        6/01/24           500            482,210
 Gen. Oblig.                        Aaa           6.20        6/01/17         1,500(e)       1,574,760
 Gen. Oblig.                        Aaa           5.90        2/01/19         1,000(e)       1,064,630
Columbus Cnty. Ind. Fac. & Poll.
 Ctrl. Fin. Auth. Rev., Int'l.
 Paper Co. Proj., A.M.T.            Baa1          6.15        4/01/21         1,000          1,005,960
Concord Util. Sys. Rev., M.B.I.A.   Aaa           5.50        12/01/14        1,000          1,023,300
Cumberland Cnty. Hosp. Fac. Rev.,
 Cumberland Cnty. Hosp. Sys. Inc.   A3            5.25        10/01/29          500            430,950
Guam Arpt. Auth. Rev.,
 Ser. B, A.M.T.                     BBB(c)        6.60        10/01/10        1,000          1,057,400
Guam Pwr. Auth. Rev.,
 Ser. A                             BBB(c)        6.625       10/01/14          250(e)         276,640
 Ser. A                             AAA(c)        6.75        10/01/24          525(e)         583,385
Halifax Cnty. Ind. Fac. & Poll.
 Ctrl. Fin. Auth. Rev., Champion
 Int'l. Corp. Proj., Ser. A,
 A.M.T.                             Baa1          5.45        11/01/33        1,000            868,610
Lincoln Cnty., Gen. Oblig.,
 F.G.I.C.                           Aaa           5.10        6/01/09           500            515,625
No. Carolina Eastn. Mun. Pwr. Agcy.,
 Pwr. Sys. Rev., Ser. A, E.T.M.     Baa3          6.40        1/01/21         1,000          1,113,250
 Pwr. Sys. Rev., Ser. A             Aaa           6.00        1/01/26           650(e)         697,274
 Pwr. Sys. Rev., Ser. A, E.T.M.     Aaa           6.50        1/01/18         1,995          2,261,652
 Pwr. Sys. Rev., Ser. A, M.B.I.A.   Aaa           6.50        1/01/18         1,005          1,131,982
 Pwr. Sys. Rev., A.M.B.A.C.         Aaa           6.00        1/01/18         1,000          1,070,410

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                    MOODY'S                              PRINCIPAL
                                    RATING        INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                     (UNAUDITED)   RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
No. Carolina Hsg. Fin. Agcy. Home
 Ownership Ser. 6A, A.M.T.          Aa2           6.20%       1/01/29    $    1,000       $  1,023,090
No. Carolina Med. Care Comm.,
 Hosp. Rev.,
 Annie Pen Mem. Hosp. Proj.         Baa3          7.50        8/15/21         1,000(e)       1,060,670
 Rex Hosp. Proj.                    Aaa           6.25        6/01/17         1,750(e)       1,865,307
No. Carolina Mun. Pwr. Agcy.,
 No. 1 Catawba Elec. Rev.,
 M.B.I.A.                           Aaa           6.00        1/01/10         1,250          1,356,787
 No. 1 Catawba Elec. Rev.,
 M.B.I.A.                           Aaa           6.22        1/01/12         2,000(d)       2,042,500
Northern Hosp. Dist., Surry Cnty.
 Hlth. Care Fac. Rev.               Ba1           7.875       10/01/21        1,500          1,503,885
Piedmont Triad Arpt. Auth., Arpt.
 Rev., Ser. B, F.S.A., A.M.T.       Aaa           6.00        7/01/21         1,000          1,028,800
Pitt Cnty. Pub. Fac., Cert. of
 Part.,
 Ser. A, M.B.I.A.                   Aaa           5.55        4/01/12         1,000          1,041,070
 Ser. B, M.B.I.A.                   Aaa           5.40        4/01/08           700            732,291
Pitt Cnty. Rev., Pitt Cnty. Mem.
 Hosp., E.T.M.                      Aaa           5.25        12/01/21        1,000            976,150
Puerto Rico Commonwlth.,
 Gen. Oblig., Ser. A, M.B.I.A.      Aaa           6.25        7/01/10         1,240          1,292,601
 Pub. Impt., Gen. Oblig.            Baa1          Zero        7/01/15         2,150            991,021
Puerto Rico Ind. Tourist Ed.
 Cogen Fac., AES Puerto Rico
 Proj., A.M.T.                      Baa2          6.625       6/01/26           575            599,397
Puerto Rico Tel. Auth. Rev.,
 M.B.I.A., R.I.B.S.                 Aaa           6.42        1/25/07         1,000(e)(d)    1,052,500
Randolph Cnty., Cert. of Part.,
 F.S.A.                             Aaa           5.75        6/01/22           500            509,290
University of No. Carolina, Util.
 Sys. Rev.                          Aa2           Zero        8/01/19         2,715            960,350
Virgin Islands Pub. Fin. Auth.
 Rev., Gross Rcpts. Taxes Loan
 Note,
 Ser. A                             BBB(c)        6.50        10/01/24          500            517,945
Virgin Islands Terr., Spl. Tax,
 Ser. 91                            AAA(c)        7.75        10/01/06          305(e)         319,061
Wake Cnty. Hosp. Rev., E.T.M.,
 M.B.I.A.                           Aaa           5.125       10/01/26        1,000            960,950
Winston Salem, Sngl. Fam. Mtge.
 Rev., A.M.T.                       A1            8.00        9/01/07           205            209,627
                                                                                          ------------
Total long-term investments
 (cost $36,830,475)                                                                       $ 38,548,910
                                                                                          ------------

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                    MOODY'S                              PRINCIPAL
                                    RATING        INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                     (UNAUDITED)   RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS  1.3%
Halifax Cnty. Ind. Facs. & Poll.
 Fin. Auth., Westmoreland-Hadson
 Roanoke Valley, Ser. 91,
 F.R.D.D., A.M.T.                   CPS1          4.40%       9/01/00    $      400       $    400,000
No. Carolina Med. Care Comm.
 Hlth. Care Fac. Rev., The Givens
 Estates Inc. Proj., Ser. 97,
 F.R.D.D.                           VMIG1         4.35        9/01/00           100            100,000
                                                                                          ------------
Total short-term investments
 (cost $500,000)                                                                          $    500,000
                                                                                          ------------
TOTAL INVESTMENTS  97.7%
 (COST $37,330,475; NOTE 4)                                                                 39,048,910
                                                                                          ------------
Other assets in excess of
 liabilities  2.3%                                                                             936,581
                                                                                          ------------
NET ASSETS  100%                                                                          $ 39,985,491
                                                                                          ============

------------------------------
(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    E.T.M--Escrowed to Maturity.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.R.D.D.--Floating Rate (Daily) Demand Note (b).
    F.S.A.--Financial Security Assurance.
    M.B.I.A.--Municipal Bond Insurance Corporation.
    R.I.B.S.--Residual Interest Bonds.
(b) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(c) Standard & Poor's Rating.
(d) Inverse floating rate bond. The coupon is inversely indexed to a floating interest rate. The rate shown is the rate at August 31, 2000.
(e) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Statement of Assets and Liabilities

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $37,330,475)                             $39,048,910
Cash                                                                      35,416
Receivable for investments sold                                          543,475
Interest receivable                                                      531,412
Other assets                                                               1,151
                                                                   ---------------
      TOTAL ASSETS                                                    40,160,364
                                                                   ---------------
LIABILITIES
Payable for Series shares reacquired                                      63,259
Accrued expenses                                                          56,128
Dividends payable                                                         22,518
Management fee payable                                                    16,871
Distribution fee payable                                                   9,951
Deferred trustee's fee                                                     6,146
                                                                   ---------------
      TOTAL LIABILITIES                                                  174,873
                                                                   ---------------
NET ASSETS                                                           $39,985,491
                                                                   ===============
Net assets were comprised of:
   Shares of beneficial interest, at par                             $    36,379
   Paid-in capital in excess of par                                   38,695,310
                                                                   ---------------
                                                                      38,731,689
   Accumulated net realized loss on investments                         (464,633)
   Net unrealized appreciation on investments                          1,718,435
                                                                   ---------------
Net assets, August 31, 2000                                          $39,985,491
                                                                   ===============

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Statement of Assets and Liabilities Cont'd.

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
Class A:
   Net asset value and redemption price per share
      ($29,821,562 / 2,713,441 shares of beneficial interest
      issued and outstanding)                                           $10.99
   Maximum sales charge (3% of offering price)                             .34
                                                                   ---------------
   Maximum offering price to public                                     $11.33
                                                                   ===============

Class B:
   Net asset value, offering price and redemption price per
      share ($10,133,543 / 921,699 shares of beneficial interest
      issued and outstanding)                                           $10.99
                                                                   ===============
Class C:
   Net asset value and redemption price per share
      ($30,386 / 2,763 shares of beneficial interest issued and
      outstanding)                                                      $10.99
   Sales charge (1% of offering price)                                     .11
                                                                   ---------------
   Offering price to public                                             $11.10
                                                                   ===============

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Statement of Operations

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
1--------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                          $ 2,451,879
                                                                   ---------------
Expenses
   Management fee                                                        205,793
   Distribution fee--Class A                                              71,587
   Distribution fee--Class B                                              61,851
   Distribution fee--Class C                                                 213
   Custodian's fees and expenses                                          72,000
   Reports to shareholders                                                32,000
   Registration fees                                                      20,000
   Transfer agent's fees and expenses                                     17,000
   Audit fee                                                              10,000
   Trustees' fees and expenses                                             9,000
   Legal fees and expenses                                                 4,000
   Miscellaneous                                                           2,345
                                                                   ---------------
      TOTAL EXPENSES                                                     505,789
   Less: Custodian fee credit                                               (272)
                                                                   ---------------
      NET EXPENSES                                                       505,517
                                                                   ---------------
NET INVESTMENT INCOME                                                  1,946,362
                                                                   ---------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on:
   Investment transactions                                              (476,170)
   Financial futures transactions                                         12,974
                                                                   ---------------
                                                                        (463,196)
Net change in unrealized appreciation on Investments                     572,593
                                                                   ---------------
Net gain on investments                                                  109,397
                                                                   ---------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                 $ 2,055,759
                                                                   ===============

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Statement of Changes in Net Assets

                                                        YEAR ENDED AUGUST 31,
                                                    ------------------------------
                                                         2000             1999
----------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                              $ 1,946,362      $ 2,241,676
   Net realized gain (loss) on investment
      transactions                                       (463,196)          58,888
   Net change in unrealized appreciation of
      investments                                         572,593       (3,120,844)
                                                    ---------------    -----------
   Net increase (decrease) in net assets
      resulting from operations                         2,055,759         (820,280)
                                                    ---------------    -----------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1):
   Dividends from net investment income
      Class A                                          (1,376,420)      (1,400,647)
      Class B                                            (568,691)        (839,833)
      Class C                                              (1,251)          (1,196)
                                                    ---------------    -----------
                                                       (1,946,362)      (2,241,676)
                                                    ---------------    -----------
   Distributions from net realized gains
      Class A                                             (13,336)        (152,983)
      Class B                                              (6,298)        (100,812)
      Class C                                                 (13)            (148)
                                                    ---------------    -----------
                                                          (19,647)        (253,943)
                                                    ---------------    -----------
SERIES SHARE TRANSACTIONS (NET OF SHARE
   CONVERSIONS)
   (NOTE 5):
   Net proceeds from shares sold                          971,027        3,818,192
   Net asset value of shares issued in
      reinvestment of dividends and distributions       1,005,340        1,320,522
   Cost of shares reacquired                           (8,068,943)      (7,739,135)
                                                    ---------------    -----------
   Net decrease in net assets from Series share
      transactions                                     (6,092,576)      (2,600,421)
                                                    ---------------    -----------
Total decrease                                         (6,002,826)      (5,916,320)
NET ASSETS
Beginning of year                                      45,988,317       51,904,637
                                                    ---------------    -----------
End of year                                           $39,985,491      $45,988,317
                                                    ===============    ===========

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940, as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of 11 series. The monies of each series are invested in separate, independently managed portfolios. The North Carolina Series (the 'Series') commenced investment operations in February 1985. The Series is diversified and its investment objective is to maximize current income that is exempt from North Carolina State and federal income taxes consistent with the preservation of capital and, in conjunction therewith, the Series may invest in debt securities with the potential for capital gain. The Series seeks to achieve this objective by investing primarily in North Carolina State, municipal and local government obligations and obligations of other qualifying issuers. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic or political developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS: The Fund values municipal securities (including commitments to purchase such securities on a 'when-issued' basis) on the basis of prices provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining values. If market quotations are not readily available from such pricing service, a security is valued at its fair value as determined under procedures established by the Trustees.

      Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost which approximates market value.

      All securities are valued as of 4:15 p.m., New York time.

      FINANCIAL FUTURES CONTRACTS:    A financial futures contract is an
agreement to purchase (long) or sell (short) an agreed amount of securities at a set price for delivery on a future date. Upon entering into a financial futures contract, the Series is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. This amount is known as the 'initial margin.' Subsequent payments, known as 'variation margin,' are made or received by the Series each day, depending on the daily fluctuation in the value of the underlying security. Such variation margin is recorded for financial statement purposes on a daily basis as unrealized gain or loss. When the contract expires or is closed, the gain or

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Notes to Financial Statements Cont'd.

loss is realized and is presented in the statement of operations as net realized gain (loss) on financial futures contracts.

      The Series invests in financial futures contracts in order to hedge its existing portfolio securities, or securities the Series intends to purchase, against fluctuations in value caused by changes in prevailing interest rates. Should interest rates move unexpectedly, the Series may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

      OPTIONS: The Series may either purchase or write options in order to hedge against adverse market movements or fluctuations in value caused by changes in prevailing interest rates with respect to securities which the Series currently owns or intends to purchase. When the Series purchases an option, it pays a premium and an amount equal to that premium is recorded as an investment. When the Series writes an option, it receives a premium and an amount equal to that premium is recorded as a liability. The investment or liability is adjusted daily to reflect the current market value of the option. If an option expires unexercised, the Series realizes a gain or loss to the extent of the premium received or paid. If an option is exercised, the premium received or paid is an adjustment to the proceeds from the sale or the cost basis of the purchase in determining whether the Series has realized a gain or loss. The difference between the premium and the amount received or paid on effecting a closing purchase or sale transaction is also treated as a realized gain or loss. Gain or loss on purchased options is included in net realized gain (loss) on investment transactions. Gain or loss on written options is presented separately as net realized gain (loss) on written option transactions.

      Securities Transactions and Net Investment Income: Securities transactions are recorded on the trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and accretes original issue discount on portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      Net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Notes to Financial Statements Cont'd.

to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason no federal income tax provision is required.

      DIVIDENDS AND DISTRIBUTIONS:    The Series declares daily dividends from
net investment income. Payment of dividends is made monthly. Distributions of net capital gains, if any, are made annually.

      Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODIAN FEE CREDITS: The Fund has an arrangement with its custodian bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian. Note 2. Agreements The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'); PIC furnishes investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM pays for the services of PIC, the cost of compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund has a distribution agreement with Prudential Investment Management Services LLC ('PIMS'), which acts as the distributor of the Class A, Class B and Class C shares of the Fund. The Fund compensates PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares, pursuant to plans of distribution (the 'Class A, B and C Plans'), regardless of expenses actually incurred by them. The distribution fees are accrued daily and payable monthly.

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Notes to Financial Statements Cont'd.

      Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, .50 of 1% and 1%, of the average daily net assets of the Class A, B and C shares, respectively. Such expenses under the Plans were .25 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively, for the period September 1, 1999 through August 22, 2000. Effective August 23, 2000, such expenses under the plans were .25 of 1% of the average daily net assets of the Class A, B and C shares.

      PIMS has advised the Series that it received approximately $1,800 in front-end sales charges resulting from sales of Class A shares during the year ended August 31, 2000. From these fees, PIMS paid such sales charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

      PIMS has advised the Series that during the year ended August 31, 2000, it received approximately $15,400 in contingent deferred sales charges imposed upon certain redemptions by Class B shareholders.

      PIFM, PIC and PIMS are wholly owned subsidiaries of The Prudential Insurance Company of America.

      The Series, along with other affiliated registered investment companies (the 'Funds'), entered into a syndicated credit agreement ('SCA') with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any such borrowings will be at market rates. The purpose of the agreement is to serve as an alternative source of funding for capital share redemptions. The Funds pay a commitment fee at an annual rate of .080 of 1% of the unused portion of the credit facility. The commitment fee is accrued and paid quarterly on a pro rata basis by the Funds. The expiration date of the SCA is March 9, 2001. Prior to March 9, 2000, the commitment fee was .065 of 1% of the unused portion of the credit facility. The Series did not borrow any amounts pursuant to the SCA during the year ended August 31, 2000. Note 3. Other Transactions with Affiliates Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $14,100 for the services of PMFS. As of August 31, 2000, approximately $1,100 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Notes to Financial Statements Cont'd.

NOTE 4. PORTFOLIO SECURITIES
Purchases and sales of portfolio securities of the Series, excluding short-term investments, for the year ended August 31, 2000 were $8,805,438 and $15,796,356, respectively.

      The cost basis of investments for federal income tax purposes at August 31, 2000, was substantially the same as for financial reporting purposes and accordingly, net unrealized appreciation of investments for federal income tax purposes was $1,718,435 (gross unrealized appreciation-$1,931,114; gross unrealized depreciation-$212,679).

      For federal income tax purposes, the Series has a capital loss carryforward as of August 31, 2000 of approximately $220,500 which expires in 2008. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of this amount. In addition, the Series will elect to treat net capital losses of approximately $242,700, incurred in the ten month period ended August 31, 2000 as having occurred in the following fiscal year. Note 5. Capital The Series offers Class A, Class B and Class C shares. Class A shares are sold with a front-end sales charge of up to 3%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class C shares are sold with a front-end sales charge of 1% and a contingent deferred sales charge of 1% during the first 18 months. Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualify to purchase Class A shares at net asset value.

      The Fund has authorized an unlimited number of shares of beneficial interest of each class at $.01 par value per share.

      Transactions in shares of beneficial interest were as follows:

CLASS A                                                          SHARES        AMOUNT
-------------------------------------------------------------  ----------    -----------
Year ended August 31, 2000:
Shares sold                                                        40,432    $   432,926
Shares issued in reinvestment of dividends and distributions       64,170        685,642
Shares reacquired                                                (535,132)    (5,709,136)
                                                               ----------    -----------
Net increase (decrease) in shares outstanding before
  conversion                                                     (430,530)    (4,590,568)
Shares issued upon conversion from Class B                        452,915      4,847,220
                                                               ----------    -----------
Net increase (decrease) in shares outstanding                      22,385    $   256,652
                                                               ==========    ===========
Year ended August 31, 1999:
Shares sold                                                       160,409    $ 1,841,063
Shares issued in reinvestment of dividends and distributions       70,495        808,498
Shares reacquired                                                (371,069)    (4,230,540)
                                                               ----------    -----------
Net increase (decrease) in shares outstanding before
  conversion                                                     (140,165)    (1,580,979)
Shares issued upon conversion from Class B                        251,666      2,895,820
                                                               ----------    -----------
Net increase (decrease) in shares outstanding                     111,501    $ 1,314,841
                                                               ==========    ===========-

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Notes to Financial Statements Cont'd.


CLASS B                                                          SHARES        AMOUNT
-------------------------------------------------------------  ----------    -----------
Year ended August 31, 2000:
Shares sold                                                        50,141    $   537,507
Shares issued in reinvestment of dividends and distributions       29,876        319,061
Shares reacquired                                                (220,782)    (2,359,807)
                                                               ----------    -----------
Net increase (decrease) in shares outstanding before
  conversion                                                     (140,765)    (1,503,239)
Shares reacquired upon conversion into Class A                   (452,626)    (4,847,220)
                                                               ----------    -----------
Net increase (decrease) in shares outstanding                    (593,391)   $(6,350,459)
                                                               ==========    ===========
Year ended August 31, 1999:
Shares sold                                                       170,364    $ 1,976,534
Shares issued in reinvestment of dividends and distributions       44,516        511,315
Shares reacquired                                                (306,345)    (3,508,595)
                                                               ----------    -----------
Net increase (decrease) in shares outstanding before
  conversion                                                      (91,465)    (1,020,746)
Shares reacquired upon conversion into Class A                   (251,607)    (2,895,820)
                                                               ----------    -----------
Net increase (decrease) in shares outstanding                    (343,072)   $(3,916,566)
                                                               ==========    ===========
CLASS C
-------------------------------------------------------------
Year ended August 31, 2000:
Shares sold                                                            55    $       594
Shares issued in reinvestment of dividends and distributions           60            637
                                                               ----------    -----------
Net increase (decrease) in shares outstanding                         115    $     1,231
                                                               ==========    ===========
Year ended August 31, 1999:
Shares sold                                                            52    $       595
Shares issued in reinvestment of dividends and distributions           61            709
                                                               ----------    -----------
Net increase (decrease) in shares outstanding                         113    $     1,304
                                                               ==========    ===========

NOTE 6. PROPOSED REORGANIZATION
On August 23, 2000, the Trustees of the Series approved an Agreement and Plan of Reorganization (the 'Plan of Reorganization') which provides for the transfer of all of the assets and liabilities of the Series to Prudential National Municipals Fund, Inc. ('National Municipals'). Class A, Class B and Class C shares of the Series would be exchanged at net asset value for Class A shares of equivalent value of National Municipals. The Series would then cease operations.

      The Plan of Reorganization requires approval by the shareholders of the Series to become effective and a proxy/prospectus will be mailed to shareholders in October 2000. If the Plan is approved, it is expected that the reorganization will take place in December 2000. The Series and National Municipals will each bear their pro rata share of the costs of the reorganization, including cost of proxy solicitation.

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Financial Highlights

                                                                      CLASS A
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year                                    $ 10.92
                                                                     --------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                     .52
Net realized and unrealized gain (loss) on investment
transactions                                                              .08
                                                                     --------
      Total from investment operations                                    .60
                                                                     --------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.52)
Distributions in excess of net investment income                           --
Distributions from net realized gains                                    (.01)
                                                                     --------
      Total distributions                                                (.53)
                                                                     --------
Net asset value, end of year                                          $ 10.99
                                                                     ========
TOTAL RETURN(b):                                                         5.67%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $29,822
Average net assets (000)                                              $28,635
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees             1.15%
   Expenses, excluding distribution and service (12b-1) fees              .90%
   Net investment income                                                 4.81%
For Class A, B and C shares:
   Portfolio turnover rate                                                 22%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Financial Highlights Cont'd.

                                       CLASS A
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  11.69             $  11.28             $  11.06             $  11.19
    --------             --------             --------             --------
         .53                  .55                  .54(a)               .53(a)
        (.71)                 .41                  .38                 (.01)
    --------             --------             --------             --------
        (.18)                 .96                  .92                  .52
    --------             --------             --------             --------
        (.53)                (.55)                (.54)                (.53)
          --                   --(c)                --                   --
        (.06)                  --                 (.16)                (.12)
    --------             --------             --------             --------
        (.59)                (.55)                (.70)                (.65)
    --------             --------             --------             --------
    $  10.92             $  11.69             $  11.28             $  11.06
    ========             ========             ========             ========
       (1.72)%               8.72%                8.58%                4.70%
    $ 29,400             $ 30,149             $ 29,350             $ 28,089
    $ 30,621             $ 29,617             $ 29,055             $ 27,628
        1.03%                 .84%                 .93%(a)             1.03%(a)
         .83%                 .74%                 .83%(a)              .93%(a)
        4.57%                4.79%                4.87%(a)             4.78%(a)
          15%                  27%                  35%                  23%

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Financial Highlights Cont'd.

                                                                       CLASS B
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year                                     $ 10.93
                                                                   ---------------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                      .49
Net realized and unrealized gain (loss) on investment
transactions                                                               .07
                                                                   ---------------
      Total from investment operations                                     .56
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.49)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                     (.01)
                                                                   ---------------
      Total distributions                                                 (.50)
                                                                   ---------------
Net asset value, end of year                                           $ 10.99
                                                                   ===============
TOTAL RETURN(b):                                                          5.31%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                          $10,133
Average net assets (000)                                               $12,495
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees              1.39%
   Expenses, excluding distribution and service (12b-1) fees               .90%
   Net investment income                                                  4.55%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Financial Highlights Cont'd.

                                       CLASS B
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  11.69             $  11.29             $  11.06             $  11.19
    --------             --------             --------             --------
         .49                  .51                  .50(a)               .49(a)
        (.70)                 .40                  .39                 (.01)
    --------             --------             --------             --------
        (.21)                 .91                  .89                  .48
    --------             --------             --------             --------
        (.49)                (.51)                (.50)                (.49)
          --                   --(c)                --                   --
        (.06)                  --                 (.16)                (.12)
    --------             --------             --------             --------
        (.55)                (.51)                (.66)                (.61)
    --------             --------             --------             --------
    $  10.93             $  11.69             $  11.29             $  11.06
    ========             ========             ========             ========
       (1.93)%               8.19%                8.25%                4.28%
    $ 16,560             $ 21,726             $524,952             $ 31,029
    $ 19,695             $ 23,460             $ 27,703             $ 35,605
        1.33%                1.24%                1.33%(a)             1.43%(a)
         .83%                 .74%                 .83%(a)              .93%(a)
        4.26%                4.39%                4.47%(a)             4.37%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Financial Highlights Cont'd.

                                                                       CLASS C
                                                                   ---------------
                                                                     YEAR ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year                                     $ 10.93
                                                                   ---------------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                      .47
Net realized and unrealized gain (loss) on investment
transactions                                                               .07
                                                                   ---------------
      Total from investment operations                                     .54
                                                                   ---------------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.47)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                     (.01)
                                                                   ---------------
      Total distributions                                                 (.48)
                                                                   ---------------
Net asset value, end of year                                           $ 10.99
                                                                   ===============
TOTAL RETURN(b):                                                          5.05%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                          $    30
Average net assets (000)                                               $    29
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees              1.64%
   Expenses, excluding distribution and service (12b-1) fees               .90%
   Net investment income                                                  4.33%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Financial Highlights Cont'd.

                                       CLASS C
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
     $11.69               $11.29               $11.06               $11.19
    -------              -------              -------              -------
        .46                  .48                  .47(a)               .46(a)
       (.70)                 .40                  .39                 (.01)
    -------              -------              -------              -------
       (.24)                 .88                  .86                  .45
    -------              -------              -------              -------
       (.46)                (.48)                (.47)                (.46)
         --                   --(c)                --                   --
       (.06)                  --                 (.16)                (.12)
    -------              -------              -------              -------
       (.52)                (.48)                (.63)                (.58)
    -------              -------              -------              -------
     $10.93               $11.69               $11.29               $11.06
    =======              =======              =======              =======
      (2.18)%               7.92%                7.98%                4.03%
     $   29               $   30               $   62               $   72
     $   30               $   31               $   68               $   69
       1.58%                1.49%                1.58%(a)             1.68%(a)
        .83%                 .74%                 .83%(a)              .93%(a)
       4.02%                4.14%                4.22%(a)             4.14%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, North Carolina Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, North Carolina Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for our opinion. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

As described in Note 6 to the financial statements, on August 23, 2000, the Board of Trustees of the Fund approved an Agreement and Plan of Reorganization, subject to shareholder approval, whereby the Fund would be merged into Prudential National Municipals Fund, Inc.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      North Carolina Series

             Federal Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends and distributions paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income of $0.52 per Class A share, $0.49 per Class B share, and $0.47 per Class C share were all federally tax-exempt interest dividends. In addition, the Series paid to Class A, B and C shares a long-term capital gain distribution of $0.005 which is taxable as such.

      We wish to advise you that the corporate dividends received deduction for the Series is zero. Only funds that invest in U.S. equity securities are entitled to pass-through a corporate dividends received deduction.

      In January 2001, you will be advised on IRS Form 1099 DIV or Substitute 1099 DIV as to the federal tax status of the distributions received by you in calendar year 2000.

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Portfolio of Investments as of August 31, 2000

                                                                              PRINCIPAL
                                      MOODY'S RATING   INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                       (UNAUDITED)      RATE        DATE       (000)          (NOTE 1)
-------------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS  98.7%
Akron, Gen. Oblig.                    A1               10.50%      12/01/04   $      200     $   245,358
Brecksville Broadview Heights City
 Sch. Dist., F.G.I.C.                 Aaa              6.50        12/01/16        1,000       1,103,350
Canton Water Works Sys., Gen.
 Oblig., A.M.B.A.C.                   Aaa              5.85        12/01/15          700         729,960
Clear Fork Valley Loc. Sch. Dist.,
 Richland Cnty.                       AA-(c)           Zero        12/01/24          845         206,290
Cleveland Arpt. Spl. Rev. Ref.,
 Continental Airlines, Inc., A.M.T.   Ba2              5.70        12/01/19          650         565,636
Cleveland Cuyahoga Cnty. Port Auth.
 Rev., Dev. Cap. Impvt. proj. Ser.
 A                                    NR               5.375       5/15/19           980         871,249
Cleveland, Gen. Oblig., M.B.I.A.      Aaa              5.75        8/01/15         1,000       1,059,740
Cleveland, Gen. Oblig., M.B.I.A.      Aaa              5.75        8/01/14         1,000       1,063,140
Columbus Citation Hsg. Dev. Corp.,
 Mtge. Rev., F.H.A.                   AA(c)            7.625       1/01/22         1,850(e)    2,236,520
Columbus, Gen. Oblig., Mun. Arpt.
 No. 32, A.M.T.                       Aaa              7.15        7/15/06           435         444,531
Cuyahoga Cnty. Hosp. Rev., Meridia
 Health Sys.                          A1               6.25        8/15/24         1,500(e)    1,642,275
Dayton, Gen. Oblig., M.B.I.A.         Aaa              7.00        12/01/07          480         549,658
Dover Mun. Elec. Sys. Rev.,
 F.G.I.C.                             Aaa              5.95        12/01/14        1,000       1,047,200
Franklin Cnty. Hosp. Rev., Senior
 Doctors Hlth. Corp., Ser. A          Baa3             5.60        12/01/28          900         655,038
Greene Cnty. Cap. Apprec., Wtr.
 Sys. Rev., Ser. A, F.G.I.C.          Aaa              6.125       12/01/21        1,000       1,056,620
Guam Pwr. Auth. Rev., Ser. A          AAA(c)           6.75        10/01/24        2,500(e)    2,778,025
Hilliard City Sch. Dist.,
 Cap. Apprec.-Sch. Impvt., F.G.I.C.   Aaa              Zero        12/01/09        2,000       1,276,920
 Cap. Apprec.-Sch. Impvt., F.G.I.C.   Aaa              Zero        12/01/18        1,720         624,412
 Cap. Apprec.-Sch. Impvt., F.G.I.C.   Aaa              Zero        12/01/19        1,720         586,279
Huber Heights Water Sys. Rev., Cap.
 Apprec., M.B.I.A.                    Aaa              Zero        12/01/23        1,000         270,100
Hudson City, Park Impvt.              Aa2              6.125       12/01/19          555         589,638
Lorain Cnty. Hosp. Rev., Ref.
 Mtge., Elyria United Methodist
 Village                              BBB+(c)          6.875       6/01/22         2,000       1,996,360

                                          See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                              PRINCIPAL
                                      MOODY'S RATING   INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                       (UNAUDITED)      RATE        DATE       (000)          (NOTE 1)
-------------------------------------------------------------------------------------------------------------
Lucas Cnty. Hlth. Fac. Rev., Ref.,
 Ohio Presbyterian Retirement Svcs.   NR               6.625%      7/01/14    $    1,750     $ 1,711,132
Lucas Cnty. Hosp. Rev., Promedica
 Healthcare Oblig., Ser. 96,
 M.B.I.A.                             Aaa              5.75        11/15/09        2,000(d)    2,130,240
Marysville Village Sch. Dist., Gen.
 Oblig., Sch. Impvt., M.B.I.A.        Aaa              Zero        12/01/15          865         374,804
Miami Cnty. Hosp. Fac. Rev., Ref. &
 Impvt., Upper Valley Med. Ctr.       Baa2             6.375       5/15/26           750         679,117
Montgomery Cnty. Hlth. Sys. Rev.,
 Ref., Franciscan Med. Ctr., Dayton   NR               5.50        7/01/18         1,750(e)    1,806,315
Montgomery Cnty. Swr. Sys. Rev.,
 Greater Moraine, Beaver Creek,
 F.G.I.C.                             Aaa              Zero        9/01/05         1,000         793,110
Morgan, Loc. Sch. Dist. F.S.A.        Aaa              5.75        12/01/22        1,000       1,018,150
Mount Vernon City Sch. Dist., Gen.
 Oblig., F.G.I.C.                     Aaa              7.50        12/01/14          500         556,600
Newark, Ltd. Tax Gen. Oblig., Wtr.
 Impvt., Cap. Apprec., A.M.B.A.C.     Aaa              Zero        12/01/06          805         600,305
Ohio Hsg. Fin. Agy. Mtg. Rev., Res.
 Conv. Opt C1, G.N.M.A., A.M.T.       Aaa              6.05        3/01/32         1,000       1,011,380
 Ser. A, G.N.M.A., A.M.T.             Aaa              6.35        9/01/31         1,000       1,034,250
Ohio St. Air Quality Dev. Auth.
 Rev., Poll. Ctrl.,
 Cleveland Elec. Co. Proj., Ref.,
 A.M.T.                               Ba1              6.10        8/01/20         1,000         950,260
 Cleveland Elec. Co. Proj., Ref.,
 F.G.I.C.                             Aaa              8.00        12/01/13        2,500       2,704,800
Ohio St. Bldg. Auth., Das Data Ctr.
 Proj.,                               Aa2              6.00        10/01/08          615         670,381
Ohio St. Environ. Impvt. Rev.,
 Ref., USX Corp. Proj.                Baa2             5.625       5/01/29         1,000         907,190
Ohio St. Higher Edl. Fac. Comn.
 Rev., Case Western Resv. Univ.,
 Ser. B                               Aa3              6.50        10/01/20          750         848,775

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                              PRINCIPAL
                                      MOODY'S RATING   INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                       (UNAUDITED)      RATE        DATE       (000)          (NOTE 1)
-------------------------------------------------------------------------------------------------------------
Ohio St. Solid Waste Disposal Rev.,
 USG Corp. Proj. A.M.T.               Baa1             6.05%       8/01/34    $    1,000     $   954,360
Ohio St. Solid Waste Rev., A.M.T.     NR               8.50        8/01/22           500(f)      147,500
Ohio St. Tpk. Comm., Tpk. Rev.,
 Ref., Series A, F.G.I.C.             Aaa              5.50        2/15/24         4,000       4,063,400
Ohio St. Univ., Gen. Rcpts., Ser. A   Aa2              6.00        12/01/16        1,000       1,065,800
Ohio St. Water Dev. Auth., Poll.
 Cntrl. Fac. Rev.                     Ba3              5.25        9/01/33         1,250       1,232,575
Pickerington Local Sch. Dist.,
 Gen. Oblig., A.M.B.A.C.              Aaa              Zero        12/01/08          890         598,881
 Gen. Oblig., A.M.B.A.C.              Aaa              Zero        12/01/13          525         263,529
Puerto Rico Comwlth.
 Gen. Oblig., M.B.I.A.                NR               7.497       7/01/12         1,000       1,173,670
 Hwy. & Transn. Auth. Rev., Ser. A,
 M.B.I.A.                             Aaa              5.00        7/01/38           750         694,987
Puerto Rico Indl. Tourist Edu.,
 Med. & Env. Catl. Facs., Rev.        Baa2             6.625       6/01/26         1,000       1,042,430
Puerto Rico Pub. Bldgs. Auth. Rev.,
 Gtd. Pub. Ed. & Hlth. Facs., Ser.
 J                                    Baa1             Zero        7/01/06         3,000       2,299,620
Richland Cnty. Ohio Hosp. Facs.
 Rev. Ser. B                          A-(c)            6.375       11/15/22        1,000         997,520
Trumbull Cnty., Gen. Oblig.
 Cap. Apprec., A.M.B.A.C.             Aaa              Zero        12/01/09        1,250         798,075
Univ. of Puerto Rico Rev., Cap.
 Apprec. Ref., Ser. N, M.B.I.A.       Aaa              Zero        6/01/13         4,245       2,261,609
Virgin Islands Pub. Fin. Auth.
 Rev.,
 Gross Rcpts. Taxes, Loan Notes,
 Ser. A                               BBB-(c)          6.50        10/01/24          500         517,945
 Ref., Matching Loan Notes, Ser. A    AAA(c)           7.25        10/01/18        1,000(e)    1,079,990
Virgin Islands Terr., Hugo Ins.
 Claims Fund Proj., Ser. 91           NR               7.75        10/01/06          305(e)      319,061
Virgin Islands Wtr. & Pwr. Auth.,
 Elec. Sys. Rev., Ser. A              NR               7.40        7/01/11           830(e)      858,901
                                                                                             -----------
Total long-term investments
 (cost $57,188,566)                                                                           59,764,961
                                                                                             -----------

                                          See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                                                              PRINCIPAL
                                      MOODY'S RATING   INTEREST    MATURITY   AMOUNT         VALUE
DESCRIPTION (a)                       (UNAUDITED)      RATE        DATE       (000)          (NOTE 1)
-------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS  1.3%
Ohio St. Air Quality Dev. Auth.
 Rev. Adj. Ref., Cincinnati Gas &
 Elec., Ser. B, F.R.D.D.              VMIG1            4.30%       9/01/00    $      100     $   100,000
Ohio St. Solid Waste Rev.,
 BP Explr. & Oil Proj., F.R.D.D.      VMIG1            4.45        9/01/00           600         600,000
 BP Explr. & Oil Proj., F.R.D.D       VMIG1            4.45        9/01/00           100         100,000
                                                                                             -----------
Total short-term investments
 (cost $800,000)                                                                                 800,000
                                                                                             -----------
TOTAL INVESTMENTS  100.0%
 (COST $57,988,566; NOTE 4)                                                                   60,564,961
Other assets in excess of
 liabilities                                                                                      28,591
                                                                                             -----------
NET ASSETS  100%                                                                             $60,593,552
                                                                                             ===========

------------------------------
(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.H.A.--Federal Housing Administration.
    F.R.D.D.--Floating Rate (Daily) Demand Note (b).
    F.S.A.--Financial Security Assurance.
    G.N.M.A.--Government National Mortgage Association.
    M.B.I.A.--Municipal Bond Insurance Corporation.
(b) For purposes of amortized cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
(c) Standard & Poor's Rating.
(d) Represents when-issued security.
(e) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
(f) Security in default.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.
    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Statement of Assets and Liabilities

                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $57,988,566)                           $  60,564,961
Cash                                                                      98,237
Interest receivable                                                      706,111
Other assets                                                               1,847
                                                                 -----------------
      TOTAL ASSETS                                                    61,371,156
                                                                 -----------------
LIABILITIES
Payable for investments purchased                                        622,274
Accrued expenses                                                          76,485
Dividends payable                                                         31,082
Management fee payable                                                    26,063
Distribution fee payable                                                  15,518
Deferred trustee's fees                                                    6,182
                                                                 -----------------
      TOTAL LIABILITIES                                                  777,604
                                                                 -----------------
NET ASSETS                                                         $  60,593,552
                                                                 =================
Net assets were comprised of:
   Shares of beneficial interest, at par                           $      53,717
   Paid-in capital in excess of par                                   58,084,547
                                                                 -----------------
                                                                      58,138,264
   Accumulated net realized loss on investments                         (121,107)
   Net unrealized appreciation on investments                          2,576,395
                                                                 -----------------
Net assets, August 31, 2000                                        $  60,593,552
                                                                 =================

                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Statement of Assets and Liabilities Cont'd.

                                                                  August 31, 2000
----------------------------------------------------------------------------------------
Class A:
   Net asset value and redemption price per share
      ($44,267,072 / 3,925,073 shares of beneficial interest
      issued and outstanding)                                             $11.28
   Maximum sales charge (3% of offering price)                              0.35
                                                                 -----------------
   Maximum offering price to public                                       $11.63
                                                                 =================
Class B:
   Net asset value, offering price and redemption price per
      share
      ($16,148,328 / 1,430,872 shares of beneficial interest
      issued and outstanding)                                             $11.29
                                                                 =================
Class C:
   Net asset value and redemption price per share
      ($178,152 / 15,786 shares of beneficial interest issued
      and outstanding)                                                    $11.29
   Sales charge (1% of offering price)                                      0.11
                                                                 -----------------
   Offering price to public                                               $11.40
                                                                 =================

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Statement of Operations

                                                                       YEAR
                                                                       ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                         $ 3,948,930
                                                                 -----------------
Expenses
   Management fee                                                       329,819
   Distribution fee--Class A                                            114,178
   Distribution fee--Class B                                             99,475
   Distribution fee--Class C                                              1,463
   Custodian's fees and expenses                                         84,000
   Reports to shareholders                                               53,000
   Transfer agent's fees & expenses                                      40,000
   Registration fees                                                     28,000
   Legal fees and expenses                                               16,000
   Audit fees                                                            10,000
   Trustees' fees and expenses                                            8,000
   Miscellaneous                                                          8,289
                                                                 -----------------
      TOTAL EXPENSES                                                    792,224
Custodian fee credit                                                     (1,371)
                                                                 -----------------
    Net expenses                                                        790,853
                                                                 -----------------
NET INVESTMENT INCOME                                                 3,158,077
                                                                 -----------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on:
   Investment transactions                                             (199,137)
   Financial futures transactions                                       186,509
                                                                 -----------------
                                                                        (12,628)
                                                                 -----------------
Net change in unrealized appreciation on:
   Investments                                                          (99,889)
   Financial futures contracts                                          (65,563)
                                                                 -----------------
                                                                       (165,452)
                                                                 -----------------
   Net loss on investments                                             (178,080)
                                                                 -----------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                $ 2,979,997
                                                                 =================

                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Statement of Changes in Net Assets

                                                       Year Ended August 31,
                                                -----------------------------------
                                                      2000                1999
-----------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                         $     3,158,077     $    3,603,673
   Net realized gain (loss) on investment
      transactions                                       (12,628)           769,806
   Net change in unrealized appreciation on
      investments                                       (165,452)        (5,472,852)
                                                -----------------    --------------
   Net increase (decrease) in net assets
      resulting from operations                        2,979,997         (1,099,373)
                                                -----------------    --------------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1):
   Dividends to shareholders from net
      investment income
      Class A                                         (2,221,407)        (2,304,508)
      Class B                                           (928,047)        (1,287,519)
      Class C                                             (8,623)           (11,646)
                                                -----------------    --------------
                                                      (3,158,077)        (3,603,673)
                                                -----------------    --------------
   Distributions in excess of net investment
      income
      Class A                                            (21,138)           (38,470)
      Class B                                             (9,767)           (23,367)
      Class C                                                (95)              (164)
                                                -----------------    --------------
                                                         (31,000)           (62,001)
                                                -----------------    --------------
   Distributions from net realized gains
      Class A                                           (257,882)        (1,111,350)
      Class B                                           (119,154)          (675,050)
      Class C                                             (1,168)            (4,744)
                                                -----------------    --------------
                                                        (378,204)        (1,791,144)
                                                -----------------    --------------
SERIES SHARE TRANSACTIONS (NET OF SHARE
   CONVERSIONS) (NOTE 5):
   Net proceeds from shares sold                       1,352,379          6,020,350
   Net asset value of shares issued in
      reinvestment of dividends and
      distributions                                    2,139,011          3,287,977
   Cost of shares reacquired                         (15,195,098)       (16,660,880)
                                                -----------------    --------------
   Net decrease in net assets from Series
      share transactions                             (11,703,708)        (7,352,553)
                                                -----------------    --------------
Total decrease                                       (12,290,992)       (13,908,744)
NET ASSETS
Beginning of year                                     72,884,544         86,793,288
                                                -----------------    --------------
End of year                                      $    60,593,552     $   72,884,544
                                                =================    ==============

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940, as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of eleven series. The monies of each series are invested in separate, independently managed portfolios. The Ohio Series (the 'Series') commenced investment operations in September, 1984. The Series is diversified and its investment objective is to maximize current income that is exempt from Ohio state and federal income taxes consistent with the preservation of capital and, in conjunction therewith, the Series may invest in debt securities with the potential for capital gains. The Series seeks to achieve this objective by investing primarily in Ohio state, municipal and local government obligations and obligations of other qualifying issuers. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic developments in a specific state, industry or region.

NOTE 1. Accounting Policies
The following is a summary of significant accounting policies followed by the Fund, and the Series, in preparation of its financial statements.

      SECURITIES VALUATION:    The Series values municipal securities (including
commitments to purchase such securities on a 'when-issued' basis) on the basis of prices provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining values. If market quotations are not readily available from such pricing services, a security is valued at its fair value as determined under procedures established by the Trustees.

      Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost.

      All securities are valued as of 4:15 p.m., New York time.

      FINANCIAL FUTURES CONTRACTS:    A financial futures contract is an
agreement to purchase (long) or sell (short) an agreed amount of securities at a set price for delivery on a future date. Upon entering into a financial futures contract, the Series is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. This amount is known as the 'initial margin.' Subsequent payments, known as 'variation margin,' are made or received by the Series each day, depending on the daily fluctuations in the value of the underlying security. Such variation margin is recorded for financial statement purposes on a daily basis as unrealized gain or loss. When the contract expires or is closed, the gain or loss is realized and is presented in the statement of operations as net realized gain (loss) on financial futures contracts.

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Notes to Financial Statements Cont'd.

      The Series invests in financial futures contracts in order to hedge its existing portfolio securities or securities the Series intends to purchase, against fluctuations in value caused by changes in prevailing interest rates. Should interest rates move unexpectedly, the Series may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

      SECURITIES TRANSACTIONS AND NET INVESTMENT INCOME:    Securities
transactions are recorded on the trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and accretes original issue discount paid on purchases of portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      Net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

      FEDERAL INCOME TAXES:    For federal income tax purposes, each series in
the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason, no federal income tax provision is required.

      DIVIDENDS AND DISTRIBUTIONS:    The Series declares daily dividends from
net investment income. Payment of dividends are made monthly. Distributions of net capital gains, if any, are made annually.

      Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODY FEE CREDITS:    The Fund has an arrangement with its custodian
bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

      RECLASSIFICATION OF CAPITAL ACCOUNTS:    The Fund accounts for and reports
distributions to shareholders in accordance with the American Institute of Certified Public Accountants' Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distributions by Investment Companies. The effect of applying this statement was to decrease distribution in excess of net investment income and increase accumulated net realized loss on investments by $31,000, due to the sale of securities purchased with market discount during the year ended August 31, 2000. Net investment income, net realized gains and net assets were not affected by this change.

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Notes to Financial Statements Cont'd.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'). The subadvisory agreement provides that PIC will furnish investment advisory services in connection with the management of the Fund. In connection therewith, PIC is obligated to keep certain books and records of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the management agreement and supervises PIC's performance of such services. PIFM pays for the services of PIC, the cost of compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund has a distribution agreement with Prudential Investment Management Services LLC ('PIMS'), which acts as the distributor of the Class A, Class B and Class C shares of the Fund. The Fund compensated PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares pursuant to plans of distribution, (the 'Class A, B and C Plans'), regardless of expenses actually incurred by them. The distribution fees are accrued daily and payable monthly.

      Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, .50 of 1% and 1% of the average daily net assets of the Class A, B and C shares, respectively. Such expenses under the Plans were .25 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively. Effective August 23, 2000, such expenses under the Plans were .25 of 1% of average daily net assets of Class A, B and C shares.

      PIMS has advised the Series that they received approximately $5,100 in front-end sales charges resulting from sales of Class A shares during the year ended August 31, 2000. From these fees, PIMS paid such sales charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Notes to Financial Statements Cont'd.

      PIMS has advised the Series that for the year ended August 31, 2000, they received approximately $31,600 and $500 in contingent deferred sales charges imposed upon certain redemptions by Class B and Class C shareholders, respectively.

      PIFM, PIC and PIMS are wholly owned subsidiaries of The Prudential Insurance Company of America ('Prudential').

      The Series, along with other affiliated registered investment companies (the 'Funds'), entered into a syndicated credit agreement ('SCA') with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any borrowings will be at market rates. The purpose of the credit agreement is to serve as an alternative source of funding for capital share redemptions. The Funds pay a commitment fee of .080 of 1% of the unused portion of the credit facility. The commitment fee is accrued and paid quarterly on a pro rata basis by the Funds. The expiration date of the SCA is March 9, 2001. Prior to March 9, 2000 the commitment fee was .065 of 1% of the unused portion of the credit facility. The Fund did not borrow any amounts during the year ended August 31, 2000.

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $30,700 for the services of PMFS. As of August 31, 2000, approximately $3,500 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations include certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PORTFOLIO SECURITIES
Purchases and sales of portfolio securities of the Series, excluding short-term investments, for the year ended August 31, 2000 were $16,892,810 and $29,457,232, respectively.

      The cost basis of investments for federal income tax purposes at August 31, 2000 was substantially the same as for financial reporting purposes and accordingly, net unrealized appreciation of investments for federal income tax purposes was $2,576,395 (gross unrealized appreciation--$3,647,355; gross unrealized depreciation--$1,070,960).

      The Series will elect, for United States Federal income tax purposes, to treat net capital losses of $141,150 incurred in the ten-month period ended August 31, 2000 as having been incurred in the following fiscal year.

NOTE 5. CAPITAL
The Series offers Class A, Class B and Class C shares. Class A shares are sold with a front-end sales charge of up to 3%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Notes to Financial Statements Cont'd.

shares are held. Class C shares are sold with a front-end sales charge of 1% and a contingent deferred sales charge of 1% during the first 18 months. Class B shares automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualify to purchase Class A shares at net asset value.
      The Fund has authorized an unlimited number of shares of beneficial interest of each class at $.01 par value per share.
      Transactions in shares of beneficial interest for the year ended August 31, 2000 and the year ended August 31, 1999 were as follows:

CLASS A                                                           SHARES       AMOUNT
---------------------------------------------------------------  --------    -----------
Year ended August 31, 2000:
Shares sold....................................................    35,347    $   392,038
Shares issued in reinvestment of dividends and distributions...   140,612      1,551,607
Shares reacquired..............................................  (949,391)   (10,496,063)
                                                                 --------    -----------
Net decrease in shares outstanding before conversion...........  (773,432)    (8,552,418)
Shares issued upon conversion from Class B.....................   570,794      6,334,941
                                                                 --------    -----------
Net increase (decrease) in shares outstanding..................  (202,638)   $(2,217,477)
                                                                 --------    -----------
                                                                 --------    -----------
Year ended August 31, 1999:
Shares sold....................................................   275,877    $ 3,318,064
Shares issued in reinvestment of dividends and distributions...   177,578      2,124,198
Shares reacquired..............................................  (695,495)    (8,255,801)
                                                                 --------    -----------
Net decrease in shares outstanding before conversion...........  (242,040)    (2,813,539)
Shares issued upon conversion from Class B.....................   181,742      2,187,166
                                                                 --------    -----------
Net increase (decrease) in shares outstanding..................   (60,298)   $  (626,373)
                                                                 --------    -----------
                                                                 --------    -----------
CLASS B
---------------------------------------------------------------
Year ended August 31, 2000:
Shares sold....................................................    86,605    $   960,143
Shares issued in reinvestment of dividends and distributions...    52,484        579,499
Shares reacquired..............................................  (410,380)    (4,534,774)
                                                                 --------    -----------
Net decrease in shares outstanding before conversion...........  (271,291)    (2,995,132)
Shares reacquired upon conversion into Class A.................  (570,548)    (6,334,941)
                                                                 --------    -----------
Net increase (decrease) in shares outstanding..................  (841,839)   $(9,330,073)
                                                                 --------    -----------
                                                                 --------    -----------

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Notes to Financial Statements Cont'd.

CLASS B                                                           SHARES       AMOUNT
---------------------------------------------------------------  --------    -----------
Year ended August 31, 1999:
Shares sold....................................................   209,044    $ 2,517,815
Shares issued in reinvestment of dividends and distributions...    96,304      1,154,072
Shares reacquired..............................................  (698,008)    (8,392,171)
                                                                 --------    -----------
Net decrease in shares outstanding before conversion...........  (392,660)    (4,720,284)
Shares reacquired upon conversion into Class A.................  (181,591)    (2,187,166)
                                                                 --------    -----------
Net increase (decrease) in shares outstanding..................  (574,251)   $(6,907,450)
                                                                 --------    -----------
                                                                 --------    -----------
CLASS C
---------------------------------------------------------------
Year ended August 31, 2000:
Shares sold....................................................        18    $       198
Shares issued in reinvestment of dividends and distributions...       716          7,905
Shares reacquired..............................................   (14,664)      (164,261)
                                                                 --------    -----------
Net increase (decrease) in shares outstanding..................   (13,930)   $  (156,158)
                                                                 --------    -----------
                                                                 --------    -----------
Year ended August 31, 1999:
Shares sold....................................................    15,141    $   184,471
Shares issued in reinvestment of dividends and distributions...       816          9,707
Shares reacquired..............................................    (1,115)       (12,908)
                                                                 --------    -----------
Net increase (decrease) in shares outstanding..................    14,842    $   181,270
                                                                 --------    -----------
                                                                 --------    -----------

NOTE 6. PROPOSED REORGANIZATION
On August 23, 2000, the Trustees of the Series approved an Agreement and Plan of Reorganization (the 'Plan of Reorganization') which provides for the transfer of all of the assets and liabilities of the Series to Prudential National Municipals Fund, Inc. ('National Municipals'). Class A, Class B and Class C shares of the Series would be exchanged at net asset value for Class A shares of equivalent value of National Municipals. The Series would then cease operations.
      The Plan of Reorganization requires approval of the shareholders of the Series to become effective and a proxy/prospectus will be mailed to shareholders in October 2000. If the Plan is approved, it is expected that the reorganization will take place in December 2000. The Series and National Municipals will each bear their pro rata share of the costs of the reorganization, including cost of proxy solicitation.

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Financial Highlights

                                                                      CLASS A
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 11.33
                                                                     --------
Income from investment operations
Net investment income                                                     .54
Net realized and unrealized gain (loss) on investment
transactions                                                              .02
                                                                     --------
   Total from investment operations                                       .56
                                                                     --------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.54)
Distributions in excess of net investment income                         (.01)
Distributions from net realized gains                                    (.06)
                                                                     --------
   Total distributions                                                   (.61)
                                                                     --------
Net asset value, end of year                                          $ 11.28
                                                                     --------
                                                                     --------
TOTAL RETURN(b):                                                         5.17%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                                       $44,267
Average net assets (000)                                              $45,671
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees             1.12%
   Expenses, excluding distribution and service (12b-1) fees              .87%
   Net investment income                                                 4.86%
For Class A, B and C shares:
   Portfolio turnover rate                                                 26%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.
                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Financial Highlights Cont'd.

                                       CLASS A
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  12.31             $  11.95             $  11.70             $  11.92
    --------             --------             --------             --------
         .54                  .60                  .63(a)               .63(a)
        (.71)                 .42                  .27                 (.15)
    --------             --------             --------             --------
        (.17)                1.02                  .90                  .48
    --------             --------             --------             --------
        (.54)                (.60)                (.63)                (.63)
        (.01)                  --(c)                --(c)                --
        (.26)                (.06)                (.02)                (.07)
    --------             --------             --------             --------
        (.81)                (.66)                (.65)                (.70)
    --------             --------             --------             --------
    $  11.33             $  12.31             $  11.95             $  11.70
    --------             --------             --------             --------
    --------             --------             --------             --------
       (1.53)%               8.80%                7.92%                4.02%
    $ 46,775             $ 51,546             $ 50,977             $ 49,851
    $ 50,833             $ 51,082             $ 51,641             $ 51,205
         .97%                 .83%                 .80%(a)              .80%(a)
         .77%                 .73%                 .70%(a)              .70%(a)
        4.53%                4.93%                5.37%(a)             5.27%(a)
          45%                  30%                  22%                  35%

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Financial Highlights Cont'd.

                                                                      CLASS B
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 11.34
                                                                     --------
Income from investment operations
Net investment income                                                     .51
Net realized and unrealized gain (loss) on investment
transactions                                                              .02
                                                                     --------
   Total from investment operations                                       .53
                                                                     --------
Less distributions
Dividends from net investment income                                     (.51)
Distributions in excess of net investment income                         (.01)
Distributions from net realized gains                                    (.06)
                                                                     --------
   Total distributions                                                   (.58)
                                                                     --------
Net asset value, end of year                                          $ 11.29
                                                                     --------
                                                                     --------
TOTAL RETURN(b):                                                         4.90%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                                       $16,148
Average net assets (000)                                              $20,094
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees             1.36%
   Expenses, excluding distribution and service (12b-1) fees              .87%
   Net investment income                                                 4.62%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.
                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Financial Highlights Cont'd.

                                       Class B
-------------------------------------------------------------------------------------
                                Year Ended August 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  12.32             $  11.96             $  11.71             $  11.93
    --------             --------             --------             --------
         .51                  .55                  .59(a)               .58(a)
        (.71)                 .42                  .27                 (.15)
    --------             --------             --------             --------
        (.20)                 .97                  .86                  .43
    --------             --------             --------             --------
        (.51)                (.55)                (.59)                (.58)
        (.01)                  --(c)                --(c)                --
        (.26)                (.06)                (.02)                (.07)
    --------             --------             --------             --------
        (.78)                (.61)                (.61)                (.65)
    --------             --------             --------             --------
    $  11.34             $  12.32             $  11.96             $  11.71
    --------             --------             --------             --------
    --------             --------             --------             --------
       (1.82)%               8.36%                7.49%                3.61%
    $ 25,773             $ 35,064             $ 40,770             $ 50,998
    $ 30,456             $ 37,848             $ 45,503             $ 57,909
        1.27%                1.23%                1.20%(a)             1.20%(a)
         .77%                 .73%                 .70%(a)              .70%(a)
        4.23%                4.54%                4.97%(a)             4.87%(a)

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Financial Highlights Cont'd.

                                                                      CLASS C
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 11.34
                                                                     --------
Income from investment operations
Net investment income                                                     .48
Net realized and unrealized gain (loss) on investment
transactions                                                              .02
                                                                     --------
   Total from investment operations                                       .50
                                                                     --------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.48)
Distributions in excess of net investment income                         (.01)
Distributions from net realized gains                                    (.06)
                                                                     --------
   Total distributions                                                   (.55)
                                                                     --------
Net asset value, end of year                                          $ 11.29
                                                                     --------
                                                                     --------
TOTAL RETURN(b):                                                         4.64%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)                                       $   178
Average net assets (000)                                              $   198
Ratios to average net assets:
   Expenses, including distribution and service (12b-1) fees             1.61%
   Expenses, excluding distribution and service (12b-1) fees              .87%
   Net investment income                                                 4.36%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.
                                         See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Financial Highlights Cont'd.

                                       CLASS C
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
     $12.32               $11.96               $11.71               $11.93
    -------              -------              -------              -------
        .48                  .52                  .56(a)               .55(a)
       (.71)                 .42                  .27                 (.15)
    -------              -------              -------              -------
       (.23)                 .94                  .83                  .40
    -------              -------              -------              -------
       (.48)                (.52)                (.56)                (.55)
       (.01)                  --(c)                --(c)                --
       (.26)                (.06)                (.02)                (.07)
    -------              -------              -------              -------
       (.75)                (.58)                (.58)                (.62)
    -------              -------              -------              -------
     $11.34               $12.32               $11.96               $11.71
    -------              -------              -------              -------
    -------              -------              -------              -------
      (2.06)%               8.09%                7.22%                3.36%
     $  337               $  183               $   71               $   44
     $  289               $  149               $   57               $   97
       1.52%                1.48%                1.45%(a)             1.45%(a)
        .77%                 .73%                 .70%(a)              .70%(a)
       4.03%                4.26%                4.72%(a)             4.62%(a)

    See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Report of Independent Accountants

To the Shareholders and Board of Trustees of Prudential Municipal Series Fund, Ohio Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, Ohio Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

As described in Note 6 to the financial statements, on August 23, 2000 the Trustees approved an Agreement and Plan of Reorganization, subject to shareholder approval, whereby the Fund would be merged into Prudential National Municipals Fund, Inc.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      Ohio Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends and distributions paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income of $.54 per Class A share, $.51 per Class B share and $.48 per Class C share were all federally tax-exempt interest dividends. In addition, the Series paid to Class A, B and C shares $.005 (special taxable income and short-term capital gains) which is taxable as ordinary income and a long-term capital gain distribution of $.06 per Class A, B and C shares which is taxable as such.

      We wish to advise you that the corporate dividends received deduction for the Series is zero. Only funds that invest in U.S. equity securities are entitled to pass-through a corporate dividends received deduction.

      In January 2001, you will be advised on IRS Form 1099 DIV or substitute 1099 DIV as to the federal tax status of the dividends and distributions received by you in calendar year 2000.

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Portfolio of Investments as of August 31, 2000

                                   MOODY'S                               PRINCIPAL
                                   RATING         INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)    RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS  98.8%
-----------------------------------------------------------------------------------------------------------
Allegheny Cnty. Arpt. Rev.,
 Greater Pittsburgh Int'l.
 Arpt., Ser. A, A.M.T., F.S.A.     Aaa            6.60%       1/1/04     $    1,000       $  1,042,990
Allegheny Cnty. Hosp. Dev. Auth.
 Rev.,
 Allegheny Gen. Hosp. Proj.,
 Ser. A, M.B.I.A.                  Aaa            6.25        9/1/20          1,750(d)       1,922,252
 Magee-Womens Hosp., F.G.I.C.      Aaa            Zero        10/1/14         2,000            940,460
 Magee-Womens Hosp., F.G.I.C.      Aaa            Zero        10/1/16         2,000            824,000
 Magee-Womens Hosp., F.G.I.C.      Aaa            Zero        10/1/18         2,000            725,120
 Magee-Womens Hosp., F.G.I.C.      Aaa            Zero        10/1/19         4,000          1,360,960
 West Penn. Hosp. Hlth. Ctr.       NR             8.50        1/1/20          2,000          2,061,660
Allegheny Cnty. Ind. Dev. Auth.
 Rev., USX Proj., Ser. A           Baa2           6.70        12/1/20         4,500          4,589,460
Allegheny Cnty. Residential Fin.
 Auth., Mtge. Rev., G.N.M.A.,
 Ser. Q, A.M.T.                    Aaa            7.40        12/1/22           590            607,440
Beaver Cnty. Indl. Dev. Auth.,
 Pollution Ctl. Rev.,
 Toledo Edison Co. Proj. A         Ba3            4.85        6/1/30          1,500          1,455,405
 Ohio Edison Co. Proj. A           Baa3           4.65        6/1/33          1,000            965,240
Berks Cnty. Gen. Oblig., Cap.
 Appreciation, F.G.I.C.            Aaa            Zero        5/15/16         2,900          1,219,943
Berks Cnty. Ind. Rev., Lutheran
 Home Proj., A.M.B.A.C.            Aaa            6.875       1/1/23          1,500          1,561,410
Berks Cnty. Mun. Auth. Hosp.
 Rev., Reading Hosp. Med. Ctr.
 Proj., M.B.I.A.                   Aaa            5.70        10/1/14         1,250          1,B-305,700
Bethlehem Auth. Wtr. Rev., Cap.
 Appreciation, F.S.A.              Aaa            Zero        11/15/22        3,080            863,447
Bucks Cnty. Wtr. & Swr. Auth.
 Rev., Neshaminy Interceptor
 Swr. Sys., Ser. A, F.G.I.C.       Aaa            Zero        12/1/15         2,175            949,453

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING         INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)    RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Butler Cnty. Hosp. Auth. Rev.,
 North Hills Passavant Hosp.,
 Ser. A, F.S.A.                    Aaa            7.00%       6/1/22     $    1,000(d)    $  1,039,320
Carbon Cnty. PA Indl. Dev. Auth.
 Ref., Panther Creek Partners
 Proj.                             BBB-(b)        6.65        5/1/10          2,500          2,532,925
Chartiers Valley Ind. Rev.,
 Friendship Vlg./South Hills       NR             6.75        8/15/18         2,225          2,124,875
Clarion Cnty. Hosp. Auth. Rev.,
 Clarion Hosp. Proj.               BBB-(b)        5.625       7/1/21          1,000            804,700
Delaware Cnty. Ind. Dev. Auth.
 Rev.,
 Res. Rec. Facs., Ser. A           B2             6.00        1/1/09            500            469,375
 Res. Rec. Facs., Ser. A           B2             6.10        7/1/13          2,500          2,B-294,350
Delaware Valley PA Reg. Fin.
 Auth., Lo. Gov. Rev., Ser. A      Aaa            5.50        8/1/28          5,000          4,981,350
Doylestown Hosp. Auth. Rev.,
 Pine Run Retirement, Ser. A       Baa1           7.20        7/1/23          3,180          3,451,159
Greencastle Antrim Sch. Dist.,
 Rev., M.B.I.A.,
 Cap. Appreciation, Ser. B         Aaa            Zero        1/1/12          1,000            555,810
 Cap. Appreciation, Ser. B         Aaa            Zero        1/1/13          1,000            521,440
Harrisburg Auth. Rev., Pooled
 Bond Prog., Ser. I, M.B.I.A.      Aaa            5.625       4/1/15            B-299            B-305,948
Harrisburg, Gen. Oblig.,
 A.M.B.A.C.
 Cap. Appreciation, Ser. D         Aaa            Zero        3/15/15         2,380          1,079,877
 Cap. Appreciation, Ser. F         Aaa            Zero        9/15/21         2,000            601,880
 Cap. Appreciation, Ser. F         Aaa            Zero        9/15/22         2,000            566,060
Hopewell Area School District,
 Gen. Oblig., F.S.A
 Cap. Appreciation                 Aaa            Zero        9/1/23          2,000            534,540
 Cap. Appreciation                 Aaa            Zero        9/1/24          2,025            509,855
Lancaster PA Indl. Dev. Auth.
 Rev. Garden Spot Village Proj.,
 Ser. A                            NR             7.625       5/1/31          1,650          1,663,134

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING         INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)    RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Lower Pottsgrove Twnshp. Auth.,
 Swr. Rev., Montgomery Cnty.,
 A.M.B.A.C.,
 Ser. A                            Aaa            Zero        11/1/13    $    1,155       $    577,824
 Ser. A                            Aaa            Zero        11/1/15         1,185            519,634
Luzerne Cnty. Ind. Dev. Auth.
 Rev., Gas & Water, Ser. B,
 A.M.T.                            A3             7.125%      12/1/22         6,000          6,355,080
McKeesport Area School District,
 M.B.I.A.
 Cap. Appreciation                 Aaa            Zero        10/1/20         3,555          1,136,427
 Cap. Appreciation                 Aaa            Zero        10/1/21         2,555            766,960
Montgomery Cnty. Ind. Dev. Auth.
 Rev., Retirement Comm.            A-(b)          5.25        11/15/28        1,000            829,330
Montgomery Cnty. Redev. Auth.
 Rev., Multifamily Hsg., Ser. A    NR             6.50        7/1/25          1,400          1,396,416
Northampton Cnty. Higher Ed.
 Auth. Rev.,
 Moravian Coll.                    AAA(b)         8.20        6/1/11          2,095          2,195,979
 Moravian Coll., A.M.B.A.C.        Aaa            6.25        7/1/11          2,195          2,451,420
Northeastern Hosp. & Ed. Auth.
 Coll. Rev., Kings Coll. Proj.,
 Ser. B                            BBB(b)         6.00        7/15/18         3,235          3,210,220
Northumberland Cnty. Ind. Dev.
 Auth. Rev., Roaring Creek Wtr.,
 A.M.T.                            NR             6.375       10/15/23        1,000            952,390
Penn Hills Twnshp., Gen. Oblig.,
 Ser A, A.M.B.A.C.                 Aaa            Zero        6/1/10          1,535            945,698
Penn Hills, Gen. Oblig., Ser. B,
 A.M.B.A.C.                        Aaa            Zero        12/1/18         1,360            485,887
Pennsylvania Convention Ctr.
 Auth. Rev., Ser. A, F.G.I.C.      Aaa            6.00        9/1/19          5,445          5,823,427
Pennsylvania Econ. Dev. Auth.,
 Wst. Wtr. Treatment Rev., Sun
 Co., R & M Proj., Ser. A,
 A.M.T.                            Baa2           7.60        12/1/24         4,500          4,733,775

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING         INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)    RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Pennylvania Econ. Dev. Fin. Wst.
 Disp. Rev. Usg Corp., A.M.T.      Baa1           6.00%       6/1/31     $    3,000       $  2,839,170
Pennsylvania Hsg. Fin. Agcy.
 Sngl. Fam. Mtge., A.M.T.          Aa2            7.614(c)    4/1/25          2,100          2,131,500
 Sngl. Fam. Mtge., A.M.T.,
 R.I.B.S., S.F.M.R.                Aa2            4.75        4/1/11          1,895          1,850,278
Pennsylvania St. Cert. of Part.,
 Ser. A, F.S.A.                    Aaa            6.25        11/1/06         1,900          1,971,763
Pennsylvania St. Higher Ed.
 Facs. Auth. Rev.,
 Ursinus College Ser. A            BBB+(b)        5.90        1/1/27          1,925          1,837,855
 Drexel University                 A-(b)          6.00        5/1/29          2,500          2,523,275
 Philadelphia Univ.                AA(b)          6.00        6/1/29          2,100          2,122,932
 Philadelphia Univ.                AA(b)          6.10        6/1/30            750            762,922
Philadelphia Gas Wks. Rev.,
 13th Ser.                         Baa1           7.70        6/15/11           215(d)         224,664
 13th Ser.                         Aaa            7.70        6/15/21         3,430(d)       3,587,197
Philadelphia Hosps. & Higher Ed.
 Facs. Auth. Rev.,
 Childrens' Seashore House,
 Ser. B                            A+(b)          7.00        8/15/12           500            523,175
 Childrens' Seashore House,
 Ser. A                            A+(b)          7.00        8/15/12         1,000          1,048,250
 Childrens' Seashore House,
 Ser. A                            A+(b)          7.00        8/15/17         1,000          1,048,250
 Grad. Hlth. Sys.                  Ca             7.25        7/1/18          2,730            941,850
Philadelphia Ind. Dev. Auth.
 Rev.,
 Baptist Home of Phil., Ser. A     NR             5.60        11/15/28        2,750          2,183,088
 Inst. For Cancer Res. Proj.,
 Ser. B                            A+(b)          7.25        7/1/10          5,770          5,919,212
 Nat'l. Brd. of Med. Examiners
 Proj.                             A+(b)          6.75        5/1/12          5,000(d)       5,266,150
Philadelphia Auth. Ind. Dev.
 Rev., A.M.T.                      NR             5.50        1/1/24          2,500          1,991,925
Philadelphia PA,
 Gen. Oblig.                       Aaa            5.00        3/15/28         2,500          2,276,925
 Gen. Oblig., M.B.I.A.             Aaa            5.00        5/15/25         1,190          1,093,491

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING         INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)    RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Pittsburgh and Allegheny
 Auditorium Asset Dist. Sales
 Tax Rev., A.M.B.A.C.              Aaa            5.00%       2/1/29     $    3,000       $  2,741,370
Pittsburgh Urban Redev. Auth.,
 Mtge. Rev., Ser. A, A.M.T.        Aa2            6.25        10/1/28           940            962,485
Pittsburgh Wtr. & Swr. Auth.,
 F.G.I.C.,
 First Lien, Ser. B                Aaa            Zero        9/1/19          2,B-299            786,255
 First Lien, Ser. B                Aaa            Zero        9/1/20          2,B-299            738,737
 Wtr. & Swr. Sys. Rev.             Aaa            6.50        9/1/13          5,000          5,690,050
Puerto Rico Comnwlth.,
 Hwy. & Trans. Auth. Rev.,
 Ser. Y                            Baa1           6.25        7/1/14          1,000          1,120,460
 Pub. Impvt. Rfdg., M.B.I.A.       Aaa            7.00        7/1/10            720            864,245
 Rites PA 625, A.M.B.A.C.          NR             9.977(c)    7/1/10          2,015          2,801,233
 Rites PA 642A, M.B.I.A.           NR             7.497(c)    7/1/10          1,500          1,792,695
Puerto Rico Indl. Tourist Edl.
 Cogen Fac. AES Puerto Rico
 Proj.                             Baa2           6.625       6/1/26          2,500          2,606,075
Schuylkill Cnty. Ind. Dev.
 Auth., Rev.,
 Pine Grove Landfill Inc.,
 A.M.T.                            BBB(d)         5.10        10/1/19         1,500          1,338,165
 Schuykill Engy., A.M.T.           NR             6.50        1/1/10          3,230          3,167,822
Scranton-Lackawanna Hlth. &
 Welfare Auth. Rev., Univ. of
 Scranton Proj., Ser. C            NR             6.50        3/1/15          2,250          2,360,250
Unity Twnshp. Mun. Auth., Gtd.
 Swr. Rev., A.M.B.A.C.,
 Cap. Appreciation                 Aaa            Zero        11/1/11         1,035            586,607
 Cap. Appreciation                 Aaa            Zero        11/1/12         1,035            550,951
 Cap. Appreciation                 Aaa            Zero        11/1/13         1,035            516,455
Upper St. Clair Twp., PA Sch.
 Dist. Rev.                        Aa3            5.20        7/15/27         3,000          2,840,070
Virgin Islands Pub. Fin. Auth.
 Rev., Ref. Matching Loan Notes,
 Ser. A                            AAA(b)         7.25        10/1/18         1,950          2,105,981

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

                                   MOODY'S                               PRINCIPAL
                                   RATING         INTEREST    MATURITY   AMOUNT           VALUE
DESCRIPTION (a)                    (UNAUDITED)    RATE        DATE       (000)            (NOTE 1)
-----------------------------------------------------------------------------------------------------------
Virgin Islands Terr., Hugo Ins.
 Claims Fund Proj., Ser. 91        NR             7.75%       10/1/06    $      730       $    763,653
Washington Cnty. Hosp. Auth.
 Rev., Monongahela Valley Hosp.    A2             6.75        12/1/08         2,750          2,873,777
Westmoreland Cnty., Rev. Cap.
 Appreciation, F.G.I.C.            Aaa(b)         Zero        12/1/19         5,750          1,938,038
Westmoreland Cnty. Ind. Rev.
 Gtd., Valley Landfill Proj.,
 A.M.T.                            BBB(b)         5.10        5/1/18          1,000            892,360
Westmoreland Cnty. Mun. Auth.
 Rev. Cap Appreciation, Ser. A     AAA            Zero        8/15/23         5,000          1,339,750
                                                                                          ------------
Total long-term investments
 (cost $158,973,326)                                                                      $162,336,361
                                                                                          ------------
SHORT-TERM INVESTMENTS  0.5%
-----------------------------------------------------------------------------------------------------------
Beaver Cnty. PA Indl. Dev. Auth.
 Environmental Imp. Rec., BASF
 Corp. Proj., F.R.D.D.             P1             4.45        9/1/00            400            400,000
Delaware Riv. Port Auth. PA & NJ
 Rev. Mun. Secs. Trust Rcpts.,
 Ser. 89                           A(b)           4.35        9/1/00            B-299            B-299,000
Philadelphia PA Auth., Indl.
 Dev. Rev., Inst. Cancer Resh.,
 Ser. A, F.R.D.D.                  A1+(b)         4.30        9/1/00            100            100,000
                                                                                          ------------
Total short-term investments
 (cost $800,000)                                                                          $    800,000
                                                                                          ------------
TOTAL INVESTMENTS  99.3 %
 (COST $159,773,326; NOTE 4)                                                               163,136,361
Other assets in excess of liabilities 0.7%                                                   1,076,714
                                                                                          ------------
NET ASSETS  100%                                                                          $164,213,075
                                                                                          ============

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Portfolio of Investments as of August 31, 2000 Cont'd.

(a) The following abbreviations are used in portfolio descriptions:
    A.M.B.A.C.--American Municipal Bond Assurance Corporation.
    A.M.T.--Alternative Minimum Tax.
    F.G.I.C.--Financial Guaranty Insurance Company.
    F.R.D.D.--Floating Rate (Daily) Demand Notes(e).
    F.S.A.--Financial Security Assurance.
    G.N.M.A.--Government National Mortgage Association.
    M.B.I.A.--Municipal Bond Insurance Association.
    R.I.B.S.--Residual Interest Bonds.
    S.F.M.R.--Single Family Mortgage Revenue.
(b) Standard & Poor's Rating.
(c) Inverse floating rate bond. The coupon is inversely indexed to a floating interest rate. The rate shown is the rate at year end.
(d) Prerefunded issues are secured by escrowed cash and/or direct U.S. guaranteed obligations.
(e) For purposes of amortizing cost valuation, the maturity date of Floating Rate Demand Notes is considered to be the later of the next date on which the security can be redeemed at par, or the next date on which the rate of interest is adjusted.
NR--Not Rated by Moody's or Standard & Poor's.
The Fund's current Statement of Additional Information contains a description of Moody's and Standard & Poor's ratings.

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Statement of Assets and Liabilities

                                                                   AUGUST 31, 2000
-------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $159,773,326)                           $ 163,136,361
Cash                                                                       69,655
Interest receivable                                                     2,284,B-292
Unrealized appreciation on interest rate swap                              43,169
Receivable for Series shares sold                                          15,802
Deferred expenses and other assets                                          4,401
                                                                   ---------------
      TOTAL ASSETS                                                    165,553,681
                                                                   ---------------
LIABILITIES
Payable for Series shares reacquired                                    1,052,790
Dividends payable                                                          86,007
Accrued expenses                                                           78,596
Management fee payable                                                     69,926
Distribution fee payable                                                   46,889
Deferred trustee's fees                                                     6,398
                                                                   ---------------
      TOTAL LIABILITIES                                                 1,340,606
                                                                   ---------------
NET ASSETS                                                          $ 164,213,075
                                                                   ===============
Net assets were comprised of:
   Shares of beneficial interest, at par                            $     163,345
   Paid-in capital in excess of par                                   161,041,268
                                                                   ---------------
                                                                      161,204,613
   Accumulated net realized loss on investments                          (397,742)
   Net unrealized appreciation on investments                           3,406,204
                                                                   ---------------
Net assets, August 31, 2000                                         $ 164,213,075
                                                                   ===============

                                               See Notes to Financial Statements

       Prudential Municipal Series Fund      Pennsylvania Series

             Statement of Assets and Liabilities Cont'd.

                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
Class A:
   Net asset value and redemption price per share ($109,068,247
      / 10,848,515 shares of beneficial interest issued and
      outstanding)                                                         $10.05
   Maximum sales charge (3% of offering price)                                .31
                                                                   ---------------
   Maximum offering price to public                                        $10.36
                                                                   ===============
Class B:
   Net asset value, offering price and redemption price per
      share ($54,665,453 / 5,438,B-289 shares of beneficial
      interest issued and outstanding)                                     $10.05
                                                                   ===============
Class C:
   Net asset value and redemption price per share ($479,375 /
      47,689 shares of beneficial interest issued and
      outstanding)                                                         $10.05
   Sales charge (1% of offering price)                                        .10
                                                                   ---------------
   Offering price to public                                                $10.15
                                                                   ===============

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Statement of Operations

                                                                        YEAR
                                                                        ENDED
                                                                   AUGUST 31, 2000
----------------------------------------------------------------------------------------
NET INVESTMENT INCOME
Income
   Interest                                                         $  10,885,210
                                                                   ---------------
Expenses
   Management fee                                                         875,729
   Distribution fee--Class A                                              265,453
   Distribution fee--Class B                                              341,547
   Distribution fee--Class C                                                4,915
   Transfer agent's fees and expenses                                      96,000
   Custodians's fees and expenses                                          82,000
   Reports to shareholders                                                 40,000
   Registration fees                                                       24,000
   Legal fees and expenses                                                 12,000
   Audit fees                                                              10,000
   Trustees' fees and expenses                                              7,000
   Miscellaneous                                                            5,994
                                                                   ---------------
      TOTAL EXPENSES                                                    1,764,638
Less: Custodian fee credit                                                 (7,449)
                                                                   ---------------
   NET EXPENSES                                                         1,757,189
                                                                   ---------------
Net investment income                                                   9,128,021
                                                                   ===============
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized loss on investment transactions (346,914) Net change in unrealized appreciation (depreciation) on:
   Investments                                                         (1,330,781)
   Swaps                                                                   43,169
                                                                   ---------------
                                                                       (1,B-286,612)
Net loss on investments                                                (1,634,526)
                                                                   ---------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                $   7,493,495
                                                                   ===============

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Statement of Changes in Net Assets

                                                     YEAR                 YEAR
                                                     ENDED                ENDED
                                                AUGUST 31, 2000      AUGUST 31, 1999
-------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
   Net investment income                         $   9,128,021        $  10,198,665
   Net realized gain (loss) investment
      transactions                                    (346,914)           2,064,650
   Net change in unrealized depreciation of
      investments                                   (1,B-286,612)         (15,124,349)
                                               -----------------    -----------------
   Net increase (decrease) in net assets
      resulting from operations                      7,493,495           (2,861,034)
                                               -----------------    -----------------
DIVIDENDS AND DISTRIBUTIONS (NOTE 1):
   Dividends to shareholders from net
      investment income
      Class A                                       (5,642,502)          (5,224,812)
      Class B                                       (3,454,102)          (4,925,961)
      Class C                                          (31,417)             (47,892)
                                               -----------------    -----------------
                                                    (9,128,021)         (10,198,665)
                                               -----------------    -----------------
   Distributions from net realized gains
      Class A                                         (350,166)          (1,164,135)
      Class B                                         (234,220)          (1,223,B-296)
      Class C                                           (2,549)             (13,254)
                                               -----------------    -----------------
                                                      (586,935)          (2,400,686)
                                               -----------------    -----------------
SERIES SHARE TRANSACTIONS (NET OF SHARE CONVERSIONS) (NOTE 5):
   Net proceeds from shares sold                     5,600,166           26,494,078
   Net asset value of shares issued in
      reinvestment of dividends and
      distributions                                  5,405,137            7,127,006
   Cost of shares reacquired                       (38,181,577)         (41,134,998)
                                               -----------------    -----------------
   Net decrease in net assets from Series
      share transactions                           (27,176,274)          (7,513,914)
                                               -----------------    -----------------
Total decrease                                     (29,397,735)         (22,974,B-298)
NET ASSETS
Beginning of year                                  193,610,810          216,585,109
                                               -----------------    -----------------
End of year                                      $ 164,213,075        $ 193,610,810
                                               =================    =================

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Notes to Financial Statements

      Prudential Municipal Series Fund (the 'Fund') is registered under the Investment Company Act of 1940 as an open-end investment company. The Fund was organized as a Massachusetts business trust on May 18, 1984 and consists of 11 series. The monies of each series are invested in separate, independently managed portfolios. The Pennsylvania Series (the 'Series') commenced investment operations on April 3, 1987. The Series is diversified and seeks to achieve its investment objective of obtaining the maximum amount of income exempt from federal and applicable state income taxes with a minimum of risk by investing in 'investment grade' tax-exempt securities whose ratings are within the four highest ratings categories by a nationally recognized statistical rating organization or, if not rated, are of comparable quality. The ability of the issuers of the securities held by the Series to meet their obligations may be affected by economic or political developments in a specific state, industry or region.

NOTE 1. ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund, and the Series, in the preparation of its financial statements.

      SECURITIES VALUATIONS: The Series values municipal securities (including commitments to purchase such securities on a 'when-issued' basis) on the basis of prices provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining values. If market quotations are not readily available from such pricing service, a security is valued at its fair value as determined under procedures established by the Trustees.

      Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost.

      All securities are valued as of 4:15 p.m., New York time.

      INTEREST RATE SWAPS:    In a simple interest rate swap, one investor pays
a floating rate of interest on a notional principal amount and receives a fixed rate of interest on the same notional principal amount for a specified period of time. Alternatively, an investor may pay a fixed rate and receive a floating rate. Interest rate swaps were conceived as asset/liabilty management tools. In more complex swaps, the notional principal amount may decline (or amortize) over time.

      During the term of the swap, changes in the value of the swap are recognized as unrealized gains or losses by 'marking-to-market' to reflect the market value of the swap. When the swap is terminated, the Series will record a realized gain or loss

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Notes to Financial Statements Cont'd.

equal to the difference between the proceeds from (or cost of) the closing transaction and the Series' basis in the contract, if any.

      The Series is exposed to credit loss in the event of non-performance by the other party to the interest rate swap. However, the Series does not anticipate non-performance by any counterparty.

      Securities Transactions and Net Investment Income: Securities transactions are recorded on the trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Interest income is recorded on the accrual basis. The Series amortizes premiums and original issue discount paid on purchases of portfolio securities as adjustments to interest income. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

      Net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

      FEDERAL INCOME TAXES: For federal income tax purposes, each series in the Fund is treated as a separate taxpaying entity. It is the intent of the Series to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net income to shareholders. For this reason no federal income tax provision is required.

      DIVIDENDS AND DISTRIBUTIONS: The Series declares daily dividends from net investment income. Payment of dividends are made monthly. Distributions of net capital gains, if any, are made annually. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

      CUSTODY FEE CREDITS: The Series has an arrangement with its custodian bank, whereby uninvested monies earn credits which reduce the fees charged by the custodian.

      RECLASSIFICATION OF CAPITAL ACCOUNTS: The Fund accounts and reports for distributions to shareholders in accordance with AICPA, Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distributions by Investment Companies. The effect of applying this statement was to increase accumulated net realized loss on investments and increase paid-in capital in excess of par by $1,628. This was done for redemptions utilized as distributions for Federal income tax purposes. Net investment income, net realized losses and net assets were not affected by this change.

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Notes to Financial Statements Cont'd.

NOTE 2. AGREEMENTS
The Fund has a management agreement with Prudential Investments Fund Management LLC ('PIFM'). Pursuant to this agreement, PIFM has responsibility for all investment advisory services and supervises the subadviser's performance of such services. PIFM has entered into a subadvisory agreement with The Prudential Investment Corporation ('PIC'); PIC furnishes investment advisory services in connection with the management of the Fund. PIFM pays for the services of PIC, the compensation of officers of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

      The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .50 of 1% of the average daily net assets of the Series.

      Effective January 1, 2000, the subadvisory fee paid to PIC by PIFM is computed daily and payable monthly at an annual rate of .250 of 1% of the average daily net assets of the Fund. Prior to January 1, 2000, PIC was reimbursed by PIFM for reasonable costs and expenses incurred in furnishing investment advisory services. The change in the subadvisory fee structure has no impact on the management fee charged to the Fund or its shareholders.

      The Fund had a distribution agreement with Prudential Investment Management Services LLC ('PIMS'), which acts as the distributor of the Class A, Class B and Class C shares of the Fund. The Fund compensated PIMS for distributing and servicing the Fund's Class A, Class B and Class C shares, pursuant to plans of distribution, (the 'Class A, B and C Plans'), regardless of expenses actually incurred by them. The distribution fees are accrued daily and payable monthly.

      Pursuant to the Class A, B and C Plans, the Fund compensates PIMS for distribution-related activities at an annual rate of up to .30 of 1%, .50 of 1% and 1%, of the average daily net assets of the Class A, B and C shares, respectively. Such expenses under the Plan were .25 of 1%, .50 of 1% and .75 of 1% of the average daily net assets of the Class A, B and C shares, respectively.

      PIMS has advised the Series that they have received approximately $10,800 and $700 in front-end sales charges resulting from sales of Class A and Class C shares, respectively during the year ended August 31, 2000. From these fees, PIMS paid such sales charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

      PIMS has advised the Series that for the year ended August 31, 2000, they received approximately $83,000 and $2,800 in contingent deferred sales charges imposed upon certain redemptions by Class B and Class C shareholders, respectively.

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Notes to Financial Statements Cont'd.

      PIFM, PIC and PIMS are wholly owned subsidiaries of The Prudential Insurance Company of America.

      The Series, along with other affiliated registered investment companies (the 'Funds'), entered into a syndicated credit agreement ('SCA') with an unaffiliated lender. The maximum commitment under the SCA is $1 billion. Interest on any borrowings will be at market rates. For the period March 11, 1999 through March 9, 2000, the commitment fee was .065 of 1%. Subsequent to March 9, 2000, the SCA was renewed with a maximum commitment of $1 billion at a commitment fee of .080 of 1% of the unused portion of the facility. The expiration date of the SCA is March 9, 2001. The Fund did not borrow any amounts pursuant to either agreement during the year ended August 31, 2000. The purpose of the credit agreements is to serve as an alternative source of funding for capital share redemptions.

NOTE 3. OTHER TRANSACTIONS WITH AFFILIATES
Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Fund's transfer agent. During the year ended August 31, 2000, the Series incurred fees of approximately $85,600 for the services of PMFS. As of August 31, 2000, approximately $6,200 of such fees were due to PMFS. Transfer agent fees and expenses in the Statement of Operations includes certain out-of-pocket expenses paid to nonaffiliates.

NOTE 4. PORTFOLIO SECURITIES
Purchases and sales of portfolio securities of the Series, excluding short-term investments, for the year ended August 31, 2000 were $36,805,174 and $63,182,448, respectively.

      The Series entered into an interest rate swap agreement with Morgan Stanley Capital Services, Inc. The Series receives the fixed rate each June 29 and December 29 up to and including December 29, 2010 (the 'Termination Date') and the Series pays the Bond Market AssociationE Municipal Swap Index announced by Municipal Market Data each Wednesday, or if such day is not a New York Business Day, then the next New York Business Day during the Calculation Period (the 'Determination Date'). Details of the open interest rate swap at August 31, 2000 is as follows:

NOTIONAL
 AMOUNT                       FIXED      FLOATING     TERMINATION      UNREALIZED
 (000)           TYPE          RATE        RATE          DATE         APPRECIATION
--------     ------------     ------     --------     -----------     ------------
$3,000       Forward Rate     5.2525%     B.M.A.        12/29/10         43,169

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Notes to Financial Statements Cont'd.

      The Fund has elected to treat approximately $406,100 of net capital losses incurred in the ten months ended August 31, 2000 as having been incurred in the following Fiscal year.

      The cost basis of investments for federal income tax purposes at August 31, 2000 was substantially the same as for financial reporting purposes and accordingly, net unrealized appreciation of investments for federal income tax purposes was $3,363,035 (gross unrealized appreciation--$7,736,786; gross unrealized depreciation--$4,373,751). Note 5. Capital The Series offers Class A, Class B and Class C shares. Class A shares are sold with a front-end sales charge of up to 3%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class C shares are sold with a front-end sales charge of 1% and a contingent deferred sales charge of 1% during the first 18 months. Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualify to purchase Class A shares at net asset value. The Fund has authorized an unlimited number of shares of beneficial interest of each class at $.01 par value per share.

      Transactions in shares of beneficial interest for the fiscal years ended August 31, 2000 and August 31, 1999 were as follows:

CLASS A                                                         SHARES         AMOUNT
------------------------------------------------------------  ----------    ------------
Year ended August 31, 2000:
Shares sold                                                       98,324    $    971,032
Shares issued in reinvestment of dividends and distributions     344,021       3,381,248
Shares reacquired                                             (2,270,008)    (22,258,195)
                                                              ----------    ------------
Net decrease in shares outstanding before conversion          (1,827,663)    (17,905,915)
Shares issued upon conversion from Class B                     2,393,378      23,623,093
                                                              ----------    ------------
Net increase in shares outstanding                               565,715    $  5,717,178
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                    1,560,443    $ 16,614,598
Shares issued in reinvestment of dividends and distributions     345,509       3,672,564
Shares reacquired                                             (1,240,715)    (13,105,874)
                                                              ----------    ------------
Net increase in shares outstanding before conversion             665,237       7,181,B-287
Shares issued upon conversion from Class B                       663,116       7,103,569
                                                              ----------    ------------
Net increase in shares outstanding                             1,328,353    $ 14,284,857
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Notes to Financial Statements Cont'd.

CLASS B                                                         SHARES         AMOUNT
-------                                                       ----------    ------------
Year ended August 31, 2000:
Shares sold                                                      458,537    $  4,515,404
Shares issued in reinvestment of dividends and distributions     203,354       1,998,091
Shares reacquired                                             (1,566,708)    (15,401,490)
                                                              ----------    ------------
Net decrease in shares outstanding before conversion            (904,817)     (8,887,995)
Shares reacquired upon conversion from Class B                (2,393,377)    (23,623,093)
                                                              ----------    ------------
Net decrease in shares outstanding                            (3,B-297,194)   $(32,511,088)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                      889,808    $  9,514,214
Shares issued in reinvestment of
  dividends and distributions                                    320,265       3,411,048
Shares reacquired                                             (2,587,525)    (27,465,851)
                                                              ----------    ------------
Net decrease in shares outstanding before conversion          (1,377,452)    (14,540,589)
Shares reacquired upon conversion from Class B                  (663,B-287)     (7,103,569)
                                                              ----------    ------------
Net decrease in shares outstanding                            (2,040,740)   $(21,644,158)
                                                              ==========    ============
CLASS C
-------
Year ended August 31, 2000:
Shares sold                                                       11,521    $    113,730
Shares issued in reinvestment of dividends and distributions       2,626          25,798
Shares reacquired                                                (53,481)       (521,892)
                                                              ----------    ------------
Net decrease in shares outstanding                               (39,334)   $   (382,364)
                                                              ==========    ============
Year ended August 31, 1999:
Shares sold                                                       34,335    $    365,266
Shares issued in reinvestment of
  dividends and distributions                                      4,074          43,394
Shares reacquired                                                (53,B-303)       (563,273)
                                                              ----------    ------------
Net decrease in shares outstanding                               (14,895)   $   (154,613)
                                                              ==========    ============

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Financial Highlights

                                                                      CLASS A
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                   $   10.13
                                                                 -----------------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                      .53
Net realized and unrealized gain (loss) on investment
transactions                                                              (.05)
                                                                 -----------------
   Total from investment operations                                        .48
                                                                 -----------------
LESS DISTRIBUTIONS
Dividends from net investment income                                      (.53)
Distributions in excess of net investment income                            --
Distributions from net realized gains                                     (.03)
                                                                 -----------------
   Total distributions                                                    (.56)
                                                                 -----------------
Net asset value, end of year                                         $   10.05
                                                                 =================
TOTAL RETURN(b):                                                          4.98%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                        $ 109,068
Average net assets (000)                                             $ 106,181
Ratios to average net assets:
   Expenses, including distribution fees                                   .90%
   Expenses, excluding distribution fees                                   .65%
   Net investment income                                                  5.31%
For Class A, B and C shares:
   Portfolio turnover rate                                                  21%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Financial Highlights Cont'd.

                                       CLASS A
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  10.92             $  10.73             $  10.49             $  10.55
----------------         --------             --------             --------
         .53                  .57                  .59(a)               .59(a)
        (.67)                 .21                  .33                 (.06)
----------------         --------             --------             --------
        (.14)                 .78                  .92                  .53
----------------         --------             --------             --------
        (.53)                (.57)                (.59)                (.59)
          --                   --(c)                --(c)                --
        (.12)                (.02)                (.09)                  --
----------------         --------             --------             --------
        (.65)                (.59)                (.68)                (.59)
----------------         --------             --------             --------
    $  10.13             $  10.92             $  10.73             $  10.49
================         ========             ========             ========
       (1.35)%               7.55%                9.01%                5.08%
    $104,210             $ 97,794             $ 89,604             $ 69,659
    $104,460             $ 96,053             $ 83,552             $ 59,995
         .84%                 .77%                 .72%(a)              .75%(a)
         .64%                 .67%                 .62%(a)              .65%(a)
        5.00%                5.26%                5.60%(a)             5.56%(a)
          23%                  13%                  21%                  26%

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Financial Highlights Cont'd.

                                                                      CLASS B
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 10.13
                                                                     --------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                     .50
Net realized and unrealized gain (loss) on investment
transactions                                                             (.05)
                                                                     --------
   Total from investment operations                                       .45
                                                                     --------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.50)
Distributions in excess of net investment income                           --
Distributions from net realized gains                                    (.03)
                                                                     --------
   Total distributions                                                   (.53)
                                                                     --------
Net asset value, end of year                                          $ 10.05
                                                                     ========
TOTAL RETURN(b):                                                         4.72%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $54,665
Average net assets (000)                                              $68,B-308
Ratios to average net assets:
   Expenses, including distribution fees                                 1.15%
   Expenses, excluding distribution fees                                  .65%
   Net investment income                                                 5.06%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Financial Highlights Cont'd.

                                       CLASS B
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
    $  10.92             $  10.72             $  10.49             $  10.55
----------------     ----------------     ----------------     ----------------
         .50                  .53                  .55(a)               .55(a)
        (.67)                 .22                  .32                 (.06)
----------------     ----------------     ----------------     ----------------
        (.17)                 .75                  .87                  .49
----------------     ----------------     ----------------     ----------------
        (.50)                (.53)                (.55)                (.55)
          --                   --(c)                --(c)                --
        (.12)                (.02)                (.09)                  --
----------------     ----------------     ----------------     ----------------
        (.62)                (.55)                (.64)                (.55)
----------------     ----------------     ----------------     ----------------
    $  10.13             $  10.92             $  10.72             $  10.49
================     ================     ================     ================
       (1.65)%               7.13%                8.58%                4.66%
    $ 88,519             $117,678             $135,275             $167,809
    $104,860             $125,B-305             $148,394             $189,902
        1.14%                1.17%                1.12%(a)             1.15%(a)
         .64%                 .67%                 .62%(a)              .65%(a)
        4.70%                4.87%                5.20%(a)             5.16%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Financial Highlights Cont'd.

                                                                      CLASS C
                                                                 -----------------
                                                                    YEAR ENDED
                                                                  AUGUST 31, 2000
----------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF YEAR                                    $ 10.13
                                                                      -------
INCOME FROM INVESTMENT OPERATIONS
Net investment income                                                     .48
Net realized and unrealized gain (loss) on investment
transactions                                                             (.05)
                                                                      -------
   Total from investment operations                                       .43
                                                                      -------
LESS DISTRIBUTIONS
Dividends from net investment income                                     (.48)
Distributions in excess of net investment income                           --
Distributions from net realized gains                                    (.03)
                                                                      -------
   Total distributions                                                   (.51)
                                                                      -------
Net asset value, end of year                                          $ 10.05
                                                                      =======
TOTAL RETURN(b):                                                         4.46%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000)                                         $   479
Average net assets (000)                                              $   655
Ratios to average net assets:
   Expenses, including distribution fees                                 1.40%
   Expenses, excluding distribution fees                                  .65%
   Net investment income                                                 4.79%

------------------------------
(a) Net of management fee waiver.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions.
(c) Less than $.005 per share.

                                               See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Financial Highlights Cont'd.

                                       CLASS C
-------------------------------------------------------------------------------------
                                YEAR ENDED AUGUST 31,
-------------------------------------------------------------------------------------
      1999                 1998                 1997                 1996
-------------------------------------------------------------------------------------
     $10.92               $10.72               $10.49               $10.55
    -------              -------              -------              -------
        .47                  .50                  .52(a)               .52(a)
       (.67)                 .22                  .32                 (.06)
    -------              -------              -------              -------
       (.20)                 .72                  .84                  .46
    -------              -------              -------              -------
       (.47)                (.50)                (.52)                (.52)
         --                   --(c)                --(c)                --
       (.12)                (.02)                (.09)                  --
    -------              -------              -------              -------
       (.59)                (.52)                (.61)                (.52)
    -------              -------              -------              -------
     $10.13               $10.92               $10.72               $10.49
    =======              =======              =======              =======
      (1.91)%               6.86%                8.31%                4.41%
     $  882               $1,113               $  471               $  829
     $1,075               $  661               $  678               $  704
       1.39%                1.42%                1.37%(a)             1.40%(a)
        .64%                 .67%                 .62%(a)              .65%(a)
       4.46%                4.60%                4.95%(a)             4.91%(a)

See Notes to Financial Statements

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Report of Independent Accountants

To the Shareholders and Trustees of
Prudential Municipal Series Fund, Pennsylvania Series

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Prudential Municipal Series Fund, Pennsylvania Series (the 'Fund', one of the portfolios constituting Prudential Municipal Series Fund) at August 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as 'financial statements') are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2000 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above. The accompanying financial highlights for the year ended August 31, 1996 were audited by other independent accountants, whose opinion dated October 14, 1996 was unqualified.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 20, 2000

       PRUDENTIAL MUNICIPAL SERIES FUND      Pennsylvania Series

             Federal Income Tax Information (Unaudited)

      We are required by the Internal Revenue Code to advise you within 60 days of the Series' fiscal year end (August 31, 2000) as to the federal tax status of dividends paid by the Series during such fiscal year. Accordingly, we are advising you that in the fiscal year ended August 31, 2000, dividends paid from net investment income of $.53 per share for Class A shares, $.50 per Class B share and $.48 per Class C share were all federally tax-exempt interest dividends. In addition, the Series paid to Class A, B, and C shares a long-term capital gain distribution of $.03, which is taxable as such. The Series utilized redemptions as distributions in the amount of $1,628 of long-term capital gains.

      We wish to advise you that the corporate dividends received deduction for the Series is zero. Only funds that invest in U.S. equity securities are entitled to pass-through a corporate dividends received deduction.

      In January 2001, you will be advised on IRS Form 1099 DIV or substitute 1099 DIV as to the federal tax status of the dividends and distributions received by you in calendar year 2000.

APPENDIX I--GENERAL INVESTMENT INFORMATION

    The following terms are used in mutual fund investing.

ASSET ALLOCATION

    Asset allocation is a technique for reducing risk and providing balance. Asset allocation among different types of securities within an overall investment portfolio helps to reduce risk and to potentially provide stable returns, while enabling investors to work toward their financial goal(s). Asset allocation is also a strategy to gain exposure to better performing asset classes while maintaining investment in other asset classes.

DIVERSIFICATION

    Diversification is a time-honored technique for reducing risk, providing "balance" to an overall portfolio and potentially achieving more stable returns. Owning a portfolio of securities mitigates the individual risks (and returns) of any one security. Additionally, diversification among types of securities reduces the risks (and general returns) of any one type of security.

DURATION

    Debt securities have varying levels of sensitivity to interest rates. As interest rates fluctuate, the value of a bond (or a bond portfolio) will increase or decrease. Longer term bonds are generally more sensitive to changes in interest rates. When interest rates fall, bond prices generally rise. Conversely, when interest rates rise, bond prices generally fall.

    Duration is an approximation of the price sensitivity of a bond (or a bond portfolio) to interest rate changes. It measures the weighted average maturity of a bond's (or a bond portfolio's) cash flows, I.E., principal and interest rate payments. Duration is expressed as a measure of time in years--the longer the duration of a bond (or a bond portfolio), the greater the impact of interest rate changes on the bond's (or the bond portfolio's) price. Duration differs from effective maturity in that duration takes into account call provisions, coupon rates and other factors. Duration measures interest rate risk only and not other risks, such as credit risk and, in the case of non-U.S. dollar denominated securities, currency risk. Effective maturity measures the final maturity dates of a bond (or a bond portfolio).

MARKET TIMING

    Market timing--buying securities when prices are low and selling them when prices are relatively higher--may not work for many investors because it is impossible to predict with certainty how the price of a security will fluctuate. However, owning a security for a long period of time may help investors offset short-term price volatility and realize positive returns.

POWER OF COMPOUNDING

    Over time, the compounding of returns can significantly impact investment returns. Compounding is the effect of continuous investment on long-term investment results, by which the proceeds of capital appreciation (and income distributions, if elected) are reinvested to contribute to the overall growth of assets. The long-term investment results of compounding may be greater than that of an equivalent initial investment in which the proceeds of capital appreciation and income distributions are taken in cash.

STANDARD DEVIATION

    Standard Deviation is an absolute (non-relative) measure of volatility which, for a mutual fund, depicts how widely the returns varied over a certain period of time. When a fund has a high standard deviation, its range of performance has been very wide, implying greater volatility potential. Standard deviation is only one of several measures of a fund's volatility.

APPENDIX II--HISTORICAL PERFORMANCE DATA

    The historical performance data contained in this Appendix relies on data obtained from statistical services, reports and other services believed by the Manager to be reliable. The information has not been independently verified by the Manager.

    This chart show the long-term performance of various asset classes and the rate of inflation.

               EACH INVESTMENT PROVIDES A DIFFERENT OPPORTUNITY.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Value of $1.00 invested on
1/1/1926 through 12/31/1999

      SMALL STOCKS     COMMON      LONG-TERM BONDS  TREASURY BILLS  INFLATION
                       STOCKS
1926
1936
1946
1956
1966
1976
1986
1999     $6,640.79      $2,845.63           $40.22          $15.64      $9.40

Source: Stocks, Bonds, Bills and Inflation 1999 Yearbook, Ibbotson Associates, Chicago, Illinois (annually updates work by Roger G. Ibbotson and Rex A. Sinquefield. Used with permission. This chart is for illustrative purposes only and is not indicative of the past, present, or future performance of any asset class or any Prudential mutual fund.

Generally, stock returns are due to capital appreciation and the reinvestment of any gains. Bond returns are due to reinvesting interest. Also, stock prices are usually more volatile than bond prices over the long-term.

Small stock returns for 1926-1989 are those of stocks comprising the 5th quintile of the New York Stock Exchange. Thereafter, returns are those of the Dimensional Fund Advisors (DFA) Small Company Fund. Common stock returns are based on the S&P Composite Index, a market-weighted, unmanaged index of 500 stocks (currently) in a variety of industries. It is often used as a broad measure of stock market performance.

Long-term government bond returns are measured using a constant one-bond portfolio with a maturity of roughly 20 years. Treasury bill returns are for a one-month bill. Treasuries are guaranteed by the government as to the timely payment of principal and interest; equities are not. Inflation is measured by the consumer price index (CPI).

IMPACT OF INFLATION. The "real" rate of investment return is that which exceeds the rate of inflation, the percentage change in the value of consumer goods and the general cost of living. A common goal of long-term investors is to outpace the erosive impact of inflation on investment returns.

Set forth below is historical performance data relating to various sectors of the fixed-income securities markets. The chart shows the historical total returns of U.S. Treasury bonds, U.S. mortgage securities, U.S. corporate bonds, U.S. high yield bonds and world government bonds on an annual basis from 1989 through 1999. The total returns of the indices include accrued interest, plus the price changes (gains or losses) of the underlying securities during the period mentioned. The data is provided to illustrate the varying historical total returns and investors should not consider this performance data as an indication of the future performance of the Fund or of any sector in which the Fund invests.

    All information relies on data obtained from statistical services, reports and other services believed by the Manager to be reliable. Such information has not been verified. The figures do not reflect the operating expenses and fees of a mutual fund. See "Risk/Return Summary--Fees and Expenses" in each prospectus. The net effect of the deduction of the operating expenses of a mutual fund on these historical total returns, including the compounded effect over time, could be substantial.

           HISTORICAL TOTAL RETURNS OF DIFFERENT BOND MARKET SECTORS

                                     '89    '90    '91    '92    '93    '94     '95     '96    '97    '98     '99
-------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT
TREASURY
BONDS(1)                             14.4%   8.5%  15.3%   7.2%  10.7%  (3.4)% 18.4%     2.7%   9.6%  10.0%  (2.56)%
-------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT
MORTGAGE
SECURITIES(2)                        15.4%  10.7%  15.7%   7.0%   6.8%  (1.6)% 16.8%     5.4%   9.5%   7.0%   1.86%
-------------------------------------------------------------------------------------------------------------------
U.S. INVESTMENT GRADE
CORPORATE
BONDS(3)                             14.1%   7.1%  18.5%   8.7%  12.2%  (3.9)% 22.3%     3.3%  10.2%   8.6%  (1.96)%
-------------------------------------------------------------------------------------------------------------------
U.S.
HIGH YIELD
CORPORATE
BONDS(4)                              0.8%  (9.6)% 46.2%  15.8%  17.1%  (1.0)% 19.2%    11.4%  12.8%   1.6%   2.39%
-------------------------------------------------------------------------------------------------------------------
WORLD
GOVERNMENT
BONDS(5)                             (3.4)% 15.3%  16.2%   4.8%  15.1%   6.0%  19.6%     4.1%  (4.3)%  5.3%  (5.07)%
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
DIFFERENCE BETWEEN HIGHEST
AND LOWEST RETURNS PERCENT           18.8   24.9   30.9   11.0   10.3    9.9     5.5     8.7%  17.1%   8.4%   7.46%

(1) LEHMAN BROTHERS TREASURY BOND INDEX is an unmanaged index made up of over 150 public issues of the U.S. Treasury having maturities of at least one year.

(2) LEHMAN BROTHERS MORTGAGE-BACKED SECURITIES INDEX is an unmanaged index that includes over 600 15- and 30-year fixed-rate mortgage-backed securities of the Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), and the Federal Home Loan Mortgage Corporation (FHLMC).

(3) LEHMAN BROTHERS CORPORATE BOND INDEX includes over 3,000 public fixed-rate, nonconvertible investment-grade bonds. All bonds are U.S. dollar-denominated issues and include debt issued or guaranteed by foreign sovereign governments, municipalities, governmental agencies or international agencies. All bonds in the index have maturities of at least one year. Source Lipper Inc.

(4) LEHMAN BROTHERS HIGH YIELD BOND INDEX is an unmanaged index comprising over 750 public, fixed-rate, nonconvertible bonds that are rated Ba1 or lower by Moody's Investors Service (or rated BB+ or lower by Standard & Poor's or Fitch Investors Service). All bonds in the index have maturities of at least one year.

(5) SALOMON SMITH BARNEY WORLD GOVERNMENT INDEX (NON U.S.) includes over 800 bonds issued by various foreign governments or agencies, excluding those in the U.S., but including Japan, Germany, France, the U.K., Canada, Italy, Australia, Belgium, Denmark, the Netherlands, Spain, Sweden, and Austria. All bonds in the index have maturities of at least one year.

    The chart below shows the historical volatility of general interest rates as measured by the long U.S. Treasury Bond.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

LONG TERM U.S. TREASURY BOND YIELD IN PERCENT (1926-1999)
1926 1936 1946 1956 1966 1976 1986 1996 1999 YEAR-END

------------------------
Source: Stocks, Bonds, Bills, and Inflation 1999 Yearbook, Ibbotson Associates, Chicago (annually updates work by Roger G. Ibbotson and Rex A. Sinquefield). Used with permission. All rights reserved. The chart illustrates the historical yield of a long-term U.S. Treasury Bond from 1926-1999. Yield represents that of an annually renewed one-bond portfolio with a remaining maturity of approximately 20 years. This chart is for illustrative purposes and should not be construed to represent the yields of any Prudential mutual fund.

                  WORLD STOCK MARKET CAPITALIZATION BY REGION
                           WORLD TOTAL: 20.7 TRILLION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CANADA          2.1%
PACIFIC BASIN  16.4%
EUROPE         32.5%
U.S.           49.0%

------------------------
Source: Morgan Stanley Capital International, December 31, 1999. Used with permission. This chart represents the capitalization of major world stock markets as measured by the Morgan Stanley Capital International (MSCI) World Index. The total market capitalization is based on the value of approximately 1,577 companies in 22 countries (representing approximately 60% of the aggregate market value of the stock exchanges). This chart is for illustrative purposes only and does not represent the allocation of any Prudential mutual fund.

    This chart illustrates the performance of major world stock markets for the period from December 31, 1985 through December 31, 1999. It does not represent the performance of any Prudential mutual fund.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Sweden       22.70%
Hong Kong    20.37%
Spain        20.11%
Netherland   18.63%
Belgium      18.41%
France       17.69%
USA          17.39%
UK           16.41%
Europe       16.28%
Switzerland  15.58%
Sing/Mlysia  15.07%
Denmark      14.72%
Germany      13.29%
Australia    11.68%
Italy        11.39%
Canada       11.10%
Japan         9.59%
Norway        8.91%
Austria       7.09%

------------------------
Source: Morgan Stanley Capital International (MSCI) and Lipper Inc. as of 12/31/99. Used with permission. Morgan Stanley Country indexes are unmanaged indexes which include those stocks making up the largest two-thirds of each country's total stock market capitalization. Returns reflect the reinvestment of all distributions. This chart is for illustrative purposes only and is not indicative of the past, present or future performance of any specific investment. Investors cannot invest directly in stock indexes.

    This chart shows the growth of a hypothetical $10,000 investment made in the stocks representing the S&P 500 Stock Index with and without reinvested dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        CAPITAL APPRECIATION     CAPITAL APPRECIATION ON-
      AND REINVESTING DIVIDENDS             LY
1969
1973
1977
1981
1985
1989
1993
1997
1999                   $474,094                   $159,957

------------------------
Source: Lipper Inc. Used with permission. All rights reserved. This chart is for illustrative purposes only and is not intended to represent the past, present or future performance of any Prudential mutual fund. Common stock total return is based on the Standard & Poor's 500 Composite Stock Price index, a market-value-weighted index made up of 500 of the largest stocks in the U.S. based upon their stock market value. Investors cannot invest directly in indexes.

APPENDIX III--FIVE PERCENT SHAREHOLDER REPORT

    As of October 6, 2000, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of any class of beneficial interest of a Series were:

       SERIES AND CLASS NAME                        REGISTRATION                     SHARES     % OWNERSHIP
-----------------------------------  -------------------------------------------   ----------   -----------
Florida Series (Class C)             Randell E L Falck TTEE                            63,817      (12.30%)
                                     Randell E L Falck
                                     REV TR UA DTD 12/03/91
                                     FBO Randell E L Falck
                                     8049 Whisper Lake Ln. W
                                     Ponte Vedra, FL 32082-3112
                                     Betty Louise Sikes TTEE                           32,104       (6.19%)
                                     Betty Louise Sikes
                                     REV TRUST UA DTD 06/23/83
                                     FBO Betty Louise Sikes
                                     4011 NE 25th Ave.
                                     Fort Lauderdale, FL 33308-5726
Florida Series (Class Z)             Ms. Marie K. Rosato                                4,898      (10.72%)
                                     201 Plantation Club Dr.
                                     #1503
                                     Melbourne, FL 32940-1971
                                     Mr. Robert J. Kowall &                             2,617       (5.73%)
                                     Mrs. Maureen A. Kowall JT TEN
                                     2942 Wilderness Blvd. E.
                                     Parrish, FL 34219-9269
                                     Mrs. Eleanor C. Larochelle                         2,969       (6.50%)
                                     TTEE, Eleanor C. Larochelle Trust
                                     UA DTD 11/21/96
                                     FBO Eleanor C. Larochelle ET. AL.
                                     35 Redbay CT
                                     Homosassa, FL 34446-5121
                                     Janet Rosenthal Pronch                             5,722      (12.52%)
                                     2480 Whispering Oaks Ln.
                                     Delray Beach, FL 33445-7163
                                     Guy D. Hoagland                                    6,739      (14.75%)
                                     & Melissa H. Hoagland JT TEN
                                     1021 Stratford Pl.
                                     Melbourne, Fl 32940-7814
                                     Gerald W. Bobo                                    11,014      (24.10%)
                                     & Susan O Bobo JT TEN
                                     8089 SE Country Estates Way
                                     Jupiter, FL 33458-1045
                                     Mrs. Carolyn M. Price                              3,119       (6.82%)
                                     6315 NW 71st Ave.
                                     Tamarac, FL 33321-5504

                                     III-1

       SERIES AND CLASS NAME                        REGISTRATION                     SHARES     % OWNERSHIP
-----------------------------------  -------------------------------------------   ----------   -----------
                                     Olivia L. McLean TTEE                              5,100      (11.16%)
                                     Olivia L. McLean Living Trust
                                     UA DTD 11/29/99
                                     909 Lake Shore Drive
                                     Apt. 308
                                     Lake Park, FL 33403-2846
Massachusetts Series (Class A)       Eunice M. Varriano                                35,505       (1.44%)
                                     298 Jarvis Ave.
                                     Apt. 127
                                     Holyoke, MA 01040-1282
Massachusetts Series (Class C)       Henry P. Hall                                      2,895      (10.46%)
                                     35 River St.
                                     Concord, MA 01742-2223
                                     Richard M. Osgood                                  2,262       (8.17%)
                                     & Mary R. Osgood JT TEN
                                     P.O. Box 12
                                     Winchester, MA 01890-0012
                                     Mr. Mark W. Lightbody                              4,558      (16.47%)
                                     & Mrs. Arlyn F. Lightbody JT TEN
                                     31 Edge St.
                                     Ipswich, MA 01938-1109
                                     Stanley F. Wisniewski Jr. &                        5,416      (19.57%)
                                     Eleanor A. Wisniewski JT TEN
                                     173 Fales Rd.
                                     No. Attleboro, MA 02760-4461
                                     Legg Mason Wood Walker Inc.                        4,162      (15.04%)
                                     425-00072-10
                                     P.O. Box 1476
                                     Baltimore, MD 21203
                                     Ms. Bertha S. Sacco                                4,657      (16.83%)
                                     70 Gaslight Ln.
                                     North Easton, MS 02356-2731
Massachusetts Series (Class Z)       James A. Meagher                                     651       (9.76%)
                                     Mrs. Loriann R. Meagher JT TEN
                                     85 Westland Rd.
                                     Weston, MA 02193-1327
                                     Mr. Jerome S. Narolewski                             346       (5.19%)
                                     31 Lamplighter Dr.
                                     Shrewsbury, MA 01545-5453
                                     Dr. Suzanne Keller                                 1,408      (21.10%)
                                     P.O. Box 85
                                     Deerfield, MA 01342-0085

                                     III-2

       SERIES AND CLASS NAME                        REGISTRATION                     SHARES     % OWNERSHIP
-----------------------------------  -------------------------------------------   ----------   -----------
                                     Dr. Joseph Lash Jr. TTEE                           4,251      (63.73%)
                                     Joseph Lash Jr. Revocable Trust
                                     DTD 10/21/96
                                     UA DTD 11/03/98
                                     649 Main Street
                                     P.O. Box 649
                                     Chester, VT 05143
New Jersey Series (Class C)          Mrs. Stella Godleski &                            13,061       (6.43%)
                                     Mr. William Godleski JT TEN
                                     277 Midwood Rd.
                                     Paramus, NJ 07652-1647
                                     George M. Keso                                    14,851       (7.31%)
                                     4 Shelby Ave.
                                     Paramus, NJ 07652-2708
New Jersey Series (Class Z)          William A. Nyborg                                  1,926      (15.86%)
                                     113 Elm Ave.
                                     Haddonfield, NJ 08033-1712
                                     Mrs. Virginia Brandmaier                             691       (5.69%)
                                     63 Florence Road
                                     Harrington Park, NJ 07640-1737
                                     Glen E. Albright                                   1,980      (16.31%)
                                     20 Dale Dr.
                                     Chatham, NJ 07928-1638
                                     Yoshiko Kojima &                                   1,315      (10.83%)
                                     Akira Kojima JT TEN
                                     9800 SW 158th Ave.
                                     Beaverton, OR 97007-8476
                                     Mr. Timothy Crowley &                              3,513      (28.94%)
                                     Mrs. Jennifer Crowley JT TEN
                                     61 Southfield Rd.
                                     West Windsor, NJ 08550-3300
                                     Angela Tolleris                                    1,423      (11.72%)
                                     1090 Kennedy Blvd.
                                     Bayonne, NJ 07002-2008
New York Series (Class C)            Ellen L. Berger                                   12,167       (7.34%)
                                     P.O. Box 1257
                                     104 Morningside Ave.
                                     Jamesport, NY 11947-1257
                                     Julia Pasqualino                                   8,487       (5.12%)
                                     Charles Pasqualino
                                     Frank C. Pasqualino
                                     Charles J. Pasqualino JT TEN
                                     995 Thomas Ave.
                                     Baldwin, NY 11510
                                     Mr. Jonathan A. Lonner                             8,929       (5.39%)
                                     357 W. 55th St. Apt. 6E
                                     New York, NY 10019-4530

                                     III-3

       SERIES AND CLASS NAME                        REGISTRATION                     SHARES     % OWNERSHIP
-----------------------------------  -------------------------------------------   ----------   -----------
                                     Henry Hocker &                                    18,536      (11.19%)
                                     Gloria Hocker JT TEN
                                     15 West Suffolk Ave.
                                     Central Islip, NY 11722-2142
                                     Lawrence R. Caponegro                             11,406       (6.89%)
                                     Lawrence R. Caponegro REV TR
                                     UA DTD 03/02/98
                                     100 Patriots Rd. RM 308-38
                                     LI ST Veterans Home
                                     Stony Brook, NY 11790-3318
                                     Mrs. Lee Glazer &                                  9,769       (7.20%)
                                     Ms. Myra Eisner JT TEN
                                     9541 Sunrise Lakes Blvd.
                                     Bldg. 130 Apt. 101
                                     Sunrise, FL 33322-6124
                                     Mr. Salvatore Tomassi                              9,923       (7.31%)
                                     & Mrs. Arcangela Tomassi JT TEN
                                     59 Bedford Rd.
                                     Katonah, NY 10536-2118
New York Series (Class Z)            Municipal New York Series                          3,937      (10.06%)
                                     For The A of Thomas T. Mooney
                                     Deferred Compensation
                                     Attn: Peter Fortner
                                     100 Mulberry
                                     Newark, NJ 07102
                                     Mr. Neil Presser &                                 3,628       (9.27%)
                                     Mrs. Rosemarie Presser JT TEN
                                     9 Fieldcrest Dr.
                                     New City, NY 10956-5439
                                     Michael Talaska &                                  2,426       (6.20%)
                                     Yvonne Talaska JT TEN
                                     P.O. Box 663
                                     Herriman, NY 10926-0663
                                     Mrs. Rose Caristo &                                5,606      (14.33%)
                                     Mrs. Delores Finnizzia JT TEN
                                     400 Terrace Blvd.
                                     New Hyde Park, NY 11040-4341
                                     The Shore Press                                    2,283       (5.83%)
                                     Attn: Micheal Angelastro Pres.
                                     22 Bethesda Ln.
                                     Sayville, NY 11782-1502
                                     Mr. Ira Friedman                                   1,963       (5.02%)
                                     8718 Chevy Chase St.
                                     Jamaica Estates, NY 11432-2440
                                     Alida J. Morales                                   3,433       (8.77%)
                                     7032 175th St.
                                     Fresh Meadows, NY 11365-3417

                                     III-4

       SERIES AND CLASS NAME                        REGISTRATION                     SHARES     % OWNERSHIP
-----------------------------------  -------------------------------------------   ----------   -----------
                                     Mrs. Marie Delmato                                 4,478      (11.44%)
                                     335 Unqua Rd.
                                     Massapequa, NY 11758-5319
                                     Mr. Kenneth P. White                               5,144      (13.15%)
                                     102 Bedford St. #17
                                     New York, NY 10014-5330
North Carolina Series (Class C)      Mrs. Melba S. Jones                                1,298      (46.79%)
                                     200 W. Cornwall Rd. #107
                                     Cary, NC 27511-3865
                                     Melvin K. Morgan                                     200       (7.21%)
                                     1135 Gold Knob Rd.
                                     Salisbury, NC 28145-8167
                                     S. J. Black And Son Inc.                           1,031      (37.17%)
                                     P.O. Box 1105
                                     Monroe, NC 28111-1105
                                     David M. Heathcoat Jr.                               222       (8.00%)
                                     Mary Grace Heathcoat JT TEN
                                     100 Honeysuckle Ln.
                                     Cary, NC 27513
Ohio Series (Class C)                Orvilla J. Wangler                                 2,435      (15.38%)
                                     Subject To STA TOD RULES -NJ
                                     182 St. Francis Ave.
                                     Room 108
                                     Tiffin, OH 44883-3456
                                     Mrs Mary C. Leon                                   2,687      (16.97%)
                                     1003 Lakeville Dr.
                                     Cincinnati, OH 45233-4527
                                     Bobby G. Gresham                                     994       (6.28%)
                                     Mildred V. Gresham JT TEN
                                     1309 Fowles Dr.
                                     Columbus, OH 43224
                                     Charles E. Cartwright                                806       (5.09%)
                                     Janet L. Cartwright JT TEN
                                     700 Swayne Dr.
                                     Coshocton, OH 43812
                                     Larry A. Smith &                                   1,779      (11.24%)
                                     Peggy S. Smith JT TEN
                                     500 Coover Rd.
                                     Delaware, OH 43015
                                     Mr. Frederick L. Bookout                           3,327      (21.01%)
                                     TTEE G. Naomi Bookout Trust
                                     UA DTD 01/21/98
                                     2571 Little Dry Run Rd.
                                     Cincinnati, OH 45244-2849

                                     III-5

       SERIES AND CLASS NAME                        REGISTRATION                     SHARES     % OWNERSHIP
-----------------------------------  -------------------------------------------   ----------   -----------
                                     Ms. Karen A. Noe                                   2,221      (14.03%)
                                     Zenobia C. Nhare Revocable Trust
                                     UA DTD 03/30/95
                                     5630 Main St.
                                     Sylvania, OH 43560-1928
Pennsylvania Series (Class C)        Mr. Edward Dress &                                10,525      (22.37%)
                                     Mrs. Marion M. Dress JT TEN
                                     151 Forest Rd
                                     Mountain Top, PA 18707-1316
                                     Snober V. Ketty Cust                               2,690       (5.72%)
                                     Anita V. Ketty
                                     UNIF Gift Min Act PA
                                     135 Red Fox Ln.
                                     Harrisburg, PA 17112-8855
                                     Mr. Irwin Roth                                     2,628       (5.58%)
                                     5537 Jackson St.
                                     Pittsburg, PA 15206-1414
                                     Ms. Doris J. Zentmeyer                             2,861       (6.08%)
                                     1455 Erney Rd.
                                     Dover, PA 17315-1613
                                     Mr. Randolph J. Peischler                          4,965      (10.55%)
                                     3243 Old Post Road
                                     Slatington, PA 18080-3209
                                     Mrs. Marion M. Dress &                             2,647       (5.63%)
                                     Mr. Edward S. Dress JT TEN
                                     151 Forest Rd.
                                     Mountain Top, PA 18707-1316
                                     Legg Mason Wood Walker Inc.                        4,030       (8.56%)
                                     424-00022-14
                                     PO Box 1476
                                     Baltimore, MD 21203

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